Exhibit 99.4

Rainy River Operations
Ontario, Canada
Technical Report Summary

Prepared for: Coeur Mining, Inc.
Prepared by:
Mr. Corey Kamp, P.Eng.
Mr. Michael Kontzamanis, P. Eng.
Ms. Caroline Daoust, P.Geo.
Mr. Vincent Nadeau-Benoit, P.Geo.
Ms. Emily O’Hara, P.Eng.
Mr. Mohammad Taghimohammadi, P. Eng.
Mr. Travis Pastachak, P.Geo

Report current as at: 31 December, 2025

Rainy River Operations Ontario Technical Report Summary

Date and Signature Page

The following Qualified Persons, who are employees of Coeur Mining, Inc. or its subsidiaries, prepared this technical report summary, entitled “Rainy River Operations, Technical Report Summary” and confirm that the information in the technical report summary is current as at 31 December, 2025.

“Signed”
Mr. Corey Kamp, P.Eng.

“Signed”
Mr. Michael Kontzamanis, P.Eng.

“Signed”
Ms. Caroline Daoust, P.Geo.

“Signed”
Mr. Vincent Nadeau-Benoit, P.Geo.

“Signed”
Ms. Emily O’Hara, P.Eng.

“Signed”
Mr. Mohammad Taghimohammadi, P. Eng.

“Signed”
Mr. Travis Pastachak, P.Geo

Rainy River Operations Ontario Technical Report Summary

CONTENTS

1	EXECUTIVE SUMMARY	1-1
1.1	Introduction	1-1
1.2	Terms of Reference	1-1
1.3	Property Setting	1-1
1.4	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements	1-2
1.5	Geology and Mineralization	1-2
1.6	History and Exploration	1-3
1.7	Drilling and Sampling	1-4
1.8	Data Verification	1-4
1.9	Metallurgical Testwork	1-5
1.10	Mineral Resource Estimation	1-5
1.10.1	Estimation Methodology	1-5
1.10.2	Mineral Resource Statement	1-6
1.10.3	Factors That May Affect the Mineral Resource Estimate	1-6
1.11	Mineral Reserve Estimation	1-8
1.11.1	Estimation Methodology	1-8
1.11.1.1	Open Pit	1-8
1.11.1.2	Underground	1-9
1.11.2	Mineral Reserve Statement	1-10
1.11.3	Factors That May Affect the Mineral Reserve Estimate	1-10
1.12	Mining Methods	1-10
1.12.1	Open Pit	1-10
1.12.2	Underground	1-12
1.13	Recovery Methods	1-13
1.14	Infrastructure	1-14
1.15	Markets and Contracts	1-15
1.15.1	Markets	1-15
1.15.2	Commodity Pricing	1-15
1.15.3	Contracts	1-15
1.16	Environmental, Permitting and Social Considerations	1-16
1.16.1	Environmental Studies and Monitoring	1-16
1.16.2	Closure and Reclamation Considerations	1-16
1.16.3	Permitting	1-16
1.16.4	Social Considerations, Plans, Negotiations and Agreements	1-16
1.17	Capital Cost Estimates	1-17
1.18	Operating Cost Estimates	1-17
1.19	Economic Analysis	1-18
1.19.1	Forward-Looking Information	1-18
1.19.2	Methodology and Assumptions	1-19
1.19.3	Economic Analysis	1-20
1.19.4	Sensitivity Analysis	1-20
1.20	Risks and Opportunities	1-22
1.20.1	Risks	1-22
1.20.2	Opportunities	1-22
1.21	Conclusions	1-22
1.22	Recommendations	1-22
2	INTRODUCTION	2-1
2.1	Registrant	2-1

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Rainy River Operations Ontario Technical Report Summary

2.2	Terms of Reference	2-1
2.2.1	Report Purpose	2-1
2.2.2	Terms of Reference	2-1
2.3	Qualified Person Responsibility	2-2
2.4	Site Visits and Scope of Personal Inspection	2-3
2.4.1	Mr. Corey Kamp	2-3
2.4.2	Mr. Michael Kontzamanis	2-4
2.4.3	Ms. Caroline Daoust	2-4
2.4.4	Mr. Vincent Nadeau-Benoit	2-4
2.4.5	Ms. Emily O’Hara	2-4
2.4.6	Mr. Mohammad Taghimohammadi	2-4
2.4.7	Mr. Travis Pastachak	2-5
2.5	Report Date	2-5
2.6	Information Sources and References	2-5
2.7	Previous Technical Report Summaries	2-5
3	PROPERTY DESCRIPTION	3-1
3.1	Property Location	3-1
3.2	Ownership	3-1
3.3	Mineral Title	3-1
3.3.1	Tenure Holdings	3-1
3.3.2	Patented Claims	3-9
3.3.3	Unpatented Claims	3-9
3.4	Property Agreements	3-10
3.5	Surface Rights	3-10
3.6	Water Rights	3-10
3.7	Royalties	3-10
3.8	Streaming Agreements	3-13
3.9	First Nations	3-14
3.10	Encumbrances	3-14
3.10.1	Permitting Requirements	3-14
3.10.2	Violations and Fines	3-14
3.11	Significant Factors and Risks That May Affect Access, Title or Work Programs	3-14
4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	4-1
4.1	Physiography	4-1
4.2	Accessibility	4-1
4.3	Climate	4-1
4.4	Infrastructure	4-2
5	HISTORY	5-1
6	GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT	6-1
6.1	Deposit Type	6-1
6.2	Regional Geology	6-2
6.3	Local Geology	6-3
6.3.1	Lithological Units	6-3
6.3.2	Structure	6-6
6.3.3	Mineralization	6-6
6.4	Property Geology	6-6
6.4.1	Deposit Dimensions	6-6
6.4.2	Lithological Units	6-6
6.4.3	Mineralization	6-11

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Rainy River Operations Ontario Technical Report Summary

6.4.3.1	Main Zone	6-11
6.4.3.2	ODM and 17 Zones	6-11
6.4.3.3	433 Zone	6-11
6.4.3.4	HS Zone	6-11
6.4.3.5	NW Trend	6-12
6.4.3.6	Cap Zone	6-13
6.4.3.7	Intrepid Zone	6-13
6.4.3.8	34 Zone	6-13
6.4.3.9	Other Zones	6-13
7	EXPLORATION	7-1
7.1	Exploration	7-1
7.1.1	Grids and Surveys	7-1
7.1.2	Geological Mapping	7-1
7.1.3	Mobile Metal Ion Sampling	7-1
7.1.4	Rock Chip, and Conventional Soil and Till Sampling	7-1
7.1.5	Short-Wavelength Infrared Alteration Study	7-3
7.1.6	Corescan Hyperspectral Alteration Study	7-3
7.1.7	Geochemistry Data Review	7-4
7.1.8	Geophysics	7-4
7.1.9	Qualified Person’s Interpretation of the Exploration Information	7-4
7.1.10	Exploration Potential	7-4
7.2	Drilling	7-5
7.2.1	Overview	7-5
7.2.2	Drill Methods	7-10
7.2.3	Logging	7-10
7.2.4	Recovery	7-10
7.2.5	Collar Surveys	7-11
7.2.6	Down Hole Surveys	7-11
7.2.7	Drilling Since Database Close-out Date	7-11
7.2.8	Comment on Material Results and Interpretation	7-12
7.3	Hydrogeology	7-12
7.4	Geotechnical	7-13
8	SAMPLE PREPARATION, ANALYSES, AND SECURITY	8-1
8.1	Sampling Methods	8-1
8.1.1	Reverse Circulation	8-1
8.1.2	Core	8-1
8.1.3	Grade Control	8-1
8.1.4	Underground Face	8-2
8.2	Sample Security Methods	8-2
8.2.1	Sample Retention	8-2
8.3	Density Determinations	8-2
8.4	Analytical and Test Laboratories	8-3
8.5	Sample Preparation	8-3
8.6	Analysis	8-3
8.7	Quality Assurance and Quality Control	8-3
8.7.1	Blanks	8-7
8.7.2	Standards	8-7
8.7.3	Duplicates	8-8
8.7.4	Umpire Laboratory Checks	8-8
8.8	Database	8-8

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Rainy River Operations Ontario Technical Report Summary

8.9	Qualified Person’s Opinion on Sample Preparation, Security, and Analytical Procedures	8-9
9	DATA VERIFICATION	9-1
9.1	Internal Data Verification	9-1
9.2	External Data Verification	9-1
9.3	Data Verification by Qualified Person	9-1
9.4	Qualified Person’s Opinion on Data Adequacy	9-2
10	MINERAL PROCESSING AND METALLURGICAL TESTING	10-1
10.1	Test Laboratories	10-1
10.2	Metallurgical Testwork	10-1
10.3	Recovery Estimates	10-4
10.4	Metallurgical Variability	10-6
10.5	Deleterious Elements	10-7
10.6	Qualified Person’s Opinion on Data Adequacy	10-7
11	MINERAL RESOURCE ESTIMATES	11-1
11.1	Introduction	11-1
11.2	Database	11-1
11.3	Exploratory Data Analysis	11-1
11.4	Geological Models and Estimation Domains	11-2
11.5	Domain Codes	11-2
11.6	Density Assignment	11-4
11.7	Grade Capping/Outlier Restrictions	11-4
11.7.1	Capping	11-4
11.7.2	Restricted Search	11-4
11.8	Composites	11-5
11.9	Variography	11-5
11.10	Estimation/interpolation Methods	11-5
11.11	Validation	11-6
11.12	Confidence Classification of Mineral Resource Estimate	11-6
11.12.1	Mineral Resource Confidence Classification	11-6
11.12.2	Uncertainties Considered During Confidence Classification	11-7
11.13	Reasonable Prospects of Economic Extraction	11-7
11.13.1	Input Assumptions	11-7
11.13.2	Mineral Resources Potentially Amenable to Open Pit Mining Methods	11-8
11.13.3	Mineral Resources Potentially Amenable to Underground Mining Methods	11-10
11.13.4	Commodity Price	11-10
11.13.5	Cut-off Grades	11-10
11.13.6	QP Statement	11-11
11.14	Mineral Resource Statement	11-11
11.15	Uncertainties (Factors) That May Affect the Mineral Resource Estimate	11-13
12	MINERAL RESERVE ESTIMATES	12-1
12.1	Introduction	12-1
12.2	Commodity Price	12-1
12.3	Cut-off	12-1
12.4	Open Pit	12-2
12.4.1	Development of Mining Case	12-2
12.4.2	Designs	12-2
12.4.3	Input Assumptions	12-2
12.4.4	Ore Loss and Dilution	12-3
12.5	Underground	12-4
12.5.1	Development of Mining Case	12-4

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12.5.2	Designs	12-4
12.5.3	Input Assumptions	12-4
12.5.4	Ore Loss and Dilution	12-4
12.6	Mineral Reserve Statement	12-5
12.7	Uncertainties (Factors) That May Affect the Mineral Reserve Estimate	12-7
13	MINING METHODS	13-1
13.1	Introduction	13-1
13.2	Open Pit	13-1
13.2.1	Geotechnical Considerations	13-1
13.2.2	Hydrogeology Considerations	13-4
13.2.3	Operations	13-4
13.2.4	Blasting and Explosives	13-5
13.2.5	Grade Control and Production Monitoring	13-5
13.2.6	Equipment	13-7
13.3	Underground	13-7
13.3.1	Geotechnical Considerations	13-7
13.3.2	Hydrogeology Considerations	13-9
13.3.3	Operations	13-10
13.3.4	Mining	13-10
13.3.4.1	Intrepid	13-11
13.3.4.2	Main	13-11
13.3.4.3	Lateral Development	13-11
13.3.5	Infrastructure	13-11
13.3.5.1	Ventilation	13-13
13.3.5.2	Electrical	13-13
13.3.5.3	Communication Network	13-13
13.3.5.4	Fuel Distribution Network	13-14
13.3.5.5	Mine Process Water	13-14
13.3.5.6	Compressed Air	13-16
13.3.5.7	Refuge Stations and Secondary Egress	13-16
13.3.6	Blasting and Explosives	13-16
13.3.7	Grade Control and Production Monitoring	13-17
13.3.8	Equipment	13-17
13.4	Production Plan	13-18
14	RECOVERY METHODS	14-1
14.1	Process Method Selection	14-1
14.2	Flowsheet	14-1
14.3	Plant Design	14-1
14.3.1	Crushing	14-1
14.3.2	Grinding	14-1
14.3.3	Gravity Concentration and Intensive Cyanide Leaching	14-3
14.3.4	Leaching and Carbon-In-Pulp Circuit	14-3
14.3.5	Carbon Desorption, Regeneration, and Reactivation	14-4
14.3.6	Electrowinning	14-4
14.3.7	Tailings	14-4
14.4	Power and Consumables	14-5
14.4.1	Power	14-5
14.4.2	Water	14-5
14.4.3	Process Consumables	14-5
14.5	Personnel	14-5

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Rainy River Operations Ontario Technical Report Summary

15	INFRASTRUCTURE	15-1
15.1	Introduction	15-1
15.2	Roads and Logistics	15-1
15.3	Stockpiles	15-3
15.4	Waste Rock Storage Facilities	15-3
15.5	Tailings Management Area	15-4
15.6	Water Management	15-6
15.6.1	Non-Contact Water	15-6
15.6.2	Contact Water	15-6
15.6.3	Water Treatment	15-6
15.7	Water Supply	15-7
15.8	Camps and Accommodation	15-7
15.9	Power and Electrical	15-7
16	MARKET STUDIES AND CONTRACTS	16-1
16.1	Markets	16-1
16.2	Commodity Price Forecasts	16-1
16.3	Contracts	16-1
17	ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS	17-1
17.1	Baseline and Supporting Studies	17-1
17.2	Environmental Considerations/Monitoring Programs	17-1
17.2.1	Waste Rock Storage Facilities	17-2
17.2.2	Tailings Management	17-2
17.3	Closure and Reclamation Considerations	17-3
17.4	Permitting	17-4
17.5	Social Considerations, Plans, Negotiations and Agreements	17-4
17.6	Qualified Person’s Opinion on Adequacy of Current Plans to Address Issues	17-6
18	CAPITAL AND OPERATING COSTS	18-1
18.1	Introduction	18-1
18.2	Capital Cost Estimates	18-1
18.2.1	Basis of Estimate	18-1
18.2.2	Capital Cost Summary	18-1
18.3	Operating Cost Estimates	18-2
18.3.1	Basis of Estimate	18-2
18.3.2	Operating Cost Summary	18-3
19	ECONOMIC ANALYSIS	19-1
19.1	Forward-looking Information	19-1
19.2	Methodology Used	19-1
19.3	Financial Model Parameters	19-2
19.3.1	Mineral Resource, Mineral Reserve, and Mine Life	19-2
19.3.2	Metallurgical Recoveries	19-2
19.3.3	Smelting and Refining Terms	19-2
19.3.4	Metal Prices	19-2
19.3.5	Capital and Operating Costs	19-2
19.3.6	Working Capital	19-2
19.3.7	Taxes and Royalties	19-2
19.3.8	Closure Costs and Salvage Value	19-3
19.3.9	Financing	19-3
19.3.10	Inflation	19-3
19.4	Economic Analysis	19-3

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Rainy River Operations Ontario Technical Report Summary

19.5	Sensitivity Analysis	19-3
20	ADJACENT PROPERTIES	20-1
21	OTHER RELEVANT DATA AND INFORMATION	21-1
22	INTERPRETATION AND CONCLUSIONS	22-1
22.1	Introduction	22-1
22.2	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements	22-1
22.3	Geology and Mineralization	22-1
22.4	Exploration, Drilling, and Sampling	22-1
22.5	Data Verification	22-2
22.6	Metallurgical Testwork	22-2
22.7	Mineral Resource Estimates	22-3
22.8	Mineral Reserve Estimates	22-3
22.9	Mining Methods	22-4
22.10	Recovery Methods	22-4
22.11	Infrastructure	22-4
22.12	Market Studies	22-4
22.13	Environmental, Permitting and Social Considerations	22-5
22.14	Capital Cost Estimates	22-5
22.15	Operating Cost Estimates	22-5
22.16	Economic Analysis	22-6
22.17	Risks and Opportunities	22-6
22.17.1	Risks	22-6
22.17.2	Opportunities	22-6
22.18	Conclusions	22-7
23	RECOMMENDATIONS	23-1
24	REFERENCES	24-1
24.1	Bibliography	24-1
24.2	Abbreviations and Units of Measure	24-8
24.3	Glossary of Terms	24-14
25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT	25-1
25.1	Introduction	25-1
25.2	Macroeconomic Trends	25-1
25.3	Markets	25-1
25.4	Legal Matters	25-1
25.5	Environmental Matters	25-2
25.6	Stakeholder Accommodations	25-2
25.7	Governmental Factors	25-2

TABLES

Table 1‑1:	Mineral Resources Statement at December 31, 2025	1-7
Table 1‑2:	Mineral Reserves Statement at December 31, 2025	1-11
Table 1‑3:	LOM Capital Cost Estimate (US$ M)	1-18
Table 1‑4:	LOM Operating Cost Estimate	1-19
Table 1‑5:	Metal Price Assumptions	1-20
Table 1‑6:	Cashflow Summary Table	1-21
Table 1‑7:	Sensitivity Table (US$ M)	1-21
Table 2‑1:	QP Chapter Responsibilities	2-3
Table 3‑1:	Patented Claims, Project Lands	3-3

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Rainy River Operations Ontario Technical Report Summary

Table 3‑2:	Patented Claims, Infrastructure Lands and Project Overlap Lands	3-6
Table 3‑3:	Patented Claims, Regional Lands	3-7
Table 3‑4:	Rainy River Royalty Summary	3-11
Table 5‑1:	Exploration and Development History Summary	5-2
Table 6‑1:	Key Structural Features	6-7
Table 6‑2:	Zone Dimensions	6-7
Table 6‑3:	Stratigraphic Units	6-8
Table 6‑4:	Intrusive Units	6-9
Table 7‑1:	Property Drill Summary Table	7-6
Table 7‑2:	Drill Summary Table Supporting Mineral Resource Estimates	7-7
Table 8‑1:	Density Statistics	8-3
Table 8‑2:	Sample Preparation and Analytical Laboratories	8-4
Table 8‑3:	Sample Preparation Procedures	8-4
Table 8‑4:	Analytical Methods, Gold	8-5
Table 8‑5:	Analytical Methods, Silver	8-6
Table 10‑1:	Metallurgical, Sample Preparation and Analytical Laboratories	10-2
Table 10‑2:	Forecast Metallurgical Recovery Formulae	10-4
Table 11‑1:	Confidence Classification Criteria	11-7
Table 11‑2:	Constraining Pit Shell Assumptions	11-8
Table 11‑3:	Constraining Mineable Shape Assumptions	11-11
Table 11‑4:	Mineral Resources Statement as at December 31, 2025	11-12
Table 12‑1:	Pit Shell Input Parameters	12-3
Table 12‑2:	Stope Optimization Input Parameters	12-5
Table 12‑3:	Summary of Proven and Probable Mineral Reserves at December 31, 2025	12-6
Table 13‑1:	Geotechnical Pit Design Parameters	13-3
Table 13‑2:	Peak Required Equipment List, Open Pit	13-8
Table 13‑3:	Geotechnical Properties by Mining Zone	13-8
Table 13‑4:	Geotechnical Rock Strengths	13-9
Table 13‑5:	Lateral Development Drift Dimensions	13-12
Table 13‑6:	Underground Drill Patterns	13-17
Table 13‑7:	Peak Required Equipment List	13-18
Table 13‑8:	LOM Production Plan	13-19
Table 14‑1:	Process Consumables	14-6
Table 17‑1:	Key Active Permits and Authorizations	17-5
Table 18‑1:	LOM Capital Cost Estimate (US$ M)	18-2
Table 18‑2:	LOM Operating Cost Estimate	18-3
Table 19‑1:	Metal Price Assumptions	19-3
Table 19‑2:	Cashflow Summary Table	19-4
Table 19‑3:	Cashflow Forecast on Annualized Basis (US$ x 1,000,000)	19-5
Table 19‑4:	Sensitivity Table (US$ M)	19-7

FIGURES

Figure 2‑1:	Project Location Plan	2-2
Figure 3‑1:	Mineral Tenure Location Map	3-2
Figure 3‑2:	Project Royalty Overview	3-13
Figure 6‑1:	Regional Geology Map	6-2
Figure 6‑2:	Bedrock Geology, Rainy River Deposit Area	6-4
Figure 6‑3:	Stratigraphic Column, Rainy River Deposit Area	6-5

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Rainy River Operations Ontario Technical Report Summary

Figure 6‑4:	Deposit Geology Map	6-10
Figure 6‑5:	Geological Cross-Section, Main Zone	6-12
Figure 6‑6:	Geological Cross-Section, Intrepid Zone	6-14
Figure 7‑1:	Coeur Exploration Program Location Plan	7-2
Figure 7‑2:	Property Drill Collar Locations	7-8
Figure 7‑3:	Drill Collar Location Map, Drilling Supporting Estimation	7-9
Figure 10‑1:	Gold Grade–Recovery Curve	10-5
Figure 10‑2:	Silver Grade–Recovery Curve	10-6
Figure 11‑1:	Inclined View of Resource Domains	11-3
Figure 11‑2:	Cross Section and Location Plan for Mineral Resources	11-9
Figure 13‑1:	Cross Section and Plan Showing Mineral Reserves and Mining Zones	13-2
Figure 13‑2:	Open Pit Overview	13-6
Figure 13‑3:	Ventilation Schematic	13-15
Figure 14‑1:	Process Flow Sheet	14-2
Figure 15‑1:	Mine Infrastructure Layout Map	15-2
Figure 15‑2:	TMA Layout Plan	15-5

APPENDICES

Appendix A: Detailed Mineral Tenure Tables and Figures

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Rainy River Operations Ontario Technical Report Summary

1	EXECUTIVE SUMMARY

1.1	Introduction

Mr. Corey Kamp, P.Eng., Mr. Michael Kontzamanis, P.Eng., Ms. Caroline Daoust, P.Geo., Mr. Vincent Nadeau-Benoit, P.Geo., Ms. Emily O’Hara, P.Eng., Mr. Mohammad Taghimohammadi, P.Eng., and Mr. Travis Pastachak, P.Geo., prepared this technical report summary (the Report) on the Rainy River Operations in northwestern Ontario (ON), Canada. Coeur Mining, Inc. (Coeur) holds a 100% interest in the Project.

The Rainy River Operations consist of the currently operating open-pit, and underground mines, processing facility, and associated infrastructure.

1.2	Terms of Reference

The Report was prepared to be attached as an exhibit to support mineral property disclosure, including mineral resource and mineral reserve estimates, for the Rainy River Operations in Coeur’s Current Report on Form 8-K.

Mineral resources and mineral reserves are reported for the Rainy River open pit, underground, and surface stockpiles.

Unless otherwise indicated, all financial values are reported in United States dollars (US$). Metric units are primarily used for mineral resources, reserves, and grades (e.g., tonnes and g/t), although some US customary units may appear where applicable. The Report uses US English.

Mineral resources and mineral reserves are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (S-K 1300) of the United States Securities and Exchange Commission.

1.3	Property Setting

The Rainy River Operations are in northwestern Ontario, Canada, approximately 50 km northwest of Fort Frances. The approximate center of the property is located at 48° 50' latitude north and 94° 01' longitude west, or 5409500N and 425500E using NAD83, Zone 15 North Universal Transverse Mercator (UTM) coordinates. The elevation of the property is approximately 360 masl.

The area is accessed by a network of paved provincial roads and highways, as well as by commercial airlines flying into International Falls, Minnesota. Access from Thunder Bay to the property is approximately 415 km and access from Winnipeg is approximately 369 km through Kenora. Sealed roads provide year-round access. The Canadian National Railway is situated 21 km south of the property, running east-west just north of the Minnesota border. The nearby towns and villages of Fort Frances, Emo, and Rainy River are located along this railway line.

Hydroelectricity is generated north of Kenora at several locations, as well as to the west and east of Thunder Bay. The major drainage system includes Rainy Lake to the southeast, which is drained by the Rainy River flowing west along the Minnesota border into Lake of the Woods, eventually feeding into the Lake Winnipeg watershed.

The region has a continental climate, with extreme temperatures ranging from +35°C in summer to -40°C in winter. The area receives an average annual precipitation of 710 mm, with about 670 mm of rainfall and 142 cm of snowfall. The heaviest monthly precipitation occurs in June and July. The mine operates year-round.

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Rainy River Operations Ontario Technical Report Summary

1.4	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements

Coeur holds mineral title under patented claims, surface rights, Crown lands, and unpatented claims (cell claims, multi-cell claims (both staked online), and boundary cell claims (staked prior to online staking).

Coeur divides the patented titles associated with the mine into three areas:

•	“Project Lands”. A term used for the tenures that host the Rainy River Mine, and adjacent lands intended for mining. This category includes 117 separate parcels covering approximately 5,787 ha;

•
“Infrastructure Lands”. A term used for the tenures that are leased or owned for the transmission line corridor. This category includes 22 parcels that cover approximately 2,800.22 ha, of which six parcels, totaling 419.23 ha, overlap with the Project Lands.  Tenures are either owned by Coeur or leased;

•
“Regional Lands”. A term used for the broader land holdings associated with the Project. This category includes 75 parcels covering approximately 3,698.44 ha. A total of 31 parcels are designated as Species at Risk (SAR) Habitat Compensation Lands. Tenures are either owned by Coeur or leased.

Coeur holds all the surface rights required for its mining leases and concessions, including those covering the mineral resource and mineral reserve estimate areas of the Rainy River deposit. Additional exploration claims within the property are situated on either Crown land or private land. For these claims, Coeur retains the first right to acquire surface rights by advancing the claims to mining lease status.

A portion of the mineral lands are covered by either a 1–2% net smelter return (NSR) royalty or a 10% net profits interest (NPI) royalty. Coeur has agreed to financial participation in the mine in the form of royalties to certain First Nations with Impact Benefit Agreements.

In 2015, Coeur entered into a streaming agreement with Royal Gold A.G., a subsidiary of Royal Gold Inc. (Royal Gold), to assist with the development of the Rainy River Operations. Through this arrangement, Royal Gold provided funding in exchange for a share of the mine’s future gold and silver production, with the percentages adjusted based on production levels. Additionally, Royal Gold committed to paying a portion of the current spot price for gold or silver at the time of delivery for each ounce supplied under the agreement.

1.5	Geology and Mineralization

The Rainy River Operations are located within the 2.7 billion years (Ga) old Neoarchean Rainy River Greenstone Belt, which forms part of the Wabigoon Subprovince of the Superior Province. The Wabigoon Subprovince is a 900 km long, east–west-trending lenticular volcano–plutonic terrane subdivided into two domains, the Eastern Wabigoon and the Western Wabigoon domains. The Rainy River Operations are located in the Western Wabigoon Domain.

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The Rainy River property covers a 50 km long segment of the 70 km long Rainy River Greenstone Belt. The geology of the property is dominated by tholeiitic mafic volcanic rocks cored by a younger sequence of calc-alkaline felsic volcaniclastic rocks (which hosts the Rainy River deposit) and their intrusive equivalents. Later post-mineral granitic intrusions also occur and intrude both the mafic and felsic rocks. A sequence of metasedimentary rocks bounds the volcanic rocks to the south of the property.

The Rainy River deposit is interpreted to be a gold-silver rich volcanogenic massive sulfide (VMS) deposit with a primary synvolcanic source and a secondary syn-tectonic mineralization event that deformed and enriched primary mineralization. The initial stage of mineralization at Rainy River has been interpreted as coeval deposition of base metal and gold mineralization. Subsequently, the deposit experienced protracted deformation associated with northeast–southwest D1 compression, later transitioning to northwest–southeast D2 transpression, resulting in the deformation and transposition of mineralization along steep southeast plunges. These mineralizing and deformation events account for the current geometry and distribution of mineralization at the Rainy River deposit.

The Rainy River deposit consists of multiple distinct zones of mineralization and alteration that are grouped into the Main Zone, Intrepid Zone and Other Zones.

The Main Zone comprises the ODM, 17 Zone, 433 Zone, HS, Cap, and NW Trend, and constitutes the bulk of the deposit. The styles of mineralization can vary between the different zones and typically include arrays of foliation parallel and tightly folded sulfide stringers, disseminated sulfides, and to a lesser degree variably deformed quartz, carbonate–sulfide, and gold-bearing veinlets. Alteration styles vary from sericite-dominant (ODM, 17, NW Trend) to chlorite-dominant (433, HS, Cap). The main sulfides associated with gold and silver mineralization include pyrite and sphalerite with local occurrences of chalcopyrite and galena.

The Intrepid Zone is located approximately 800 m east of the eastern extension of the Main Zone. Typical Intrepid gold mineralization occurs as sulfide stringers, stockwork, and disseminations, with high-grade gold and silver mineralization associated with deformed quartz–pyrite veinlets that overprint other mineralization styles. Iron-poor sphalerite stringers are commonly associated with high-grade gold mineralization.

Exploration potential exists within the Rainy River deposit area and surrounding property.  Within the mine, exploration potential includes the down-plunge extension of multiple mineralized lenses within the Main Zone, as these zones are all open at depth. Additional in-mine opportunities include testing between known zones for additional mineralization. Beyond the mine, multiple early-stage prospects occur throughout the Rainy River Greenstone Belt, including VMS-style mineralization in the Off Lake area, soil and till anomalies throughout the property, and electromagnetic anomalies southeast of the mine.

1.6	History and Exploration

Exploration in the Rainy River region began in 1967, with various companies and government organizations conducting geological and geophysical activities. In 1990, Nuinsco Resources Limited (Nuinsco) acquired the property and launched extensive exploration efforts that included geological mapping, geochemical grid sampling, and geophysical surveys and that continued through 2004. In June 2005, Rainy River Resources Ltd. (Rainy River Resources) acquired a 100% interest in the Rainy River Operations. Rainy River Resources advanced exploration by relogging historical drill core, establishing a GIS database, and conducting additional geophysical surveys to refine the mineralization model.

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In 2013, New Gold Inc. (New Gold) acquired the Rainy River Operations through the purchase of Rainy River Resources. New Gold released an updated feasibility study (as defined in Canada), integrating previous exploration results. In 2015, New Gold expanded its land position through the acquisition of Bayfield Ventures Ltd., which owned several adjacent mining claims.

Open-pit stripping activities commenced in 2016. Ore processing commenced in September 2017 and commercial production in mid-October 2017. Underground development started in June 2021, with processing of the first underground ore in September 2022.

1.7	Drilling and Sampling

Drilling activities on the Rainy River property have evolved significantly over the past three decades, reflecting advancements in exploration techniques and resource definition strategies. A total of 2,938 diamond drill holes from surface, 829 diamond drill holes from underground and 6,062 reverse circulation (RC) drill holes, totaling 1,481,957 m of combined surface and underground drilling, were completed between 1993 and 2025.

Drilling for reserve definition mostly used NQ core (97% of drill core), targeting a spacing of 30–60 m. RC grade control drilling for the open pit targeted a spacing of 10–12 m, while delineation drilling for the underground (BQ diamond drilling) targeted a spacing of 15 m. Core recoveries collected since 2013 show average recoveries of 99.9%.

Sampling methods varied between the different drilling purposes and methods. For RC grade control drilling, chip samples are collected every 2 m. Samples for core drilling for exploration and reserve definition were halved, with half of the sample kept as reference. Sample length varied from 0.5–1.5 m. For underground delineation drilling, the entire core is sampled with average length of 0.5–1.5 m.

1.8	Data Verification

Data verification programs have historically been carried out by independent consultants and Coeur operations personnel. Coeur implements a series of routine verification procedures to ensure the reliable collection of exploration data. All work is conducted by appropriately qualified personnel under the supervision of qualified geologists.
Internal validations of the block model were conducted using several methods, including a thorough visual review of the model grades in relation to the underlying drill hole assays and composite grades, comparisons with previous mineral resource estimates and the grade control model, and analyses using other estimation methods through statistics and swath plots.
The QP is of the opinion that the data verification programs for Project data adequately support the geological interpretations, the analytical and database quality, and therefore support the use of the data in mineral resource and mineral reserve estimation, and in mine planning.

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1.9	Metallurgical Testwork

Metallurgical testwork was conducted over multiple phases to support plant design, technical evaluations, and LOM planning for both open-pit and underground operations. Early testwork established the selected flowsheet and design parameters, while subsequent programs expanded to cover mineralogy, comminution, gravity concentration, leaching, rheology, environmental performance, variability, and carbon-in-pulp (CIP) behavior. This work provided a robust understanding of ore variability, metallurgical response, and process performance across the principal ore zones.

Since plant start-up in 2017, metallurgical testwork has focused on validation and optimization using actual operating data. Independent audits and targeted studies confirmed the suitability of the original design assumptions, identified opportunities for throughput and efficiency improvements, and supported operational decisions such as discontinuing routine use of the acid wash circuit. Ongoing optimization of grinding, leaching, thickening, and reagent usage has confirmed that the leach and CIP circuits operate near optimal conditions for most ore types.

Recent underground metallurgical testwork completed in 2025 further validated leach performance and recovery assumptions for underground ore, confirming favorable kinetics and recoveries for most zones and identifying the Cap Zone as the most metallurgically challenging due to higher sulfide content and partially refractory mineralization.

Grade–recovery formulas were developed to forecast LOM plan gold and silver recoveries.  Gold recoveries are capped to a maximum of 94%.

There are no known processing factors or deleterious elements that could have a significant effect on economic extraction.

Overall, the metallurgical testwork is considered adequate and appropriate for the level of study, supports the derivation of recovery factors used in LOM planning, and indicates no material metallurgical risks to the economic extraction of the mineral reserves.

1.10	Mineral Resource Estimation

1.10.1	Estimation Methodology

Mineral resources are estimated for the Main and Intrepid Zones. There are three separate block models, two block models for the Main Zone (ODM, 17EL, 433, HS, NW Trend, and Cap): one for the open pit portion and one for the underground portion of the Main Zone and, finally, one block model for the Intrepid Zone.

The Main Zone open pit model is estimated at a parent block size of 5 x 5 x 5 m, not rotated, and sub-blocked down to 1.250 x 1.250 x 0.625 m at the domain boundaries.

The Main underground model is estimated at a parent block size of 8 x 3 x 8  m, rotated at an azimuth of 0˚ and a dip of 34.75˚. The model is sub-blocked down to 1.00 x 0.75 x 1.00 m at the domain boundaries. The Intrepid Zone block model is estimated at a parent block size of 3 x 3 x× 8 m, rotated at an azimuth of 350˚ and a dip of 30˚. The model is sub-blocked down to 0.75 x 0.75 x 1.00 m at the domain boundaries.

The 2025 database closeout date for the estimate was October 1, 2025.

Mineral resource estimation followed a structured process, beginning with database review, validation, and compilation. This was followed by the validation of topographic surfaces and the creation of three-dimensional (3D) solids to represent faults and stratigraphic units, forming the litho-structural model.

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Subsequently, 3D resource domains (Low-grade, discrete and sub-domains) were developed, Various grade thresholds were used to generate these domains and capture different styles of gold mineralization.

A variogram model was completed on gold and silver capped composites from a representative domain for each zone. The variogram model was then applied to the other domains of the same zone. These variograms were calculated along the mean dip and dip directions of each selected domain.

Compositing was completed on capped assays. A composite length of 3.0 m, cut at domain boundaries, was used for the open pit model of the Main Zone. A composite length of 1.5 m, cut at domain boundaries, was used for the underground models of the Main and Intrepid Zones.

Gold and silver grade interpolations were completed using composites. For the Main Zone, grade interpolation was completed using ordinary kriging (OK) in four successive passes. For the Intrepid Zone, grade interpolation was first completed using OK in three successive passes and subsequently, within a boundary where coverage of underground infill drilling and chip sampling is sufficient (the ‘short-term boundary’), grade interpolation using inverse distance weighting to the second power (ID2) was completed in two successive short passes.

Mineral resources potentially amenable to open pit mining methods are reported at a cut-off grade of 0.20 g/t gold equivalent (AuEq). Mineral resources potentially amenable to underground mining are reported at a cut-off grade of 1.24 g/t AuEq. The following gold-equivalency formulas are used for open-pit and underground mining scenarios:

•	Open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 125);

•	Underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 131.944);

The calculations are based on the following: gold price of US$2,500/oz Au; gold recovery of 90% for open pit and 95% for underground; silver price of US$30/oz Ag; and silver recovery of 60% for open pit and underground.

1.10.2	Mineral Resource Statement

Mineral resources are reported using the mineral resource definitions set out in S-K 1300 and are reported exclusive of those mineral resources converted to mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Estimates are current as at December 31, 2025. The reference point for the estimate is in situ.

Vincent Nadeau-Benoit P.Geo., Corey Kamp, P.Eng., and Michael Kontzamanis, P.Eng are the Qualified Persons for the estimates. All are Coeur employees.

Measured, indicated, and inferred mineral resources are summarized in Table 1‑1.

1.10.3	Factors That May Affect the Mineral Resource Estimate

Factors that may affect the mineral resource estimates include: metal price and exchange rate assumptions; changes to the assumptions used to generate the gold cut-off grade; changes in local interpretations of mineralization geometry and continuity of mineralized zones; changes to geological and mineralization shape and geological and grade continuity assumptions; density and domain assignments; changes to geotechnical, mining and metallurgical recovery assumptions; changes to the input and design parameter assumptions that pertain to the conceptual pit shell constraining the estimates; and assumptions as to the continued ability to access the site, retain mineral and surface rights titles, maintain environment and other regulatory permits, and maintain the social license to operate.

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Table 1‑1:	Mineral Resources Statement at December 31, 2025

Area	Category	Tonnes (kt)	Grade			Contained Metal		Metallurgical Recovery
			Au (g/t)	Ag (g/t)	Cutoff (g/t AuEq)	Au (koz)	Ag (koz)	Au (%)	Ag (%)
Open pit	Measured	19	0.87	5.21	0.20	1	3	90	60
	Indicated	41,447	0.58	2.84	0.20	767	3,782	90	60
	Subtotal measured and indicated	41,465	0.58	2.84	0.20	767	3,785	90	60
	Inferred	987	0.52	1.24	0.20	16	39	90	60
Underground	Measured	285	2.38	18.27	1.24	22	167	95	60
	Indicated	14,951	1.75	5.22	1.24	841	2,508	95	60
	Subtotal measured and indicated	15,236	1.76	5.46	1.24	863	2,676	95	60
	Inferred	6,542	1.91	4.58	1.24	402	964	95	60
Total open pit and underground	Measured	304	2.29	17.46	variable	22	171	variable	variable
	Indicated	56,397	0.89	3.47	variable	1,607	6,290	variable	variable
	Total measured and indicated	56,701	0.89	3.54	variable	1,630	6,461	variable	variable
	Inferred	7,529	1.73	4.14	variable	418	1,003	variable	variable

Notes to accompany mineral resource tables:

1.	The mineral resource estimates are current as of December 31, 2025, and are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (S-K 1300).

2.
The reference point for the mineral resource estimate is in situ. The Qualified Persons for the estimate are Vincent Nadeau-Benoit P.Geo., Corey Kamp, P.Eng., and Michael Kontzamanis, P.Eng , all Coeur employees.

3.	Mineral resources are reported exclusive of the mineral resources converted to mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

4.
The estimate for the mineral resources considered potentially amenable to open pit mining methods uses the following key input parameters: assumption of conventional open pit mining; gold price of US$2,500/oz Au and silver price of US$30/oz Ag; gold selling cost of US$3.54/oz Au; reported above a gold equivalent cut-off grade of 0.20 g/t AuEq; variable metallurgical recoveries; royalty burden of 1.4%; variable pit slope angles by litho-structural domain; overburden mining cost of US$3.18/t mined, base mining cost at 300 m bench of US$4.38/t mined and incremental mining cost of US$0.025/t mined per 10 m bench; processing cost of US$10.40/t processed, and general and administrative costs of US$4.49/t processed.

5.
The estimate for the mineral resources considered potentially amenable to underground mining methods uses the following key input parameters: assumption of an underground mining method applicable to moderate to steeply dipping deposits; gold price of US$2,500/oz Au and silver price of US$30/oz Ag; gold selling cost of US$4.10/oz Au; reported above a gold equivalent cut-off grade of 1.24 g/t AuEq; variable metallurgical recoveries; royalty burden of 1.4%; 14% dilution; underground mining cost of US$52.49/t mined and surface haul costs of US$2/t mined; processing cost of US$11.21/t processed, and general and administrative costs of US$10.49/t processed.

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6.
The following gold-equivalency formulas are used for open-pit and underground mining scenarios: open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 125); underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 131.94). The calculations are based on the following: gold price: US$2,500/oz Au; gold recovery: 90% for open-pit and 95% for underground; silver price: US$30/oz Ag; silver recovery: 60% for open-pit and underground.

7.	Rounding of tonnes, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tonnes, grades, and contained metal contents.

1.11	Mineral Reserve Estimation

1.11.1	Estimation Methodology

Mineral reserves are estimated for the open-pit and underground mines, both currently in operation, and the surface stockpiles. Measured and indicated mineral resources were converted to proven and probable mineral reserves, respectively.

Mineral reserve tonnes and grades are stated at a mill feed reference point, allowing for dilution and mining recovery, and are reported accounting for depletion as at December 31, 2025 for both open pit and underground. Cut-off grades of 0.30 g/t AuEq and 1.41 g/t AuEq are applied to open-pit and underground mineral reserves, respectively. Mineral reserves are supported by mine designs, development and production schedules, and cost estimates completed as part of the life of mine (LOM) planning process.

1.11.1.1	Open Pit

Open-pit mineral reserves are estimated using the 2025 Main Zone resource model, regularized to a block size of 10 x 10 x 10 m. Additional mining recovery and dilution parameters are applied to create a diluted open-pit Reserve block model .

Pit optimization was conducted in Deswik Pseudoflow software (Pseudoflow), using the open-pit Reserve block model, to determine the optimal economic shape of the open pit. Pseudoflow is a network flow algorithm that determines pit shells at varying revenue factors for a deposit, using specific input parameters including slope dependencies, costs, and revenues.

Cost parameters are aligned with LOM average estimates. Metallurgical recoveries used in the pit optimization are based on predictive gold and silver recovery formulas and geotechnical parameters respect the recommended inter-ramp angles. The overall slope angles used in the optimization process account for final ramps and geotechnical catch berms requirements. Only measured and indicated mineral resources were considered in the pit optimization. Pit optimizations were run with and without surface constraints including the Pinewood Creek and mine rock stockpiles.

The results of the Pseudoflow pit optimization served as the basis for engineered final pit and phase pit designs, including detailed bench and berm designs, operational and geotechnical considerations, and haulage ramps. Pit shell selection for guiding the design of the final mineral reserves pit is based on cash flow analysis at a range of revenue factors, waste and overburden stripping requirements, minimum pushback width, permitting requirements, and the opportunity for in-pit waste storage.

The final pit was interrogated against the open-pit Mineral Reserves block model to estimate Mineral Reserves. In-pit inferred and unclassified blocks are considered as wase in the Mineral Reserves estimate and LOM plan. An economic analysis of the open-pit LOM plan was then conducted to confirm that each open-pit phase generates a positive cash flow using the Mineral Reserves parameters.

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Dilution and mining recovery is considered in the open-pit Mineral Reserves estimate through regularization of the block model, application of a dilution and ore loss “skin”, and grade capping on a block basis.

The regularized open-pit Mineral Reserves model has block dimensions of 10 m × 10 m × 10 m, representing the dimensions of a selective mining unit (SMU), the smallest volume of material that can be used to determine whether it contains ore or waste. The SMU dimensions are based on the bench height and size of the loading equipment in operation at Rainy River.

Dilution and ore loss skins are then applied to each regularized block using a script in Hexagon’s HxGN MinePlan software. The parameters used in the dilution and ore loss calculations are based on a study undertaken in 2021. In summary, a 3.3 m dilution skin is applied to each block, on the sides of the block that are bordered by lower-grade blocks. Dilution is applied at the grades of the adjacent block. On the sides where a block is bordered by a higher-grade block, a 0.2 m ore loss skin is applied. Regularized and diluted blocks are capped to a maximum gold grade of 3 g/t.

1.11.1.2	Underground

Underground Mineral Reserve estimates are reported from stope shapes generated using Deswik Stope Optimizer software, and development shapes used to access the stoping horizons. Main and Intrepid year-end 2025 Resource models were used for Reserve estimations.

A development mine design was created for the underground mine and stope shapes were analyzed to validate the economic viability of each zone for inclusion into the Mineral Reserve inventory. This was done by analyzing development costs, considering the capital and auxiliary development required to enable mining of the stopes, such as the cost of ramps, ventilation, materials handling, and development of access and infrastructure. Isolated, marginal, and discontinuous stope panels were excluded from the Mineral Reserve estimate.

Mineral Reserves from underground stoping incorporate both internal and external dilution. Internal dilution consists of sub–cut‑off grade material contained within the designed stope shapes that must be extracted due to geometric and geotechnical constraints. External dilution is applied to production stopes using dilution factors derived from average equivalent linear overbreak and slough assumptions of 0.5 m on the hanging wall and 0.25 m on the footwall. Dilution grades are assigned based on the average grades estimated from analysis of dilution skins relative to the block model. Development ore assumes 15% overbreak at zero diluting grade and a mining recovery of 100%.

Parallel stopes are separated by an 8 m boundary pillar, which is required to maintain geotechnical stability. Sill pillars with a nominal height of 10 m are incorporated at planned intervals to separate mining horizons, control stress redistribution, and provide regional stability. Stopes located below sill pillars are constrained to a maximum width of 6 m to limit induced stress and manage dilution and ground control risks beneath the sill.

A mining recovery factor of 95% is applied to stope tonnes to account for expected losses associated with unblasted material, ore remaining on the stope floor, and rock mechanics limitations. Stope shapes are adjusted (“cut”) against development designs using the Deswik Interactive Scheduler to remove overlapping volumes, and the resulting solids are evaluated against the Mineral Resource model.

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A cut-off grade of 1.41 g/t AuEq was used for reporting stoping Mineral Reserves. Incremental ore from development shapes are included in Mineral Reserves with an estimated cut-off grade of 0.90 g/t. Development material above 0.90 g/t AuEq is hauled to the surface as ore, and mineralized material below cut-off grade is used as backfill material when backfill sites are available or delivered to surface as waste.

1.11.2	Mineral Reserve Statement

Mineral reserves were classified using the mineral reserve definitions set out in S-K 1300. The reference point for the mineral reserve estimate is the point of delivery to the mill. Mineral reserves are current as at December 31, 2025.

Mineral reserves are reported in Table 1‑2.

The Qualified Person for the estimate is Corey Kamp, P.Eng. and Michael Kontzamanis, P.Eng., both of whom are Coeur employees.

1.11.3	Factors That May Affect the Mineral Reserve Estimate

Factors that may affect the mineral reserve estimates include variations to the following assumptions: the commodity price; metallurgical recoveries; operating cost estimates, including assumptions as to equipment leasing agreements; geotechnical conditions; hydrogeological conditions; geological and structural interpretations; and the inability to maintain, renew, or obtain environmental and other regulatory permits, to retain mineral and surface right titles, to maintain site access, and to maintain the social license to operate.

1.12	Mining Methods

The Rainy River Operations employ open-pit and underground mining methods; these are divided into multiple phases and zones:
•	The open-pit mine is divided into phases, of which Phase 4 and Phase 5 are currently in operation. The NW Trend is a planned satellite pit to the west of Phase 5.

•
The underground mine is divided into mining zones, of which the Intrepid zone is currently in production. The ODM Main, ODM East, ODM West, ODM Lower, 433, 17 East and Cap zones, are located beneath the open-pit and are collectively referred to as Underground Main. Development from Intrepid to Underground Main commenced in 2023 and stope production from Underground Main began in 2025.

1.12.1	Open Pit

Open-pit mining uses a conventional truck-and-shovel mining method. After the removal of overburden, rock is mined in a series of horizontal benches accessed by haulage ramps. The mining sequence involves drilling, blasting, loading and hauling.
Surface-mined ore is hauled either directly to the primary crusher, to the ROM pad, or to one of several ore stockpiles on surface, depending on ore type and grade. Waste rock is hauled to either the west mine rock stockpile, east mine rock stockpile, or the in-pit mine rock stockpile, depending on the haulage distance and whether the rock is classified as non-acid generating (NAG) or potentially acid generating (PAG). Mine waste rock is also used for construction of the tailings management area (TMA) raises.

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Open-pit benches are accessed via haulage ramps, which facilitate movement of ore and waste to the surface using 220-tonne capacity mine haul trucks. Access ramps are designed at a nominal width of 33 m and a maximum gradient of 10%, except for the lower benches, where ramp widths were reduced to accommodate one-way traffic (20 m wide) and a gradient of 12%.

Table 1‑2:	Mineral Reserves Statement at December 31, 2025

Area	Category	Tonnes (kt)	Grade			Metal		Metallurgical Recovery
			Au (g/t)	Ag (g/t)	Cut-off (g/t)	Au (koz)	Ag (koz)	Au (%)	Ag (%)
Open pit	Proven	—	—	—	—	—	—	—	—
	Probable	17,008	0.70	2.36	0.30	382	1,289	90	60
	Sub-total proven and probable	17,008	0.70	2.36	0.30	382	1,289	90	60
Underground	Proven	123	2.29	21.46	1.41	9	85	95	60
	Probable	20,587	2.42	4.63	1.41	1,604	3,067	95	60
	Sub-total proven and probable	20,709	2.42	4.73	1.41	1,613	3,151	95	60
Stockpile	Proven	16,792	0.43	2.09		231	1,131	90	60
	Probable	—	—	—	variable	—	—	—	—
	Sub-total proven and probable	16,792	0.44	2.09	variable	231	1,131	90	60
Totals	Proven	16,914	0.44	2.23	variable	240	1,215	variable	variable
	Probable	37,594	1.64	3.60	variable	1,986	4,356	variable	variable
	Total proven and probable	54,508	1.27	3.18	variable	2,226	5,571	variable	variable

Notes to accompany mineral reserve table:

1.	The Mineral Reserve estimates are current as of December 31, 2025, and are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (S-K 1300).

2.
The reference point for the mineral reserve estimate is delivery to the mill. The Qualified Person for the estimate is Corey Kamp, P.Eng. and Michael Kontzamanis, P.Eng., both of whom are Coeur employees.

3.
The estimate for the open pit mineral reserves uses the following key input parameters: conventional open pit mining; gold price of US$2,200/oz Au and silver price of US$26/oz Ag; gold selling cost of US$4.10/oz Au and silver selling cost of US$1/oz Ag; reported above a gold equivalent cut-off grade of 0.30 g/t AuEq; variable metallurgical recoveries; royalty burden of 1.4%; variable pit slope angles by litho-structural domain; overburden mining cost of US$3.18/t mined, base mining cost at 300 m bench of US$4.38/t mined and incremental mining cost of US$0.025/t mined per 10 m bench; processing cost of US$10.40/t processed, and general and administrative costs of US$4.49/t processed.

4.
The estimate for the underground mineral reserves uses the following key input parameters: assumption of Underground Modified Avoca mining; gold price of US$2,200/oz Au and silver price of US$26/oz Ag; gold selling cost of US$4.10/oz Au; reported above a gold equivalent cut-off grade of 1.41 g/t AuEq; variable metallurgical recoveries; royalty burden of 6.1%; 14% dilution; underground mining cost of US$52.49/t mined and surface haul costs of US$2/t mined; processing cost of US$11.21/t processed, and general and administrative costs of US$10.49/t processed.

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5.
The following gold-equivalency formulas are used for open-pit and underground mining scenarios: open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 126.92); underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 133.97). The calculations are based on the following: gold price: US$2,200/oz Au; gold recovery: 90% for open-pit and 95% for underground; silver price: US$26/oz Ag; silver recovery: 60% for open-pit and underground.

6.	Rounding of tonnes, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tonnes, grades, and contained metal contents.

Pit design parameters are based on a slope stability assessment and design update conducted by SRK in December 2021. Since then, SRK has performed annual site visits to monitor performance and support refinements to the design as needed. Phase 5 geotechnical design parameters are based on an extension of the SRK 2021 litho-structural domains conducted by Coeur, and informed by additional rock mass data gathered from the excavated Phase 4 rock slopes. This dataset includes digital and visual mapping of exposed pit walls and oriented drill hole data.

Surface mine equipment requirements were developed from the LOM production schedule. Equipment availability, utilization, and productivity assumptions are based on historical operating parameters. Haul truck productivity is also dependent on haulage distances. Required production hours were calculated for all primary equipment and support equipment.

1.12.2	Underground

The underground mine uses the Modified Avoca mining method, a longitudinal long-hole open-stoping method commonly used for ore bodies that are moderately to steeply dipping. The method has been successfully used at the Intrepid Zone. It involves the development of drifts along the strike of the orebody at regular level intervals, followed by drilling and blasting of stopes between levels, and mucking the broken ore from the lower level using load-haul-dump (LHD) vehicles. After completion of ore extraction, stopes are filled from the access side of the stope using rockfill to provide support to the hanging wall and footwall. Typically, a portion of the rockfill is then mucked from the lower level to create a void prior to blasting the adjacent stope. Avoca mining is a relatively high-recovery, low-cost mining method, as minimal pillars are required, and cement is not required in the backfill.

Underground ore handling is hauled by articulated dump trucks to stockpile at either the Intrepid portal or pit portal from where it is hauled to the primary crusher using open-pit dump trucks. Development waste is mostly kept within the underground mine and used to backfill depleted stopes.

Underground operations are accessed by ramp from two portals on surface, the Intrepid portal located near the underground offices, and the pit portal located on the 140-bench in the eastern wall of the open pit to access the Main Zone. A future third portal is planned for the western side of the underground mine.

Underground development tunnels are designed to accommodate the size of the largest equipment using the heading. Remucks are used to maintain development efficiency and positioned every 150 m along declines and on level accesses. Each level access will contain an escapeway access drive, escapeway raise, electrical cutouts, level access, remuck, level sump, vent raise access, and ventilation raise. Emergency egress is provided through a system of ladderways to surface. Given the continuous longitudinal mining sequence, the levels are mostly identical, with some cases where lenses are present and additional ore drives splay off the main access.

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The fleet requirements for all major underground equipment was estimated for each period as part of the mine planning process, based on mine physicals and equipment availability and utilization assumptions.

1.13	Recovery Methods

The process plant uses conventional crushing, grinding, and recovery methods. Ore processing began in September 2017, with commercial production starting in mid-October 2017.

The processing plant has been optimized to increase processing capacity, maintain metallurgical recoveries, and facilitate the processing of different ore types. Major plant infrastructure and processes are listed as follows:

•	Crushing: a 600 kW gyratory crusher processes direct-dumped haul truck ore to a P80 of approximately 120 mm and feeds a coarse ore stockpile with about 85,700 t total capacity;

•
Grinding: ore is reclaimed from the coarse ore stockpile and processed through a 15,000 kW semi-autogenous grind (SAG) mill with pebble crushing and hydrocyclone classification, followed by a 15,000 kW ball mill producing a target grind of approximately 80 µm;

•
Gravity concentration: slurry is treated through gravity screens and dual 48-inch Knelson concentrators for gold recovery, with concentrate processed in an Acacia intensive cyanide leach circuit and tailings returned to the milling circuit;

•
Leaching and CIP: thickened cyclone overflow is treated in an eight-tank cyanide leach circuit with oxygen and air addition, followed by a seven-tank CIP carousel system for gold adsorption and recovery;

•
Carbon desorption and regeneration: gold and silver are stripped from activated carbon using a high-temperature Zadra process with electrowinning recovery, after which the carbon is thermally reactivated in a rotary kiln and returned to the CIP circuit;

•	Electrowinning: pregnant solutions are treated in parallel electrowinning cells where gold and silver are plated onto cathodes, recovered as sludge, and smelted into doré bars;

•	Tailings: CIP tailings are treated in a cyanide destruction circuit using SO₂, lime, and copper catalyst before being pumped to the TMA.

The grinding circuit consumes an average of approximately 9.5 kWh/t in the SAG mill and 13 kWh/t in the ball mill, with total site energy consumption in 2025 of 341 GWh, corresponding to a site-wide specific energy of 36.9 kWh/t and 22.5 kWh/t attributable to grinding. Process water is supplied through low and medium pressure pumping systems from a process water tank replenished by multiple internal return streams, mine water sources, and tailings reclaim, with the Tailings Management Area providing up to 11.6 Mm3 of storage and reclaim capacity via vertical turbine pumps to meet a process demand of approximately 1,200 m³/h.

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1.14	Infrastructure

All required infrastructure to support the operations is in place. The Rainy River Operations are located in the District of Rainy River, northwestern Ontario, Canada, approximately 50 km northwest of Fort Frances. The mine site access and onsite roads make use of existing roads and easements, which are upgraded and extended as required. The main entrance to the site is via Korpi Road and Roen Road from Highway 71. A network of roads connects the open-pit and underground mines with the processing plant, TMA, and other site infrastructure. Haul roads connect the open-pit mine to waste and ore stockpiles, the primary crusher pad, mine facilities, and to the TMA.

Surface infrastructure supporting the Rainy River Operation includes: A processing facility for ore treatment and gold recovery with water circulation for process water recycling. The site contains truck shops, a truck wash, fuel storage, explosives storage, a warehouse, security and medical facilities, and administration buildings for both surface and underground operations. Bottled potable water is supplied to the site by a local vendor. Mine dry facilities and a mill dry and office building support operational staff. The internal assay laboratory processes samples for metal analysis, and a camp facility that busses staff to and from site provides accommodations and amenities for workers.

Electricity is supplied by a 16.7 km long, 230 kV power line from the Hydro One power line currently connecting Fort Frances and Kenora. Two generator sets provide emergency power.

The TMA is located northwest of the open pit and processing plant. The TMA is contained by several dams, including the TMA North Dam, TMA West Dam (comprising Dam 4 and Dam 5), and TMA South Dam. Additionally, the water management pond, which is part of the water treatment system, is bordered by water management pond Dam 1, water management pond Dam 2, water management pond Dam 3, and water management pond Dam 4.

Tailings are deposited throughout the year using sub-aerial spigots located on the crests of the perimeter TMA dams and along a northern ring road. Deposition takes place while maintaining a pond around the fixed reclaim, located between TMA West Dam 4 and West Dam 5. A flood protection berm has been constructed at a topographic low located northwest of the TMA to maintain containment within the Ontario Endangered Species Act boundary up to the maximum operating water level .

The TMA is designed to provide sufficient containment for the projected tailings storage requirements in addition to in-pit tailings deposition within the future NW Trend pit, which will account for approximately 7.3 Mt of tailings.  An estimated 90.4 Mm3 of tailings will be stored over the mine life.

Over 400 piezometers, 30 slope inclinometers, and numerous settlement plates and magnetic extensometers installed at the TMA are used for monitoring and surveillance. Displacements and excess pore water pressures are observed throughout the year in response to construction activities and tailings deposition. Instrumentation data review is completed by both Coeur and the Engineer of Record. Dam performance has been acceptable to date.

The TMA undergoes thorough review and oversight from qualified professionals including, at minimum, the following evaluations:

•	Monthly inspections from the designated responsible person at site;

•	Annual inspections from facility Engineers of Record;

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•	Twice annual technical review from the Independent Tailings Review Board;

•	Dam safety reviews performed every five years;

•	Third-party reviews as required by regulators.

1.15	Markets and Contracts

1.15.1	Markets

Gold and silver output is in the form of doré containing an average of approximately one-third gold and two-thirds silver by weight. Silver credits are received from the refiner. The doré is shipped to either Asahi Refining Canada Ltd. in Brampton, Ontario, or to the Royal Canadian Mint in Ottawa, Ontario. Transportation of the doré to either refinery is contracted out by the respective refineries. Responsibility for the doré changes hands at the gold room gate upon signed acceptance by the refiner or its transport provider. Coeur sells its gold production into the market at spot prices.

1.15.2	Commodity Pricing

Coeur uses a combination of analysis of three-year rolling averages, long-term consensus pricing, and benchmarks to pricing used by industry peers over the past year, when considering long-term commodity price forecasts.

Higher metal prices are used for the mineral resource estimates to ensure the mineral reserves are a sub-set of, and not constrained by, the mineral resources, in accordance with industry-accepted practice.

The long-term gold price forecasts are:

•	Mineral reserves:

o	US$2,200/oz Au;

o	US$26/oz Ag;

•	Mineral resources:

o	US$2,500/oz Au;

o	US$30/oz Ag.

The economic analysis in Chapter 1.19 uses a reverting price curve.

1.15.3	Contracts

Coeur has a number of contracts, agreements, and purchase orders in place for goods and services that are required for the operation of the mine. Contract terms are considered to be within industry norms and typical of similar contracts in Canada. All contracts and agreements are negotiated with vendors and have contractual scopes, terms, and conditions. The most significant of those contracts cover the maintenance services, fuel, explosives, grinding media, milling reagents, and concentrate haulage.

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Commodity pricing assumptions, marketing assumptions, and current major contract areas are acceptable for use in estimating mineral reserves and in the economic analysis that supports the mineral reserves. Coeur does not engage in forward metal sales or hedging.

1.16	Environmental, Permitting and Social Considerations

1.16.1	Environmental Studies and Monitoring

Coeur is dedicated to adhering to all necessary permits, licences, authorizations, approvals, and assessments to prevent and/or minimize environmental impacts related to activities at the Rainy River Operations. The mine has obtained all required permits and authorizations for the construction of major infrastructure and ongoing operations. An extensive baseline monitoring program was completed as part of the Environmental Assessment.  An ongoing monitoring program is in place that is appropriate to identify and mitigate any environmental impacts should they occur.

1.16.2	Closure and Reclamation Considerations

Coeur submitted an amendment to the Closure Plan in December 2024 that listed an estimated cost of closure of C$136.9 million. This Closure Plan was filed in April 2025, and the surety bond was C$136.9 million. The current financial asset retirement obligation, based on disturbances as at December 31, 2025, is C$151.8 million.

1.16.3	Permitting

The Rainy River Operations comply with applicable Canadian federal and provincial permitting requirements. The approved permits outline the authority’s requirements for operation of the surface and underground mines, tailings management area, waste rock storage facilities (WRSFs), process plant, water usage, habitat destruction and compensation, and effluents discharge. The operations have received all the permits and authorizations needed to construct major infrastructure and operate.

Permit amendments are required for the following additions included in this Technical Report Summary:

•	NW Trend open pit expansion;

•	Underground expansion;

•	Tailings storage utilizing the NW Trend open pit.

1.16.4	Social Considerations, Plans, Negotiations and Agreements

Coeur’s Human Rights Policy and Indigenous Peoples Policy set forth the expectation to respect the rights and traditions of Indigenous people where it operates by proactively seeking, engaging, and supporting meaningful dialogue regarding its operations. Coeur, through its New Gold subsidiary, signed Impact Benefit Agreements with 8 Indigenous nations. The agreements affirm mutual commitment to the vision of a consent-based, stable, and environmentally responsible relationship regarding Rainy River’s operations and its activities that is respectful of Indigenous title and rights.

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1.17	Capital Cost Estimates

Capital cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

Capital costs are based on budget estimates from supplier and contractor quotes, engineering designs, maintenance strategies, production plans, and recent operating history.

Total LOM capital is expected to be approximately US$685 million, including US$239 million of sustaining capital and US$446 million of growth capital. Total capital spending significantly declines after three years of the remainder of the LOM plan as shown in Table 1‑3.

1.18	Operating Cost Estimates

Operating cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

Operating costs are based on actual costs incurred at the site and current budget and LOM plan. The production plan drove the calculation of the mining and processing costs, as the mining mobile equipment fleet, workforce, contractors, power, and consumables requirements were calculated based on specific consumption rates. Operating cost estimates are acceptable to support the mineral reserve estimate.

The LOM plan estimated total operating cost is US$2,673 million, averaging US$61.80/t processed (Table 1‑4).

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1.19	Economic Analysis

1.19.1	Forward-Looking Information

Results of the economic analysis represent forward- looking information that is subject to several known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those presented here.

Other forward-looking statements in this Report include, but are not limited to: statements with respect to future metal prices and concentrate sales contracts; the estimation of mineral reserves and mineral resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; costs of production; capital expenditures; costs and timing of the development of new ore zones; permitting time lines; requirements for additional capital; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims; and, limitations on insurance coverage.

Factors that may cause actual results to differ from forward-looking statements include: actual results of current reclamation activities; results of economic evaluations; changes in Project parameters as mine and process plans continue to be refined, possible variations in mineral reserves, grade or recovery rates; geotechnical considerations during mining; failure of plant, equipment or processes to operate as anticipated; shipping delays and regulations; accidents, labor disputes and other risks of the mining industry; and, delays in obtaining governmental approvals.

Table 1‑3:	LOM Capital Cost Estimate (US$ M)

Category	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	Total
Sustaining Capital (US$ milions)
Underground development	19.0	16.7	10.6	14.6	7.7	8.1	9.3	45.5	15.7	—	147.1
Tailings management	21.4	18.6	2.7	—	—	—	—	—	—	—	42.7
Other	30.1	10.1	—	—	4.7	—	1.9	0.9	—	—	47.7
Working Capital	(0.1)	0.6	(1.2)	0.1	0.4	0.6	(0.5)	(2.0)	3.8	—	1.8
Total sustaining capital	70.4	46.0	12.1	14.7	12.8	8.7	10.8	44.3	19.5	—	239.3
Growth Capital (US$ millions)
Underground development	42.7	31.7	26.5	50.9	32.0	34.1	39.3	—	—	—	257.1
Underground equipment	8.3	3.6	3.3	3.4	3.0	3.0	—	—	—	—	24.6
Open Pit Stripping	—	76.4	49.7	—	—	—	—	—	—	—	126.0
Other	6.1	2.9	1.8	2.4	1.9	2.0	—	—	—	—	17.1
Working Capital	4.3	0.6	10.0	(3.2)	3.4	(0.4)	—	6.6	—	—	21.2
Total growth capital	61.4	115.1	91.3	53.5	40.3	38.6	39.3	6.6	—	—	446.0
Total capital (US$ millions)	131.8	161.2	103.4	68.2	53.0	47.3	50.0	50.9	19.5	—	685.4

Note: Numbers have been rounded.

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Table 1‑4:	LOM Operating Cost Estimate

	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	Total/ Average
Total Operating Costs (US$ millions)
Open-pit mining	140.7	29.1	49.2	58.9	18.1	12.9	9.9	9.8	8.4	7.1	344.1
Underground mining	128.1	135.6	141.1	111.8	136.0	132.9	123.1	117.4	92.5	72.7	1,191.2
Processing	102.9	97.8	97.2	90.8	65.5	27.0	25.7	24.9	25.0	16.1	572.8
G&A	58.2	47.4	34.8	27.9	25.9	23.4	23.8	22.1	21.4	18.4	303.3
Other	25.6	40.0	46.1	38.9	27.0	20.7	19.8	20.2	13.5	9.6	261.2
Total	455.4	349.9	368.3	328.2	272.4	216.9	202.3	194.4	160.8	123.9	2,672.6
Unit Operating Cost (US$/t mined)
Open-pit mining	19.74	8.50	21.79	14.01	—	—	—	—	—	—	16.01
Underground mining	72.72	67.35	62.90	56.41	61.33	59.25	57.93	54.02	37.50	41.44	57.08
Unit Operating Costs (US$/t processed)
Mining	29.30	17.75	20.50	18.97	21.16	65.02	62.57	58.55	40.90	45.52	38.02
Processing	11.21	10.54	10.47	10.09	8.99	12.03	12.10	11.44	10.14	9.19	10.62
G&A	6.34	5.11	3.75	3.10	3.56	10.42	11.19	10.18	8.68	10.46	7.28
Other	2.79	4.31	4.96	4.32	3.70	9.24	9.32	9.29	5.45	5.44	5.88
Total	49.64	37.70	39.67	36.48	37.42	96.70	95.18	89.44	65.18	70.62	61.80

Note: Numbers have been rounded.

1.19.2	Methodology and Assumptions

The financial costs used for this analysis are based on the 2026 life of mine budget model, which was built on a zero-based budgeting process that was validated through a historical cost comparison from the previous financial year. Production figures in this Chapter are based on predicted equipment hours and manpower requirements needed to execute the mine plan using actual unit costs, labor rates and may vary from year to year depending on capital and production needs.

Consumables are based upon market projections and contract pricing. Experts and bids are used for capital purchases to ensure that all costs are included in the project to avoid any unbudgeted expenditures.

All financial results are communicated to the site management team. This process results in refinements and agreements as to the validity of the cost, capital and cash flow results. This is an ongoing process throughout the budget and provides consistency of the results and acceptance of both short- and long-term goals.

Capitalized exploration is determined annually through the corporate office, is discretionary, and therefore not included in the economic analysis. Management fees assessed through the corporate office are not included in the economic analysis.

The economic model metal price assumptions are outlined in Table 1‑5.

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Royalties included in the cash flow analysis are based upon gold ounces mined or produced depending upon the agreement.

The tax rates used are set by governmental agencies, and Rainy River Operations remains in compliance.  Currently, Coeur pays no federal income tax due to historic net operating losses.

1.19.3	Economic Analysis

The NPV at 5% is $2,635 million. As the cash flow is based on existing operations, considerations of payback and internal rate of return are not relevant.

A summary of the financial results is provided in Table 1‑6.

The active mining operation ceases in 2035; however, closure costs are estimated to be paid out through 2036. For the purposes of the financial model, all costs incurred beyond 2035 are included in the cash flow in the year 2035.

1.19.4	Sensitivity Analysis

The sensitivity of the Project to changes in metal prices, gold grade, sustaining capital costs and operating cost assumptions was tested using a range of 30% above and below the base case values. Recovery is not shown as the sensitivity to recovery mirrors the sensitivity to metal price.

The operations are most sensitive to gold price and gold grade changes, less sensitive to increases in operating costs, and least sensitive to changes in capital expenditure (Table 1‑7). The primary sensitivity is to the world economy and its effect on gold pricing.

Table 1‑5:	Metal Price Assumptions

Metal	Unit	2026	2027	2028	2029	2030+
Gold price	US$/oz	4,550	4,000	3,800	3,600	3,100
Silver price	US$/oz	60.00	48.00	44.00	42.00	38.00

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Table 1‑6:	Cashflow Summary Table

Item	Units	Value
Revenue	US$ M	7,800.3
Production costs	US$ M	3,738.5
Exploration	US$ M	24.4
Accretion liability	US$ M	86.9
Total costs and expenses	US$ M	3,849.8
Interest income	US$ M	9.9
Intercompany	US$ M	8.7
EBITDA	US$ M	3,931.8
Depreciation, Depletion, and AmortizationDA	US$ M	2,485.6
Income before taxes	US$ M	1,446.2
Income tax expense (benefit)	US$ M	660.1
Net income	US$ M	786.1
Add back amortization	US$ M	2,485.6
Add back accretion	US$ M	(110.0)
Add back other non-cash items	US$ M	510.4
Operating cash flow before working capital changes	US$ M	3,672.1
Working Capital	US$ M	57.1
Operating cash flow	US$ M	3,729.3
Investing Activities	US$ M	(685.4)
Payments on capital leases	US$ M	(3.8)
Total cash flow	US$ M	3,040.0
Free Cash Flow	US$ M	3,043.9
NPV Pre-Tax/After-Tax @5%	US$ M	3,180/2,635.4

Note: AFE = authorization for expenditure; EBITDA = earnings before interest, taxes, depreciation and amortization. DDA = Depletion, Depreciation and Amortization. Numbers have been rounded.

Table 1‑7:	Sensitivity Table (US$ M)

Parameters	-30%	-20%	-10%	-5%	0%	5%	10%	20%	30%
Metal price	696	1,341	1,986	2,309	2,632	2,954	3,277	3,922	4,567
Operating costs	3,607	3,282	2,957	2,794	2,632	2,469	2,306	1,981	1,656
Capital costs	2,813	2,753	2,692	2,662	2,632	2,601	2,571	2,510	2,450
Gold grade	696	1,341	1,986	2,309	2,632	2,954	3,277	3,922	4,567

Note: Numbers have been rounded.

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1.20	Risks and Opportunities

1.20.1	Risks

•
The mineral reserve estimates are most sensitive to metal prices. Coeur’s current strategy is to sell most of the metal production at spot prices, exposing Coeur to both positive and negative changes in the market, both of which are outside of the company’s control;

•
Geotechnical and hydrological assumptions used in mine planning are based on historical performance, and to date historical performance has been a reasonable predictor of current conditions. Any changes to the geotechnical and hydrological assumptions could affect mine planning, affect capital cost estimates if any major rehabilitation is required due to a geotechnical or hydrological event, affect operating costs due to mitigation measures that may need to be imposed, and impact the economic analysis that supports the mineral reserve estimates;

•	Additional dilution or ore losses due to overbreak or underbreak from underground stoping;

•	Shortfall of underground workforce due to a lack of human resources in northern Ontario;

•
Maintenance of site water volumes and the TMA construction schedule is contingent on the ability to treat water at forecasted rates. If water treatment does not meet the efficiencies required, additional costs for water treatment or water storage may be required.

1.20.2	Opportunities

Opportunities include:

•	Conversion of some or all of the measured and indicated mineral resources currently reported exclusive of mineral reserves to mineral reserves, with appropriate supporting studies;

•	Upgrade of some or all of the inferred mineral resources to higher-confidence categories, such that such better-confidence material could be used in mineral reserve estimation;

•
Additional open-pit pushbacks and satellite pits, with the potential to extend open-pit mine life, keep the mill operating at full capacity for longer, and deferring reclaim of the low-grade stockpile;

•	In-pit waste rock and tailings storage.

1.21	Conclusions

Under the assumptions in this Report, the operations evaluated show a positive cash flow over the remaining LOM. The mine plan is achievable under the set of assumptions and parameters used.

1.22	Recommendations

As Rainy River is an operating mine, the QPs have no material recommendations to make.

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2	INTRODUCTION

Mr. Corey Kamp, P.Eng., Mr. Michael Kontzamanis, P.Eng., Ms. Caroline Daoust, P.Geo., Mr. Vincent Nadeau-Benoit, P.Geo., Ms. Emily O’Hara, P.Eng., Mr. Mohammad Taghimohammadi, P.Eng., and Mr. Travis Pastachak, P.Geo., prepared this technical report summary (the Report) on the Rainy River Operations in northwestern Ontario (ON), Canada (Figure 2‑1).

Coeur Mining, Inc. (Coeur) holds a 100% interest in the mine.

The Rainy River Operations consist of the currently operating open-pit, and underground mines, processing facility, and associated infrastructure.

2.1	Registrant

Coeur acquired the Rainy River Operations in March 2026 through its acquisition of New Gold Inc. (New Gold).

2.2	Terms of Reference

2.2.1	Report Purpose

The Report was prepared to be attached as an exhibit to support mineral property disclosure, including mineral resource estimates, for the Rainy River Operations in Coeur’s Current Report on Form 8-K.

Mineral resources and mineral reserves are reported for the Rainy River open pit, underground, and in surface stockpiles.

2.2.2	Terms of Reference

Unless otherwise indicated, all financial values are reported in United States dollars (US$).  The local currency is the Canadian dollar (C$).

Metric units are primarily used for mineral resources, reserves, and grades (e.g., tonnes and g/t), although some US customary units may appear where applicable.

The Report uses US English.

Mineral resources and mineral reserves are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (S-K 1300) of the United States Securities and Exchange Commission.

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Figure 2‑1:	Project Location Plan

2.3	Qualified Person Responsibility

This technical report summary was prepared by the following Qualified Persons, all full-time Coeur employees:

•	Mr. Corey Kamp, P.Eng., Director, Mining and Rock Mechanics at Coeur;

•	Mr. Michael Kontzamanis, P.Eng., Senior Underground Long Range Planner at the Rainy River Operations;

•	Ms. Caroline Daoust, P.Geo., Exploration Manager at the Rainy River Operations;

•	Mr. Vincent Nadeau-Benoit, P.Geo., Director, Mineral Resources at Coeur;

•	Ms. Emily O’Hara, P.Eng., Manager, Water Strategy and Stewardship at Coeur;

•	Mr. Mohammad Taghimohammadi, P.Eng., Mill Manager at Coeur;

•	Mr. Travis Pastachak, P.Geo., Senior Director, Project Development at Coeur.

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Coeur acquired the Rainy River Operations in March 2026 through its acquisition of New Gold Inc. (New Gold).

The QPs are responsible for, or co-responsible for, the Report Chapters set out in Table 2‑1.

Table 2‑1:	QP Chapter Responsibilities

QP Name	Chapter Responsibility
Mr. Corey Kamp
1.1, 1.2, 1.10.2, 1.10.3, 1.11.1, 1.11.1.1, 1.11.2, 1.11.3, 1.12, 1.12.1, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.1, 2.5, 2.6, 2.7, 7.4, 11.13.2, 11.13.4, 11.13.5, 11.13.6, 11.14, 11.15, 12.1, 12.2, 12.3, 12.4, 12.6, 12.7, 13.1, 13.2, 13.4, 21, 22.1, 22.7, 22.8, 22.9, 22.17, 22.18, 23, 24, 25.1, 25.2, 25.3, 25.4, 25.5, 25.6, 25.7

Mr. Kontzamanis
1.1, 1.2, 1.10.2, 1.10.3, 1.11.1, 1.11.1.2, 1.11.2, 1.11.3, 1.12, 1.12.2, 1.15, 1.17, 1.18, 1.19, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.2, 2.5, 2.6, 2.7, 11.13.3, 11.13.4, 11.13.5, 11.13.6, 11.14, 11.15, 12.1, 12.2, 12.3 12.5, 12.6, 12.7, 13.1, 13.3, 13.4, 16.1, 16.2, 16.3, 18.1, 18.2, 18.3, 19.1, 19.2, 19.3, 19.4, 19.5, 21, 22.1, 22.7, 22.8, 22.9, 22.12, 22.14, 22.15, 22.16, 22.17, 22.18, 23, 24, 25.1, 25.2, 25.3, 25.4, 25.5, 25.6, 25.7

Ms. Caroline Daoust
1.1, 1.2, 1.5, 1.6, 1.7, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.3, 2.5, 2.6, 2.7, 5.0, 6.1, 6.2, 6.3, 6.4, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 21, 22.1, 22.3, 22.4, 22.17, 22.18, 23, 24, 25.1

Mr. Vincent Nadeau-Benoit
1.1, 1.2, 1.8, 1.10.1, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.4, 2.5, 2.6, 2.7, 9.1, 9.2, 9.3, 9.4. 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13.1, 11.14, 11.15, 21, 22.1, 22.5, 22.7, 22.17, 22.18, 23, 24, 25.1, 25.2, 25.3, 25.4, 25.5, 25.6, 25.7

Ms. Emily O’Hara
1.1, 1.2, 1.3, 1.4, 1.16, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.5, 2.5, 2.6, 2.7, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 4.1, 4.2, 4.3, 4.4, 7.3, 15.6, 15.7, 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 20, 21, 22.1, 22.2, 22.13, 22.17, 22.18, 23, 24, 25.1, 25.4, 25.5, 25.6, 25.7

Mr. Mohammad Taghimohammadi	1.1, 1.2, 1.9, 1.13, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.6, 2.5, 2.6, 2.7, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 13.4,14.1, 14.2, 14.3, 14.4, 14.5, 21, 22.1, 22.6, 22.10, 22.17, 22.18, 23, 24, 25.1
Mr. Travis Pastachak	1.1, 1.2, 1.14, 1.20, 1.21, 1.22, 2, 2.1, 2.2, 2.3, 2.4.7, 2.5, 2.6, 2.7, 15.1, 15.2, 15.3, 15.4, 15.5, 15.8, 15.9, 21, 22.1, 22.11, 22.17, 22.18, 23, 24, 25.1

2.4	Site Visits and Scope of Personal Inspection

2.4.1	Mr. Corey Kamp

Mr. Kamp’s most recent site visit was November 26, 2025. During this visit he focused on surface and underground discussions with the operational and technical teams to review the open pit planning assumptions for year-end mineral resources and reserves.

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2.4.2	Mr. Michael Kontzamanis

Mr. Kontzamanis’ most recent site visit occurred from December 15–19, 2025, focusing on discussions with operational and technical teams to validate long‑term planning assumptions for year-end mineral reserves. His most recent underground inspection took place during an October 20–23, 2025 visit, with attention directed toward development progress, stope sequencing, ground conditions, and key performance metrics.

2.4.3	Ms. Caroline Daoust

Ms. Daoust’s most recent site visit was from December 3–16, 2025, as part of her routine monthly presence at the site. In her role as Exploration Manager for the Exploration department, Ms. Caroline Daoust maintains a regular onsite schedule of two weeks per month to inspect and oversee the exploration work. Her main work at the site includes managing contractor compliance, daily review of the drill core, supervising Coeur employees, regular field visits, reviewing drilling results, and monitoring drilling and other field activities.

2.4.4	Mr. Vincent Nadeau-Benoit

Mr. Nadeau-Benoit’s most recent site visit was from September 8 to September 11, 2025, and focused on the open pit grade control model and reconciliation.  Mr. Nadeau-Benoit also visited the core shack and inspected and reviewed drill core from the 2024 and 2025 exploration programs, and from previous exploration campaigns. In preparation of the year-end model updates, discussion with on-site geologists QA/QC results, sampling and logging procedure, and other protocols regarding the data collection for the drill hole database.

2.4.5	Ms. Emily O’Hara

Ms. O’Hara’s most recent site visit was September 9 to September 11, 2025, and focused on an internal audit of the water stewardship program and tailings management system. During this site visit, Ms. O’Hara completed a site tour which inspected the water treatment system, discharge location (which was not operating due to low flows) and the open pit.

2.4.6	Mr. Mohammad Taghimohammadi

Mr. Taghimohammadi's most recent site visit to the Rainy River operation was from December 11 to December 22, 2025, as part of his routine monthly presence at the site. In his role as Mill Manager for the Rainy River processing plant, Mr. Taghimohammadi maintains a regular on-site schedule of approximately two weeks per month to inspect and oversee process plant operations. During this visit, activities included direct oversight of plant performance, engagement with operations, metallurgical, and Projects teams, and review of process control, throughput, and recovery performance in support of ongoing operational and planning objectives.

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2.4.7	Mr. Travis Pastachak

Mr. Pastachak’s most recent site visit to the Rainy River operation was December 15–17, focusing on a site inspection and review of the completed Stage 7 tailings dam raise and the execution and safety compliance of ongoing construction projects. In preparation for the execution of 2026 projects and refinement of budgets, Mr. Pastachak held meetings with various site staff during his visit.

2.5	Report Date

The Report is current as at December 31, 2025.

2.6	Information Sources and References

The reports and documents listed in Chapter 24 and Chapter 25 of this Report were used to support Report preparation.

2.7	Previous Technical Report Summaries

Coeur has not previously filed a technical report summary on the Project under S-K 1300.

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Rainy River Operations Ontario Technical Report Summary

3	PROPERTY DESCRIPTION

3.1	Property Location

The Rainy River Operations are in northwestern Ontario, Canada. The mine is located in the District of Rainy River, approximately 50 km northwest of Fort Frances, and about 370 km southeast of Winnipeg as shown in

Figure 2‑1.

The approximate center of the property is located at 48° 50' N, 94° 01' W (WGS 84).

3.2	Ownership

Coeur wholly owns the Rainy River Operations. Coeur acquired the operations as the result of a takeover in March 2026, whereby a wholly-owned Coeur subsidiary acquired all the issued and outstanding New Gold shares.

3.3	Mineral Title

The mineral titles are in the townships of Fleming, Mather, Menary, Patullo, Potts, Richardson, Senn, Sifton, and Tait.

3.3.1	Tenure Holdings

Coeur holds mineral title under patented claims, surface rights, Crown lands, and unpatented claims (cell claims, multi-cell claims (both staked online), and boundary cell claims (staked prior to online staking).

Coeur divides the patented titles associated with the mine into three areas (Figure 3‑1):

•
“Project Lands”. A term used for the tenures that host the Rainy River Mine, and adjacent lands intended for mining. This category includes 117 separate parcels covering approximately 5,787 ha (Table 3‑1). The Project Lands are shown in blue on Figure 3‑1;

•
“Infrastructure Lands”. A term used for the tenures that are leased or owned for the transmission line corridor. This category includes 22 parcels that cover approximately 2,800.22 ha, of which six parcels, totaling 419.23 ha, overlap with the Project Lands. These lands are listed as owned unless specified as leased (Table 3‑2). They are shown in orange in Figure 3‑1;

•
“Regional Lands”. A term used for the broader land holdings associated with the Project. This category includes 75 parcels covering approximately 3,698.44 ha. A total of 31 parcels are designated as Species at Risk (SAR) Habitat Compensation Lands. These rights are owned by Coeur unless marked as leased (Table 3‑3). Regional Lands are shown in yellow in Figure 3‑1.

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Figure 3‑1:	Mineral Tenure Location Map

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Rainy River Operations Ontario Technical Report Summary

Table 3‑1:	Patented Claims, Project Lands

PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56042-0061	56042-0100	01: surface rights and mineral rights	62.87
56042-0018	56042-0018	01: surface rights and mineral rights	64.64
56042-0162	56042-0163	01: surface rights and mineral rights	63.09
56042-0058	56042-0058	01: surface rights and mineral rights	32.26
56042-0101	56042-0128	01: surface rights and mineral rights	64.25
56042-0037	56042-0037	01: surface rights and mineral rights	32.38
56042-0077	56042-0077	01: surface rights and mineral rights	31.30
56042-0203	56042-0203	21: surface rights and mineral rights lease	454.05
56042-0090	56042-0090	01: surface rights and mineral rights	0.18
56035-0178	56035-0178	01: surface rights and mineral rights	64.36
56042-0114	56042-0114	01: surface rights and mineral rights	63.24
56042-0212	56042-0212	01: surface rights and mineral rights	81.00
56042-0122	56042-0140	15: surface rights and mineral rights leased	31.64
56042-0047	56042-0047	01: surface rights and mineral rights	65.49
56042-0089	56042-0089	01: surface rights and mineral rights	0.32
56042-0052	56042-0052	01: surface rights and mineral rights	32.44
56042-0224	56042-0224	01: surface rights and mineral rights	10.21
56042-0053	56042-0053	01: surface rights and mineral rights	32.38
56042-0113	56042-0102	01: surface rights and mineral rights	32.28
56036-0084	56036-0084	01: surface rights and mineral rights	72.59
56042-0014	56042-0141	15: surface rights and mineral rights leased	62.81
56042-0147	56042-0146	01: surface rights and mineral rights	0.95
56042-0021	56042-0021	01: surface rights and mineral rights	64.91
56042-0006	56042-0006	01: surface rights and mineral rights	1.17
56042-0151	56042-0150	01: surface rights and mineral rights	63.33
56042-0133	56042-0133	01: surface rights and mineral rights	64.39
56042-0043	56042-0043	01: surface rights and mineral rights	32.41
56042-0103	56042-0142	15: surface rights and mineral rights leased	63.60
56042-0164	56042-0165	01: surface rights and mineral rights	32.35
56042-0157	56042-0156	01: surface rights and mineral rights	64.42
56042-0059	56042-0059	01: surface rights and mineral rights	31.27
56042-0108	56042-0140	15: surface rights and mineral rights leased	64.10
56042-0184	56042-0185	01: surface rights and mineral rights	31.71
56042-0030	56042-0140	15: surface rights and mineral rights leased	63.29

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Rainy River Operations Ontario Technical Report Summary

PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56042-0168	56042-0169	01: surface rights and mineral rights	82.69
56042-0033	56042-0099	01: surface rights and mineral rights	64.17
56042-0166	56042-0167	01: surface rights and mineral rights	63.49
56042-0038	56042-0038	01: surface rights and mineral rights	31.94
56042-0055	56042-0055	01: surface rights and mineral rights	64.48
56042-0192	56042-0192	21: surface rights and mineral rights lease	236.01
56042-0208	56042-0171	01: surface rights and mineral rights	42.48
56042-0065	56042-0065	01: surface rights and mineral rights	32.45
56042-0078	56042-0078	01: surface rights and mineral rights	33.47
56042-0088	56042-0088	01: surface rights and mineral rights	1.11
56042-0002	56042-0002	01: surface rights and mineral rights	64.31
56042-0121	56042-0121	01: surface rights and mineral rights	63.91
56042-0046	56042-0046	01: surface rights and mineral rights	62.73
56035-0242	56035-0243	12: surface rights, no mineral rights option	64.44
56042-0172	56042-0173	01: surface rights and mineral rights	64.53
56042-0190	56042-0191	01: surface rights and mineral rights	31.88
56042-0182	56042-0183	01: surface rights and mineral rights	30.34
56042-0086	56042-0086	01: surface rights and mineral rights	0.33
56042-0176	56042-0177	01: surface rights and mineral rights	32.23
56042-0155	56042-0154	01: surface rights and mineral rights	32.86
56042-0085	56042-0085	01: surface rights and mineral rights	0.27
56042-0145	56042-0145	01: surface rights and mineral rights	32.08
56042-0116	56042-0116	01: surface rights and mineral rights	59.95
56042-0204	56042-0204	21: surface rights and mineral rights lease	193.78
56042-0131	56042-0131	01: surface rights and mineral rights	65.44
56042-0083	56042-0141	15: surface rights and mineral rights leased	31.90
56035-0098	56035-0098	01: surface rights and mineral rights	64.12
56042-0180	56042-0181	01: surface rights and mineral rights	64.33
56042-0117	56042-0117	01: surface rights and mineral rights	63.39
56042-0029	56042-0029	01: surface rights and mineral rights	82.90
56042-0104	56042-0139	01: surface rights and mineral rights	32.65
56042-0024	56042-0024	01: surface rights and mineral rights	31.87
56042-0036	56042-0036	01: surface rights and mineral rights	64.72
56042-0195	56042-0195	21: surface rights and mineral rights lease	198.77
56042-0060	56042-0060	01: surface rights and mineral rights	64.02
56042-0063	56042-0063	01: surface rights and mineral rights	33.29

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PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56042-0206	56042-0161	01: surface rights and mineral rights	63.96
56042-0062	56042-0062	01: surface rights and mineral rights	32.42
56042-0012	56042-0012	01: surface rights and mineral rights	64.92
56035-0090	56035-0090	01: surface rights and mineral rights	63.57
56042-0044	56042-0044	01: surface rights and mineral rights	31.42
56042-0005	56042-0005	01: surface rights and mineral rights	63.11
56042-0223	56042-0223	21: surface rights and mineral rights lease	54.88
56042-0111	56042-0193	15: surface rights and mineral rights leased	32.39
56042-0026	56042-0026	01: surface rights and mineral rights	40.49
56042-0027	56042-0027	01: surface rights and mineral rights	63.92
56042-0112	56042-0112	01: surface rights and mineral rights	64.46
56042-0050	56042-0050	01: surface rights and mineral rights	64.05
56042-0174	56042-0175	01: surface rights and mineral rights	32.72
56042-0025	56042-0025	01: surface rights and mineral rights	31.83
56042-0202	56042-0202	21: surface rights and mineral rights lease	97.39
56035-0194	56035-0194	01: surface rights and mineral rights	64.93
56042-0016	56042-0016	01: surface rights and mineral rights	64.97
56042-0186	56042-0187	01: surface rights and mineral rights	31.81
56042-0011	56042-0098	01: surface rights and mineral rights	63.00
56035-0176	56035-0176	01: surface rights and mineral rights	64.95
56035-0255	56035-0255	21: surface rights and mineral rights lease	63.95
56042-0178	56042-0179	01: surface rights and mineral rights	40.98
56042-0153	56042-0152	01: surface rights and mineral rights	32.24
56042-0056	56042-0056	01: surface rights and mineral rights	31.89
56035-0066	56035-0066	01: surface rights and mineral rights	65.99
56042-0188	56042-0189	01: surface rights and mineral rights	32.17
56042-0068	56042-0068	01: surface rights and mineral rights	1.75
56042-0221	56042-0221	01: surface rights and mineral rights	3.16
56041-0240	56041-0240	01: surface rights and mineral rights	2.73
56042-0220	56042-0220	01: surface rights and mineral rights	0.47
56042-0215	56042-0215	01: surface rights and mineral rights	0.09
56042-0219	56042-0219	01: surface rights and mineral rights	0.02
56041-0268	56041-0268	01: surface rights and mineral rights	0.05
56042-0213	56042-0213	01: surface rights and mineral rights	0.14
56042-0222	56042-0222	01: surface rights and mineral rights	2.69
56042-0218	56042-0218	01: surface rights and mineral rights	0.00

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Rainy River Operations Ontario Technical Report Summary

PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56042-0217	56042-0217	01: surface rights and mineral rights	2.56
56042-0092	56042-0092	01: surface rights and mineral rights	0.04
56042-0091	56042-0091	01: surface rights and mineral rights	0.01
56042-0084	56042-0084	01: surface rights and mineral rights	0.07
56042-0214	56042-0214	01: surface rights and mineral rights	1.28
56042-0082	56042-0141	15: surface rights and mineral rights leased	32.32
56042-0081	56042-0081	01: surface rights and mineral rights	64.67
56042-0034	56042-0097	01: surface rights and mineral rights	62.64
56042-0148	56042-0149	01: surface rights and mineral rights	63.83
56042-0110	56042-0110	01: surface rights and mineral rights	64.82
56042-0093	56042−0223	14: mineral rights, no surface rights	10.24
Total hectares			5,786.94
Note:  PIN = property identification number.

Table 3‑2:	Patented Claims, Infrastructure Lands and Project Overlap Lands

PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56046-0159	56046-0159	Infrastructure	01: surface rights and mineral rights
56046-0135	56046-0135	Infrastructure	01: surface rights and mineral rights
56046-0128	56046-0028	Infrastructure	12: surface rights (no mineral rights option)
56046-0178	56046-0178	Infrastructure	01: surface rights and mineral rights
56042-0129	56042-0129	Infrastructure, Project	01: surface rights and mineral rights
56042-0206	56042-0158	Infrastructure, Project	01: surface rights and mineral rights
56042-0194	56042-0194	Infrastructure, Project	21: surface rights and mineral rights Lease
56042-0064	56042-0064	Infrastructure, Project	01: surface rights and mineral rights
56042-0196	56042-0197	Infrastructure, Project	01: surface rights and mineral rights
56035-0256	56035-0256	Infrastructure	21: surface rights and mineral rights Lease
56035-0249	56035-0248	Infrastructure	01: surface rights and mineral rights
56035-0247	56035-0246	Infrastructure	01: surface rights and mineral rights
56035-0015		Infrastructure	13: easement
56035-0195	56035-0195	Infrastructure	01: surface rights and mineral rights
56042-0205	56042-0205	Infrastructure	21: surface rights and mineral rights Lease
56042-0198	56042-0199	Infrastructure, Project	01: surface rights and mineral rights
56034-0003	56034-0003	Infrastructure	21: surface rights and mineral rights Lease
56032-0285	56032-0285	Infrastructure	21: surface rights and mineral rights Lease
56035-0253	56035-0253	Infrastructure	21: surface rights and mineral rights Lease
56035-0254	56035-0254	Infrastructure	21: surface rights and mineral rights Lease
56034-0002	56034-0002	Infrastructure	21: surface rights and mineral rights Lease
56046-0175	56046-0175	Infrastructure	01: surface rights and mineral rights
Total hectares:			2,380.99

Note:  PIN = property identification number.

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Table 3‑3:	Patented Claims, Regional Lands

PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56032-0281	56032-0280	22: surface rights and mineral rights option	4.18
56035-0009	56035-0009	01: surface rights and mineral rights	64.69
56035-0042	56035-0042	01: surface rights and mineral rights	64.80
56035-0187	56035-0187	01: surface rights and mineral rights	32.03
56035-0245	56035-0244	02: mineral rights (no surface rights)	9.04
56036-0077	56036-0077	01: surface rights and mineral rights	76.02
56036-0118	56036-0019	12: surface rights (no mineral rights option)	78.42
56036-0233	56036-0234	12: surface rights (no mineral rights option)	0.44
56041-0159	56041-0159	01: surface rights and mineral rights	64.73
56041-0164	56041-0164	01: surface rights and mineral rights	59.59
56041-0215	56041-0220	01: surface rights and mineral rights	10.09
56041-0219	56041-0220	02: mineral rights (no surface rights)	53.79
56041-0222	56041-0221	01: surface rights and mineral rights	62.70
56041-0223	56041-0224	01: surface rights and mineral rights	64.09
56041-0225	56041-0226	01: surface rights and mineral rights	65.52
56041-0230	56041-0229	02: mineral rights (no surface rights)	68.35
56041-0233	56041-0233	21: surface rights and mineral rights lease	63.20
56041-0234	56041-0234	21: surface rights and mineral rights lease	214.77
56041-0235	56041-0235	21: surface rights and mineral rights lease	29.04
56041-0239	56041-0239	21: surface rights and mineral rights lease	222.58
56041-0247	56041-0246	02: mineral rights (no surface rights)	64.76
56041-0253	56041-0253	01: surface rights and mineral rights	3.31
56041-0254	56041-0254	01: surface rights and mineral rights	28.27
56041-0256	56041-0256	01: surface rights and mineral rights	6.45
56041-0257	56041-0257	01: surface rights and mineral rights	55.89
56041-0271	56041-0270	02: mineral rights (no surface rights)	16.53
56041-0273	56041-0272	02: mineral rights (no surface rights)	64.22
56041-0275	56041-0274	02: mineral rights (no surface rights)	70.29
56041-0277	56041-0276	02: mineral rights (no surface rights)	31.16

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PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56041-0278	56041-0278	01: surface rights and mineral rights	0.59
56041-0279	56041-0279	01: surface rights and mineral rights	0.23
56041-0281	56041-0281	01: surface rights and mineral rights	0.28
56041-0283	56041-0283	01: surface rights and mineral rights	0.04
56044-0003		18: species at risk habitat compensation lands	64.77
56044-0006		18: species at risk habitat compensation lands	65.69
56044-0007		18: species at risk habitat compensation lands	32.62
56044-0008		18: species at risk habitat compensation lands	64.01
56044-0014		18: species at risk habitat compensation lands	64.44
56044-0016		18: species at risk habitat compensation lands	32.70
56044-0017		18: species at risk habitat compensation lands	63.05
56044-0020		18: species at risk habitat compensation lands	63.98
56044-0030		18: species at risk habitat compensation lands	31.81
56044-0037		18: species at risk habitat compensation lands	31.75
56044-0041		18: species at risk habitat compensation lands	63.21
56044-0052		18: species at risk habitat compensation lands	32.97
56044-0054		18: species at risk habitat compensation lands	31.19
56044-0055		18: species at risk habitat compensation lands	31.82
56044-0059		18: species at risk habitat compensation lands	32.12
56044-0063		18: species at risk habitat compensation lands	32.72
56044-0067		18: species at risk habitat compensation lands	61.57
56044-0068		18: species at risk habitat compensation lands	63.28
56044-0071		18: species at risk habitat compensation lands	65.03
56044-0077		18: species at risk habitat compensation lands	31.59
56044-0078		18: species at risk habitat compensation lands	32.50
56044-0103		18: species at risk habitat compensation lands	62.13
56044-0105		18: species at risk habitat compensation lands	56.57
56044-0111		18: species at risk habitat compensation lands	32.61
56044-0118		18: species at risk habitat compensation lands	64.05
56044-0124	56044-0125	18: species at risk habitat compensation lands	64.27
56045-0014		18: species at risk habitat compensation lands	63.72
56045-0052		18: species at risk habitat compensation lands	31.95
56045-0086		18: species at risk habitat compensation lands	31.77
56045-0099		18: species at risk habitat compensation lands	129.35
56045-0103		18: species at risk habitat compensation lands	33.29
56045-0171	56045-0172	01: surface rights and mineral rights	65.68

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PIN Surface Rights	PIN Mining Rights	Tenure Type	Area (ha)
56045-0173	56045-0174	01: surface rights and mineral rights	30.47
56045-0175	56045-0176	01: surface rights and mineral rights	65.60
56045-0177	56045-0178	01: surface rights and mineral rights	64.35
56045-0179	56045-0180	01: surface rights and mineral rights	65.16
56045-0181	56045-0182	01: surface rights and mineral rights	0.56
56045-0183	56045-0184	01: surface rights and mineral rights	0.05
56045-0185	56045-0186	01: surface rights and mineral rights	64.22
56045-0196	56045-0188	02: mineral rights (no surface rights)	63.64
56045-0196	56045-0188	02: mineral rights (no surface rights)	0.59
56045-0198	56045-0197	02: mineral rights (no surface rights)	65.48
Total hectares:			3,698.44

Note:  PIN = property identification number.

In addition to the Project, Infrastructure and Regional Lands, Coeur holds a regional tenure package consisting of 1,581 unpatented claims, including 1,040 unencumbered Single Cell Mining Claim/Multiple Cell Mining Claim claims (23,073.7 ha), 447 encumbered Single Cell Mining Claim/Multiple Cell Mining Claim claims (10,745.48 ha), and 94 Boundary Cell Mining Claim claims (961.18 ha), covering an aggregate area of approximately 34,780.36 ha. These are shown in grey on Figure 3‑1 and a full list is provided in Appendix A.

3.3.2	Patented Claims

Patented titles secure mining rights and/or surface rights. They are identified with a property identification number (PIN) in the Ontario Land Registry System. Mining rights give the title owner the right to explore and extract minerals.

Patented lands do not have assessment work obligations but require payment of both municipal realty and provincial mining taxes. Crown Leases are unpatented mining claims that have been converted to leases. All patented lands for surface rights and mining rights on the property are either owned or leased by Coeur.

Patented titles cover the mine property and some of the adjacent lands; they consist of 213 parcels consisting of mining rights, surface rights, and Crown Lease properties. Parcels can have either surface rights or mining rights or both. There are also an additional four residential surface rights parcels owned by Coeur in Emo, Ontario which do not fall into the categories of Project Lands, Infrastructure Lands or Regional Lands.

3.3.3	Unpatented Claims

These claims give the right to carry out mineral exploration and development under the Mining Act. Unpatented claims are valid for either one or two years.

All unpatented claims are in good standing and assessment work credits are sufficient to maintain that standing for several years. The claims have varied expiration dates, and are all currently active, as recorded in the Mining Lands Administration System (MLAS).  They are listed in Appendix A.

Effective Date: December 31, 2025	Page 3-9

Rainy River Operations Ontario Technical Report Summary

3.4	Property Agreements

The Rainy River Operations signed a Site Plan Agreement with the Township of Chapple on March 24, 2016. The agreement covers areas such as the proposed mine development, operation and reclaim, zoning by-laws, road maintenance, permitting and letters of commitments.

The Rainy River Operations signed a Property Access and Co-Operation Agreement with Richard and Linda Neilson on December 24, 2015. The agreement covers access rights, species at risk mitigation work, research into flora and fauna, and research into social, environmental, and scientific matters.

The Rainy River Operations entered into agreements with former landowners to maintain hay fields in such a manner as described in Endangered Species Act permit FF-C-001-14. 380 hectares of hay fields are maintained as such and are not harvested until after August 1 each year in keeping with the Endangered Species Act permit and the breeding bird window. As per the agreements, former landowners pay C$7 per round bale back to the Rainy River Operations for the hay they have harvested. These funds are to be used for the maintenance of these fields. The field maintenance, and therefore the “haying agreements”, will remain in place for as long as the Endangered Species Act permit is in effect (into post-closure).

3.5	Surface Rights

Surface rights holdings are discussed in Chapter 3.3.

Coeur currently controls all the surface rights necessary for its mining leases and mining concessions, which include the areas with estimated mineral resources and mineral reserves. Other exploration claims included in the Project area are either located on Crown land or on private land. Coeur has the first right to acquire the surface rights by taking the relevant claims to mining lease status.

Coeur owns the land that encompasses all existing surface infrastructure related to the Rainy River Operations.

There are sufficient rights held to support the life-of-mine (LOM) plan.

3.6	Water Rights

Coeur maintains two Permits to Take Water for Mine Dewatering (1538-BXNN49) and Pit Dewatering (6832-C2RLAD). Water rights are sufficient for the LOM.

3.7	Royalties

A portion of the mineral lands are covered by either a 1–2% net smelter return (NSR) royalty or a 10% net profits interest (NPI) royalty summarized in Table 3‑4 and shown in Figure 3‑2.

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Rainy River Operations Ontario Technical Report Summary

Table 3‑4:	Rainy River Royalty Summary

Royalty Zone	PIN_SR	PIN_MR	Ownership	Royalty Type	Royalty Acquired From	Date Acquired	Buy-Down Right or Buy-Out Provision
Intrepid	56042-0164	56042-0165	NGI / NGI	1% NSR	Doug Teeple	6/1/2011	Teeple buydown Royalty from 2% 1% October 31, 2024
Open Pit	56042-0033	56042-0099	NGI / NGI	10% NPI	Nuinsco Resources Limited (NOTE: Nuinsco acquired property from Jack Eldon Franklin Morrison)	6/28/2005	Agreement and Amending Agreement are SILENT as to a buy-down right or a buy-out
Open Pit	56042-0088	56042-0088	NGI / NGI	2% NSR	Bertram James Robinson	2/1/2012	Can purchase ½ of Royalty via one-time payment of CAD$1 million reducing Royalty from 2% to 1%
Intrepid	56042-0190	56042-0191	NGI / NGI	2% NSR	Bayfield Ventures Corp.	1/19/2015	Can purchase ½ of Royalty via one-time payment of CAD$1 million reducing NSR from 2% to 1%
Intrepid	56042-0176	56042-0177	NGI / NGI	2% NSR	Nancy Lynn Gibb & Douglas George Gibb	10/13/2011	Can purchase ½ of Royalty via one-time payment of CAD$1 million reducing Royalty from 2% to 1%
Open Pit	56042-0060	56042-0060	NGI / NGI	10% NPI	Nuinsco Resources Limited (NOTE: Nuinsco acquired property from David L. Lafever & Joseph E. Lafever & Wendel R. Kistler & Gordon G. Pape)	6/28/2005	Agreement is SILENT to a buy-down right or a buy-out

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Rainy River Operations Ontario Technical Report Summary

Royalty Zone	PIN_SR	PIN_MR	Ownership	Royalty Type	Royalty Acquired From	Date Acquired	Buy-Down Right or Buy-Out Provision
Open Pit	56042-0148	56042-0149	NGI / NGI	2% NSR	Alice Wepruk & Paul Wepruk	3/29/2010	Can purchase ½ of Royalty via one-time payment of CAD$1 million reducing Royalty from 2% to 1%
Open Pit	56042-0011	56042-0098	NGI / NGI	2% NSR (formerly 10% NPI)	Nuinsco Resources Limited	6/28/2005	Can purchase ½ of Royalty via one-time payment of CAD$1 million reducing NSR from 2% to 1%
Open Pit	56042-0034	56042-0097	NGI / NGI	10% NPI	Nuinsco Resources Limited (NOTE: Nuinsco acquired property from Shahin Sedaghat)	6/28/2005	Agreement and Amending Agreement are SILENT as to a buy-down right or a buy-out

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Rainy River Operations Ontario Technical Report Summary

Figure 3‑2:	Project Royalty Overview

94°2'15"W
94°1'30"W
94°0'45"W
94°W
93°59'15"W
48°51'N
48°50'30"N
48°50'N
48°49'30"N
N
56042-0104
56042-0139
56042-0082
56042-0141
56042-0061
56042-0100
56042-0101
56042-0128
56042-0206
56042-0158
56042-0151
56042-0150
56042-0083
56042-0141
56042-0014
56042-0141
56042-0060
10% NPI
56042-0098
2% NSR
56042-0153
56042-0152
56042-0113
56042-0102
56042-0206
56042-0161
56042-0155
56042-0154
56042-0088
2% NSR
56042-0221
56042-0221
56042-0145
56042-0145
56042-0177
2% NSR
56042-0103
56042-0142
56042-0149
2% NSR
56042-0116
56042-0116
56042-0191
2% NSR
56042-0165
2% NSR
56042-0012
56042-0012
56042-0099
10% NPI
56042-0097
10% NPI
56042-0184
56042-0185
56042-0111
56042-0193
56042-0036
56042-0036
56042-0114
56042-0114
56042-0180
56042-0181
56042-0133
56042-0133
56042-0182
56042-0183
Deposit Footprint (2024)
10% NPI (New Gold SR & MR)
2% NSR (New Gold SR & MR)
01 - New Gold SR and MR
02 - New Gold MR (No SR)
15 - New Gold SR, MR Leased
21 - New Gold SR and MR Lease
Other
56041-0225
56041-0226
56041-0222
56041-0221
56041-0223
56041-0224
56041-0164
56041-0164
56036-0077
56036-0077
0
0.5
1
km
COEUR MINING®

Note:  Figure prepared by Coeur, 2026.

3.8	Streaming Agreements

In July 2015, Coeur entered into a streaming agreement with Royal Gold A.G., a wholly-owned subsidiary of Royal Gold Inc. (Royal Gold), in which Royal Gold agreed to provide Coeur with an upfront deposit of $175 million which was used for the development of the Rainy River Operations. In return, Royal Gold is provided 6.5% of the Rainy River Operation’s gold production up to a total of 230,000 ounces of gold, and 3.25% of the Rainy River Operation’s gold production thereafter; and 60% of the Rainy River Operation’s silver production up to a total of 3.1 million ounces of silver, and 30% of the Rainy River Operation’s silver production thereafter.

In addition to the upfront deposit, Royal Gold will pay 25% of the average spot gold or silver price when each ounce of gold or silver is delivered under the stream.

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Rainy River Operations Ontario Technical Report Summary

3.9	First Nations

Coeur agreed to financial participation in the Rainy River Operations in the form of royalties to certain First Nations with Impact Benefit Agreements. The operations are party to an Impact Benefit Agreement (discussed further in Chapter 17.5) with the following First Nations:

•	Fort Frances Chief’s Secretariat;

•	Naicatchewenin/Rainy River First Nations;

•	Big Grassy First Nations;

•	Anishinaabeg of Naongashiing;

•	Onigaming;

•	Naotkamegwanning;

•	Animikee Wa Zhing;

•	Metis Nation of Ontario.

3.10	Encumbrances

3.10.1	Permitting Requirements

Rainy River permitting considerations are discussed in Chapter 17.4.

3.10.2	Violations and Fines

There are no major violations or fines as understood in the United States mining regulatory context that have been reported for the Rainy River Operations.

3.11	Significant Factors and Risks That May Affect Access, Title or Work Programs

To the extent known to the QP, there are no other known significant factors and risks that may affect access, title, or the right or ability to perform work on the properties that comprise the Rainy River Operations that are not discussed in this Report.

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Rainy River Operations Ontario Technical Report Summary

4	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1	Physiography

The topography forms two distinct physiographic regions which are separated by the Rainy Lake–Lake of the Woods Moraine, a prominent northwest to southeast topographic feature located just north of Richardson Township. North and east of this moraine, the bedrock exposure is significant, with topographic relief reaching up to 90 m, primarily due to the variable erosion of granitic batholiths compared to the adjacent supracrustal rocks of the Canadian Shield. This area has been shaped by the Whiteshell glacial event, originating from the Labradorean ice centre, located to the northeast.

South and west of the moraine, the landscape is characterized by lowlands with minimal topographic relief. Here, glacial overburden is typically 20–40 m thick, drainage is poor, and bedrock outcrops are scarce, covering <1% of the surface. Bedrock cover consists of till, lacustrine silts and clays, and clayey carbonate- rich tills, with local thick peat in some poorly drained areas.

Elevations range from 340–400 masl.

Vegetation in the region is part of the northeastern hardwood zone, located near the southern edge of the boreal forest.

4.2	Accessibility

The area is accessed by a network of paved provincial roads and highways, as well as by commercial airlines flying into International Falls, Minnesota. Access from Thunder Bay to the property is approximately 415 km and access from Winnipeg is approximately 370 km through Kenora. Sealed roads provide year-round access.

The Canadian National Railway is situated 21 km south of the operations area, running east–west just north of the Minnesota border. The nearby towns and villages of Fort Frances, Emo, and Rainy River are located along this railway line.

4.3	Climate

The region has a continental climate, with extreme temperatures ranging from +35°C in summer to -40°C in winter. The area receives an average annual precipitation of 710 mm, with about 670 mm of rainfall and 142 cm of snowfall. The heaviest monthly precipitation typically occurs in June and July.

Mining operations are conducted year-round.

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Rainy River Operations Ontario Technical Report Summary

4.4	Infrastructure

The area is well served by existing infrastructure. Human resources are available from three small towns within easy driving distance of the Rainy River Operations: Emo (34 km by road, population 1,333), Rainy River (79 km by road, population 752), and Fort Frances (68 km by road, population 7,466). These population figures are based on the 2021 census.

Hydroelectricity is generated north of Kenora at several locations, as well as to the west and east of Thunder Bay. The major drainage system includes Rainy Lake to the southeast, which is drained by the Rainy River flowing west along the Minnesota border into Lake of the Woods, eventually feeding into the Lake Winnipeg watershed.

The area surrounding the Rainy River Operations is sparsely populated. Farm stations consisting of one to a few houses dot the countryside, the majority occurring several kilometres apart. Traditionally, the main source of income in the area has been derived from agriculture, forestry, and tourism.

The Rainy River Operations currently have all infrastructure in place to support mining and processing activities (see also discussions in Chapter 13, Chapter 14, and Chapter 15 of this Report). These Report Chapters also discuss water sources, electricity, personnel, and supplies.

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Rainy River Operations Ontario Technical Report Summary

5	HISTORY

Exploration in the Rainy River region began in 1967, with various companies and government organizations conducting geological and geophysical activities. In 1990, Nuinsco Resources Limited (Nuinsco) acquired the property and launched extensive exploration efforts that included geological mapping, geochemical grid sampling, and geophysical surveys and that continued through 2004. In June 2005, Rainy River Resources Ltd. (Rainy River Resources) acquired a 100% interest in the Rainy River property. Rainy River Resources advanced exploration by relogging historical drill core, establishing a geographic information system (GIS) database, and conducting additional geophysical surveys to refine the mineralization model.

In 2013, New Gold acquired the Rainy River property through the purchase of Rainy River Resources. New Gold released an updated feasibility study  (as defined in Canada), which integrated previous exploration results. In 2015, New Gold expanded its land position through the acquisition of Bayfield Ventures Ltd., which owned several adjacent mining claims.

Open-pit stripping activities commenced in 2016. Ore processing commenced in September 2017 and commercial production in mid-October 2017. Underground development started in June 2021, with processing of the first underground ore in September 2022.

A summary of the exploration and development activities is provided in Table 5‑1.

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Rainy River Operations Ontario Technical Report Summary

Table 5‑1:	Exploration and Development History Summary

Year	Operator	Comment
1967	Noranda	Registered claims and conducted geophysical surveys
1971	Ontario Division of Mines and the Ministry of Natural Resources	Mapped the north-central part of the Rainy River Greenstone Belt
1972	INCO	Completed ground geophysics and two drill holes in 1972 but did not disclose results
1972–1973	Hudbay	Conducted airborne and ground geophysics in 1972, drilled 54 holes in 1973 near the current Rainy River Operations, then halted exploration due to discouraging results
1988	Ontario Geological Survey
Produced a regional geological map (Map P.3140) based on aeromagnetic data and geological mapping. This mapping was supported by an Ontario Geological Survey rota-sonic drilling program that led to the discovery of a “gold-grains-in-till” anomaly in Richardson Township

1988	Mingold Resources
Followed up on the Ontario Geological Survey till anomaly by staking 85 claims and optioning patented lands in Richardson Township and neighboring areas. Despite employing various sampling methods, including reverse circulation (RC) drilling, sampling results were considered inconclusive

1990–2004	Nuinsco Resources Limited (Nuinsco)
Collated a land package and began exploration in 1990.
Conducted reconnaissance mapping and sampling, more detailed grid-based geological mapping, geochemical sampling (soil and enzyme leach), airborne geophysical surveys (electromagnetic (EM) and magnetic) ground geophysical surveys (magnetic, induced polarization (IP), EM, University of Toronto electro-magnetic (UTEM)), drill hole EM, and magnetotelluric), trenching and stripping, Landsat remote sensing studies, and roto-sonic drilling from 1993–2004.
Completed 597 reverse circulation (RC) holes and 217 diamond drill holes (for a total of 49,515 m). The program resulted in the discovery of three significant zones of gold mineralization: the 17 Zone in 1994, the 34 Zone in 1995, and the 433 Zone in 1997. Nuinsco later drilled eight diamond drill holes (1,549 m) in 2004 to test the depth continuity of the 34 Zone.

2005–2013	Rainy River Resources Ltd. (Rainy River Resources)
Acquired the Rainy River Project from Nuinsco in June 2005.
Work completed included geochemical sampling (mobile metal ion soil, soil gas hydrocarbon orientation), age dating, re-logging of portions of historical core, establishing a GIS database, petrographic studies, airborne geophysical surveys (versatile time domain electromagnetic (VTEM) and Titan), ground geophysical surveys (high-sensitivity potassium magnetometer, gravity and EM), drill hole geophysical surveys (EM, IP, 3D conductivity inversion), core drilling, metallurgical testwork, mineral resource and mineral reserve estimation, and supporting studies (socio-economic scoping study, pit slope design and waste management assessment).
Discovered the Intrepid Zone situated 1 km east of the proposed open pit and drilled 225 core drill holes (77,969 m) in 2012–June 2013 to define the Intrepid Zone. Several zones of significant gold mineralization defined over a 3.5 km strike length.
Completed 688,645 m of drilling in 1,407 core holes overall from 2007–2013.
A preliminary economic assessment, as defined in Canada, was completed in 2011, and updated in 2012. A feasibility study, as defined in Canada, was completed in 2013, and envisaged an open-pit and underground mine and a processing plant with conventional crushing, grinding, and recovery circuits.

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Rainy River Operations Ontario Technical Report Summary

Year	Operator	Comment
2007–2013	Bayfield Ventures Ltd. (Bayfield)
Optioned the Burns Block, a single patented claim located East of the ODM Zone, and extending to the western side of the Intrepid Zone in 2007.
Completed airborne geophysical survey (VTEM, caesium vapour).
Completed 102,380 m in 317 core holes from 2012–2013, focusing on eastern extension of the ODM mineralization and western extension of Intrepid Zone.

2013–2025	New Gold
Acquired Rainy River Resources in 2013.
Completed geochemical sampling (3,235 mobile metal ion soil, 2,439 conventional soil, and 573 rock chips), 5,000 sample Corescan hyperspectral alteration survey, 1,992 sample shortwave infrared (SWIR) spectral alteration survey, geophysical surveys (drone-mounted and magnetic), and 158,380 m of core re-logging. Updated mineral resource and mineral reserve estimates. Completed an updated feasibility study(as defined in Canada) in 2014.
Acquired Bayfield, which held a 100% interest in six patented mining rights claims and six unpatented claims, covering approximately 11 km2, adjacent to the current Rainy River Operations.
Commenced mine construction in 2015. Commercial production from the open pit was reached in 2017. Underground development started in June 2021, with processing of the first underground ore in September 2022.
Renewed exploration took place from 2024–2025, including extensive drilling focused within the mine footprint and regional exploration work in the northeast portion of land package, including geological mapping and the collection of 299 grab samples, 17 channel samples, 305 soil samples, and 74 till samples.
Completed 583,501 meters of diamond and RC drilling

2025	Coeur	Coeur acquired the Rainy River Operations in March 2026 through its acquisition of New Gold

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Rainy River Operations Ontario Technical Report Summary

6	GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT

6.1	Deposit Type

The Rainy River deposit is interpreted to be an auriferous volcanogenic massive sulphide (VMS) deposit with a primary synvolcanic source and a secondary syn-tectonic mineralization event that deformed and enriched primary mineralization (Pelletier, 2016; Mercier-Langevin et al., 2015).

VMS mineralization typically occurs within submarine environments at spreading centres where circulating hydrothermal fluids collect, enrich and transport the metals, and precipitate them as massive- to semi-massive sulphide mineralization at or below the seafloor (Franklin et al., 2005). VMS-style mineralization primarily comprises base metal sulphide minerals such as pyrite, chalcopyrite, galena and sphalerite, varying amounts of precious metals (gold and silver), and commonly exhibit zonation of both metals and associated alteration. Mineralization often occurs as semi-massive to massive lenses at or near the seafloor, at times underlain by a network of sulfide stringers. VMS deposits can range in size from tens of metres to multiple kilometres, often occurring in clusters.

6.2	Regional Geology

The Rainy River Operations are located within the 2.7 billion years (Ga) old Neoarchean Rainy River Greenstone Belt, which forms part of the Wabigoon Sub-province of the Superior Province (Figure 6‑1).

The Superior Province is the largest geological province of the Canadian Shield and forms the core of the present-day North American continent. It is interpreted to have formed through the successive accretion and docking of multiple terranes (Percival et al., 2006).

The Wabigoon Sub-province is a 900 km long, east–west-trending, lenticular, volcano–plutonic terrane located in the west part of the Superior Province. It is subdivided into two domains, the Eastern Wabigoon and the Western Wabigoon domains, which are separated by the Winnipeg River Terrane (Percival et al., 2006). The Rainy River Operations are located in the Western Wabigoon Domain.

The Western Wabigoon Domain mainly consists of mafic volcanic rocks deposited between ca. 2.74 Ga and 2.72 Ga. They are tholeiitic and calc-alkalic in composition and are interpreted to represent oceanic crust and volcanic arc sequences, respectively (Percival et al. 2006). These rocks were intruded by 2.74 Ga to 2.66 Ga plutonic rocks which include synvolcanic tonalite–diorite–granodiorite batholiths, sanukitoid (high-magnesium) monzodiorite intrusions, and monzogranite batholiths and plutons (Percival et al. 2006). The volcanic and intrusive sequences are overlain by ca. 2.71 Ga to 2.70 Ga volcano–sedimentary sequences, and are locally unconformably overlain by immature clastic sedimentary sequences derived from local granite–greenstone belt rocks.

In the vicinity of the Rainy River deposit, the Wabigoon Sub-province is bounded to the south by the Late-Archean Seine River‒Rainy Lake Fault and the Quetico Fault. The Quetico Fault splays off the sub-province boundary and trends west through the Western Wabigoon Domain.

Regional metamorphic grade of Archean rocks is typically greenschist to lower-middle amphibolite facies, although upper amphibolite facies mineral assemblages locally occur adjacent to batholiths.

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Rainy River Operations Ontario Technical Report Summary

Figure 6‑1:	Regional Geology Map

Three phases of glaciation are recorded in the far Western Wabigoon–Rainy River area (Barnett 1992). The initial phase of glaciation comprises till of the Labrador Sector of the Laurentide Ice Sheet derived from and deposited directly on Archean basement rocks. As the Labradorean ice sheet retreated, a thick, electrically conductive, barren glaciolacustrine clay and silt horizon originating eastward from glacial Lake Agassiz was deposited. The Keewatin Sector of the Laurentide Ice Sheet then advanced over the area and deposited an argillaceous till of western provenance on top of the clay and silt horizon.

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Rainy River Operations Ontario Technical Report Summary

6.3	Local Geology

6.3.1	Lithological Units

The Rainy River property covers a 50 km long segment of the 70 km long Rainy River Greenstone Belt (refer to Figure 6‑1). In this area, the greenstone belt is bounded by granitic batholiths to the north and to the east, and by the Quetico Fault to the south. In the northeast portion of the Project area, the Rainy River Greenstone Belt is contiguous and merges with the Kakagi–Rowan Lakes Greenstone Belt.

The geology is dominated by tholeiitic mafic volcanic rocks cored by a younger sequence of calc- alkaline felsic volcaniclastic rocks (which host the Rainy River deposit) and by the Off Lake Dyke Complex which represents their intrusive equivalents. The Off Lake Dyke Complex, and other distinctive felsic dikes that cut through the mafic volcanic rocks north of the Rainy River Operations, are interpreted as feeder dikes to the felsic volcanic–intrusive system linked to mineralization. Later post-mineral granitic intrusions also occur and intrude both the mafic and felsic rocks (Figure 6‑2 and Figure 6‑3).

A sequence of metasedimentary rocks bounds the volcanic rocks to the south of the Project area. The southwest part of the Project area is covered by extensive overburden derived from the Labradorean and Keewatin ice sheets. In this area, the bedrock geology is interpreted exclusively from available drilling and geophysical interpretation.

Three major glaciation events impacted the Rainy River area including the initial glaciation associated with the southeast advancement of the Labradorean ice sheet that deposited a layer of stony till directly overlying all bedrock throughout the property (Averill, 2013; Dyke et al., 1989). This till was derived from the underlying bedrock and therefore consisted of glacially-scoured portions of all exposed rock at the time, including clasts of gold-rich mineralization of the Rainy River deposit. As a result of the scouring of the bedrock and advancing of the ice sheet, a greater than 15 km long southwest-oriented dispersal train of anomalous gold grains, auriferous pyrite, and copper-zinc sulfides in till was generated originating from the Rainy River deposit (Averill, 2013).

Following the deposition of the Labradorean bedrock derived till, the Rainy River area was partially flooded by meltwater spreading eastward from glacial Lake Agassiz (Nielsen et al., 1981), and an ice lobe related to the Keewatin ice center west of Hudson Bay that advanced eastward through this lake resulting in the deposition of a thick conductive layer of clay-rich Keewatin till. This till overlies the bedrock-derived Labradorean till, can be >40 m in thickness, and covers the entire southwest portion of the Rainy River tenure, including the mine site area.

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Rainy River Operations Ontario Technical Report Summary

Figure 6‑2:	Bedrock Geology, Rainy River Deposit Area

410000
420000
430000
440000
450000
5430000
5420000
5410000
5400000
Mine
Diabase Dyke
Fault - Major, D1 (D2 Reactivated)
Fault - Major, D2
Fault - Moderate/Minor, D2
Fault - Major/Minor D3
Labradorean - Keewatin Till Boundary
Mineralization
Rainy River Property
Greenstone Belt
Felsic Volcaniclastic Rock
Felsic Volcanic Rock (Coherent Dacite)
QFP (Off Lake Dyke Complex)
Mafic Volcanic Rock
Mixed Mafic Volcanic-Sedimentary Rock
Sedimentary Rock
Granite Intrusion
Surrounding Area
Granitic Batholith
N
RAINY RIVER MINE
Labradorean - Keewatin Till Boundary
Quetico Fault
0
5
10
km
COEUR MINING®

Source: New Gold Jan 2026
NAD83, zone 15N

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Rainy River Operations Ontario Technical Report Summary

Figure 6‑3:	Stratigraphic Column, Rainy River Deposit Area

Post-tectonic intrusions
(Black Hawk Stock)
Cap Zone mafic volcanic
hosted mineralization
Thrusted segments of
underlying volcano-
sedimentary succession
Conformable mafic to felsic
volcano-sedimentary succession
overlying granitic batholith
Main Rainy River mineralization
(ODM/Zone 17, HS, 433, Intrepid)
Feeder dyke to overlying felsic
volcanic complex
Granite Intrusion (Post-Tectonic)
Felsic Volcaniclastic Rock / Dyke
Heterolithic Felsic Volcanic Rock
Intermediate Volcanic Rock
Mafic Volcanic Rock
Sedimentary Rock
Granitic Batholith / Dyke
D1 Thrust (reactivated D2)
Gold Mineralization
Source: Pelletier, 2016; New
Gold, January 2026
COEUR MINING

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Rainy River Operations Ontario Technical Report Summary

6.3.2	Structure

The Rainy River Greenstone Belt experienced early thrusting and folding associated with north–south oriented D1 shortening, followed by strike-slip D2 deformation localized along east to east-southeast-trending shear zones and north–northeast-trending shear zones (Siddorn, 2007; Hrabi and Vos, 2010; Rankin, 2013; Pelletier, 2016).

D2 deformation also resulted in a penetrative steep east–southeast- to northeast-striking foliation, which remains the dominant fabric observed throughout the Project area. Late northeast–southwest-oriented D3 compression resulted in broad open folding of the greenstone belt and of pre-existing structures.

Key structural features of the general deposit area are summarized in Table 6‑1.

6.3.3	Mineralization

The Rainy River deposit consists of gold-rich VMS mineralization. Gold and silver mineralization are associated with lenticular zones of pyrite–sphalerite ± chalcopyrite and galena stringers and disseminations, hosted in calc-alkaline felsic to mafic volcanic rocks. Host rocks are pervasively sericite, silica, and chlorite altered. Primary VMS-style gold mineralization was later deformed by subsequent tectonic events that folded, transposed, and sheared mineralized lenses into their current geometry.

6.4	Property Geology

The Rainy River deposit comprises multiple distinct zones of mineralization and alteration. The mineralized zones can be grouped into the Main Zone (ODM, 17, 433, HS, NW Trend, and Cap Zone), Intrepid Zone, and Other Zones (34 and other zones), which are minor. Previous open-pit mining focused on the ODM, 433, and HS Zones. All of the zones occur within felsic volcanic rocks, apart from the Cap Zone that is hosted in mafic volcanic rocks.

6.4.1	Deposit Dimensions

The zone dimensions are summarized in Table 6‑2.

All mineralized lenses plunge moderately to the southwest (aligned with the L2 stretching lineation).

6.4.2	Lithological Units

The stratigraphic lithological units are summarized, from north to south, in Table 6‑3, and the intrusive units in Table 6‑4.

In the deposit area, the host volcano–sedimentary rocks are intruded by felsic to ultramafic rocks, and to the east of the deposit by the post-mineralization Black Hawk monzonitic stock.

The local geology was outlined as a schematic stratigraphic column in Figure 6‑3 and is represented in Figure 6‑4 as a plan view, thick slice, through the 3D geological model.

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Table 6‑1:	Key Structural Features

Deformation/Structure	Note
D1
The Wabigoon Sub-province collided with and was thrust northerly over the Winnipeg River Sub-province during the Kenoran Orogeny. Within the Rainy River area, this north-directed compression resulted in north-trending upright folds and associated thrusts; it was responsible for juxtaposing older volcanic rocks on top of younger units. D1 folding and thrusting are largely responsible for the current broad-scale distribution of lithological units throughout the Rainy River Greenstone Belt.

D2
As the orogeny progressed, north-south compression transitioned to northwest-southeast transpression, resulting in belt-scale conjugate east- to east-southeast-trending and northeast-trending sub-vertical strike-slip-dominated shear zones, tight isoclinal folding, east- to northeast-trending penetrative foliation, and a steep southwest- plunging stretching lineation. These structures overprint stratigraphy, mineralization, and D1 structures, and represent the main fabrics observed throughout the Rainy River deposit and property.
Orogenic-style gold mineralization occurred during this period and was superimposed on pre-existing mineralization.

D3
The Rainy River greenstone belt was subsequently folded into broad open belt-scale folds with north–northeast trending axial planes. No penetrative foliation is associated with this event, although subvertical brittle-ductile faults and emplacement of coeval late granitic intrusions (Blackhawk Intrusion) were focused along D3 axial planes.

D4	The final stage of deformation is characterized by the late- to post-tectonic emplacement of northwest-trending Paleoproterozoic diabase dykes and associated brittle faults.

Table 6‑2:	Zone Dimensions

Zone	Sub-Zone	Dimensions
Main	ODM and 17
A series of mineralized lenses with individual strike lengths from 50–500 m. Individual lenses occur over a collective strike length of 1,800 m and a true width of approximately 200 m. These lenses have been defined to vertical depths up to 1,200 m, and remain open at depth.

433
A series of mineralized lenses with individual strike lengths from 50–350 m. Individual lenses occur over a collective strike length of 350 m and a true width of approximately 125 m. These lenses have been defined to vertical depths up to 1,000 m, and remain open at depth.

HS
A series of mineralized lenses with individual strike lengths from 50–550 m. Individual lenses occur over a collective strike length of 750 m and a true width of approximately 150 m. These lenses have been defined to vertical depths up to 1,000 m, and remain open at depth

NW Trend
A series of mineralized lenses with individual strike lengths from 90–450 m.  Individual lenses occur over a collective strike length of 1,200 m and a true width of up to 300 m.  These lenses have been defined to vertical depths up to 500 m, and remain open at depth.

Cap Zone
A series of mineralized lenses with individual strike lengths from 50–550 m.  Individual lenses occur over a collective strike length of 700 m and a true width of up to 150 m.  These lenses have been defined to vertical depths up to 800 m, and remain open at depth.

Intrepid		A series of tightly spaced stacked mineralized lenses with a collective strike length of 410 m, and a vertical depth of 720 m. The width of the zone is variable, ranging from 10–60 m.
Other	34	Nickel copper sulfide mineralization within discontinuous 5–50 m thick pods occurring over a strike length of 500 m, and a down-dip plunge of 100 m.

Beyond the Rainy River deposit, VMS-style mineralization also occurs to the northeast of the mine, within and along the margins of the Off Lake Dyke Complex. In addition, orogenic-style vein and shear-hosted gold mineralization are observed in the north and northeast portion of the property, within the mafic volcanic rocks and adjacent granitic rocks.

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Table 6‑3:	Stratigraphic Units

Rock Units	Description
Mafic volcanic rocks
Bound the felsic volcanic rocks to the north and south. Comprise high-iron and high-magnesium coarse-grained massive lava flows, pillow lava flows, and flow breccias. The southern mafic rock sequence is not as well documented but is interpreted to be analogous to the northern sequence.
Subordinate dacitic tuff and intrusive quartz–feldspar porphyry dikes and sills are common intrusions.

Pyritic sedimentary rocks
Overlies the northern mafic package. Consists of pyrite-bearing siliceous to chloritic greywacke units, interpreted to be derived predominantly from intermediate to mafic volcanic rocks. Upper portions of these units are interbedded with quartz-eye dacitic tuff units.

Felsic volcanic rocks
Form the main mine host rocks but also occur as an overlying upper felsic sequence. Overlie the pyritic sedimentary rocks. Consist of a complex succession of fine-grained quartz-eye dacite and fine-grained ash tuff units interbedded with subordinate heterolithic volcaniclastic layers, coarse-grained lapilli tuff units, and local sedimentary and exhalative units. A high proportion of what appear to be coarse volcaniclastic rocks may in fact be massive flows or tuff units overprinted by strong anastomosing foliation and sericite alteration. The upper felsic succession is several hundred-meters-thick and extends east and west beyond the deposit area for multiple kilometers.

Massive intermediate flows and other mafic volcanic rocks
A series of intermediate to mafic volcanic lava flows immediately overlying the felsic fragmental volcanic rocks; ranging from fine-grained porphyritic quartz dacite to homogenous massive magnetite-bearing mafic volcanic rocks, locally with pillowed mafic flows.

Pinewood sedimentary rocks
Predominantly composed of greywacke and argillite. The sequence conformably overlies massive mafic volcanic rocks, where a pyritic metal-bearing graphitic unit marks the contact. The upper contact of the succession is interbedded with the upper felsic succession.

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Table 6‑4:	Intrusive Units

Rock Units	Description
Felsic porphyritic dikes
Swarms of porphyritic felsic dikes intrude the northern mafic volcanic succession. They range in thickness up to several tens of meters. It has been suggested that these dikes represent the conduits that fed the overlying felsic volcanic rocks that host mineralization. They have been variably interpreted and often described as dacitic tuff units due to their similar composition and appearance within the overlying felsic volcanic succession. Historically, these intrusive units were referred to as the Georgeson/Feeder Porphyries.

Ultramafic– mafic dikes and sills
Ultramafic to mafic dikes and sills cut through the volcanic stratigraphy. These units include dunite, pyroxenite, pyroxene gabbro, and gabbro; they locally can contain significant sulfide mineralization enriched in copper, nickel, gold, and platinum group metals. One such example is the historical 34 Zone which is hosted in a mafic–ultramafic intrusion that crosscuts the ODM and 17 Zones.

Black Hawk intrusion
A quartz monzonite to granodiorite stock that comprises two phases. An early phase forms the rim of the intrusion, and consists of a weakly foliated, notably magnetic, massive to pegmatitic quartz  monzonite with minor granodiorite. A later phase, consisting of equigranular coarse-grained granodiorite, forms the central core of the stock. Associated magnetic aplitic to pegmatitic dikes, compositionally similar to the early phase, intrude the surrounding metavolcanic rocks. This intrusion defines a topographic high to the east of the Rainy River deposit.

Proterozoic diabase dikes	A northwest-trending and steeply dipping diabase dike crosscuts the entire stratigraphy and mineralized zones in the Rainy River deposit.

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Figure 6‑4:	Deposit Geology Map

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6.4.3	Mineralization

6.4.3.1	Main Zone

 The Main Zone is the overall term for the mineralized system that includes the ODM, 17, 433, HS, NW Trend, and Cap Zones. A cross-section through this zone is included as Figure 6‑5.

6.4.3.2	ODM and 17 Zones

The ODM and 17 Zones form a series of continuous east–west-trending, south-dipping lenticular domains, with the ODME Zone to the west and the 17 Zone to the east. They are hosted within calc-alkaline dacite of the felsic volcanic succession.

Three styles of gold mineralization occur in the ODM and 17 Zones:

•	Low-grade intervals are characterized by tightly folded pyrite stringers and disseminated pyrite in sericite–quartz–chlorite-altered host rocks;

•	Moderate-grade intervals are characterized by tightly folded and foliation-parallel pyrite ± sphalerite stringers, commonly associated with stronger silica and weak garnet alteration;

•	High-grade gold mineralization is associated with deformed quartz–pyrite–gold veinlets that overprint other styles of mineralization.

6.4.3.3	433 Zone

The 433 Zone is located approximately 500 m north of the ODM Zone. It is hosted in strongly sericitized calc-alkaline dacite rocks and minor tholeiitic basalts, and forms a cigar-shaped lens that plunges steeply to the southwest.

Gold mineralization is similar to that of the ODM and 17 Zones but with minor differences:

•	Host rocks are more chlorite altered in 433 Zone in contrast to the ODM and 17 Zones;

•	The 433 Zone includes the presence of altered heterolithic conglomerate;

•	Chalcopyrite and chlorite are locally associated with high-grade quartz–pyrite–gold veinlets.

6.4.3.4	HS Zone

The HS Zone, located between the ODM and 433 Zones, comprises a series of small, discontinuous southwest-plunging and flattened mineralized shoots.

Discontinuous, irregular gold mineralization is hosted within the felsic volcanic rocks and is associated with <2 cm thick sulfide-rich veinlets composed of pyrite and traces of chalcopyrite and iron-poor sphalerite. Veinlets are typically parallel to the main foliation and strongly deformed, showing flattening, folding, and transposition of veins parallel to the main foliation.

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Rainy River Operations Ontario Technical Report Summary

Figure 6‑5:	Geological Cross-Section, Main Zone

Vertical Section 425,450 E (Looking West)
S
N
5409000
5409500
5410000
+340m
0m
-500m
Pit Outline
(as of EOY 2025)
CAP
ODM
HS
433
Diamond Drill Hole
Gold Assay > 0.5 g/t
Gold Domain – 0.5 g/t
Gold Domain – 0.1 g/t
25m Section Width
250 m
NAD 83 UTM Zone 15N
Source: New Gold, January 2026
COEUR MINING®

6.4.3.5	NW Trend

The NW Trend occurs west of the ODM Zone, and consists of stockworks of discrete centimetre-scale anastomosing and folded quartz and quartz–carbonate veinlets, and sulfide stringers. Mineralization is hosted predominantly in strongly deformed felsic to intermediate volcanic rocks (analogous to the ODM and 17 Zones) and adjacent mafic volcanic flows. The NW Trend is characterized by intense sericitic alteration and much stronger deformation than that in the core of the deposit, with a strong pervasive shear fabric that is locally mylonitic in texture. The veinlets and stringers are variably mineralized with pyrite, iron-poor sphalerite, chalcopyrite, galena, native silver, electrum, and native gold.

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6.4.3.6	Cap Zone

The Cap Zone, located approximately 200 m to the south of the ODM Zone, is hosted in both tholeiitic basalt and calc-alkaline volcanic rocks of the southern mafic volcanic succession.

Typical Cap Zone gold mineralization occurs as sulfide bands, stockwork, and disseminations, with higher-grade gold mineralization associated with deformed quartz–ankerite–pyrite shear and extensional veins. Mineralization is hosted in quartz–ankerite–pyrite-altered mafic volcanic rocks. The Cap Zone has a higher pyrite and chalcopyrite content than the ODM, 17, and 433 Zones.

6.4.3.7	Intrepid Zone

The Intrepid Zone is located approximately 800 m east of the ODM and 17 Zones within dacitic tuff and breccia units of the felsic volcanic succession.

Typical Intrepid gold mineralization occurs as sulfide bands, stockwork, and disseminations, with high-grade gold and silver mineralization associated with deformed quartz–pyrite veinlets that overprint other mineralization styles. Iron-poor sphalerite stringers are commonly associated with the high-grade gold mineralization.

A cross-section through the Intrepid Zone is provided as Figure 6‑6.

6.4.3.8	34 Zone

The 34 Zone comprises magmatic nickel–copper sulfide mineralization associated with precious metals (gold, platinum group metals) within a tubular, approximately 100 m thick, pyroxenite gabbro intrusion which crosscuts the ODM and 17 Zones and postdates the main gold-mineralizing event. The host pyroxenite–gabbro intrusion is not metamorphosed but is locally altered to serpentine and talc. Magmatic sulfide textures vary from massive to net-textured to disseminated.

6.4.3.9	Other Zones

VMS-style mineralization also occurs to the northeast of the mine, within and along the margins of the Off Lake Dyke Complex. In addition, orogenic-style vein and shear-hosted gold mineralization styles are observed in the north and northeast portion of the regional property, within the mafic volcanic rocks and adjacent granitic rocks. This mineralization is classified as Other Zones.

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Figure 6‑6:	Geological Cross-Section, Intrepid Zone

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7	EXPLORATION

7.1	Exploration

7.1.1	Grids and Surveys

The control network uses NAD83/UTM Zone 15N (EPSG:26915) for horizontal control and CGVD28 (HT 2) for vertical elevations, producing orthometric heights consistent with Canadian standards and internal survey guidance.

7.1.2	Geological Mapping

During the summer of 2025, a targeted mapping program was conducted in the northeastern portion of the land package to evaluate priority exploration areas. The program focused on establishing the geological context and prospectivity of these areas, including the identification of lithology, structure, alteration, and mineralization assemblages.

Outcomes of the mapping program included updated geological interpretation of the northeast portion of the property and identification of priority areas to explore for gold mineralization, including the Off Lake and NE intrusion areas. Various sampling campaigns including channel sampling, conventional soil sampling, and gold-in-till sampling were conducted following the geological mapping.

7.1.3	Mobile Metal Ion Sampling

Mobile metal ion (MMI) surveys were completed prior to New Gold taking ownership in 2013; however, information on these surveys is limited.

New Gold completed surveys in 2013, 2014, and 2022. A total of 2,085 samples were collected in 2013, 862 samples collected in 2014, and 288 samples in 2022. The combined programs included various size sampling areas, covering from 3.7 to 7.7 km2, comprising 100 m spaced reconnaissance lines with a 25 m sample spacing. The sampling grids targeted prospective satellite mineralization around the actual pit, no substantial mineralization was outlined in these areas.

Sample locations are shown on Figure 7‑1.

7.1.4	Rock Chip, and Conventional Soil and Till Sampling

From 2019–2022, 573 rock chip and 2,439 conventional soil samples were collected. Sample locations were shown on Figure 7‑1.

Soil sampling grids were planned based on historic surface and geophysical anomalies. Samples were taken at 50 m intervals along 100 m spaced lines. Soil samples targeted the B horizon and were taken at an average depth of 25–50 cm. Results revealed a single gold anomaly that was followed up with two drill holes; however, drilling did not return significant results.

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Figure 7‑1:	Coeur Exploration Program Location Plan

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During the 2025 geology mapping program, 188 grab samples were collected. Results showed that both orogenic vein-style and Rainy River VMS-style mineralization occur in the area. Other grab sample results showed the presence of anomalous gold in the NE intrusion and Off Lake prospect areas.

Following recommendations of the 2025 geological mapping program, a soil sampling campaign was completed in September 2025 over the NE intrusion prospect located in the northernmost part of the property (refer to Figure 7-1). This campaign comprised 580 soils samples targeting the B horizon at 100 m line spacing and 50 m sample spacing over an area of approximately 1 x 1 km. This area included a higher definition grid of 450 x 500 m sampled at 50 m line spacing and 25 m sample spacing. Results from this soil survey supported the presence of a gold anomaly in the area. Further evaluation of the results and additional sampling are required to determine the potential of this target and if drilling is warranted.

In September 2025, 21 grab samples and 17 channel samples were collected from a previously stripped outcrop (Burnell’s showing) in the Off Lake area. Sample results are consistent with VMS style mineralization. Additional work will be performed to define the extent of the mineralized system and to explore for higher-grade mineralization.

In September 2025, a 74 sample surface till program was completed in the Off Lake area (refer to Figure 7-1) to follow up on historic anomalous gold in till sampling and evaluate the exploration potential of the area. Till samples were taken by digging a surface pit and collecting several kilograms of material from the identified till horizon (typically the C horizon). Processing of the tills included separating the heavy minerals and picking out and classifying the gold grains, and multi-element analysis of the fine fractions. Multiple samples yielded anomalous gold in till results Further till sampling is planned identify a potential source of the gold grains.

An additional grab sampling program was conducted north of the mine (refer to Figure 7-1) in September 2025 to test for gold potential and favorable alteration. This program consisted of 90 grab samples collected from exposed bedrock. Results showed low concentration of disseminated sulfides and no gold anomalies. Additional follow up of geochemical results is warranted to assess for subtle alteration.

7.1.5	Short-Wavelength Infrared Alteration Study

New Gold completed a 1,992-sample short-wave infrared (SWIR) program in 2015–2016 (see locations in Figure 7‑1). Core samples taken from the top of drill holes within the deposit area were analyzed using oreXpress to identify white mica and chlorite compositions to determine vectors for mineralization.

The program results were inconclusive and suggested that the spectral signature of the rocks was affected by thermal overprinting associated with emplacement of the adjacent Black Hawk stock, and therefore not useful as mineralization vector.

7.1.6	Corescan Hyperspectral Alteration Study

This 2016 program consisted of the scanning of approximately 5 km of drill core from the Rainy River deposit and surrounding exploration areas (refer to locations in Figure 7‑1) using the Corescan hyperspectral system provided by SGS Analytical Services.

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Corescan mineral logs and spectral parameters were compared against sample assays, geochemistry, lithology, and magnetic susceptibility logs. Based upon these observations, refinements were made to logging protocols and core was relogged where required.

The Corescan study showed that white micas transition from predominantly phengite peripheral to mineralization zones, to slightly sodic muscovite proximal to mineralization. Chlorite also exhibited a transition from Fe-rich to Mg-rich towards the mineralization core.

7.1.7	Geochemistry Data Review

In 2025, a litho-geochemistry and alteration study was completed on all modern and historic multi-element data. The goal of the study was to validate the multi-element data, characterize lithology based upon geochemistry, and determine key geochemical vectors that can be applied to exploration targeting.

Results from the alteration study identified key pathfinder elements, thresholds, and other mineralization vectors that can be applied to determine intensity and proximity to mineralization. The lithogeochemistry study successfully assigned lithologies based upon their geochemistry and demonstrated that many lithologies cannot be differentiated geochemically, and that their ability to host gold mineralization appears tied to secondary features like brecciation and permeability rather than primary composition.

7.1.8	Geophysics

High-resolution drone-mounted magnetic surveys were completed by Abitibi Geophysics for New Gold in 2017 and 2018 (refer to locations in Figure 7‑1). A total of 2,041 line-kilometres were flown on 50 m spaced lines over four separate regional targets. The drone surveys improved the understanding of geological framework within target areas, including distribution of lithological units and location of major tectonic features.

In 2024 and 2025 historic geophysical data were reviewed and re-processed to generate updated products for geological interpretation and evaluate methods to image bedrock below vast areas of thick conductive overburden. Key outcomes included Maxwell plate models for priority EM anomalies, and re-inversions of Quantec TITAN-24 surveys in an area of thick conductive overburden revealing spatial correlation between lower MT resistivity features and mineralized domains.

7.1.9	Qualified Person’s Interpretation of the Exploration Information

Exploration work performed in the Rainy River land package over the years employed a variety of exploration tools such as geological mapping, prospecting, and various geochemistry and geophysics surveys. The procedures followed for each technique are in accordance with industry standard practices. The compiled data in combination with the most recent geological interpretation are deemed reliable to demonstrate the potential of the current exploration targets and to generate new exploration targets.

7.1.10	Exploration Potential

Exploration potential exists within the Rainy River deposit area and surrounding property.

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Within the mine, exploration potential includes the down-plunge extension of multiple mineralized lenses within the Main Zone (refer to

Table 6‑2; ODM, Zone 17, HS, 433), as these zones are all open at depth. Additional in-mine opportunities include testing between known zones for additional mineralization.

Beyond the mine, multiple early-stage prospects occur throughout the Rainy River Greenstone Belt, including VMS-style mineralization in the Off Lake area, soil and till anomalies throughout the property, and EM anomalies southeast of the mine.

7.2	Drilling

7.2.1	Overview

A total of 2,938 core from surface, 829 core from underground, and 6,062 RC drill holes have been completed in the Project area from 1993 to December 31, 2025. Between 1972 and 1988, other types of drilling such as rota-sonic and RC drilling were performed, but limited information is available about these drilling campaigns. Drilling includes drill holes completed for geotechnical, hydrogeological, metallurgical, condemnation, and exploration purposes. A summary of this drilling is included in Table 7‑1 (property-wide) and Table 7‑2 (drilling used in estimation). Property wide and project area  drill collar location maps are shown in Figure 7‑2 and Figure 7‑3, respectively.

Minimal exploration drilling was carried out from 2018 to 2023 as New Gold was focused on construction and production activities.  2024 was the first major drilling campaign at Rainy River since 2017.

The database used for estimation purposes was closed at October 1, 2025.

No drilling from the blastholes and geotechnical programs (if not sampled, otherwise counted as exploration diamond drill holes) supports estimation. Other drilling that is not used includes abandoned holes and grade control RC drill holes that were not sampled.

From 1994–2017, drilling targeted a spacing of 40–60 m to support the estimation and reporting of indicated mineral resources. In addition, a small infill program in 2019 was conducted on the western edge of the ODM Zone at a spacing of 10–15 m. The 1994–2017 surface diamond drilling provides the majority of data included in the resource database used for the 2025 mineral resource estimate.

Core and RC drilling during 2023–2025 were completed on variable spacings. Depending on the objective; a drill spacing of 30–50 m was targeted to support potential conversion of inferred mineral resources to indicated mineral resources, while 80–100 m spacing was targeted for potential inferred mineral resource estimation and testing for down-plunge mineralization extensions.

Starting in 2018, RC drilling was used in combination with blast hole sampling for grade control and ore definition purposes in the open pit. The RC drill holes are typically drilled at 50–60° to a depth of three benches (30 m vertical coverage for 45 m holes), with a target spacing of 10–12 m. These drill holes are included in the resource database and used for statistical analysis and modelling of the resource domains. As the main purpose of this drilling is to support short-term production, these benches have since been mined out.

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Underground delineation drilling started in 2022 in the Intrepid Zone and in 2024 in the Main Zone, targeting a spacing of 15 m. The purpose of underground delineation drilling is to better define the ore contacts for stope placement and design. The delineation drilling data are included in the resource database and used for the estimation of mineral resources.

Table 7‑1:	Property Drill Summary Table

Year	Operator	Drill Type	Number of Drill Holes	Meters
1972	INCO	Unknown	2	Unknown
1972	Hudbay	Unknown	54	Unknown
1988	Ontario Geological Survey	Rota-sonic	Unknown	Unknown
1988	Mingold Resources	RC	Unknown	Unknown
1993–2004	Nuinsco	RC	597	15,288
		Core	217	49,515
2005–2013	Rainy River Resources	Core	1,597	731,273
2010–2014	Bayfield	Core	317	102,380
2013–2025	New Gold/Coeur	Core Geotechnical	242	13,169
		RC (Grade control)	5,335	225,028
		RC (Exploration)	130	18,630
		Core (surface)	565	205,389
		Core (underground, delineation)	792	112,635
		Core (underground, exploration)	37	8,650
Total			9,885	1,481,957

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Table 7‑2:	Drill Summary Table Supporting Mineral Resource Estimates

Operator	Type	Count	Meters
Pre-Production	Core (exploration)	2,247	859,719.51
	RC (exploration)	217	329.30
	Sub-total	2,464	860,048.81
Production	Chip	760	4,626.11
	Core (exploration)	184	67,779.41
	Core (underground delineation)	640	59,900.63
	Core (underground exploration)	23	4,654.89
	RC (exploration)	130	13,208.00
	RC (grade-control)	5,263	212,677.00
	Sub-total	7,000	364,846.04
Total		9,464	1,224,894.85

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Figure 7‑2:	Property Drill Collar Locations

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Figure 7‑3:	Drill Collar Location Map, Drilling Supporting Estimation

N
424000
426000
428000
+5411000 N
5410000
+5410000 N
5409000
+5409000 N
+423000 E
+424000 E
+425000 E
+426000 E
Drill Hole
1km

NAD 83 UTM Zone 15N

Source: New Gold, January 2026

COEUR MINING®

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7.2.2	Drill Methods

Drill contractors were not generally recorded for the pre-New Gold drill programs.

New Gold used Bradley Bros. Ltd, Naicatchewenin Development Corporation in partnership with C3 Drilling, Major Drilling Group International Inc., Rodren Drilling Ltd., Orbit Garant Drilling, and Cyr Drilling.

Approximately 97% of core holes were drilled using NQ (47.6 mm core diameter), 2.75% using HQ (63.5 mm), and 0.25% using PQ (85 mm).

The underground delineation program initiated in 2022 was performed by Boart Longyear. Drilling occurred from both exploration drifts (Intrepid) and from re-muck bays along the development ramps (Intrepid and UG Main). The delineation program consists of BQ drill core (36.5 mm). The delineation drilling data are included in the resource database and used for the estimation of mineral resources.

In 2023–2025, the exploration RC drilling program in the near-mine and mine-adjacent target was performed by FTE Drilling. Due to lower costs, RC drilling was preferred over core drilling when the drill holes would be <200 m in depth, and where available geological information (lithology, alteration, mineralization) was considered sufficient for geological interpretation and modelling purposes. The same drilling contractor, FTE Drilling, was used for all grade control RC drilling programs.

Except for underground delineation drilling, RC and diamond drill holes on the Rainy River site were drilled predominantly on northerly directed azimuths at inclinations of between 50° and 82°.

7.2.3	Logging

There is limited logging protocol information for drill programs prior to 2014.

Since 2014, core processing included the collection of core recovery data, magnetic susceptibility, geotechnical data, and geological logging. Core recovery and detailed geotechnical logging protocols include the characterization of rock quality designation (RQD), joint/fracture analysis, material type, and rock strength. Magnetic susceptibility readings were recorded every 3 m.

Geological logging consisted of the collection of lithology, alteration, mineralization, and structural data.

Core was not routinely photographed prior to 2024, although significant intersections and features were periodically photographed. Since 2024, dry and wet pictures of the diamond drill core have been taken systematically and kept as reference.

7.2.4	Recovery

Recovery data on cores samples have been collected since 2013. Core recoveries from Coeur/New Gold drill programs vary from 2.33–100%, averaging 99.9%. A total of 301 of the 26,443 intervals in the database have recoveries of <90%.

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7.2.5	Collar Surveys

Prior to 2023, a hand-held global positioning system (GPS) was used to locate and prepare drilling pads in the field. At the completion of each drill hole a differential GPS (DGPS) was used to survey the casing collar. DGPS accuracy was validated using the location of a known control station.

Since 2023, the location of each exploration surface RC and diamond drill hole collar has been positioned and final drill hole collar recorded using a Leica GR30 high precision global navigation satellite system real time kinematic differential global positioning system (GNSS RTK DGPS), along with Leica GS14 receivers in the field. Collar surveying has been under the responsibility of trained geologists or geological technicians.

For underground delineation drilling, the location of each underground drill hole collar is established using a Leica TS16 total station instrument. The collar position is typically recorded at the middle point of the designated collar location, which may be on the ground, walls, or back of the drift, depending on the specific requirements and geometry of the area.

7.2.6	Down Hole Surveys

Downhole survey instrumentation for core drilling varies by drill campaign and operator and has included acid tests, Sure Shot, Sperry-SunReflex, EZ-SHOT, gyroscopic tools, and IMDEX Survey Tech Devigyro OX (Overshot Express).

Readings were collected at 3, 5, 6, 12, 30 or 50 m intervals.

To address drill hole deviation in deeper holes in 2011, Rainy River Resources used Tech Directional Drilling to ensure that deeper drill holes intersected planned targets.

A DeviGyro tool was used for all RC downhole surveys from 2023–2025. Multi-shot measurements were taken at every 3 m upon completion of the hole.

7.2.7	Drilling Since Database Close-out Date

Since the database close-out, a total of 189 diamond drill holes, comprising 45,927 m, were completed as at December 31, 2025. The breakdown by drilling purpose is summarized below:

•	Surface diamond drilling for mine expansion: 19 drill holes (14,714 m);

•	Surface diamond drilling for near-mine exploration: 19 drill holes (6,915 m);

•	Underground delineation drilling: 136 drill holes (20,053 m);

•	Underground exploration drilling: 15 drill holes (4,245 m).

The post–close-out drilling is not expected to have a material impact on the overall average grade.  The underground delineation drilling may introduce localized grade variability within the resource model; however, it is not anticipated to be material.  Both the underground and surface diamond drilling for mine expansion may have a positive impact by supporting potential upgrades in the mineral resource confidence categories and potentially identifying additional areas of mineralization that could support mineral resource estimates, subject to final validation and modelling. The surface near-mine exploration drilling will have no impact on the current resource estimates.

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7.2.8	Comment on Material Results and Interpretation

Mineralized zones in the Rainy River Operations are generally striking east-west and dipping in average 60º  to the south. With most of the drill holes drilled predominantly on northerly directed azimuths at inclinations of between 50° and 82°, it is considered that mineralization has been intercepted as perpendicular as possible. Core recovery is deemed reasonable throughout the deposit.

Drilling and surveying were conducted in accordance with industry standard practices at the time, and provide suitable coverage of the mineralization. The collar and downhole survey methods used provide reliable sample locations. Logging procedures provide consistency in descriptions.

These data are considered to be suitable for mineral resource and mineral reserve estimation. There are no drilling factors known to the QP that could materially impact the accuracy and reliability of the results.

7.3	Hydrogeology

The local geology consists of relatively tight metamorphic or granitic bedrock overlain in large areas by thick layers of low-permeability clay, referred to as Pleistocene Aquitard (PA). The bedrock is generally exposed in the ground, while low-lying areas are overlain by clay. Only one aquifer has been identified in the area, consisting of a thin layer of stony till and sand, primarily known as the Whiteshell Till. This layer, located between the clay and bedrock, is called the Pleistocene Lower Granular Deposits (PLGD) (AMEC, 2013). While the PLGD serves as a water source for several local wells, it has minimal influence on maintaining the base flow in the Pinewood River and nearby creeks, which are separated from the aquifer by a layer of clay.

Groundwater is monitored regularly by site personnel using 45 monitoring wells and three vibrating wire piezometer arrays. Groundwater level measurements and field chemical parameters are recorded manually. Continuous groundwater-level measurements using transducers are recorded for 15 monitoring wells, as per permit requirements.

Sampling for groundwater chemistry is conducted three times per year, as required by permit conditions. Water samples are collected by site personnel and sent to ALS Global for chemical tests. All QA/QC requirements are followed to preserve the quality of water samples. Water samples are analyzed for a complete suite of parameters with key parameters including: copper, nickel, lead, arsenic, zinc, total phosphorous, ammonia, and cyanide. The 2024 groundwater quality monitoring results are very similar to 2016 baseline results, indicating minimal change in conditions. Results from neighbouring private wells showed generally good water quality, with occasional exceedances of some parameters which are attributed to natural background conditions. Monitoring wells between the mine facilities and neighbouring private wells indicate no mine influence on neighbouring private wells.

Condition 12(11) of the ECA requires that the Coeur prepare and submit an annual monitoring report for the Groundwater Monitoring Program (i.e., an Annual Groundwater Monitoring Report) to the District Manager annually by March 31 of every year. In 2024, the field pH values observed for the monitoring wells at RRM are above the established pH 6.5 threshold, except for MW14. The pH trends are generally consistent, demonstrating some seasonal variability. Field temperature and conductivity readings were typically consistent, with some anomalous results.

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Rainy River groundwater wells show some limited exceedances of parameters, including; ammonia, sulphate, cobalt, manganese, and phosphorus. These exceedances have not triggered any remedial mitigation measures, and the groundwater monitoring program complies with the Environmental Compliance Approval and Permit to Take Water licenses. The groundwater quality monitoring in 2016 is considered representative of background conditions. The 2024 groundwater quality monitoring showed very similar results to the 2016 monitoring with some exceptions, indicating a minimal change in conditions from baseline.Under the conditions of the Environmental Compliance Approval (ECA) permit, the hydrogeological model (groundwater flow model) is to be updated every three years during mine operations, incorporating measured pumping, flow and water level data. Wood PLC (Wood) provided the first update in 2017. Klohn Crippen Berger developed the 1D and 3D transient groundwater models in 2020 as part of the first regulatory update, and AtkinsRéalis completed the second regulatory update to the 3D model in 2023 (AtkinsRéalis, 2024 ). The updated 3D model was reported to the regulator in March 2024 as part of the annual groundwater monitoring report.

Based on assessments by Klohn Crippen Berger (Klohn Crippen Berger, 2021) and AtkinsRéalis (AtkinsRéalis, 2024), the extent of the zone of influence (ZOI) from the open pit has changed from the previous steady-state model predictions by Wood (2017). Although the 2021 model (Klohn Crippen Berger, 2021) determined that the ZOI would extend further to the west and southeast of the open pit but not to the east and south, the 2024 model update (AtkinsRéalis, 2024) found that the ZOI extends further north, northeast and northwest of the open pit and does not extend to the east and southeast of the open pit. Site-wide groundwater monitoring wells will continue to monitor groundwater levels to validate model predictions and confirm any changes to the predicted drawdown cone resulting from the dewatering of the open pit.

The groundwater monitoring program is sufficient to analyze risk to the groundwater flows and quality, and the up-to-date numerical groundwater model validates the finding of the monitoring program.

Open pit and underground hydrogeology for mine purposes is discussed in Chapter 13.2.2 and Chapter 13.3.2, respectively.

7.4	Geotechnical

Geotechnical properties used for open pit and underground design are collected using geotechnical core logging, and face mapping of the walls and development rounds. The rock mass quality is classified using the following scales:

•	Rock quality designation (RQD);

•	Q’, after Barton et al. (1974);

•	Rock mass rating (RMR89), after Bieniawski (1989);

•	Unconfined compressive strength (UCS) tests

Median RMR89 values within the mineralized zones range from 73–81. Q’ and RMR89 values are relatively consistent across the mining zones included in the Mineral Reserve estimate. UCS data median ranges from 79-145 megapascals (MPa).

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As development work progresses underground or on surface, geotechnical mapping of the advancing face is carried out on a regular or as required basis by qualified personnel. The quality of the rock mass at the face is rated using the RMR89 and Q’ system rock mass classification systems. Hand samples may be used to visually inspect lithology, alteration, and mineralization in the rock. Significant structures are mapped and incorporated into the 3D geological model, and interpreted faults are included in the development layouts provided to the underground mining personnel. The geotechnical and exploration departments reference the data as needed to determine open pit wall considerations or ground support requirements or when considering mine construction, development, and geological modeling.

In the field within the underground tunnels or open pit excavation, the information is recorded on a digital form and assigned coordinates in 3D when survey information is available. Structure orientations are recorded as dip and dip direction using a surface scanner or compass. At the time of inspection, access and distance to the benches or face depends on equipment and status of the mining process. Thus, measured structures are given a value for accuracy (low-medium-high). Similarly, structures are rated on importance from low to high based on factors like persistence, width, mineralization, orientation (wedge forming), intensity, and rock quality.

Open pit and underground geotechnical data for mine purposes are discussed in Chapter 13.2.1 and Chapter 13.3.1, respectively.

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8	SAMPLE PREPARATION, ANALYSES, AND SECURITY

8.1	Sampling Methods

8.1.1	Reverse Circulation

There is no information on the RC sampling prior to New Gold’s Project ownership.

In the Coeur/New Gold campaigns, RC drill holes were sampled at 2 m intervals. All produced samples are as dry as possible. The RC sample is bagged with a unique sample tag.

8.1.2	Core

Sampling varied by operator and campaign.

Drill core was logged and sampled at the Nuinsco core shack in Richardson Township, with sample splitting achieved through both a hydraulic core splitter and diamond core saw. Sampling was performed on 1.5 m intervals in visually-mineralized core. Core that was not considered to be mineralized was not sampled.

Rainy River Resources samples were halved using a core saw, and then rinsed. Half the sample was placed in a bag with one of the tags, the second half remained in the core box with the second tag. Samples in 2005 and 2012–2013 were not selectively sampled, and sample intervals were 1.5 m in length. Those taken in 2006–2011 were only sampled in areas of visual mineralization and sample intervals ranged from 1–1.5 m.

Samples taken during the Bayfield campaigns were selectively sampled. Samples with perceived mineralization were cut by core saw, with samples not exceeding 1.5 m in length. Half of the drill core was placed in a labelled plastic sample bag together with unique sample tag matching the bag label. Samples with no perceived mineralization had no length limit. In those instances, the core was not cut but chipped, with chips collected into a sample bag and labelled in the same way as the cut core samples.

During the New Gold/Coeur campaigns, core was cut in half with a saw. One half of the core was rinsed and placed into a sample bag and the second half was returned to the core box. One sample tag is placed in the sample bag, and a second remains in the core box for reference. Samples were taken on 1.5 m intervals with shorter samples collected at the contact between geological domains.

For the delineation drill holes completed from underground as BQ-size core in 2022–2025, the entire drill core was selectively sampled (not cut in half). Each 1.5 m sample interval was broken with a hammer by the geologist and placed in a plastic bag together with a unique sample tag.

Underground exploration drill holes were core was cut in half with a saw, and sampled on 1.5 m with shorter samples collected at the contact between geological domains. Samples are not selective to mineralized intervals.

8.1.3	Grade Control

Grade control sampling is described in Chapter 13.2.5 (open pit) and Chapter 13.3.7 (underground).

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8.1.4	Underground Face

Face sampling occurs after the face is washed and secured, with samples taken from left to right along a line of constant elevation, generally 1.5 m above the floor. Geological contacts (lithology, alteration, mineralization, structures, etc.) are identified and sampling intervals respect these contacts. The length of each sample can vary from 0.5–1.0 m in length and 0.3–0.5 m in width; the weight of the samples must be from 2.5–5.0 kg. Sampling is done with a rock hammer. The rock fragments that are detached from the wall are collected in plastic bags properly identified with correlative numbering tags.

8.2	Sample Security Methods

Rainy River Resources, Bayfield, New Gold and Coeur followed similar practices with respect to chain of custody and security protocols for core samples sent to external laboratories. Sample collection from drill point to laboratory relied upon the fact that samples were either always attended to, or stored in the locked on-site preparation facility, or stored in a secure area prior to laboratory shipment. Chain-of-custody procedures consist of sample submittal forms to be sent to the laboratory with sample shipments to ensure that all samples are received by the laboratory.

All the exploration half core and the core that hasn’t been sampled is kept in core racks at the core logging facility. The core racks are numbered, and all core location (hole ID and box numbers) is recorded in an Excel spreadsheet. This includes historical core from Nuinsco, Rainy River Resources and Bayfield, as well as more recent core from the New Gold/Coeur programs.

A small portion of each RC chip sample (2023–2025) is kept as reference in chip trays stored in the basement of the Exploration office located in the same area as the core storage and core logging facilities.

The core logging and core storage facilities area is fenced with two accesses secured with a lock.

No underground delineation core is stored, as the BQ core is not cut in two. The unsampled portions are disposed of at the dump.

8.2.1	Sample Retention

Sample retention policies for drilling campaign prior to 2024 are unknown. Since 2024, the exploration samples are sent to an external laboratory: the coarse rejects are kept at the laboratory for a minimum of 60 days and the pulps for a minimum of 90 days. Both the coarse rejects and the pulps are returned to the site by batches, usually once a quarter.

Historical and recent coarse rejects and pulps are stored in sea cans at the core storage facility. The sea can inventory is recorded in an Excel spreadsheet.

8.3	Density Determinations

A total of 11,035 density measurements were completed by Accurassay and ALS using pycnometry on pulverized split core samples selected as representative of each modelled geological domain. The density data statistics are provided in Table 8‑1.

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Table 8‑1:	Density Statistics

Grouped Unit	Count	Mean (g/cm3)	Median (g/cm3)	Co-efficient of Variation
Clastic sediments	5	2.90	2.92	0.06
Dacitic flows	721	2.79	2.77	0.05
Heterolithic dacite tuffs	2,792	2.81	2.79	0.06
Mafic intrusive rocks	66	2.83	2.81	0.06
Mafic volcanic rocks	596	2.97	2.94	0.08
Monolithic dacite tuffs	6,832	2.81	2.80	0.05
Unfoliated granitic intrusions	23	2.76	2.74	0.03
Total	11,035	2.82	2.80	0.05

8.4	Analytical and Test Laboratories

Numerous laboratories have been used over time by the various operators, and are summarized, where known in Table 8‑2.

From 2005–2017, samples were sent to external assay laboratories. From 2018–2025, RC grade control drilling, underground delineation drilling and chip samples were analyzed at the Rainy River Operation’s internal run-of-mine laboratory. From 2019–2025, samples from the mine expansion, near-mine exploration, and regional exploration programs were sent to an external assay laboratory.

All laboratories that have been used, apart from internal run-of-mine laboratory, were independent of the operator at the time. Samples included in the mineral resource estimation database that were processed at the internal run-of-mine laboratory are infill sample types: in-pit grade control samples from RC drill hole, samples from diamond drill hole completed for the underground infill campaigns, and chip samples from underground faces.

8.5	Sample Preparation

Sample preparation methods varied by laboratory over time (Table 8‑3).

8.6	Analysis

Analytical methods have also varied, depending on time period and laboratory. Where known, the analytical methods are included in Table 8‑4 (gold) and Table 8‑5 (silver).

8.7	Quality Assurance and Quality Control

As with sample preparation and analytical methods, the quality assurance and quality control (QA/QC) programs also varied over time and by operator. Typically, QA/QC programs included insertion of blank, certified or standard reference materials (standards), and duplicate samples.

No QA/QC data are available for the Nuinsco 1994–2004 exploration programs.

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Table 8‑2:	Sample Preparation and Analytical Laboratories

Laboratory	Period Used	Purpose	Independent	Accreditation
ALS Thunder Bay	1994–2017	Sample preparation	Yes	ISO 9002:1994; ISO 9001:2000; ISO 9001:2008
ALS Missisauga	1994–2004	Analysis	Yes	ISO 9001:2000
ALS Vancouver	2005–2006, 2010, 2011–2017	Analysis	Yes	ISO/IEC 17025:2005
Accurassay, Thunder Bay	2006–2011	Sample preparation and analysis	Yes	ISO 9001:2000; ISO/IEC 17025:2005
Actlabs, Thunder Bay	2009–2017, 2019, 2024-2025	Sample preparation and analysis	Yes	ISO/IEC 17025
TSL Laboratories, Saskatoon	2010	Sample preparation and analysis	Yes	ISO/IEC 17025:2005; CAN-P- 4E; CAN-P-1579
Internal mine laboratory	2018–2025	Sample preparation and analysis	No	Not accredited

Table 8‑3:	Sample Preparation Procedures

Operator	Laboratory/ Year	Method Code	Crush	Split (g)	Pulverize
Nuinsco	ALS (1994–2004)	Not known	>60% passing 10 mesh (1.7 mm)	200–250	>95% passing 150 mesh (106 µm)
Rainy River Resources	ALS (2005–2006)	PREP-31	>70% passing 9 mesh (2 mm)	250	>85% passing 200 mesh (75 µm)
	Accurassay (2006–2011)	ALP1	>90% passing 8 mesh (2.36 mm)	500	>90% passing 150 mesh (106 µm)
	Actlabs (2009–2010)	RX1	>90% passing 10 mesh (2.36 µm)	250	>95% passing ~150 mesh (105 µm)
	ALS (2011–2013)	PREP-31	>70% passing 9 mesh (2 mm)	250	>85% passing 200 mesh (75 µm)
Bayfield	Actlabs (2010–2014)	RX1	>90% passing 10 mesh (2.36 µm)	250	>95% passing ~150 mesh (105 µm)
	TSL (2010)	Not known	Not known	Not known	Not known
New Gold	ALS (2013–2017)	LOG-21; DRY-21; CRU-32; SPL-22Y; PUL-35n	>90% passing (2 mm)	1,000	>90% passing 150 mesh (106 µm)
	Internal laboratory (2018–2025)	N/A	>80% passing 10 mesh (2.36 µm)	500	>90% passing 140 mesh (105 µm)
	Actlabs (2019–2025)	RX1	>80% passing 10 mesh (2.36 µm)	250	>95% passing ~150 mesh (105 µm)

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Table 8‑4:	Analytical Methods, Gold

Company	Laboratory/ Year	Method Code	Sample Size (g)	Method	Lower Detection Limit	Upper Detection Limit
Nuinsco	ALS (1994–2004)	Not known	30	FA–ICP	1 ppb	1,000 ppb
		Not known	30	FA–gravimetric	0.03 g/t	no limit
Rainy River Resources (2005–2013)	ALS (2005–2006)	Au-AA23	30	FA–AAS	0.005 ppm	10.0 ppm
		Au-GRA21	30	FA–gravimetric	0.05 ppm	1,000 ppm
	Accurassay (2006–2011)	ALFA1	30	FA–AAS	5 ppb	30,000 ppb
		ALFA5	30	FA–gravimetric	2 g/t	1,000 g/t
	Actlabs (2009–2010)	1A2	30	FA–AAS	5 ppb	5,000 ppb
		1A3	30	FA–gravimetric	0.03 g/t	10,000 g/t
	ALS (2011–2013)	Au-AA23	30	FA–AAS	0.005 ppm	10.0 ppm
		Au-GRA21	30	FA–gravimetric	0.05 ppm	1,000 ppm
Bayfield (2010–2014)	Actlabs (2010–2014)	1A2	30	FA–AAS	5 ppb	5,000 ppb
		1A3-30	30	FA–gravimetric	0.03 g/t	10,000 g/t
		1A4-1000	1,000	FA–metallic screen	0.03 g/t	10,000 g/t
	TSL (2010)	Not known	Not known	Not known	Not known	Not known
New Gold	ALS (2013–2017)	Au-AA24	50	FA–AAS	0.005 ppm	10.0 ppm
		Au-GRA22	50	FA–gravimetric	0.05 ppm	1,000 ppm
	Actlabs (2014–2017 and 2019-2025)	1A2	30	FA–AAS	5 ppb	5,000 ppb
	Internal laboratory (2018–2025)	Au FA-AA	30	FA–AAS	0.009 ppm	10 ppm

Note: FA = fire assay; ICP = inductively coupled plasma; AAS = atomic absorption spectroscopy

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Table 8‑5:	Analytical Methods, Silver

Company	Laboratory/ Year	Method Code	Sample Size (g)	Method	Lower Detection Limit	Upper Detection Limit
Nuinsco	ALS (1994–2004)	Not known	Not known	AR digest with AAS finish	0.2 ppm	34 ppm
		Not known	Not known	Multi acid digest with AAS finish	17 g/t	500 g/t
		Not known	30	FA–gravimetric	3 g/t	no limit
Rainy River Resources	ALS (2005–2006)	ME-ICP41	0.5	AR digest with ICP-AES finish	0.2 ppm	100 ppm
		Ag-OG46	0.4	AR digest with ICP-AES finish	1 ppm	1,500 ppm
	Accurassay (2006–2011)	ALAR1	0.25	AR digest with AAS finish	1 ppm	100 ppm
		ALAR2	Not known	AR digest with AAS finish	1 ppm	1,500 ppm
	Actlabs (2009–2010)	1E3	0.5	AR digest with ICP-OES finish	0.2 ppm	100 ppm
		1A3-Ag	30	FA–gravimetric	3 g/t	1,000 g/t
	ALS (2011–2012)	ME-MS61	0.25	4A digest with ICP-MS finish	0.01 ppm	100 ppm
		Ag-OG62	0.4	4A digest with ICP-AES finish	1 ppm	1,500 ppm
	ALS (2012–2013)	ME-ICP41	0.5	AR digest with ICP-AES finish	0.2 ppm	100 ppm
		Ag-OG46	0.4	AR digest with ICP-AES finish	1 ppm	1,500 ppm
Bayfield	Actlabs (2010–2014)	1E-Ag	0.5	AR digest with ICP-OES finish	0.2 ppm	100 ppm
		1A3-Ag	30	FA–gravimetric	3 g/t	1,000 g/t
	TSL (2010)	Not known	Not known	Not known	Not known	Not known
New Gold	ALS (2013–2017)	ME-ICP41	0.5 g	AR digest with ICP-AES finish	0.2 ppm	100 ppm
		Ag-OG46	0.4 g	AR digest with ICP-AES finish	1 ppm	1,500 ppm
	Actlabs (2014–2017)	1E-Ag	0.5 g	AR digest with ICP-OES finish	0.2 ppm	100 ppm
	Internal laboratory (2018–2024)	AR-MP	0.1 g	AR digest with ICP-OES finish	1 ppm	1,000 ppm
	Actlabs (2019- 2025)	1F2	0.25 g	4 acid digest with ICP finish	0.3 ppm	100 ppm
		1E3	0.5 g	AR digest with ICP-OES finish	0.2 ppm	100 ppm
		8-4-Acid	30 g	4 acid digest with ICP-OES finish	3 ppm	NA

Note: AR = aqua regia; AAS = atomic absorption spectroscopy; FA = fire assay; ICP = inductively coupled plasma; AES = atomic emission spectroscopy, OES = optical emission spectroscopy;
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8.7.1	Blanks

Insertion rates for blank materials have varied since 2005, ranging from one blank every 30 samples to one blank inserted for every 60 samples.

Bayfield (2010–2014) did not regularly include blank samples in their drill programs.

Programs run by Rainy River Resources from 2005–2011 used coarse blank material sourced locally from the Black Hawk Stock, an intrusive body outcropping on the property. Analyses of this material suggest it is at least locally anomalous with low levels of gold, and it was therefore changed to a marble garden stone from Quali-Grow Garden Products Inc. in 2011.

The use of coarse marble blank was continued by New Gold to 2025, except for a brief interval in 2016, when coarse blank material was once again sourced from the Black Hawk Stock.

A total of ~15% of coarse blank samples from the Black Hawk Stock reported greater than three times the lower detection limit of 0.005 g/t Au. Analyses from Accurassay and ALS yielded similar high percentages of failures, indicating local anomalous gold within the source material.

The coarse marble samples performed notably better, with only 0.7% of these samples reporting above three times the detection limit.

Overall, the blank samples from the Rainy River Resources and New Gold programs indicated acceptable control of contamination.

8.7.2	Standards

Gold standards have been used continuously by Rainy River Resources, New Gold and Bayfield since 2005 and comprised, on average, 2.2% of samples submitted to analytical laboratories. Insertion rates varied, but generally fell between one in 20 to one in 30 samples. Insertion of silver standards occurred between 2011 and 2017 for New Gold and in 2010-2011 for Bayfield. Silver standards were reintroduced by New Gold in 2025 during the mine expansion drilling campaign.

Standards were sourced from Rocklabs Ltd. of New Zealand, Canadian Resource Laboratories Ltd. of Canada, Geostats Proprietary Ltd. of Australia, and Ore Research and Exploration Proprietary Ltd. of Australia.

Some instances of sample swaps were noted in the data. Failure rates were typically set at <5%. Some programs did return failures above this limit; however, on review, the occasions on which those standards used were small, and the number of data were insufficient for meaningful statistical analysis. This was particularly true of the Bayfield campaigns, where there were numerous instances of unique standards.

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Overall, the standards performance from the Rainy River Resources and New Gold/Coeur programs is considered acceptable.

8.7.3	Duplicates

The number and type of duplicate samples varied over time and by operator. Programs could include insertion of field, coarse, or pulp duplicates.

Rainy River Resources did not regularly submit duplicate samples for analyses before 2010. At that time, they began submitting quarter-core (field duplicates) samples. Rainy River Resources did not routinely analyze pulp duplicates as part of their QA/QC program. However, a suite of pulp duplicates was assayed in 2011 as part of an inter-laboratory check program. No coarse duplicates were analyzed by Rainy River Resources.

Bayfield (2010–2014) did not regularly include duplicate samples in their drill programs

New Gold/Coeur programs included field, coarse, and pulp duplicates. Data review indicated relative paired differences of >20% for field duplicates and around 8% for coarse and pulp duplicates. This is most likely due to the combination of the heterogeneous nature of the Rainy River mineralization, and sampling variance.

8.7.4	Umpire Laboratory Checks

Umpire samples were not regularly submitted as part of the QA/QC programs run by Nuinsco, Rainy River Resources, or Bayfield. New Gold regularly submitted such samples, starting in 2014. A subset of samples acquired by Bayfield was sent by New Gold for umpire testing in 2015. No bias has been identified between the original and umpire laboratory results, but variability of results was attributed to natural geological variance in the pulps.

8.8	Database

Prior to 2024, core logging data were captured directly onto laptop computers using Datamine’s DHLogger and Maxwell LogChief software. Validation protocols were built into the software to ensure data consistency and minimize data collection errors. LogChief logging data was merged into a central Maxwell Datashed database where further validation was completed. Geological and assay data were transferred directly from the DataShed database into Maptek Vulcan software for three-dimensional (3D) visualization, interpretation, and modelling. The 2022–2024 underground delineation drilling also used LogChief as a validation tool to ensure data consistency.

In 2024 and 2025, exploration core logging data were captured in Mx Deposit (by Seequent), a data management platform that enables users to collect, manage, share, and access drill hole- and point-sample-data in the cloud. The software also has validation protocols to ensure data consistency. Data were regularly exported into .csv files and imported into Leapfrog for visual and data validation. After validation, the data from Mx Deposit were exported to csv format and then imported into Datashed.

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For RC drilling (both exploration and grade control), geological data were captured by the collection of cuttings by the drilling contractor at every 2 m. A selection of each sample was sieved to collect the 4–7 mm fraction in a chip tray. The trays were labelled by interval and hole number and provided to the New Gold geologist. A quick log of the lithology and the alteration for each 2 m interval was completed by the geologist and recorded in an Excel spreadsheet. The data were then imported into the SQL database using Log Chief.

For delineation drilling (2022–2025), core logging data are captured in Excel spreadsheets. The data are then imported into LogChief software and merged into the central Maxwell Datashed database.

8.9	Qualified Person’s Opinion on Sample Preparation, Security, and Analytical Procedures

In the opinion of the QP, the sample preparation procedures, analytical methods, QA/QC protocols, and sample security for the samples used in mineral resource estimation are acceptable, were within industry-standard practices at the time the samples were collected, and are acceptable for mineral resource and mineral reserve estimation and mine planning purposes.

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9	DATA VERIFICATION

9.1	Internal Data Verification

Coeur implements a series of routine verification procedures to ensure the reliable collection of data. Checks include:

•	Comparison of the drill hole collar location data with the digital models of the surface topography and excavation models;

•	Comparison of underground drill holes and chip sample lines against the 3D underground developments;

•	Visual inspection of downhole survey information;

•	Identification of overlapping samples, missing assay results, unsampled intervals and duplicate records.

9.2	External Data Verification

The pre-2024 exploration QA/QC database was validated by third-party consultants AMC in 2022.

9.3	Data Verification by Qualified Person

Mr. Nadeau-Benoit prepared the mineral resource estimate in this Report. He completed site visits during the 2023, 2024 and 2025 drilling campaigns. These site visits included the following verifications:

•	Drill hole review from the 2024 and 2025 exploration program, from previous exploration campaigns, and from the underground infill drilling campaigns;

•
A review of data collection procedures for the exploration and infill data; this included a visit at the RC drill, the diamond drill (for the surface exploration campaign) and review of the chip sampling underground;

•	A tour of the internal laboratory, the exploration core shack and the mine core shack (for underground infill drill hole logging).

Mr. Nadeau-Benoit discussed (on-site and remotely) the databases and QA/QC results with the database administrator for the assays from the internal laboratory and with the exploration manager for the assays from the external laboratories to ensure the protocols are respected and to review the procedures. He also reviewed the QA/QC database validation completed by AMC.

Mr. Nadeau-Benoit completed a validation of the 2025 database which included cross-validation checks for the 2024 and 2025 exploration drill program (database against certificate of assays received directly from the laboratory). No errors or discrepancies were observed by the Qualified Person in the database.

Validation routines were carried out in Leapfrog, following the import of the databases, and consisted of checking for overlapping samples, missing assay results, unsampled intervals and duplicate records. This validation ensured that all the assay results were properly imported into the databases; it also ensured the proper treatment of wedged holes and their duplicated upper portions (from their respective “mother” hole) in Leapfrog.

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The surface drillhole collars were compared against the LiDAR surface topography and the underground drill holes and chip sample lines were compared against the 3D underground developments. The hole deviations were reviewed in 3D. No errors were observed by the Qualified Person.

Overall, the site visits, discussions and data verification completed by Mr. Nadeau-Benoit demonstrated that data acquisition and protocols are acceptable. There were no limitations placed on Mr. Nadeau-Benoit when verifying data. Based on these verifications, Mr. Nadeau-Benoit is of the opinion that the databases are valid and of sufficient quality to be used for the mineral resource and mineral reserve estimations described in Chapters 11 and 12 of this Report.

Mr. Corey Kamp completed a validation of the mineral resource and reserve surfaces and solids used for surface open pit. Mr. Michael Kontzamanis completed a validation of the mineral resource and reserve underground solids used for underground mining. Based on these verifications, Mr. Corey Kamp and Mr. Michael Kozamanis is of the opinion that the databases are valid and of sufficient quality to be used for the mineral resource and mineral reserve estimations described in Chapters 11 and 12 of this Report.

9.4	Qualified Person’s Opinion on Data Adequacy

The process of data verification for the Project was performed by third parties and Coeur personnel, including the QP. The QP reviewed the appropriate reports. The QP considers that a reasonable level of verification has been completed, and that no material issues would have been left unidentified from the programs completed.

The QP is of the opinion that the data verification programs for Project data adequately support the geological interpretations, the analytical and database quality, and therefore support the use of the data in mineral resource and mineral reserve estimation, and in mine planning.

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10	MINERAL PROCESSING AND METALLURGICAL TESTING

10.1	Test Laboratories

The process plant was constructed and commissioned in 2017. The original plant design was informed by metallurgical testwork completed prior to construction, including testwork documented in a feasibility-level technical study completed in 2014. That historical testwork is available to Coeur, and was reviewed in support of the current evaluation.

Subsequent modifications and optimizations to the process plant were based on observed operating performance, results from metallurgical testwork conducted on-site, and supplemental testwork completed at independent metallurgical laboratories. These changes reflect operating experience and were intended to improve recovery, throughput, and overall process performance.

Independent metallurgical testwork was conducted at recognized commercial metallurgical testwork facilities, including SGS Canada Inc., Metso Minerals Canada Ltd., FLSmidth Minerals Ltd., and Orway Mineral Consultants. Numerous laboratories have been used over time by the various operators, and are summarized, where known in Table 10‑1.

Metallurgical testwork programs included mineralogical characterization, comminution testing, gravity separation, flotation, heap leaching, cyanide leaching of flotation concentrates, whole-ore cyanide leaching, carbon activity testing, evaluation of pre-aeration, oxygen and air addition, nitrate addition during leaching, cyanide destruction, rheological testing, environmental testwork, variability testing, and carbon-in-pulp process modelling.

The operation maintains an on-site analytical laboratory that performs routine assays of metallurgical, process and geological samples. An on-site metallurgical laboratory is also used to conduct reagent testing, grind size analysis, and metallurgical characterization of new ore types. These on-site laboratories are operated by Coeur, and are not independent laboratories. The metallurgical testwork described in the following sub-sections is considered appropriate for the level of study and is consistent with industry practice.

10.2	Metallurgical Testwork

Metallurgical testwork was completed in progressive stages to support successive technical and economic evaluations. Early programs conducted between 2008 and 2012 included mineralogy, comminution, gravity separation, flotation, and cyanide leaching, supported by a comprehensive variability program informed by geometallurgical modelling. Two processing routes were initially evaluated: flotation with concentrate leaching and whole-ore cyanide leaching. At the initial evaluation stage, flotation with concentrate leaching achieved approximately 88.5% gold recovery at a 150 µm primary grind with concentrate regrinding to 15 µm, while whole-ore leaching achieved approximately 91% gold recovery at a finer 60 µm grind.

As the project advanced, testwork expanded to confirm flowsheet performance for Main Pit and Intrepid Zone ores and to represent anticipated LOM blending using ODM Master, Initial Pit, and Remaining LOM composites. Ore characterization identified key zonal differences, with the Cap Zone exhibiting elevated sulfur and iron and a higher proportion of locked gold, while the Intrepid Zone was distinguished by higher silver grades.

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Table 10‑1:	Metallurgical, Sample Preparation and Analytical Laboratories

Laboratory	Location	Purpose	Independent	Accreditation
PMC Laboratory	Maple Ridge, British Columbia	Assay QA checks, mineralogy and metallurgy	Yes	None
ALS Global	Thunder Bay, Ontario	Water chemistry and general chemistry analysis, fine carbon cyanide analysis	Yes	ISO 45001:2018 ISO 14001:2015 ISO/IEC 17025:2017
Blue Coast Research Ltd	Parksville, British Columbia	Project metallurgical and geochemical testing	Yes	N/A
Rainy River Assay Laboratory	Rainy River Site	Internal production assays	No	None
New Afton Assay Laboratory	New Afton Site	General chemistry and scale analysis	No (External Site)	None
SGS Canada Inc.	Lakefield, Ontario	Mineralogy and metallurgical testing	Yes	ISO/IEC 17025:2017
Activation Laboratories	Thunder Bay, Ontario	Mineral analysis	Yes	ISO/IEC 17025:2017 ISO 9001:2015
ALS Global	Burnaby, British Columbia	Geochemical testing	Yes	ISO 45001:2018 ISO 14001:2015 ISO/IEC 17025:2017
FLSmidth Minerals Ltd.	Midvale, Utah	Mineralogical and Metallurgical testing and piloting	Yes	ISO/IEC 17025:2017 ISO 14001:2015 ISO 9001:2015
Metso Canada Inc.	Burlington, Ontario	Process Optimization, Metallurgical Testing	Yes	ISO 14001:2015 ISO 9001:2015 ISO 45001:2018 ISO 27001:2022
Orway Minerals Consultants	Mississauga, Ontario	Mineral Process Design	Yes	None

Extensive multi-laboratory comminution testing supported the process design, which adopted conservative 80th percentile parameters, including a crusher work index of 25 kWh/t, a Bond work index of 15 kWh/t. JK drop weight and SMC testwork was completed across all ore zones and used to define zone-specific A×b and ta parameters. These results were composited using the Initial Pit and Remaining LOM blend proportions to generate representative hardness inputs, which were then applied in JKSimMet to estimate SAG mill sizing and energy requirements based on the 80th-percentile hardness of the blended ore. These inputs formed the basis for a grinding circuit designed for a cyclone overflow P80 of 75 µm at approximately 21,000 t/d and the selection of 15 MW dual-pinion drives for the SAG and ball mills.

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Gravity recoverable gold was shown to be strongly dependent on ore type and grind size. Knelson gravity recoverable gold testing on an ODM Zone master composite demonstrated that when ground to a P80 of 90 µm, approximately 51% of the contained gold was gravity recoverable. However, because the plant gravity circuit was designed to treat a portion of cyclone feed slurry at a much coarser size of approximately P80 1,000 µm, gravity recoveries under plant conditions are significantly lower. Plant performance reflected this variability, with gravity gold recoveries averaging 21.6%, 14.2%, and 17.0% in 2023, 2024, and 2025 at gold head grades of 0.97 g/t, 0.86 g/t, and 1.06 g/t, respectively. Silver gravity recovery was consistently lower, with plant recoveries of 5.2%, 2.4%, and 4.5% over the same period at head grades of 2.56–2.92 g/t Ag.

Leach gold recoveries increased from approximately 86% at a grind size of 119 µm to approximately 91% at 51 µm, with corresponding total gold recoveries increasing from about 90% to 93%. At the selected design grind size of 75 µm, gold recovery was approximately 90% by leaching and 93% on a total recovery basis. Silver recoveries showed a similar grind size dependence, increasing from about 67% at 119 µm to a peak of approximately 79% at 75 µm.

Following plant start-up in 2017, metallurgical testwork focused on validating and optimizing performance using operating data. An independent audit completed in April 2019 used plant comminution surveys to develop a JKSimMet model for throughput forecasting and grinding circuit evaluation, supported by regression analysis relating gold recovery to feed grade and grind size. Post-start-up carbon management testing demonstrated that acid washing did not materially improve carbon activity, indicating calcium fouling was not a significant constraint. The acid wash circuit was therefore removed from service, reducing reagent costs and carbon attrition.

Subsequent improvements were driven by optimization of the thickening, leaching, and grinding circuits. Flocculant screening programs identified improved reagents and confirmed that poor polymer mixing was the primary cause of high consumption. Installation of a polymer slicing unit in late 2020, combined with flocculant optimization and advanced process control, reduced flocculant consumption. Leach optimization testwork and carbon in pulp (CIP) modelling completed in 2021 confirmed that the leach and CIP circuits were generally near optimal, with gold extractions ranging from approximately 80–90% depending on ore type and no material benefit from finer grinding or increased cyanide addition. A subsequent independent grinding circuit audit in 2023 identified very competent ore, confirmed the ball mill as the primary throughput constraint with circulating loads approaching 500%, and identified opportunities to increase throughput.

In 2025, additional bottle roll leach testing and mineralogical characterization were completed on underground ore from the UG Main, Intrepid, Cap, Zone 17, and 433 Zones to further validate leach performance and link recovery to mineralogy. All zones except the Cap Zone exhibited favourable leach kinetics, with average total recoveries of approximately 91% for gold and 75% for silver and limited improvement beyond 24 hours. The Cap Zone remained the most challenging due to elevated pyrite content of up to approximately 6.9% by weight, fine gold–silver grain sizes below 20 µm, and partially refractory mineralization that would likely require ultrafine grinding or pre-oxidation to materially improve recovery. The UG Main, Zone 17, and 433 Zones showed strong leach response with no material processing risks identified, while the Intrepid Zone exhibited greater variability in kinetics and recovery despite generally coarse, well-liberated electrum.

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10.3	Recovery Estimates

Based on testwork results and operating performance from 2017–2025, grade-recovery formulas were developed to forecast LOM plan gold and silver recoveries.

Predictive recovery formulas for each metallurgical zone are shown in Table 10‑2. Gold recoveries are capped to a maximum of 94%.

The grade-recovery curves are shown in Figure 10‑1 for gold and Figure 10‑2 for silver.

Table 10‑2:	Forecast Metallurgical Recovery Formulae

Commodity	Zone	Formula
Gold	Non-CAP Zone ore
	Underground ore (excluding Cap Zone)	Gold recovery = ((Au - (0.0937 x Au0.4223 − 0.007)) ÷ Au) x 100
	Cap Zone ore	Gold recovery = ((Au - (0.2497 x Au1.015 − 0.007)) ÷ Au) x 100
Silver	Non-Cap Zone ore	Silver recovery = ((Ag – 0.4409 x Ag0.9285) ÷ Ag) x 96.6
	Cap Zone ore	Silver recovery = ((Ag – 0. 0.3868 x Ag0.9174) ÷ Ag) x 96.6

Note: Au is the process plant gold head grade in g/t, and Ag is the process plant silver head grade in g/t.

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Figure 10‑1:	Gold Grade–Recovery Curve

Rainy River Gold-Recovery Curves
100
95
90
85
80
75
70
Gold Recovery (%)
0
0.5
1
1.5
2
2.5
3
3.5
Gold Head Grade (g/t)
Non-CAP
Underground Ore
CAP Zone

Note:  Figure prepared by Coeur, 2026.

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Figure 10‑2:	Silver Grade–Recovery Curve

Rainy River Silver-Recovery Curves
70
65
60
55
50
45
40
Silver Recovery (%)
1
2
3
4
5
6
7
Silver Head Grade (g/t)
Non-CAP
CAP Zone

Note:  Figure prepared by Coeur, 2026.

10.4	Metallurgical Variability

Metallurgical variability testwork was completed following selection of the processing flowsheet and establishment of base test criteria to confirm that metallurgical performance is representative of the range of mineralization within the Rainy River deposit. The variability program included 162 comminution samples and 208 cyanide leaching samples from the Main Pit, together with an additional 30 comminution and cyanide leaching samples from the Intrepid Zone. Sample locations, drillhole intervals, and sample mass were selected using a geometallurgical model and supporting statistical analyses developed by SGS, incorporating geographic location, mineralization grade, and mineralization trends to ensure adequate three-dimensional coverage of the orebody.

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All cyanide leach variability tests were conducted under consistent baseline conditions, including a target grind size of P80 75 µm, 30-minute air pre-oxidation, cyanide concentration of 0.5 g/L NaCN, and pH maintained between 10.5 and 11.0. The results demonstrate that most ore zones achieved average total gold recoveries above 80%, with non-Cap Zone material averaging approximately 86% and the Cap Zone averaging approximately 74%. Gold leaching was generally complete by approximately 30 hours, while silver leaching continued beyond 36 hours, supporting the selected leach residence time and flowsheet design.

The lower recoveries observed in the Cap Zone are attributed to higher sulfide content, elevated iron and sulfur levels, finer gold–silver grain size, and partially refractory mineralization, as confirmed by mineralogical characterization. These characteristics are explicitly incorporated into zone-specific recovery models used to estimate mineral resources and mineral reserves. Based on the scope, spatial distribution, and consistency of the comminution and leach variability testwork, metallurgical variability is considered adequately characterized, and no unrecognized metallurgical risks related to deposit variability are expected to materially affect recovery assumptions or projected economic outcomes.

10.5	Deleterious Elements

There are no known processing factors or deleterious elements that could have a significant effect on economic extraction.

10.6	Qualified Person’s Opinion on Data Adequacy

Testwork programs, both internal and external, continue to be performed to support current operations and potential improvements. Current metallurgical testwork confirms the material to be mined as having a similar response to the grinding, gravity and leaching processes as previously mined ores. Metal recovery assumptions are derived from the past performance of the leaching operation.

The QP reviewed the information compiled by Coeur, as summarized in this Report chapter and performed a review of the reconciliation data available to verify the information used in the LOM plan.

Based on these checks, in the opinion of the QP, the metallurgical testwork results and production data support the estimation of mineral resources and mineral reserves and can be used in the economic analysis.

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11	MINERAL RESOURCE ESTIMATES

11.1	Introduction

The 2025 mineral resource estimate is based on three block models, two block models for the Main Zone (ODM, 17, 433, HS, NW Trend, and Cap) and one block model for the Intrepid Zone. Intrepid is modelled separately because of its distance from the other zones. Mineral resources are estimated for the Main and Intrepid Zones.

There are three separate block models, two block models for the Main Zone (ODM, 17EL, 433, HS, NW Trend, and Cap): one for the open pit portion and one for the underground portion of the Main Zone and, finally, one block model for the Intrepid Zone.

The Main Zone open pit model is estimated at a parent block size of 5 x 5 x 5 m, not rotated, and sub-blocked down to 1.250 x 1.250 x 0.625 m at resource domains boundaries.

The Main underground model is estimated at a parent block size of 8 x 3 x 8 m, rotated at an azimuth of 0˚ and a dip of 34.75˚. The model is sub-blocked down to 1.00 x 0.75 x 1.00 m at resource domains boundaries.

The Intrepid Zone block model is estimated at a parent block size of 3 x 3 x 8 m, rotated at an azimuth of 350˚ and a dip of 30˚. The model is sub-blocked down to 0.75 x 0.75 x 1.00 m at resource domains boundaries.

Software used in estimation included Seequent’s Leapfrog Geo v.2025.1.1 (Leapfrog) with the Leapfrog Edge extension (Edge), Deswik 2025.2 Pseudoflow, and Deswik 2025.2 Stope Optimizer software.

11.2	Database

The 2025 estimation database close-out date was October 1, 2025. Drilling used in estimation is summarized in Table 7‑2.

All unsampled intervals in the estimation database were assigned a value of 0.00 g/t Au and 0.00 g/t Ag based on the assumption that these intervals were not sampled because they showed no indication of mineralization.

The database and all resulting models use UTM grid coordinates (NAD 83 datum, Zone 15 North). The database was verified and approved by Rainy River Operations staff and validated by the Qualified Persons.

11.3	Exploratory Data Analysis

Both zones were subject to exploratory data analysis methods, which could include histograms, cumulative probability plots, box and whisker plots, and contact analysis. Statistics were compiled and compared for length weighted drill hole intersects, raw assay data, capped assay data, composites, and declustered composites to ensure that the grade distribution and true mean of the system were conserved throughout the different steps of the estimation process.

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11.4	Geological Models and Estimation Domains

A 3D litho-structural model was constructed for the Rainy River deposit, with major layered and intrusive lithological units, shear zones, and brittle faults. Modelled lithological units were used as domains to estimate carbon and sulfur contents, and density. The modelled diabase dikes, considered post-mineralization and therefore barren, was used to clip the resource domains. Blocks inside the dike were assigned a grade of zero gold and zero silver.

Resource domains were generated by manually selecting assays intervals on sectional, plan, and 3D views, and using the “vein tool” in Leapfrog. Various grade thresholds were used to generate the domains and capture different styles of gold mineralization:

•	Low-grade domains: >0.1 g/t Au for Main and >0.3 g/t Au for Intrepid, capturing the large-scale alteration and mineralization footprint;

•
Discrete domains: >0.3 g/t or >0.5 g/t Au for Main Zones, >1.0 g/t Au for Intrepid, capturing the geometry of individual gold-bearing sulfide zones. Their morphology is typically intricate and show signs of deformation including pinching and swelling and local dragging along shear zones.

Figure 11‑1 shows the locations of the major domains.

Sub-domains were locally added to capture higher-grade mineralization within discrete domains; this improved constraints on high-grade gold values and allowed adjustments of estimation parameters. A grade threshold of 1.5 g/t Au was used at Main Zone and 4.0 g/t Au at Intrepid.

Bedrock is overlain by overburden with a thickness ranging from 0 m in the vicinity of the Intrepid Zone and up to 60 m in the area of NW Trend. A LiDAR survey was completed before the mining of the open pit had started. A wireframe solid for the overburden was created using the logged overburden intervals in the drill hole database and the pre-mining LiDAR topo surface. This solid was filled with blocks for the block model estimation and given a fixed grade of 0 g/t for gold and silver and a fixed density of 1.8 g/cm3.

An open-pit mining depletion surface was prepared by the mine survey team as of December 31, 2025. Surveyed volumes of underground developments and mined-out stopes were provided by the underground engineering department as of December 31, 2025. These surface and volumes were used to exclude the depleted areas prior to resource pit shells and stope optimizations.

11.5	Domain Codes

Resource domain intervals were generated for all drill holes using the “Evaluation” function in Leapfrog. The purpose of the evaluation was to generate drill hole intervals for each intersected domains, assign domain codes (AUDOM), and produce intersect length and extract assay statistics for each of the resource domains.

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Figure 11‑1:	Inclined View of Resource Domains

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11.6	Density Assignment

The density values were derived using a single pass and using inverse distance weighting to the second power (ID2) interpolation. The lithological units in Table 8‑1 were used as estimation domains for density, with hard boundaries.

A minimum of three and maximum of 12 samples were used. Where the number of samples was insufficient to support interpolation, a default value was assigned to the affected domain.

Outlier values above 3.6 g/cm3 were capped to that value for the interpolation and the statistics, which are the basis of the chosen default density values, the median for each lithological unit.

11.7	Grade Capping/Outlier Restrictions

Two methods for limiting the influence of extreme high-grade outlier assays were used: capping of raw assay data prior to compositing, and use of a high-grade restricted search in the grade estimation process.

11.7.1	Capping

A combination of probability plots and histogram and statistical analysis was used to determine the capping value for each domain.

Capping values for gold ranged from no caps applied to 10 g/t Au at the Main Zone, and no caps applied to 35 g/t Au at the Intrepid Zone.

Capping values for silver ranged from no caps applied to 8 g/t Ag at the Main Zone, and no caps applied to 300 g/t Ag at the Intrepid Zone.

11.7.2	Restricted Search

A high-grade-restricted search was used on specific domains, for gold, based on reconciliation results, actual grade continuity and comparison with the grade control model (in the open pit). The high-grade-restricted search ellipses represent percentage ratios of the pass search ellipses. Ratios were reduced after each pass to ensure consistency of high-grade-restricted search ellipses size.

Ranges used for the Main Zone were:

•	Pass 1: none;

•	Pass 2: range of 1 g/t Au representing 16% of the search range to 20 g/t Au, representing 90% of the search ranges;

•	Pass 3: range of 1 g/t Au representing 8% of the search range to 20 g/t Au, representing 45% of the search ranges;

•	Pass 4: range of 1 g/t Au representing 3.5% of the search range to 20 g/t Au, representing 15% of the search ranges;

Ranges used for the Intrepid Zone were:

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•	Long-term pass 1: range of 3.5–20 g/t Au representing 75% of the search ranges;

•	Long-term pass 2: range of 3.5–20 g/t Au representing 37.5% of the search ranges;

•	Long-term pass 3: range of 3.5–20 g/t Au representing 15% of the search ranges;

•	Short-term pass 1: none;

•	Short-term pass 2: range of 3.5–20 g/t Au representing 75% of the search ranges.

11.8	Composites

A composite length of 1.5 m, cut at domain boundaries, is used for underground blocks models (Main and Intrepid Zones).

A composite length of 3.0 m, cut at domain boundaries, is used for the Main Zone open pit model.

Compositing was applied after capping.

11.9	Variography

Variogram modelling was completed on a zone-by-zone basis. A variogram model was completed on gold and silver capped composites from a representative domain for each zone. The variogram model was then applied to the other domains of the same zone. These variograms were calculated along the mean dip and dip directions of each selected domain.

The modelled variograms have a nugget with an average of around 30% for gold. The anisotropy is well-defined, with greater continuity oriented down-dip (slightly to the west) within a steep east-west-trending plane. The average interpreted range for the main axis of the spatial models is 60 m for the discrete domains and is 140 m for the low-grade domains.

11.10	Estimation/interpolation Methods

Gold and silver grade interpolations were completed on the composited values.

For the Main Zone, grade interpolation was completed using ordinary kriging (OK) in four successive passes. The first search pass used composites from grade-control RC drill holes, chip lines, underground delineation drill holes and exploration drill holes. The second, third, and fourth passes only used composites from the exploration and underground infill drill holes. The first search ellipsoid used a 12.5 x 12.5 x 5 m range. The three subsequent search ellipsoids (second, third, and fourth search passes) used a multiple of the ranges obtained from the variogram fitted models, corresponding to 0.5 times, 1.0 time and 2.5 times the ranges, respectively. The first three estimation passes where limited to two composites per drill hole (or chip lines) while the fourth pass could use more than two composites per drill hole (or chip lines).

For the Intrepid Zone, grade interpolation was first completed using OK in three successive passes. The three passes, referred as the “long-term” passes, used composites from exploration and underground infill drill holes. The first search ellipsoid used a 27.5 x 27.5 x 7.5 m range, the second search ellipsoid used a 55.0 x 55.0 x 15.0 m range, and the third search ellipsoid used a 137.5 x 137.5 x 37.5 m range. Subsequently, in areas where coverage of underground infill drilling and chip sampling is high (defined as being within the “short-term boundary”), grade interpolation was completed using ID2 in two successive short passes, referred as the “short-term” passes.

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These passes overprint previously estimated blocks within the short-term boundary. The first search ellipsoid used a 12.5 x 12.5 x 5 m range, and the second search ellipsoid used a 27.5 x 27.5 x 7.5 m range. All the estimation passes were limited to three composites per drill hole (or chip lines).

For both zones, the search ellipsoids (anisotropic search) and variograms were guided by the mid-planes of each domain.

Blocks were estimated using hard boundaries between the different mineralized domains.

Where discrete domains shared a boundary with their own subdomain, semi-soft boundaries of 15 m for the Main Zone deposit and 10 m for the Intrepid deposit were applied between discrete domains and their respective subdomain. For example, for the ODM/17 Zone, composites within the subdomains, up to 15 m away from their boundary, informed blocks within the discrete domains along with the composites within the discrete domains.

Composites within the low-grade domains and composites within discrete domains, up to 15 m away from the boundary for the Main Zone deposit and up to 1 m away from the boundary for the Intrepid deposit, informed blocks within the low-grade domains.

For both deposits, all the subdomains were estimated using hard boundaries.

11.11	Validation

The block models were validated using the following methods:

•	Visual inspection, stepping through 2D sectional views, comparing raw drill assay data, capped assay data and composited assay data against block estimated values;

•	Comparison of model statistics to drill assay data;

•	Swath plots;

•	Comparison with the grade control model (tonnes and grade).

Wireframe volumes were compared to block model volumes for each domain.

These validation procedures indicate that geology and resource models are acceptable to support mineral resource estimation.

11.12	Confidence Classification of Mineral Resource Estimate

11.12.1	Mineral Resource Confidence Classification

Criteria for mineral resource confidence classification are summarized in Table 11‑1.

For both the Main Zone and Intrepid models, the classification was manually smoothed by applying outline boundaries in longitudinal view. As such, some inferred blocks contained within the indicated category outline were upgraded to indicated, whereas indicated blocks outside of these outlines were downgraded to the inferred category.

Deswik mine stope optimizer (DSO) software was used to classify each optimized stope based on the dominant resource category for that stope. The resulting optimized stopes classification was then reviewed by the Qualified Persons.

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11.12.2	Uncertainties Considered During Confidence Classification

Other criteria were used to refine classification categories in addition of drill spacing analysis. These include variable uncertainties regarding sampling and drilling methods, data processing and handling, geological modelling, and estimation. The areas with the most uncertainty were assigned to the inferred category, and the areas with fewest uncertainties were classified as measured.

Table 11‑1:	Confidence Classification Criteria

Confidence Classification	Main Zone	Intrepid Zone
Measured
Defined by blocks estimated by a minimum of three drill holes and interpolated during the first, second and third estimation search pass (up to the full variogram search ranges) and located within a closest distance of <30 m. This is achieved with drill holes at a nominal spacing of approximately 50 m (maximum of 60 m). Blocks must be included within a resource domain and within 15 m of underground development with sampling (chip samples) validated by QA/QC.

Defined by blocks estimated by a minimum of three drill holes, interpolated during the first and second estimation search pass (up to the full variogram search ranges) and located within a closest distance of <20 m. This is achieved with drill holes at a nominal spacing of approximately 40 m. Blocks must be included within the discrete domains (above the 1 g/t Au modelling threshold) and within 15 m of underground development with sampling (chip samples) validated by QA/QC

Indicated
Defined by blocks interpolated during the first, second and third estimation search pass (up to the full variogram search ranges) and located within a closest distance of <30 m. This is achieved with drill holes at a nominal spacing of approximately 50 m (maximum of 60 m). Blocks must be included within a resource domain

Defined by blocks estimated by a minimum of three drill holes, interpolated during the first and second estimation search pass (up to the full variogram search ranges) and located within a closest distance of <20 m. This is achieved with drill holes at a nominal spacing of approximately 40 m. Blocks must be included within a resource domain

Inferred
Defined as those blocks which do not meet the criteria for measured or indicated mineral resources, but are within a maximum distance of 50 m from a single drill hole (drill spacing of up to 100 m). Blocks must be included within a resource domain

Defined as blocks which do not meet the criteria for measured or indicated mineral resources but are within a maximum distance of 40 m from a single drill hole. Blocks must be included within a resource domain

11.13	Reasonable Prospects of Economic Extraction

11.13.1	Input Assumptions

For each resource estimate, an initial assessment was undertaken that assessed likely infrastructure, mining, and process plant requirements; mining methods; process recoveries and throughputs; environmental, permitting and social considerations relating to the proposed mining and processing methods, and proposed waste disposal; and technical and economic considerations in support of an assessment of reasonable prospects of economic extraction.

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11.13.2	Mineral Resources Potentially Amenable to Open Pit Mining Methods

Mineral resources are constrained within a pit shell generated using Deswik Pseudoflow pit optimization software (Pseudoflow) that uses the assumptions in Table 11‑2. A cross section and location plan showing the mineral resources exclusive of mineral reserves is provided as Figure 11‑2.

Table 11‑2:	Constraining Pit Shell Assumptions

Parameter	Units	Value
Gold price	US$/oz	2,500
Silver price	US$/oz	30
Exchange rate	C$:US$	1.35
Gold selling cost	US$/oz	4.10
Silver selling cost	US$/oz	1.00
Royalty	%	1.4
Gold metallurgical recovery	%	variable
Silver metallurgical recovery	%	variable
Overburden mining cost	US$/t mined	3.18
Base mining cost (at 300 m bench)	US$/t mined	4.38
Incremental mining cost (per 10 m bench)	US$/t mined	0.025
Processing cost	US$/t processed	10.40
G&A cost	US$/t processed	4.49
Total mineralization-related cost	US$/t processed	14.89
Slope angles	degrees	variable
Break-even cut-off grade	g/t AuEq	0.21
Cut-off grade used for reporting	g/t AuEq	0.20

Note:  G&A = general and administrative; AuEq = gold equivalent, see discussion in Chapter 11.13.5.

Metallurgical recoveries are based on the predictive recovery formulas shown in Chapter 10. Overall slope angles vary by litho-structural domain.

Mineral resources are reported using a gold equivalent (AuEq) cut-off, the basis for which is described in Chapter 11.13.5.

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Figure 11‑2:	Cross Section and Location Plan for Mineral Resources

424500 E
425000 E
425500 E
426000 E
426500 E
427000 E
427500 E
500 EL
0 EL
-500 EL
-1000 EL
NW Trend
Phase 5
Phase 4
ODM East
Intrepid
Open-pit Mineral Reserves
Open-pit Mineral Resources
Underground Mineral Reserves
Underground Mineral Resources
0
1000
metres
Longitudinal View Looking North
42400E
42500E
42600E
5410500N
5409000N
N
NW Trend
Phase 5
ODM East
South Pushback
Phase 4
Open Pit Plan View
500m

Source: Coeur Jan 2026

NAD 1983 UTM Zone 15N

COEUR MINING®

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11.13.3	Mineral Resources Potentially Amenable to Underground Mining Methods

This estimate is constrained within optimized shapes using Deswik Stope Optimizer (DSO) using the parameters shown in Table 11‑3. A plan and cross-section showing the location of the mineral resources exclusive of mineral reserves is shown above in .Figure 11‑2

The DSO stopes were cut by the mineral resource conceptual pit shell, depletion solids, and underground mineral reserve solids to produce the mineral resource stopes used in the mineral resource estimate. Mineral Resources potentially amenable to underground mining methods are primarily extensions to existing mineral reserve zones at depth and along strike.

Metallurgical recoveries are based on the predictive recovery formulas shown in Chapter 10.  Mineral resources are reported using an AuEq cut-off, the basis for which is described in Chapter 11.13.5.

11.13.4	Commodity Price

The gold price used in resource estimation is based on analysis of three-year rolling averages, long-term consensus pricing, and benchmarks to pricing used by industry peers over the past year. An explanation of the derivation of the commodity prices is provided in Chapter 16.2.

The estimated timeframe used is the 10-year LOM that supports the mineral reserve estimates. The gold price forecast for the mineral resource estimate is US$2,500/oz.

11.13.5	Cut-off Grades

The mineral resources are reported using a cut-off grade of 0.2 g/t AuEq for mineral resources considered potentially amenable to open pit mining methods and 1.24 g/t AuEq for mineral resources considered potentially amenable to underground mining methods.

The following gold-equivalency formulas are used for open-pit and underground mining scenarios:

•	Open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 125);

•	Underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 131.944);

The calculations are based on the following:

•	Gold price: US$2,500/oz Au;

•	Gold recovery: 90% for open pit and 95% for underground;

•	Silver price: US$30/oz Ag;

•	Silver recovery: 60% for open pit and underground.

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Table 11‑3:	Constraining Mineable Shape Assumptions

Parameter	Units	Value
Gold price	US$/oz	2,500
Silver price	US$/oz	30
Exchange rate	C$:US$	1.35
Gold selling cost	US$/oz	4.10
Royalty	%	6.1
Gold metallurgical recovery	%	variable
Silver metallurgical recovery	%	variable
Underground mining cost	US$/t mined	52.49
Surface haul cost	US$/t mined	2.00
Processing cost	US$/t processed	11.21
G&A cost	US$/t processed	10.49
Total ore-related cost	US$/t processed	76.19
Minimum dip	degrees	50
Minimum stope width	m	2
Stope length	m	2
Stope height	degrees	25
Dilution	%	14
Cut-off grade	g/t AuEq	1.24

Note:  G&A = general and administrative; AuEq = gold equivalent, see discussion in Chapter 11.13.5.

11.13.6	QP Statement

The QP is of the opinion that any issues that arise in relation to relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work. The mineral resource estimates are performed for deposits that are in a well-documented geological setting. Coeur is familiar with the economic parameters required for successful operations in the Rainy River area; and Coeur has a history of being able to obtain and maintain permits, social license and meet environmental standards. There is sufficient time in the 10-year (to 2035) timeframe considered for the commodity price forecast for Coeur to address any issues that may arise, or perform appropriate additional drilling, testwork and engineering studies to mitigate identified issues with the estimates.

11.14	Mineral Resource Statement

Mineral resources are reported using the mineral resource definitions set out in S-K 1300, and are reported exclusive of mineral resources converted to mineral reserves. The mineral resources are current as at December 31, 2025. The reference point for the estimate is in situ. Measured, indicated, and inferred mineral resources are summarized in Table 11‑4.

Vincent Nadeau-Benoit P.Geo., Corey Kamp, P.Eng., and Michael Kontzamanis, P.Eng are the Qualified Persons for the estimates.  All are Coeur employees.

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Table 11‑4:	Mineral Resources Statement as at December 31, 2025

Area	Category	Tonnes (kt)	Grade		Contained Metal		Metallurgical Recovery
			Au (g/t)	Ag (g/t)	Cutoff (g/t AuEq)	Au (koz)	Ag (koz)	Au (%)	Ag (%)
Open pit	Measured	19	0.87	5.21	0.20	1	3	90	60
	Indicated	41,447	0.58	2.84	0.20	767	3,782	90	60
	Subtotal measured and indicated	41,465	0.58	2.84	0.20	767	3,785	90	60
	Inferred	987	0.52	1.24	0.20	16	39	90	60
Underground	Measured	285	2.38	18.27	1.24	22	167	95	60
	Indicated	14,951	1.75	5.22	1.24	841	2,508	95	60
	Subtotal measured and indicated	15,236	1.76	5.46	1.24	863	2,676	95	60
	Inferred	6,542	1.91	4.58	1.24	402	964	95	60
Total open pit and underground	Measured	304	2.29	17.46	variable	22	171	variable	variable
	Indicated	56,397	0.89	3.47	variable	1,607	6,290	variable	variable
	Total measured and indicated	56,701	0.89	3.54	variable	1,630	6,461	variable	variable
	Inferred	7,529	1.73	4.14	variable	418	1,003	variable	variable

Notes to accompany mineral resource tables:

1.	The mineral resource estimates are current as of December 31, 2025, and are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (S-K 1300).

2.
The reference point for the mineral resource estimate is in situ. The Qualified Persons for the estimate are Vincent Nadeau-Benoit P.Geo., Corey Kamp, P.Eng., and Michael Kontzamanis, P.Eng , all Coeur employees.

3.	Mineral resources are reported exclusive of the mineral resources converted to mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

4.
The estimate for the mineral resources considered potentially amenable to open pit mining methods uses the following key input parameters: assumption of conventional open pit mining; gold price of US$2,500/oz Au and silver price of US$30/oz Ag; gold selling cost of US$3.54/oz Au; reported above a gold equivalent cut-off grade of 0.20 g/t AuEq; variable metallurgical recoveries; royalty burden of 1.4%; variable pit slope angles by litho-structural domain; overburden mining cost of US$3.18/t mined, base mining cost at 300 m bench of US$4.38/t mined and incremental mining cost of US$0.025/t mined per 10 m bench; processing cost of US$10.40/t processed, and general and administrative costs of US$4.49/t processed.

5.
The estimate for the mineral resources considered potentially amenable to underground mining methods uses the following key input parameters: assumption of an underground mining method applicable to moderate to steeply dipping deposits; gold price of US$2,500/oz Au and silver price of US$30/oz Ag; gold selling cost of US$4.10/oz Au; reported above a gold equivalent cut-off grade of 1.24 g/t AuEq; variable metallurgical recoveries; royalty burden of 1.4%; 14% dilution; underground mining cost of US$52.49/t mined and surface haul costs of US$2/t mined; processing cost of US$11.21/t processed, and general and administrative costs of US$10.49/t processed.

6.
The following gold-equivalency formulas are used for open-pit and underground mining scenarios: open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 125); underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 131.94). The calculations are based on the following: gold price: US$2,500/oz Au; gold recovery: 90% for open-pit and 95% for underground; silver price: US$30/oz Ag; silver recovery: 60% for open-pit and underground.

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7.	Rounding of tonnes, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tonnes, grades, and contained metal contents.

11.15	Uncertainties (Factors) That May Affect the Mineral Resource Estimate

Factors that may affect the mineral resource estimates include:

•	Metal price and exchange rate assumptions;

•	Changes to the assumptions used to generate the gold equivalency cut-off grade;

•	Changes in local interpretations of mineralization geometry and continuity of mineralized zones;

•	Changes to geological and mineralization shape and geological and grade continuity assumptions;

•	Density and domain assignments;

•	Changes to geotechnical, mining and metallurgical recovery assumptions;

•	Changes to the input and design parameter assumptions that pertain to the assumptions for the conceptual pit shell constraining the estimates;

•	Changes to the input and design parameter assumptions that pertain to the assumptions for the mineable shapes constraining the estimates;

•	Assumptions as to the continued ability to access the site, retain mineral and surface rights titles, maintain environmental and other regulatory permits, and maintain the social license to operate.

There are no other mining, metallurgical, infrastructure, permitting, or other relevant factors known to the Qualified Persons that would materially affect the estimation of mineral resources that are not discussed in this Report.

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12	MINERAL RESERVE ESTIMATES

12.1	Introduction

Mineral reserves are reported for the open-pit and underground mines, both currently in operation, and for the surface stockpiles. Measured and indicated mineral resources were converted to proven and probable mineral reserves, respectively. The mine plans assume both open-pit and underground mining. mineral reserves tonnes and grades are stated at a mill feed reference point, allowing for dilution and mining recovery, and are reported accounting for depletion as of December 31, 2025. Mineral reserves are supported by mine designs, development and production schedules, and cost estimates completed as part of the LOM planning process.

In-pit inferred and unclassified blocks were considered as waste in the open pit mineral reserves estimate and LOM plan.

For the underground mine, inferred mineral resources were not converted to mineral reserves and were excluded from the underground reserve inventory and associated production schedule. As a result, the reported underground mineral reserves reflect only measured and indicated material that satisfies the applicable mining factors and economic criteria.

12.2	Commodity Price

The gold price used in mineral reserve estimation is based on analysis of three-year rolling averages, long-term consensus pricing, and benchmarks to pricing used by industry peers over the past year. An explanation of the derivation of the commodity prices is provided in Chapter 16.2. The estimated timeframe used is the 10-year LOM that supports the mineral reserve estimates. The gold price forecast for the mineral reserve estimate is US$2,200/oz and the silver price is US$30/oz..

12.3	Cut-off

The mineral reserve estimate was derived from applying AuEq cut-off values to the block models and reporting the resulting tonnes and grades for potentially mineable areas. The following parameters were used to calculate the AuEq cut-off values that determine the mining potentially economic portions of the constrained mineralization.

Cut-off grades of 0.30 g/t AuEq and 1.41 g/t AuEq are applied to open-pit and underground mineral reserves, respectively.

The following gold-equivalency formulas are used for open-pit and underground mining scenarios:

•	Open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 126.92);

•	Underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 133.97);

The calculations are based on the following:

•	Gold price: US$2,200/oz Au;

•	Gold recovery: 90% for open-pit and 95% for underground;

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•	Silver price: US$26/oz Ag;

•	Silver recovery: 60% for open-pit and underground.

12.4	Open Pit

12.4.1	Development of Mining Case

Pit optimization was conducted in Pseudoflow using the open-pit reserve block model to determine the optimal economic shape of the open pit and was reported accounting for depletion. Cost parameters were aligned with LOM average estimates. Metallurgical recoveries used in the pit optimization are based on the predictive gold and silver recovery formulas outlined in Chapter 10 and on the geotechnical parameters respect the recommended inter-ramp angles for litho-structural domains. The overall slope angles used in the optimization process accounted for final ramps and geotechnical catch berm requirements.

An economic analysis of the open-pit LOM plan was conducted to confirm that each open-pit phase generates a positive cash flow using the mineral reserves parameters.

12.4.2	Designs

The results of the Pseudoflow pit optimization served as the basis for engineered designs of the final pit and pit phases, which included detailed bench and berm designs, operational and geotechnical considerations, and haulage ramps. Pit shell selection for guiding the design of the final Mineral Reserves pit is based on cash-flow analysis at a range of revenue factors, waste and overburden stripping requirements, minimum pushback width, permitting requirements, and the opportunity for in-pit waste storage.

12.4.3	Input Assumptions

Input assumptions for the constraining pit shell are summarized in Table 12‑1.

There are three main ore types:

•	High-grade ore: >0.50 g/t AuEq;

•	Medium-grade ore: >0.40 to ≤0.50 g/t AuEq;

•	Low-grade ore: >0.30 to ≤0.40 g/t AuEq.

The break-even cut-off grade was calculated at 0.24 g/t AuEq. Open-pit mineral reserves are reported at an incremental cut-off grade of 0.30 g/t AuEq. Coeur used a higher cut-off grade than the break-even cut-off grade, in line with historical operating practices.

Low-grade ore is included in the mine plan when excess process plant capacity exists, principally at the end of life of the open pit, to supplement the process plant feed coming from the underground mine and thus can be considered incremental.

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12.4.4	Ore Loss and Dilution

Dilution and mining recovery were considered in the open-pit mineral reserves estimate through regularization of the block model, application of a dilution and ore loss “skin”, and grade capping on a block basis.

Table 12‑1:	Pit Shell Input Parameters

Parameter	Units	Value
Gold price	US$/oz	2,200
Silver price	US$/oz	26
Exchange rate	C$:US$	1.35
Gold selling cost	US$/oz	4.10
Silver selling cost	US$/oz	1.00
Royalty	%	1.4
Gold metallurgical recovery	%	variable
Silver metallurgical recovery	%	variable
Overburden mining cost	US$/t mined	3.18
Base mining cost (at 300 m bench)	US$/t mined	4.38
Incremental mining cost (per 10 m bench)	US$/t mined	0.025
Processing cost	US$/t processed	10.40
G&A cost	US$/t processed	4.49
Total ore-related cost	US$/t processed	14.89
Slope angles	degrees	variable
Break-even cut-off grade	g/t AuEq	0.24
Incremental cut-off grade	g/t AuEq	0.30

Note:  G&A = general and administrative; AuEq = gold equivalent

The regularized open-pit mineral reserve model has block dimensions of 10 x 10 x 10 m, representing the dimensions of a selective mining unit (SMU), the smallest volume of material that can be used to determine whether it contains ore or waste. The SMU dimensions were based on the bench height and current loading equipment sizes.

Dilution and ore loss skins were applied to each regularized block using a script in Hexagon’s HxGN MinePlan software. The parameters used in the dilution and ore loss calculations were based on a study undertaken in 2021. A 3.3 m dilution skin was applied to each block, on the sides of the block that were bordered by lower-grade blocks. Dilution was applied at the grades of the adjacent block. On the sides where a block was bordered by a higher- grade block, a 0.2 m ore loss skin was applied.

Regularized and diluted blocks were capped to a maximum gold grade of 3 g/t Au.

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12.5	Underground

12.5.1	Development of Mining Case

Underground mineral reserve estimates are reported from stope shapes generated using Deswik Stope Optimizer (DSO) 2025.2 and from development shapes used to access the stoping horizons. A Modified Avoca mining method is used, which is a longitudinal long-hole open-stoping method commonly used for ore bodies that are moderately to steeply dipping.

A DSO cut-off grade of 1.41 g/t AuEq was used for generating undiluted stope shapes and an incremental cut-off grade of 0.9 g/t AuEq was used for development that must be mined to access higher-grade stopes. Mining recovery and dilution parameters were applied to the resulting stope shapes.

12.5.2	Designs

Deswik 2025.2 was used to design mining drifts to access the stoping areas and other mine infrastructure. Stopes were analyzed for inclusion as mineral reserves by analyzing capital and operating costs, considering the development required to enable mining of the designed stopes and other mining infrastructure requirements. After generating the preliminary stopes, any uneconomic stopes or zones were excluded, based on an evaluation of development and mining costs.

Deswik Scheduler 2025.2 was used to generate the development and production schedules.

12.5.3	Input Assumptions

Input assumptions for the stope optimizer are summarized in Table 12‑2.

A DSO cut-off grade of 1.41 g/t AuEq was used for reporting the underground mineral reserves, Incremental ore from development shapes are included in mineral reserves with an estimated cut-off grade of 0.90 g/t AuEq. Development material above 0.90 g/t is hauled to the surface run-of-mine (ROM) as ore, and mineralized material below cut-off grade is used as backfill material when backfill sites are available or is delivered to surface as waste.

12.5.4	Ore Loss and Dilution

Mineral reserves from underground stoping incorporate both internal and external dilution. Internal dilution consists of sub–cut‑off grade material contained within the designed stope shapes that must be extracted due to geometric and geotechnical constraints. External dilution is applied to production stopes using dilution factors derived from average equivalent linear overbreak and slough assumptions of 0.5 m on the hanging wall and 0.25 m on the footwall.

Dilution grades are assigned based on the average grades estimated from analysis of dilution skins relative to the block model. The dilution and overbreak parameters reflect geotechnical assessments and operational experience from underground mining in the Intrepid zone since 2022.

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Parallel stopes are separated by an 8 m boundary pillar, which is required to maintain geotechnical stability. Sill pillars with a nominal height of 10 m are incorporated at planned intervals to separate mining horizons, control stress redistribution, and provide regional stability. Stopes located below sill pillars are constrained to a maximum width of 6 m to limit induced stress and manage dilution and ground control risks beneath the sill.

A mining recovery factor of 95% is applied to stope tonnes to account for expected losses associated with unblasted material, ore remaining on the stope floor, and rock mechanics limitations. Stope shapes are adjusted (“cut”) against development designs using the Deswik Interactive Scheduler to remove overlapping volumes, and the resulting solids are evaluated against the Mineral Resource model.

Table 12‑2:	Stope Optimization Input Parameters

Parameter	Units	Value
Gold price	US$/oz	2,200
Silver price	US$/oz	26
Exchange rate	C$:US$	1.35
Gold selling cost	US$/oz	4.10
Royalty	%	6.1
Gold metallurgical recovery	%	variable
Silver metallurgical recovery	%	variable
Underground mining cost	US$/t mined	52.49
Surface haul cost	US$/t mined	2.00
Processing cost	US$/t processed	11.21
G&A cost	US$/t processed	10.49
Total ore-related cost	US$/t processed	76.19
Minimum dip	degrees	50
Minimum stope width	m	2.5
Stope length	m	15
Stope height	m	25
Minimum pillar between parallel stopes	m	8
Dilution	%	14
Deswik stope optimizer cut-off grade	g/t AuEq	1.41

Note:  G&A = general and administrative; AuEq = gold equivalent

Development ore incorporates an assumed 15% overbreak at zero grade and a mining recovery of 100%. Development shapes are similarly adjusted for overlaps using the Deswik Interactive Scheduler, and the resulting volumes are interrogated against the mineral resource model.

12.6	Mineral Reserve Statement

Mineral reserves were classified using the mineral reserve definitions set out in S-K 1300. The reference point for the mineral reserve estimate is the point of delivery to the mill. Mineral reserves are reported in Table 12‑3, and are current as at December 31, 2025. The Qualified Persons for the estimates are Corey Kamp, P.Eng. and Michael Kontzamanis, P.Eng., both of whom are Coeur employees.

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Table 12‑3:	Summary of Proven and Probable Mineral Reserves at December 31, 2025

Area	Category	Tonnes (kt)	Grade			Metal		Metallurgical Recovery
			Au (g/t)	Ag (g/t)	Cut-off (g/t)	Au (koz)	Ag (koz)	Au (%)	Ag (%)
Open pit	Proven	—	—	—	—	—	—	—	—
	Probable	17,008	0.70	2.36	0.30	382	1,289	90	60
	Sub-total proven and probable	17,008	0.70	2.36	0.30	382	1,289	90	60
Underground	Proven	123	2.29	21.46	1.41	9	85	95	60
	Probable	20,587	2.42	4.63	1.41	1,604	3,067	95	60
	Sub-total proven and probable	20,709	2.42	4.73	1.41	1,613	3,151	95	60
Stockpile	Proven	16,792	0.43	2.09		231	1,131	90	60
	Probable	—	—	—	variable	—	—	—	—
	Sub-total proven and probable	16,792	0.44	2.09	variable	231	1,131	90	60
Totals	Proven	16,914	0.44	2.23	variable	240	1,215	variable	variable
	Probable	37,594	1.64	3.60	variable	1,986	4,356	variable	variable
	Total proven and probable	54,508	1.27	3.18	variable	2,226	5,571	variable	variable

Notes to accompany mineral reserve table:

1.	The Mineral Reserve estimates are current as of December 31, 2025, and are reported using the definitions in Item 1300 of Regulation S–K (17 CFR Part 229) (S-K 1300).

2.
The reference point for the mineral reserve estimate is delivery to the mill. The Qualified Persons for the estimate are Corey Kamp, P.Eng. and Michael Kontzamanis, P.Eng., both of whom are Coeur employees.

3.
The estimate for the open pit mineral reserves uses the following key input parameters: conventional open pit mining; gold price of US$2,200/oz Au and silver price of US$26/oz Ag; gold selling cost of US$4/oz Au and silver selling cost of US$1/oz Ag; reported above a gold equivalent cut-off grade of 0.30 g/t AuEq; variable metallurgical recoveries; royalty burden of 1.4%; variable pit slope angles by litho-structural domain; overburden mining cost of US$3.18/t mined, base mining cost at 300 m bench of US$4.38/t mined and incremental mining cost of US$0.025/t mined per 10 m bench; processing cost of US$10.40/t processed, and general and administrative costs of US$4.49/t processed.

4.
The estimate for the underground mineral reserves uses the following key input parameters: assumption of Underground Modified Avoca mining; gold price of US$2,200/oz Au and silver price of US$26/oz Ag; gold selling cost of US$4.10/oz Au; reported above a gold equivalent cut-off grade of 1.41 g/t AuEq; variable metallurgical recoveries; royalty burden of 6.1%; 14% dilution; underground mining cost of US$52.49/t mined and surface haul costs of US$2/t mined; processing cost of US$11.21/t processed, and general and administrative costs of US$10.49/t processed.

5.
The following gold-equivalency formulas are used for open-pit and underground mining scenarios: open pit gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 126.92); underground gold equivalency in g/t = (Au in g/t) + ((Ag in g/t) ÷ 133.97). The calculations are based on the following: gold price: US$2,200/oz Au; gold recovery: 90% for open-pit and 95% for underground; silver price: US$26/oz Ag; silver recovery: 60% for open-pit and underground.

6.	Rounding of tonnes, grades, and troy ounces, as required by reporting guidelines, may result in apparent differences between tonnes, grades, and contained metal contents.

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12.7	Uncertainties (Factors) That May Affect the Mineral Reserve Estimate

Factors that may affect the mineral reserve estimates include:

•	Changes to the long-term gold and silver prices and exchange rate assumptions;

•	Changes to the parameters used to derive the open-pit and underground mine designs and determine the cut-off grades;

•	Changes to geotechnical and hydrogeological assumptions, including open-pit slope stability and underground stope and pillar stability;

•	Changes to mining recovery and dilution estimates;

•	Changes to metallurgical recovery assumptions;

•	Changes to inputs to capital and operating cost estimates.

•	Continued ability to access the site, retain mineral and surface rights titles, maintain environmental and other regulatory permits, and maintain the social license to operate.

There are no other mining, metallurgical, infrastructure, permitting, or other relevant factors known to the Qualified Persons that would materially affect the estimation of mineral reserves that are not discussed in this Report.

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13	MINING METHODS

13.1	Introduction

Open-pit mining uses a conventional truck-and-shovel mining method. Pit phases 1, 2, and 3 are mined out. There are three remaining phases: Phase 4, Phase 5, and NWT.

The operations transitioned into a combined open-pit and underground mine in June 2022, with underground production commencing from the Intrepid deposit. The underground mine is divided into eight mining zones. The Intrepid zone and the remaining zones—ODM Main, ODM East, ODM West, ODM Lower, 433, 17 East, and Cap—are located beneath the open pit and are collectively referred to as Underground Main. The underground operation uses a Modified Avoca mining method, a longitudinal long‑hole open stoping technique appropriate for moderately- to steeply-dipping orebodies.

Intrepid zone has been in production since 2022. Development connecting the Intrepid zone to the Underground Main area commenced in 2023. Initial stope production from ODM East and 17 East began in 2025, marking the start of production from the Underground Main area.

Figure 13‑1 is a final mine layout plan showing the locations of the mineral reserves and mining zones.

13.2	Open Pit

13.2.1	Geotechnical Considerations

Bedrock in the area of the Rainy River open pit is covered by overburden. The overburden is comprised mostly of clay deposits, except for the sandy basal till of the Whiteshell Formation which directly overlays bedrock. Overburden thickness is variable, ranging from 2 to 42 m, with an average thickness of approximately 20 m in the area of the Phase 5 pushback. Overburden stripping is complete for Phase 4.

Overburden design parameters and operational procedures have evolved with the experience gained at the operations since 2016, resulting in designs that meet or exceed slope stability criteria to maintain a stable slope. The clay deposits have design excavation slopes that vary between 4:1 to 8:1 (horizontal : vertical) and the Whiteshell Formation layer has a constant design excavation slope of 3:1. Phase 5 overburden slopes are designed with a 4:1 slope and are buttressed with rockfill; this has been successfully demonstrated in other areas. Mining of the Phase 5 overburden is mostly planned for the winter months, when conditions are more favorable. Part of the Phase 5 overburden clay is planned to be used for progressive reclamation of the mine rock stockpiles.

Open-pit geotechnical design parameters were based on a slope stability assessment and a design update conducted by SRK in December 2021. Since then, SRK has performed annual site visits to monitor performance and support refinements to the design as needed. Phase 5 geotechnical design parameters were based on an extension of the 2021 litho-structural domains conducted by Coeur and were informed by additional rock mass data gathered from the excavated Phase 4 rock slopes. This dataset included digital and visual mapping of exposed pit walls and oriented drill hole data. The design parameters are summarized in Table 13‑1.

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Figure 13‑1:	Cross Section and Plan Showing Mineral Reserves and Mining Zones

0L
200L
400L
600L
800L
1000L
Intrepid Portal
Pit Portal
Longitudinal View Looking North
0
500
metres
Underground Mining Zones
ODM Main
ODM East
ODM West
ODM Lower
Intrepid
17 East
433
Cap
Open-pit Phases
Phase 4
Phase 5
NWT
Mined (Dec 2025)
Source: Coeur Jan 2026
COEUR MINING®

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Table 13‑1:	Geotechnical Pit Design Parameters

Domain	Bench		Bench Face Angle (°)	Bench Height (m)	Berm Width (m)	Inter-Ramp Angle (°)	Overall Slope Angle (°)
	From	To
D1_IMV	270	300	70	30	19.0	45	43
	300	350	70	30	13.0	51	48
	350	90	70	20	10.5	48	44
D1_Mafic	270	300	70	30	19.0	45	43
	300	350	70	30	13.0	51	48
D2	80	130	75	30	13.5	54	51
	130	150	70	30	17.0	47	45
	160	230	62	20	9.5	47	43
	230	330	70	30	13.0	51	48
	330	30	70	30	10.5	54	50
D3_Foliated	90	130	75	30	15.0	52	49
	130	160	70	30	15.0	49	46
	160	230	62	20	11.5	44	41
	160	230	50	10	5.0	37	33
	230	250	70	30	17.0	47	45
	250	330	70	30	13.0	51	48
D3_Blocky	250	330	70	30	13.0	51	48
	330	30	70	30	10.5	54	50
	30	110	70	30	12.5	52	48
D4	160	210	62	20	10.5	45	42
	160	210	50	10	5.0	37	33
	200	240	65	10	6.5	42	38
	240	270	70	30	12.5	52	48

Blast monitoring is undertaken to assess potential adjustments that could enhance blast performance and safety. Ground reinforcement is applied in targeted areas identified by the site geotechnical team. The ground support installations are carried out following scaling procedures, geotechnical inspections, and radar monitoring conducted after pit blasts. Reinforcement methods include the installation of cable bolts, self-drilling rebar anchors, and mesh draping. To mitigate rockfall risks, energy-absorption fencing was installed above the pit portal and can be selectively used as a permanent or temporary control measure.

Open-pit stability is routinely monitored to continually assess the performance of the slopes and ensure safe operations. Geotechnical instrumentation, including slope inclinometers and vibrating wire piezometers, is used to monitor the stability of the overburden slopes.

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13.2.2	Hydrogeology Considerations

The current open-pit dewatering system includes pumps, sumps, pipes, overburden dewatering wells, and staging tanks that remove water from the open pit and the surrounding area. Water contained below the north lobe in-pit ramp will be pumped out prior to underground stoping activities as these may influence the crown pillar at the bottom of the pit. Water diversion ditches are developed around the open pit limit to minimize surface inflow into the pit. The current dewatering system will continue to be expanded as the mine develops, focusing on maintaining a dry working area for the open-pit, surface, and underground operations. Pore water pressure sensors are installed strategically around the pit walls to monitor the hydraulic conditions that relate to the geotechnical stability of the pit and its benches.

13.2.3	Operations

After the removal of overburden, rock is mined in a series of horizontal benches accessed by haulage ramps. The mining sequence involves drilling, blasting, loading, and hauling. Ore is hauled either directly to the primary crusher, to the ROM pad, or to one of several ore stockpiles on surface, depending on ore type and grade.

Waste rock is hauled to waste rock storage facilities (WRSFs) either the west mine rock stockpile, east mine rock stockpile , or an in-pit mine rock stockpile, depending on the haulage distance and whether the rock is classified as non-acid generating (NAG) or potentially acid generating (PAG). Mine waste rock can also be used for construction of raises to tailings management facility (TMA).

Open-pit mine designs are based on Pseudoflow pit optimization shells. The design also accounts for pit phase transitions, access to underground mining, and considers the location of the primary crusher, ore stockpiles, and WRSFs.

The final pit will measure approximately 2.5 km long (from west to east) and will be 1.7 km wide (from north to south), and reach a maximum of 350 m in depth.

Open-pit benches are accessed via haulage ramps, which facilitate movement of ore and waste to the surface using 220 t capacity mine haul trucks. Access ramps are designed at a nominal width of 33 m and a maximum gradient of 10%, except for the lower benches, where ramp widths were reduced to accommodate one-way traffic (20 m wide) and a gradient of 12%. Additionally, a backfill ramp has been constructed in the depleted north lobe of the pit using waste rock from Phase 4. This backfill ramp provides a second access and haulage route out of the pit. Phase 5 of the open pit will use a pre-existing access from the current Phase 4 design.

For Phase 4, overburden stripping is complete and waste rock stripping is well advanced. Approximately 4.2 Mt of mineral reserves remain in Phase 4 at an average waste-to-ore strip ratio of 0.22:1. A fill ramp is planned at the bottom of Phase 4 to maximize mining recovery from the lower benches. Mining of Phase 4 is expected to be completed in 2026.

Phase 5 is a pushback on the West side of the existing pit. Stripping began in 2025, and the ore is planned to be mined mostly in 2026 and 2027. Phase 5 is expected to be completed in 2027. The design parameters for Phase 5 remain relatively consistent with those of Phase 4, as the rock mass exhibits similar geotechnical characteristics. Phase 5 provides an additional 6.3 Mt of mineral reserves at an average strip ratio of 4.84:1, including overburden.

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The NW Trend Pit is located within the west mine rock stockpile and incorporates the mining of some previously-placed overburden from earlier open pit phases. Stripping is scheduled to begin in 2027, with overburden removal expected to be completed by late 2028. The phase contributes approximately 6.5 Mt of additional mineral reserves at an average strip ratio of 9.05:1. Ore release is planned for 2028 and 2029, with mining of the NW Trend Pit projected to conclude by the end of 2029.

A map showing the final pit outline is provided in Figure 13‑2.

13.2.4	Blasting and Explosives

Drilling and blasting is carried out using two primary production drill types: Sandvik DI650i drills and D75KX drills. The DI650i drills are used for 6.75‑inch (17 cm) production and trim holes, as well as 5.5 inch (14 cm) pre-shear holes, while the D75KX drills are used for 8.5‑inch (21.6 cm) production holes. The D75KX fleet is used for most production blasting, while the DI650i drills are mainly used for wall control applications.

Wall control includes both trim and pre-shear blasting. Trim shots are drilled on 4.2 x 4.9 m patterns with buffer holes along the final wall at 4.0 x 4.5 m spacing. Trim shots are blasted last and fully free-faced to maintain wall stability. Pre-shear holes are 5.5 inches (14 cm) in diameter and spaced 1.6–1.8 m apart, drilled at an angle corresponding to the designed pit slope based on the geotechnical domain.

Production blast patterns vary by material type. Using D75KX drills, waste is typically drilled on 5.6 x 6.4 m patterns, and ore is drilled on 4.8 x 5.5 m. If DI650i drills are used for production, the corresponding pattern dimensions tighten to 3.9 x 4.5 m in ore and 4.8 x 5.5 m in waste.

Blasting activities are carried out by contractors. The site uses SME1000 site‑mixed emulsion, with typical loading of 298 kg per 8.5‑inch (21.6 cm) hole, 201 kg per 6.75‑inch (17 cm) hole, and 178 kg per buffer hole. Stemming depths are 4.0 m for 8.5‑inch (21.6 cm) holes and 3.5 m for 6.75‑inch (17 cm) holes. Pre-shear rows are loaded with Dyno Split. Electronic detonators are used for all production and wall control shots.

13.2.5	Grade Control and Production Monitoring

Open pit grade control uses blast hole assay data as the primary source for modeling. RC drilling has been used in the past and is planned for future operations. RC drill sample results are prioritized over the blast hole samples when used.

Several studies have been conducted for blast hole sampling. The current practice is to produce two vertical cuts (v-cuts) through the blast hole piles producing a cross section that represents the top to the bottom of a blast hole. A slice is taken from both v-cuts. This produces a balance between providing the required samples for a confident grade control model and the needs of production. These blast hole samples are processed at the internal mine laboratory with 5% being sent to an off-site laboratory for quality assurance. These assays are brought into a database and run through MineSight modeling software to produce a 10 x 10 m model, which is used to design the mining shapes.

When RC drilling is conducted the first sample is a 1 m sample, followed by 2 m samples. These samples are put into 5 m composites and run through a MineSight modeling software. This model is then transferred into the main grade control model resulting in blend of blast hole assay data (priority 2) and RC assay data (priority 1).

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Figure 13‑2:	Open Pit Overview

Note:  Figure prepared by Coeur, 2026.

Once the MineSight software has modelled the assay data, shapes are created for mining. These shapes are designed factoring in many aspects of the deposit limitations and operation needs to ensure mine ability and economics. After the blocks have been created they are monitored on a daily basis, both for tonnage and grade. A fleet control system is used to track tonnes and grades extracted from the block and delivered either to the crusher or stockpiles. As material is fed through the crusher, the performance of the head grade is tracked against what is expected to monitor the effectiveness of the grade control model. This is further examined on a monthly basis through the open pit monthly reconciliation.

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13.2.6	Equipment

Production drilling is conducted using a fleet of diesel powered Sandvik down-the-hole drills, consisting of two D75KX units and four DI650i units. The DI650i drills are primarily used for wall control and for pioneering work at the overburden–bedrock contact. Blasting activities are performed by a contracted explosives provider.

Primary loading is carried out using large diesel-powered hydraulic excavators in a front shovel configuration, supported by two large front-end loaders. The excavator fleet includes one Komatsu PC8000 and two Komatsu PC5500 units, with the PC8000 typically assigned to high volume waste movement, and the PC5500s assigned to ore loading where greater selectivity is required. A Komatsu WA1200 and CAT 994K loader are used primarily for stockpile rehandle. A smaller Komatsu PC3000 excavator supports loading, rehandle, and face cleaning activities.

Material hauling is performed using a fleet of Komatsu 830E/830E‑AC haul trucks in the 220‑t class.

The primary fleet is supported by maintenance units, small loaders, graders, service trucks, crew buses, lighting plants, and compactors for general site activities.

Equipment requirements are based on the life of mine production schedule and reflect historical availability, utilization, and productivity. Haul truck performance varies with haul distance. Required operating hours have been calculated for all primary and support equipment. A list of key primary and support equipment required for mining is provided in Table 13‑2.

13.3	Underground

13.3.1	Geotechnical Considerations

A comprehensive mapping database, developed from the underground development headings, and cavity monitoring system scans of stopes are used to determine stope stability design, overbreak assessment, ground support design, and mine stope sequencing. Stope stability designs are based on the mapping database and underground ore drive rock-mass classification data near the stopes using the empirical modified stability graph method (after Potvin, 1988; Nickson, 1992; and Hadjigeorgiou et al., 1995). In addition, several numerical models are run on site by the engineering team to evaluate the optimal and safest way to achieve production.

The modified Avoca mining method can be easily adapted to changes in geotechnical conditions by optimizing the strike length and width of the blast.

The overall rock mass quality is classified as “Fair” to predominantly “Very Good”, with RQD typically ranging from 90–100% throughout all stoping domains. Geotechnical properties, according to the Modified NGI Q-system, Q’ (Barton et al., 1974) and RMR89 (Bieniawski, 1989) were obtained from core laboratory testing and are listed for each mining zone in Table 13‑3 and Table 13‑4

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Table 13‑2:	Peak Required Equipment List, Open Pit

Description	Manufacturer	Model	Units
Production drill	Sandvik	DI650i	4
Production drill	Sandvik	D75KS	2
Hydraulic excavator	Komatsu	PC8000	1
Hydraulic excavator	Komatsu	PC5500	2
Hydraulic excavator	Komatsu	PC3000	1
Front-end loader	Komatsu	WA1200	1
Front-end loader	CAT	994K	1
Haul truck	Komatsu	830E/830E-AC	19
Bulldozer	Komatsu	D475	2
Bulldozer	CAT	D10T	3
Bulldozer	CAT	D9T	2
Bulldozer	CAT	D8T	1
Grader	CAT	18M	1
Grader	CAT	16M	1
Hydraulic excavator	CAT	390F	1
Tire handler	Komatsu	WA600	1

Table 13‑3:	Geotechnical Properties by Mining Zone

Mining Zone	RQD			Q’			RMR 89
	Avg	Stdv	Min	Min	Max	Avg	Min	Max	Avg
Zone 17	97	14	0	0	100	27	40	92	81
Zone Cap	96	13	0	0	100	15	45	88	73
Zone HS	92	18	0	0	300	32	44	92	76
Zone ODM	95	15	0	0	387	53	33	93	80
Zone ODMW	90	21	0	0	150	20	45	93	76
Zone 433	92	11	38	2	33	16	47	86	77
Zone Intrepid	94	9	0	4	34	11	58	93	79
Zone ODME	99	7	22	0	300	53	36	86	75
Zone NW Trend	93	17	0	0	300	53	34	92	78

Note:  Avg = average; Stdv = standard deviation; Min = minimum; max = maximum.
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Table 13‑4:	Geotechnical Rock Strengths

Mining Zone	Test #	Avg (MPa)	Stdv	CV	Min (MPa)	Max (MPa)
Zone 17	7	145	38	26	100	307
Zone Cap	19	79	34	43	22	157
Zone HS	21	113	27	24	63	171
Zone ODM	19	101	36	36	41	204
Zone ODMW	1	88	0	0	88	88
Zone 433	8	123	22	18	98	158

Note:  Avg = average; Stdv = standard deviation; CV = co-efficient of variation; Min = minimum; max = maximum.

Sill pillars were evaluated using a combination of numerical modelling and empirical design methods. Selected sill pillars are planned to be instrumented to monitor long term performance and verify design assumptions. In the long term mine plan, stopes located directly beneath sill pillars are constrained to a maximum width of 6 m to maintain acceptable stability conditions.

Rib pillars are incorporated to subdivide excavation spans into stable dimensions, with pillar requirements determined using the empirical modified stability graph method. Rib pillars are assessed using the same numerical and empirical approaches applied to sill pillars. Where sill or rib pillars are required, pillar dimensions are defined on a case-by-case basis, considering induced stresses associated with stope width, mining depth, and interactions with adjacent excavations.

Equivalent linear overbreak and slough values from mined stopes in the Intrepid orebody averaged 0.25 m on the footwall and 0.50 m on the hanging wall. No stope instabilities or unplanned caving had been reported the report date. For life of mine planning, dilution assumptions are based on equivalent linear overbreak and slough values of 0.25 m (footwall) and 0.50 m (hanging wall). Dilution factors were derived by grouping stopes by zone and level, and these factors were applied to long term stope designs. This approach captures variations in dilution associated with differing stope widths across the orebody

In cases where additional ore is found on levels during mapping or investigation drilling, the stopes may be wider than planned and require additional ground support. This is installed as either additional short support or by implementing longer cable support and strapping 5 m to 10 m into either the hanging wall or a geotechnically strategic area.

Underground mineral reserves are located below open-pit excavations. Geotechnical investigations have been completed on these stopes and will be further reassessed as underground mining progresses with increasing operational experience.

13.3.2	Hydrogeology Considerations

Limited observed inflows are associated with faults and are uncommon to underground workings however do occur through historical ungrouted diamond drill holes. In these cases, mechanical bolting and/or modified grouting methods are conducted to ensure long-term support capacity.

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13.3.3	Operations

The underground mine is accessed through two active surface portals: the Intrepid portal, located near the underground offices, and the pit portal situated on the 140 bench along the eastern wall of the open pit. A third portal on the western side of the underground mine is planned to become operational in early 2027. All underground mining zones are connected by ramp systems designed with a profile of 5.5 m in width and 5.75 m in height.

Ore from the Intrepid Zone is hauled by articulated dump trucks up the Intrepid ramp and stockpiled near the Intrepid portal, where it is subsequently transported to the primary crusher using open‑pit haul trucks. Ore from the Underground Main area is primarily hauled to surface through the pit portal and stockpiled within the open pit before being transported up the pit ramp by open‑pit haul trucks. Development waste is retained underground where practical and used to backfill depleted stopes. The planned third portal is expected to reduce underground haulage distances, improve ventilation efficiency, and provide an additional means of egress. Emergency egress is also provided through a system of ladderways extending to surface.

A plan showing the final underground mining operations was provided in Figure 13‑1.

13.3.4	Mining

The Underground Main orebody will consist of seven zones located below the open pit; these include the 17 East, 433, Cap, ODM East, ODM Lower, ODM Main, and ODM West, which are collectively referred to as Underground Main. An eighth zone, Intrepid, is located at the Intrepid satellite orebody and is currently in production.

The primary underground mining method is modified Avoca, incorporating longitudinal long-hole open stoping with rockfill backfilling to extract the underground mineral reserves. Stopes are backfilled with uncemented rockfill to increase mining recovery and provide stable rock conditions for dilution and geotechnical stability. Mining areas are divided into mining blocks, which are designed to contain between 4–6 sublevels, spaced 25 m vertically.

Mining blocks are separated by 10 m vertical sill pillars. Stopes within a mining block are mined bottom-up and strike lengths are determined by geotechnical analysis and are typically between 15 and 30 m. Up-hole stoping methods are completed in certain areas where stopes may be isolated or where backfill is not required. Infrastructure and access development are excavated from the footwall. From the footwall, level access drives are developed to access the mineralization, then ore sill drives are developed along the strike of the orebody to access the mineralization extents.

Each sublevel level consists of an access, an electrical sub-station, a sump, a ventilation access, a crosscut for a refuge or a temporary refuge, a remuck and the ore/waste drift. Given the continuous longitudinal mining sequence, the levels are mostly identical, with some cases where lenses are present and additional ore drives splay off the main access.

A 2.5 m minimum stope width was used to define mineral reserves in DSO. Including planned dilution, the minimal stope width and average stope widths are 2.9 m and 6.8 m, respectively. Hanging walls and footwalls have dips ranging from 50–80º.

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Slot blasting occurs once drilling of slot holes and drilling of production rings are completed. Blasted rock is mucked from the stope undercut using a combination of manual mucking, when the brow is filled with ore, and remote load–haul–dump vehicle (LHD) operation when the brow is open. Confirmation of stope completion by operations will initiate the reconciliation process, which includes a cavity monitoring system to validate the amount of material extracted. When the engineering department confirms the stope has been completed, the ongoing mining cycle is allowed to progress.

Recovery factors and dilution assumptions are detailed in Chapter 12.5.

13.3.4.1	Intrepid

The Intrepid mine workings begin approximately 100 m below ground surface at the 100 m mining level and currently extends down to 685 m below ground surface elevation on the 685 m mining level. Ore from Intrepid is hauled to surface via the Intrepid decline and placed on a ROM pad near the Intrepid portal. Waste is used for stope backfill material or hauled to surface via the Intrepid portal.

13.3.4.2	Main

The Underground Main mine design is located primarily below the open pit and extends down to approximately 1,075 m below ground surface, at the 1100 m mining level. Ore from the Underground Main is hauled to surface via the 17 East, ODM East, and ODM Main declines and placed on a ROM pad near the pit portal. Waste is used for stope backfill material or hauled to surface via the pit portal.

13.3.4.3	Lateral Development

Lateral development is designed to accommodate the size of the largest equipment that will use the heading as outlined in Table 13‑5.

Remucks are used to maintain development efficiency and are positioned every 150 m along declines and on level accesses. Sumps are positioned at 500 m intervals or as required. Electrical cutouts are located on each level access or are positioned at 300 m spacing along declines and ramps to minimize the effects of voltage drop. Each level access will contain an escapeway access drive, escapeway raise, electrical cutouts, level access, remuck, level sump, vent raise access, and ventilation raise.

13.3.5	Infrastructure

The following underground infrastructure has been established to support the underground mining operations:

•	A 13.8 kV power line to the Intrepid Zone portal area, fed to underground through a borehole;

•	A 13.8 kV power line to the underground Main Zone, fed to underground via the primary fresh air raise;

•	Intrepid Zone portal and a pit portal on the 140 bench to access underground Main Zone;

•	Intrepid Zone fresh air raise;

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•	Underground Main Zone fresh air raise;

•	An office complex;

•	Mine dry;

•	Maintenance shop;

Table 13‑5:	Lateral Development Drift Dimensions

Development Type	Width (m)	Height (m)	Gradient (%)
Bypass drift	5.5	6.3	2.0
Crosscut drift	5.5	5.5	2.0
Escapeway access	5.0	5.0	2.0
Electrical cutout (ESS)	6.0	5.0	2.0
Exploration and delineation drift	5.0	5.0	2.0
Level access	5.5	5.5	2.0
Level sump	7.5	5.0	12.3
Explosives magazine	6.0	5.0	2.0
Ore sill	5.5	5.5	2.0
Ramp	5.5	5.75	15.0
Remuck	6.0	5.5	2.0
Truck loadout	6.0	5.5	2.0
Vent raise access	6.0	5.0	2.0

•	Air compressors feeding underground and the underground maintenance shop;

•	Ventilation fans and mine air heaters;

•	Secondary egress escapeways with Safescape Laddertubes installed between levels;

•	Eight electrical substations;

•	10 mine-water handling pumps;

•	Two permanent and four semi-portable refuge stations;

•	Insulated and heat-traced process water and discharge water lines;

•	A leaky feeder communication system.

Surface infrastructure, shared by both the surface and underground operations, includes the truck shop, mill plant, warehouse, and additional offices. Dedicated open-pit infrastructure will transition and be converted to underground requirements, where necessary, as production shifts from surface to underground.

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13.3.5.1	Ventilation

The primary ventilation system consists of several in-place key infrastructure that support 1,140 kcfm at full production:

•	Two 1,100 hp fans in the underground Main Zone fresh air raise that generate 840 kcfm;

•	Two 500 hp fans in the Intrepid Zone fresh air raise that generate 300 kcfm;

•	Two 250 hp booster fans

•	Two 800 hp booster fans

•	Two 900hp fans

Both the pit portal and the Intrepid portal serve as exhaust routes. Future development of a second pit portal will also serve as an exhaust route to the Phase 4 pit from the ODMM zone.

The primary ventilation circuit is operational. This includes a 5 m diameter raise, a connection between the Intrepid and Main Zones, and the pit portal decline. The system at full capacity will generate 1,140 kcfm to allow production in the lower levels and satisfactory ventilation of all active levels.

Continued delivery of fresh air and reduction of system pressures will be accomplished through utilization of internal exhaust air raises. Additional fresh air raises may also be employed to ensure adequate delivery of fresh air to Western zones later in mine life.

On the stoping levels, each level is connected to the main ventilation circuit via its access. Additional fans and booster fans are used to ventilate the production drifts. Fans are moved and reused as levels become inactive. Figure 13‑3 illustrates the ventilation system.

13.3.5.2	Electrical

Electricity to the underground mine is supplied by two 13.8 kV electrical systems. One system enters the mine from a borehole at the Intrepid portal that supplies the Intrepid Zone and the second is fed from surface and runs down the primary fresh air raise that supplies the underground Main Zone. Most levels contain an electrical substation converts13.8 kV to 600 V and all levels contain one or more electrical cutouts for additional 600 V electrical distribution equipment required to operate development and production equipment.

13.3.5.3	Communication Network

The underground mine will consist of a physical communications network using fiber optics, a wired network using the Maestro Plexus PowerNet system, and a radio network using leaky feeder. The fiber optic network is installed between level throughout the ramps as it is developed to facilitate communication with the mine ventilation, central pumps and ventilation doors and is connected to the underground electrical rooms and mine power centers. A central control room is located on surface and equipped to monitor the underground fixed plant equipment.

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13.3.5.4	Fuel Distribution Network

Fuel supply for underground is stored at surface in one 75,000l tank.

Underground fuels trucks deliver fuel to priority equipment.

13.3.5.5	Mine Process Water

Process water is used for various mining activities including development, production, and core drilling; equipment and tunnel washdown; and dust suppression. Process water is routed to storage tanks next to the Intrepid portal from a 152 mm pipeline tapped to a 508 mm supply line from the mine rock pond.

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Figure 13‑3:	Ventilation Schematic

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Process water enters the underground mine through a 102 mm DR11 high density polyethylene (HDPE) pipeline to the Intrepid Zone. A 152 mm process water line, tapped from the 508 mm supply line from the mine rock pond, will be connected from a surface drillhole to the 152 mm DR11 HDPE main trunkline to the underground Main Zone. The 17 East, ODM East, ODM Lower, ODM Main, ODM West, 433, and Cap areas will be fed by 152 mm HDPE pipelines, which will be installed from the main trunkline to ODM Main. Booster pumps and pressure-reducing valves will be installed as required. Peak process water requirements are estimated at 1,300 L/min.

Dewatering infrastructure is required for both development and production activities. Production water will use gravity drainage and report to a level sump excavated on the level access for each production level. Development water will be pumped to the nearest available sump using pneumatic pumps or be allowed to gravity-drain to a collection sump. Mine dewatering infrastructure consists of a cascading discharge system, consisting of a series of collection sumps draining water to the level below through a borehole connection. Secondary sump systems will be placed and will consist of a clean sump and a settling (dirty) sump configuration; this will reduce total suspended solids and allow fines to settle. Every fourth level will contain a dewatering sump which is a collection sump equipped with a 100 HP submersible pump. Water is pumped from each dewatering sump to the next dewatering sump above it and finally discharged to the pit portal or Intrepid portal. Sumps are also located at the Intrepid portal, and will be located at the pit portal to prevent surface runoff from entering the mine and to discharge mine water.

13.3.5.6	Compressed Air

Compressed air is supplied by five electrical compressors producing a total of 6,000 cfm which is delivered underground from receiver tanks with 152 mm supply lines. Two additional compressors will be installed in 2026 to meet an estimated peak demand of 8,000 cfm.

13.3.5.7	Refuge Stations and Secondary Egress

Refuge stations are strategically located throughout the underground mine to safeguard personnel during emergencies. These consist of both permanently constructed refuge located near high-occupancy areas and semi- portable containerized refuge stations.

Secondary egress passageways are developed by raisebore with Safescape Laddertubes installed prior to commencing production. A small number of levels, near the upper extents of the underground mine, are in proximity to multiple internal ramps where additional egress is not required. Underground personnel report to refuge stations during emergencies but will use either the Intrepid portal or pit portal as emergency egress routes if required to evacuate the mine.

13.3.6	Blasting and Explosives

Production drilling is completed using Sandvik DL432i and DD422i units for 89 mm to 115 mm holes and a CUBEX will be added in Q1 2026 for 610 mm slot reaming. Longhole raises are currently established using a 102 mm diameter pilot hole and reamed to 152 mm or 203 mm. Short raises typically employ five reamer patterns while longer raises use nine reamer patterns to provide sufficient initial void and reduce the risk of cut freeze. Uphole stopes require reduced burden and spacing due to higher confinement and limited opportunity for re-blasting. Near brows, modified charging practices are applied to control energy distribution and limit overbreak. Typical patterns used at Rainy River are outlined in Table 13‑6.

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Rainy River Operations Ontario Technical Report Summary

Table 13‑6:	Underground Drill Patterns

Hole Diameter	Downholes		Upholes
	Burden	Spacing	Burden	Spacing
76 mm (3.0”)	1.9 m	1.9–2.3m	1.8 m	1.8–2.2m
89 mm (3.5”)	2.2 m	2.2–2.5m	2.1 m	2.1–2.4m
102 mm (4.0”)	2.5 m	2.5–2.9m	2.4 m	2.4–2.8m
115 mm (4.5”)	2.8 m	2.8–3.3m	2.7 m	2.7–3.2m

IMDEX borehole survey tools are used to confirm deviation and toe position. Survey results support reconciliation and inform subsequent design adjustments.

Production stoping primarily uses bulk emulsion with ANFO retained primarily for development. Packaged emulsions are used where water control or decoupling is required.

13.3.7	Grade Control and Production Monitoring

Chip sampling is undertaken across development faces within ore sills, where accessible, to provide preliminary grade and geological information for ore control purposes. These face/chip samples are incorporated into the short-term block model and contribute to the refinement of stope designs and ore delineation at the operational scale.

Muck sampling is conducted routinely from all development ore headings and production stopes. In development, samples are collected from each blast by underground equipment operators. In production stopes, samples are collected systematically in accordance with the standard operating guideline of one sample per five buckets of broken stope material. All samples are submitted to the on-site laboratory for gold and silver analysis.

Chip samples are used primarily to inform short-term grade estimation and assist with ore control prior to mining stopes. Muck samples from both development and production are used to assess ore quality during extraction and to support reconciliation of ore development headings and stope production with mill feed and overall plant performance.

13.3.8	Equipment

The underground lateral development equipment fleet consists of two-boom jumbos to drill the face, ANFO/emulsion loaders to load the holes with explosives, LHDs to muck the blasted material and load trucks, and bolters for installing ground support. Additional support equipment is used for maintenance and installation of mine services.

Stopes are drilled using long-hole production drills and mucked out and backfilled using LHDs equipped with remote-operation capabilities. Articulated underground trucks are used to transport ore to surface. Development waste rock is mostly kept underground to be used as rockfill for mined-out stopes.

At December 31, 2025, the underground mine was ramping up to a peak lateral development rate of approximately 15 km per year and a peak ore production rate of approximately 6,100 t/d (development and production). To achieve these rates, additional underground mobile equipment will be added to the equipment fleet. The peak underground mobile equipment requirements for the LOM plan are summarized in Table 13‑7.

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13.4	Production Plan

Open-pit mining, based on the current mineral reserves pit, is planned to end in 2029. Ex-pit mining rates are expected to average approximately 93 kt/d in 2026 and decrease in the remaining years of the open-pit mine life. Ex-pit mining rates peaked in 2021, averaging approximately 147 kt/d. Completion of Phase 4 mining is planned for late 2026. Phase 5, located on the west side of the existing pit began in 2025 and will continue until the end of 2027. The Northwest Trend, a satellite pit located on the West side of Phase 5, is set to begin in early 2027 and continue until late 2029.

Underground production is planned to ramp up as new mining zones are accessed at the underground Main Zone. Total stoping and development ore production are expected to achieve an average capacity of approximately 6,100 t/d from 2027–2035. Approximately 14.9 km of lineal lateral development is planned in 2026, increasing to a peak of approximately 15 km per year from 2028 to 2033. Based on the current Mineral Reserves, the mine life of the Rainy River underground mine extends to the end of 2035, but there is additional potential to extend the mine life if the current mineral resource estimates can be converted to mineral reserves with additional studies.

The processing plant is expected to operate near full capacity at approximately 25 kt/d until 2030. After completion of open-pit mining in 2029, underground mill feed will be supplemented with reclaim of the surface low-grade stockpile. From 2031 onwards, the processing plant is expected to operate at reduced capacity with mill feed sourced only from underground.

The LOM production plan is provided in Table 13‑8.

Table 13‑7:	Peak Required Equipment List

Description	Peak Requirement	Description	Peak Requirement
Two-boom jumbo	4	Boom truck	3
Bolter	11	Scissor lift	7
LHD	16	Grader	1
Haul trucks	22	Fuel and lube truck	1
Production drill	4	IT loader	2
Emulsion/ANFO loader	6	Personnel carrier	22
Transmixer	1	Telehander	2
Sprayer	1	Water cannon	1
Blockholer	1

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Table 13‑8:	LOM Production Plan

Item	Units	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	Total
Open pit mining
Ore	(kt)	7,126	3,422	2,258	4,201							17,008
Waste	(kt)	26,954	26,083	27,923	8,972							89,933
Ex-pit	(kt)	34,080	29,505	30,181	13,173							106,940
Strip Ratio	(ratio)	3.78	7.62	12.37	2.14							5.29
Underground
Development Ore	(kt)	516	634	721	319	636	546	427	508	108	5	4,421
Stope ore	(kt)	1,246	1,380	1,521	1,663	1,581	1,698	1,699	1,665	2,360	1,749	16,561
Total ore	(kt)	1,762	2,014	2,242	1,982	2,218	2,243	2,125	2,173	2,468	1,754	20,981
Lateral development	(m)	14,913	14,838	15,615	15,389	15,603	15,530	15,712	15,112	3,496	79	126,286
Vertical development	(m)	453	441	415	685	941	397	699	722	590
Stockpile Balance
Starting balance	(kt)	16,792	16,505	12,659	7,876	5,062
Processing
Ore processed	(kt)	9,174	9,283	9,283	8,997	7,280	2,243	2,125	2,173	2,468	1,754	54,781
Gold grade	(g/t)	1.24	1.02	0.89	0.91	1.00	2.37	2.42	2.40	2.30	2.21	1.27
Silver grade	(g/t)	3.34	3.26	2.37	2.02	2.53	5.13	4.41	5.73	5.31	4.84	3.18
Gold recovery	(%)	93	92	92	92	92	94	94	94	94	94	93
Silver recovery	(%)	60	59	58	58	58	59	58	59	59	58	59
Gold production	(koz)	339	280	243	241	216	160	156	158	171	118	2,082
Silver production	(koz)	589	577	414	339	346	217	176	237	248	161	3,304

Notes:

1.
Minor quantities of Inferred Mineral Resources are included in development designs where required for access. These quantities are not classified as reserves and are not material to the economic outcome.

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Rainy River Operations Ontario Technical Report Summary

14	RECOVERY METHODS

14.1	Process Method Selection

The process plant design is conventional to the gold industry and has no novel parameters.

The design basis was the testwork summarized in Chapter 10.

Debottlenecking and optimization activities that have occurred have assisted in increasing capacities and efficiencies.

14.2	Flowsheet

A simplified process flowsheet is provided in Figure 14‑1.

14.3	Plant Design

14.3.1	Crushing

The primary crushing system is composed of a 1,400 x 2,100 mm, 600 kW gyratory crusher designed to accommodate direct dumping from two sides with 220 t capacity mine haul trucks. The crusher operates with an open-side setting adjustable between 100 mm and 120 mm, yielding a product size distribution with a P80 of approximately 120 mm. From the primary crusher, ore is transported by conveyors to the coarse ore stockpile, which has total storage capacity of 85,690 t, with a live capacity of approximately 19,000 t.

14.3.2	Grinding

Ore is reclaimed from the coarse ore stockpile using three apron feeders and transported directly to the SAG mill feed chute. The mill feed conveyor is fitted with a weightometer to continuously monitor and regulate the feed rate to the SAG mill, ensuring that optimized material flows into the grinding circuit.

The SAG mill is an 11.0 m diameter x 6.1 m long grate discharge mill, equipped with a dual pinion drive system comprising two 7,500 kW motors, both featuring variable frequency drives (VFDs). The SAG mill's design operating power at the pinions is 15,000 kW, corresponding to approximately 84% of the installed power capacity. The discharge from the SAG mill is processed through a single-deck horizontal vibrating screen which screens out oversize pebbles, ball chips, and tramp steel. The oversize material is conveyed to a Raptor L500 cone crusher that is powered by a 447 kW motor. The crusher operates at a nominal rate of 238 t/h, equivalent to approximately 20% of the mill feed, with a design power draw of 235 kW. The crushed material is reduced to a P80 size of approximately 13 mm and is then transferred to the SAG mill feed conveyor via a transfer tower. The crushed product is either recycled to the SAG mill or directed to a bypass conveyor, which delivers material to a pebble stockpile adjacent to the transfer tower. This pebble-crushing circuit is utilized to maintain throughput when processing harder ore types.

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Figure 14‑1:	Process Flow Sheet

Grinding
Ball Mill Cyclones
Trash Screens
Primary Crusher
Coarse Ore Stockpile
Pebble Crusher
Gravity Recovery
Trash Bins
Gravity Feed Screens
SAG Discharge Screen
Ball Mill
Apron Feeder
SAG Mill
Pre-Leach Thickener
Gravity Concentrators
Pebble Stockpile
SAG Mill Discharge Pumpbox
Intense Cyanidation Reactor
Leaching & CIP
Leach Tanks
Cyanide Destruction Tanks
To TMA
Acid Wash Tank
Safety Screen
CIP Circuit
CIP Tailings Pumpbox
Carbon Bag
Carbon Stripping Vessel
Electrowinning
Tailings Pumpbox
Barren Solution Tank
Carbon Regeneration Kiln
Doré Furnace
Make Up Carbon
Elution & Electrowinning
Doré Product

Source: New Gold Nov. 2024

newgold™

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The SAG mill discharges into the cyclone feed pump box, where the slurry is pumped to a cluster of hydrocyclones for classification. The cyclone distribution header has 25 ports, of which 22 are fitted with operating hydrocyclones, and the remaining three ports are connected to the gravity concentration circuit feed distributor. The cyclone underflow is directed to the ball mill, while the overflow is sent to trash screens for further processing.

The ball mill is a 7.9 m diameter x 12.3 m long overflow-type mill, driven by a dual pinion system consisting of two 7,500 kW motors with VFDs. The typical feed to the mill has a particle size distribution with an F80 of 2,800 µm, while the target product size is a P80 of 80 µm. The design operating power at the pinions is 12,360 kW, which equates to approximately 82% of the total installed power of 15,000 kW. The slurry from the ball mill flows into the cyclone feed pump box for further classification and processing.

14.3.3	Gravity Concentration and Intensive Cyanide Leaching

Three ports from the cyclone-feed distribution header are dedicated to the gravity concentration circuit, feeding directly into a gravity concentration distributor. The distributor is equipped with two bottom outlet ports controlled by dart valves, which regulate the flow of slurry to the gravity screens. The underflow from these screens is directed to two 48-inch Knelson centrifugal concentrators, which are used for gravity gold recovery. Each concentrator processes approximately 300 t/h, resulting in a combined system throughput of 600 t/h.

Tailings from the Knelson concentrators are combined with the screen oversize in the gravity circuit launder, and both flow by gravity to the cyclone feed pump box. The Knelson concentrate is routed by gravity to the Acacia intensive cyanide leach circuit for further recovery of precious metals.

The resulting pregnant leach solution is transferred to a heated storage tank for holding before being pumped to the gold room, where it undergoes electrowinning to recover the gold. The tailings from the Acacia leach reactor are returned to the cyclone feed pump box for further reprocessing in the milling circuit.

14.3.4	Leaching and Carbon-In-Pulp Circuit

The cyclone overflow from the grinding circuit is directed through trash screens and into the feed well of a 45 m diameter by 3.3 m high pre-leach thickener. The thickener underflow is then pumped to the cyanide leach tanks for further gold recovery processing. The overflow from the thickener, which consists of clarified process water, is pumped to a process water tank for reuse within the circuit.

The leach circuit comprises eight tanks in series, each with a diameter of 18 m, providing a total slurry volume of 38,550 m3 and a total retention time of 24 hours. Oxygen is introduced into the first four tanks to facilitate the leach reaction, while air injection is used in the last four tanks to provide oxygenation. Tank No. 1 can be used for pre-aeration of the slurry when required, after which the slurry overflows into leach tank No. 2, where cyanide is added to continue the leaching process through the remainder of the leach tanks.

The CIP circuit comprises seven tanks in series, each 7 m in diameter and 12 m high, with a total operating volume of 2,520 m3 and a retention time of 1.5 hours. This carousel system simulates countercurrent carbon transfer without physically transferring carbon between tanks. Instead, a fixed quantity of carbon is introduced into each tank and remains until fully loaded. Upon reaching the loading target, the tank is isolated, and the entire volume of slurry is pumped to a loaded carbon screen. The oversize material, consisting of loaded carbon, flows by gravity through a diverter gate to the carbon stripping vessels, while the undersize slurry flows back to the CIP feed launder.

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14.3.5	Carbon Desorption, Regeneration, and Reactivation

Gold is desorbed from the activated carbon using the high-pressure and high-temperature Zadra process. Two 10-ton carbon-stripping vessels are installed for this purpose. Each CIP carbon-transfer batch consists of 20 t of carbon. The stripping process operates sequentially, with one strip vessel in operation while the second vessel is being filled and prepared for stripping.

In the Zadra process, gold and silver are eluted from the carbon and are continuously recovered by electrowinning. The eluent solution, containing sodium cyanide and sodium hydroxide, is pumped from the barren solution tank through heat exchangers and carbon stripping vessels, dissolving the gold and silver from the carbon. The pregnant solution is then passed back through the heat exchanger to reduce its temperature to below boiling before entering the electrowinning cells, where the gold and silver precipitate as sludge. The barren solution is recirculated back to the barren solution tank, and this cycle continues until the gold and silver are fully recovered from the carbon.

The stripped carbon is reactivated in a horizontal electric rotary kiln operating at a temperature of 750°C, then cooled and pumped to the fresh carbon sizing screen, which removes fine carbon particles. The reactivated carbon is then transferred via the carbon storage tank transfer pump to the CIP tanks, where it is reloaded for further gold adsorption.

14.3.6	Electrowinning

The pregnant solutions from both the Acacia intensive cyanide leach reactor and the carbon stripping circuit are combined in the electrowinning cell distribution box and circulated through the electrowinning cells. The electrowinning system consists of three parallel trains, each containing two cells with a capacity of 3.5 m3.

Within the electrowinning cells, gold and silver are electroplated onto stainless steel cathodes. Once the cathodes have reached their target gold and silver loading, and the concentration of metals in the circulating electrolyte is reduced to the desired level, the cathodes are removed from the cells. The gold and silver sludge is then washed off the cathodes using high-pressure water. The recovered sludge is filtered through a plate and frame filter press, dried in ovens, mixed with fluxes, and melted in a 300-kW electric induction furnace, which yields gold and silver doré bars.

14.3.7	Tailings

The slurry exiting the final CIP tank is directed through a carbon safety screen to recover coarse carbon particles before being routed to the cyanide destruction circuit. This circuit consists of two mixing tanks in series, each with a diameter of 11.5 m and a height of 13.5 m, providing a total retention time of 1.5 hours. The cyanide destruction process involves the addition of sulfur dioxide to break down the cyanide, lime to neutralize the sulfuric acid that formed as a by-product, and copper, in the form of copper sulfate, which serves as a catalyst to enhance the reaction.

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The detoxified slurry flows from the cyanide destruction circuit to the tailings pump box and is then pumped by two 356 x 304 mm, 550 kW centrifugal pumps arranged in series to the TMA.

Tailings management is discussed in Chapter 17.2.2.

14.4	Power and Consumables

14.4.1	Power

The SAG mill requires an average of 9.5 kWh/t, and the ball mill requires an average of 13 kWh/t. In 2025, the Rainy River site recorded a total energy consumption of 341 GWh, corresponding to a site-wide specific energy consumption of 36.9 kWh/t, with the grinding circuit specifically accounting for 22.5 kWh/t. Power sources are discussed in Chapter 15.9.

14.4.2	Water

Water is distributed from the process water tank to various areas in the plant via two low-pressure centrifugal pumps (406 x 356 mm) and two medium-pressure centrifugal pumps (254 x 203 mm). The medium-pressure pumps also supply water to two high-pressure process-water distribution pumps. The process water tank is replenished by several water sources; these include the overflow from the pre-leach thickener, process recirculation heat exchangers, cooling water return, the mine rock pond, and the tailings reclaim pumps. The mine rock pond collects seepage from the east mine rock stockpile and open pit dewatering. Tailings reclaim water is also directed to both the process water tank and the tailings pump box.

The TMA is designed to hold 11.6 Mm3 of water. Reclaim water can be pumped as required from the TMA to the process water tanks and tailings pump box using two 1,350 m3/h, 522 kW vertical turbine pumps (one operating, one spare), with a process demand of 1,200 m3/h.

14.4.3	Process Consumables

The reagents and grinding media requirements are provided in Table 14‑1.

14.5	Personnel

The Rainy River process plant is staffed by a total of approximately 110 personnel. This includes 21 technical and support staff comprising engineering, metallurgy, and administrative functions, 57 operations personnel including mill operators and laborers, and 32 personnel assigned to the on-site assay laboratory. This staffing level is considered adequate to support current plant operations, metallurgical control, and analytical requirements.

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Table 14‑1:	Process Consumables

Item	Consumption Rate (kg/t)
Grinding media	1.0
Sodium cyanide	0.19
Lime	0.62
Caustic soda	0.04
Sulphur dioxide	0.2
Copper sulphate	0.07
Activated carbon	0.025
Antiscalant	0.013
Flocculent	0.02
Sodium metabisulphite	0.0

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Rainy River Operations Ontario Technical Report Summary

15	INFRASTRUCTURE

15.1	Introduction

All required infrastructure to support operations is in place, including:

•	Open pit mine;

•	Underground mine (portals, fresh air raises, ventilation fans and mine air heaters, power lines, electrical substations, refuge stations, water handling pumps);

•	Ore stockpiles;

•	Waste rock storage facilities (west and east, and future in-pit storage facility);

•	Tailings management area;

•	Process plant;

•	Assay laboratory;

•	Administration and office buildings:

•
Surface: site management, technical and administrative staff, including health and safety, environmental, finance, human resources, capital projects, mine operations, mill operations, mobile maintenance, and site services;

•	Underground: underground management team, technical services, administration, and health and safety;

•	Mine and mill dry;

•	Warehouse;

•	Security office and medical clinic;

•
Truck shops (truck shop 1 has two service bays and additional space to house a mobile service crane; truck shop 2, has three service bays and includes a 50-t crane and distribution systems for compressed air and lubricant; truck wash);

•	Fuel bays;

•	Explosives magazine and emulsion plant.

Major infrastructure is shown in Figure 15‑1.

15.2	Roads and Logistics

The main entrance to the site is via Korpi Road from Highway 71. A network of roads connects the open-pit and underground mines with the process plant, TMA, and other site infrastructure. Haul roads connect the open pit mine to WRSFs and stockpiles, the primary crusher pad, mine facilities, and to the TMA.

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Figure 15‑1:	Mine Infrastructure Layout Map

Note: Figure prepared by Coeur, 2026.  TMA = tailings management area ; WMP = water management pond; WMRS (S) = west mine rock stockpile south; WMRS (N) = west mine rock stockpile north; MRP = mine rock pond; EMRS = east mine rock stockpile.

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15.3	Stockpiles

Ore grading >0.8 g/t Au is sent directly to the crusher whenever capacity allows. Overflow ore material from the pit and lower grade ore is sent to the stockpiles. When there is not sufficient ore >0.8 g/t Au from the pit, lower-grade ore from the pit and ore from the stockpiles is fed to meet mill throughput targets. The operations use multiple ore stockpiles which include:

•
Run of mine (ROM) stockpile: high‑grade ore greater than 0.8 g/t is placed on the ROM stockpile whenever the crusher cannot accept material, in order to reduce truck wait times and maintain haulage efficiency;

•
East outcrop stockpile: high grade ore (0.5–0.79 g/t Au) and medium‑grade ore (0.4–0.49 g/t Au) is stored when the ROM is full or when grade differences between dig blocks require separation. High‑grade ore and medium‑grade ore are kept separate at this location. As of January 2026, medium-grade ore will no longer hauled to the east outcrop stockpile, though previously stored medium-grade ore remains in the stockpile;

•
Oversized high‑grade ore stockpile, east mine rock stockpile Zone 10: high‑grade ore (>0.5 g/t Au) that is too large to feed directly into the crusher is diverted to the oversize high grade ore stockpile in the east mine rock stockpile Zone 10 area. This material is broken down using a mobile rock breaker before being transferred to the crusher;

•
Medium‑grade ore stockpile, east mine rock stockpile Zone 9: medium‑grade ore (0.4–0.49 g/t Au) is stored in the east mine rock stockpile Zone 9 medium‑grade ore stockpile. It is used primarily as a blending source with high‑grade material to maintain consistent mill feed grades;

•
Low‑grade ore stockpile, east mine rock stockpile Zones 8 and 9: low‑grade ore (0.3–0.39 g/t Au) is deposited in the low-grade ore stockpiles located in Zones 8 and 9 of the east mine rock stockpile. This material is blended with high‑grade ore as needed to meet mill requirements;

•
Mineralized PAG stockpile, east mine rock stockpile Zone 10: ore grading from 0.25–0.29 g/t Au is placed in the this stockpile in Zone 10 of the east mine rock stockpile. This material is retained for potential future processing as a lower-priority source due to its grade being near or slightly below the economic cut-off;

•	Underground/portal stockpile one (UG STK 1): this stockpile serves as the long‑term storage location for ore hauled from underground workings;

•
Underground/portal stockpile two (STK 2): this is a temporary stockpile positioned directly outside the underground portal. It is used primarily as short‑term storage before ore is moved either to the crusher or to the underground/portal long-term stockpile.

15.4	Waste Rock Storage Facilities

Waste rock management is discussed in Chapter 17.2.1.

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15.5	Tailings Management Area

The TMA is located northwest of the open pit and plant site (Figure 15‑2).

Containment for the TMA is provided by perimeter impoundment dams: the TMA North Dam along the northwest side, the TMA West Dam (dams 4 and 5) along the southwest side, and the TMA South Dam along the southeast side. Naturally-occurring high topography provides containment along the northeastern perimeter of the facility. Three raises are planned, in 2026, 2027, and 2028. The final crest elevation of 381.5 m is expected to provide sufficient containment for the projected tailings storage requirements and for operational pond volumes. The volume of tailings at the end-of-mine life within the TMA will be 90.4 Mm3.

An additional 7.3 Mm3 of tailings will be stored within the NW Trend pit, by means of in-pit deposition post mining activities. Decanted water will be pumped back to the TMA to allow solids settlement prior to recirculation within the mill.

A water management pond stores treated water from the TMA and provides storage for water discharge or intake water for the mill if required. The water management pond is separated from the TMA by the TMA West Dam (comprising Dam 4 and Dam 5). The perimeter water management pond Dam 1, water management pond Dam 2, water management pond Dam 3, and water management pond Dam 4 have been constructed to their ultimate dam crest elevation.

The TMA North Dam, West Dams, and South Dam are constructed with a central clay core and two downstream granular filters supported by upstream and downstream rockfill shells. As a response to the unfavourable foundation conditions, rockfill preload buttresses have been constructed upstream and downstream of the perimeter dams prior to previous dam raises. Additionally, wick drains were installed in select areas to help mitigate high excess porewater pressures.

Except during planned mill shutdowns, tailings are deposited throughout the year using sub-aerial spigots located on the crests of the perimeter TMA dams and along the northern ring road. Deposition takes place while maintaining a pond around the fixed reclaim, located between TMA West Dam 4 and West Dam 5.

A flood protection berm was constructed at a topographic low located northwest of the TMA to maintain containment within the Ontario Endangered Species Act boundary up to the maximum operating water level.

The TMA is designed to provide sufficient containment for the projected tailings storage requirements and for operational pond volumes. The maximum operational pond level was selected based on the 1-in-100-year wet year inflow projections from the site water balance model (SRK, 2024). The water balance model is regularly updated and calibrated to site conditions.

Over 400 piezometers, 30 slope inclinometers, and numerous settlement plates and magnetic extensometers installed at the TMA are used for monitoring and surveillance. Displacements (both lateral and vertical) and excess pore water pressures are observed throughout the year in response to construction activities and tailings deposition. Monitoring of the instrumentation is ongoing by both Coeur and the Engineer of Record. Dam performance has been acceptable to the Report date. Dam performance is monitored on an ongoing basis for each TMA dam raise. Instrumentation response to loading is incorporated into future geotechnical stability modeling.

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Figure 15‑2:	TMA Layout Plan

North Temporary Flood Protection Berm
Inflow Control Structure (ICS)
Upstream Flood Protection Berm
North Dam Seepage Collection East Ditch
TMA North Dam Stage 7
Stage 7 Emergency Spillway
North Ring Road
Main Diversion
TAILINGS MANAGEMENT AREA
Reclaim Berm
Mill Reclaim Station
TMA West Dam 4 Stage 7
West Dam 4 Seepage Collection System
Nitrification Cells
BCR-1
South Dam Seepage Collection East Ditch Extension
WMP Dam 4
Water Treatment Plant
TMA South Dam Stage 7
TMA West Dam 5 Stage 6
WMP Dam 3
WATER MANAGEMENT POND
Pipeline Corridor
WMP Dam 1
Frank's Pad
WMP Dam 2
TMA South Dam Seepage Collection West Ditch
BCR-2
ESA Boundary
TMA Stage 7 Design
Wildlife Fence
Seepage Ditch
Berm
13.8 kV Power Line
COEUR MINING
0
1,200
m

Note: Figure prepared by Coeur, 2026.

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The TMA undergoes thorough review and oversight from qualified professionals including, at minimum, the following evaluations:

•	Monthly inspections from the designated responsible person(s) at site;

•	Annual inspections from facility Engineers of Record;

•	Twice annual technical review from the Independent Tailings Review Board with one site visit and one review completed virtually;

•	Dam safety reviews performed every five years;

•	Third-party reviews as required by regulators.

15.6	Water Management

15.6.1	Non-Contact Water

The operations maintain a positive water balance through onsite precipitation and the dewatering of groundwater, which is managed through the treatment and discharge of mine contact water. No water is pumped from any local surface water bodies.

The management system is designed for water conservation and environmental protection. Non-contact water is diverted around the mine operations as much as practicable, to ensure diversions around the mine site are maximized and the volumes of required contact water, which need active management, are minimized.

15.6.2	Contact Water

The water balance is dependent on onsite runoff and direct precipitation onto water storage facilities. The TMA is the primary storage facility for mine contact water, and the operations are managed to maintain sufficient storage capacity within the TMA.

A water treatment system is operated from spring to fall. Treated water is stored within the water management pond prior to being discharged through effluent discharge lines 1 and 2. The operations can discharge into the Pinewood River when its flows are >10,000 m³/h and when it is mostly ice free; those two conditions generally occur during the spring and fall.

Water balance modelling is used to track the inventory of water on site, water consumption, and water losses. Water losses include evaporation, and entrained pore-water in tailings. An external technical consultant manages the operational water balance model and develops a monthly report to provide information to the operation as to the adequacy of the water management strategy.

15.6.3	Water Treatment

A water treatment train is situated in the northern water management pond, has a capacity of 16,340 m3/d and has three elements:

•	Lime water treatment plant, used to treat total suspended solids, metals and metalloids;

•	Nitrification cells, used to treat ammonia via a microbial process termed ‘nitrification’; also removes a portion of the manganese;

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•	Biochemical reactor 1: used treat nitrate and nitrite through a microbial process termed ‘denitrification’.

A second biochemical reactor is used to polish the water management pond, and treat MRP and TMA water. This reactor has a 10,000 m³/d capacity.

The total authorized water treatment design capacity is 50,000 m³/day, with construction of the expanded water treatment processes scheduled to begin in 2026.

There are four provincially and federally permitted locations where discharge from the mine into the environment can occur. Each discharge point has discharge criteria that are specified in Ministry of the Environment, Conservation and Parks ECA #2290-CAVKGN, which must be met prior to discharge.

15.7	Water Supply

The mine site potable water treatment plant provides water to washrooms, kitchens, change room showers and sinks across the site.

Bottled potable water is brought on site for drinking purposes and is dispensed through water coolers.

15.8	Camps and Accommodation

A camp facility, located on Atkinson Road, consists of 10 dormitories with a capacity of 406 rooms.

15.9	Power and Electrical

Electricity is supplied by a 16.7 km long, 230 kV power line from the Hydro One power line currently connecting Fort Frances and Kenora.

The main 230 kV to 13.8 kV substation is located to the northeast of the concentrator building. Two main 230 kV to 13.8 kV, 42/56/70 MVA transformers are used for combined power of 100 MVA. This provides capacity for future expansion and mitigates the risk of downtime due to transformer failure. A 15 kV gas insulated switchgear, complete with electrical protection devices, is included.

Electricity for the underground mine is provided by a 13.8 kV line routed from the main substation by an overhead power line to the mine portal. A separate 13.8 kV line is routed within the fresh air raise to supply power to the underground Main Zone.

Two generator sets provide emergency power.

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16	MARKET STUDIES AND CONTRACTS

16.1	Markets

Gold and silver output is in the form of doré containing an average of approximately one-third gold and two-thirds silver by weight. Silver credits are received from the refiner. The doré is shipped to either Asahi Refining Canada Ltd. in Brampton, Ontario, or to the Royal Canadian Mint in Ottawa, Ontario. Transportation of the doré to either refinery is contracted out by the respective refineries. Responsibility for the doré changes hands at the gold room gate upon signed acceptance by the refiner or its transport provider. Coeur sells its gold production into the market at spot prices. There are no agency relationships relevant to the marketing strategies used.

Product valuation is included in the economic analysis in Chapter 19, and is based on a combination of the metallurgical recovery, commodity pricing, and consideration of processing charges.

Markets for both silver and gold bullion are highly liquid, and the loss of a single trading counterparty is not expected to impact Coeur’s ability to sell its bullion.

16.2	Commodity Price Forecasts

Coeur uses a combination of analysis of three-year rolling averages, long-term consensus pricing, and benchmarks to pricing used by industry peers over the past year, when considering long-term commodity price forecasts.

Higher metal prices are used for the mineral resource estimates to ensure the mineral reserves are a sub-set of, and not constrained by, the mineral resources, in accordance with industry-accepted practice.

The long-term gold price forecasts are:

•	Mineral reserves:
o	US$2,200/oz Au;
o	US$26/oz Ag;

•	Mineral resources:
o	US$2,500/oz Au;
o	US$30/oz Ag.

The economic analysis in Chapter 19 uses a reverting price curve. All commodity prices are advised by the corporate investment committee and revised as necessary throughout the budget and forecast process. This guidance is used to keep all sites using the same basis for revenue. The sites do not advise prices or deviate from the prices provided.

16.3	Contracts

The Rainy River Operations produce precious metal concentrates in the form of doré containing gold and silver, which is transported from the mine site to the refinery by a secure transportation provider. Responsibility for the doré changes hands at the gold room gate upon signed acceptance by the refiner or its transport provider.

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Coeur has a number of contracts, agreements, and purchase orders in place for goods and services that are required for the Rainy River Operations. All contracts and agreements are negotiated with vendors and have a contractual scope, terms, and conditions. The most significant of those contracts cover underground contractor mining, electricity, fuel, explosives, tires, grinding media, milling reagents, heavy equipment parts and maintenance, and camp services.

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17	ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

17.1	Baseline and Supporting Studies

Baseline and supporting studies and an Environmental Assessment were completed by Coeur and various consultants from 2009–2014 as part of the Ontario and Federal Environmental Assessment application.

17.2	Environmental Considerations/Monitoring Programs

Environmental management plans were developed for air quality, sound and vibration, geochemistry, surface water systems, groundwater systems, and terrestrial systems and species at risk. The operations maintain up-to-date environmental management plans to reflect the current conditions of the mine site, evolving best practices, and regulatory requirements.

Environmental monitoring for air quality, acoustic noise and vibration, acid generation potential, surface and groundwater quality, groundwater quantity, constructed fish habitat and fish tissue, birdlife, and deer-tissue, are completed regularly and reported per permit conditions.

A condition of the ESA permit required Coeur to establish overall benefit lands for two bird species (bobolink and eastern whip-poor-will) to compensate for the habitat lost from construction of the mine site. Coeur is responsible for managing over 1,800 ha of these lands. Permit conditions include monitoring to ensure the program goals are met by :

•	Quantifying any adverse effects to these species;

•	Confirming that the overall benefit lands are providing compensatory habitats.

Coeur continues to work with the Ministry of the Environment, Conservation and Parks to satisfy the terms and conditions of the ESA permit related to the Eastern Whip-poor-will Habitat Management Plan.

The stockpile pond diversion channel was permitted as a replacement for fish habitat, following the Fish Habitat Compensation Plan (AMEC Foster Wheeler 2017). The stockpile pond diversion channel was constructed in early 2016. However, water levels have varied greatly since its construction, primarily remaining below design basis, subsequently preventing fish passage from West Creek Pond upstream to Stockpile Pond. Since the re-creation of functional fish habitat in the Stockpile Pond was not successful, the Impact Assessment Agency of Canada issued a Notice of Non-Compliance on July 31, 2020, as prescribed by the Metal and Diamond Mining Effluent Regulations, for the lack of compensation for the loss of fish habitat. To address the deficiencies at Stockpile Pond and associated diversions, Coeur began construction in 2025 of 3.5 ha of new fish habitat near the lower reaches of the West Creek Diversion. Major earth works are to be completed in 2026 with commissioning in 2027 once vegetation has been established.

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17.2.1	Waste Rock Storage Facilities

Two main waste rock dumps are used for waste rock management. The west mine rock stockpile contains NPAG material, and the east mine rock stockpile is designated as the PAG stockpile. Since 2023, PAG waste rock is also stored at the base of the open pit; there, it will be fully submerged with water at closure, which will prevent the generation of acid rock drainage (ARD).

Coeur has an approved Geochemical Monitoring Plan to guide the sampling program and classification for NPAG and PAG material; the classification is determined by the neutralization potential ratio, as defined in the Geochemical Monitoring Plan. An additional level of characterization was developed for PAG rock based on inferred time to acid onset. The system designates three levels of PAG:

•	PAG1: inferred to have the potential to generate acidic conditions within 5 years or less of deposition;

•	PAG2: inferred to have the potential to generate acidic conditions within 5 to 15 years of deposition;

•	PAG3: inferred to not have the potential to generate acidic conditions for at least 15 years.

Coeur has so far classified only implemented protocols for the PAG1 and PAG2 designations. PAG1 material is always deposited of in the east mine rock stockpile or in the open pit. Some PAG2/3 rock is used in the construction of the upstream side of the TMA embankment, and in the downstream shells of Cells 1 and 2, where it will be inundated by tailings. Currently, PAG2 and PAG3 materials are managed or deposited on site, which is conservative with respect to mine rock and overburden management because it does not overestimate the lag period to potential onset of acidic conditions for PAG materials.

To ensure accurate designation and appropriate storage of waste rock, cuttings from every blast hole are sampled and analyzed for total carbon and total sulfur to determine PAG or NPAG classification and each mining block is classified as PAG1, PAG2/3, or NPAG and waste rock from each mining block is routed to the appropriate location. Coeur uses a geochemical database to track sampling and placement of waste rock.

17.2.2	Tailings Management

Tailings are stored within the TMA and are deposited year-round, except during mill shutdowns. The tailings go through a cyanide destruction process after leaving the mill, prior to deposition. Containment for the TMA is provided by perimeter impoundment dams: the TMA North Dam along the northwest side, the TMA West Dam (Dam 4 and Dam 5) along the southwest side, and the TMA South Dam along the southeast side. A naturally occurring topographic high provides containment along the northeastern perimeter of the facility.

The water management pond , located adjacent to the TMA, is a part of the water treatment system; it stores treated water from the TMA and can supply water to the mill. The water management pond is separated from the TMA by the TMA West Dam (comprising Dam 4 and Dam 5). Water management pond dams 1, 2, 3, and 4 were constructed to their ultimate dam crest elevation of 371.5 m.

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Coeur uses strong tailings governance to ensure the safety and stability, both geotechnical and geochemical, of all tailings. The New Gold Tailings Storage Facility Management Policy, updated and signed by the CEO on August 16, 2023, outlines Coeur’s commitments regarding tailings management. Coeur strives for zero harm to people and the environment as a result of tailings management. The policy includes the following commitments to tailings management:

•	Delineating strong and transparent governance with clear responsibilities and accountabilities throughout the organization, up to the Board of Directors;

•	Ensuring the oversight of an Independent Tailings Review Board;

•	Providing Indigenous partners with the opportunity to review risks and findings from independent reviews;

•	Publicly disclosing tailings storage facility information;

•	Having a rigorous emergency preparedness plan, including post-incident review and participation with regulatory authorities and communities of interest.

Coeur is a member of the Mining Association of Canada and therefore uses the “Towards Sustainable Mining” protocols to inform tailings governance. The Rainy River Operations achieved the highest rating of AAA for all indicators for the tailings management protocol at the most recent external verification in 2023.

17.3	Closure and Reclamation Considerations

The current Closure Plan includes consultations and collaboration with regulatory agencies, Indigenous communities, and the public; these consultations will continue through closure and beyond. A groundwater monitoring network established in 2015 and 2016 will be used throughout the operational phases and into reclamation and closure. Additional environmental monitoring and water management programs will be set up towards the end of operations and continue through closure.

The conceptual TMA closure configuration consists of a permanent water cover and a low-permeability overburden cover on the perimeter tailings. The water cover, covering most of the TMA, will ensure tailings remain saturated and will prevent oxygenation and ARD. Tailings levels will be 3 m below the spillway, allowing for 2 m of consistent water cover even accounting for surface undulations. The low-permeability overburden cover surrounding the perimeter of the permanent pond, will be approximately 150 m wide, and placed on the upstream side of the dam. This cover will prevent the permanent water cover from contacting the dams and will limit oxygen infiltration into the tailings. The cover will be seeded with native vegetation and reinforced with NPAG rock at transition zones to prevent oxidation. This combination of engineered covers and water saturation effectively stabilizes the tailings, meets closure objectives, and minimizes long-term environmental impacts.

The Closure Plan includes the construction of a spillway that will allow the central pond water to flow into the water management pond, and subsequently into the constructed wetlands. The location, invert elevation, and design of the closure spillway are not finalized but are intended to regulate flows from the TMA pond to the water management pond as required.

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At closure, both mine rock stockpiles will be covered and revegetated. The east mine rock stockpile closure cover is designed to prevent the generation of ARD and has been constructed through the active life of mine as part of the progressive reclamation plan. Coeur has implemented field trials for cover systems to evaluate the effectiveness of different designs at limiting ARD. A third-party consultant is retained to design, instrument, and interpret the monitoring data collected from these field trials. These trials also provide opportunity for optimizing future closure activities at site. Coeur submits an annual cover trial report to the regulator as part of the Annual Compliance Report.

Coeur submitted an amendment to the Closure Plan in December 2024 that listed an estimated cost of closure of C$136.9 million. This Closure Plan was filed in April 2025, and the surety bond was C$136.9 million.

The current financial asset retirement obligation, based on disturbances as of December 31, 2025, is C$151.8 million.

17.4	Permitting

The Rainy River Operations comply with applicable Canadian federal and provincial permitting requirements. The approved permits outline the authority’s requirements for operation of the surface and underground mines, TMA, WRSFs, process plant, water usage, habitat destruction and compensation, and effluents discharge. The operations have received all the permits and authorizations needed to construct major infrastructure and operate (Table 17‑1). However, the periodic dam raises must be permitted annually.

Permit amendments are required for the following additions envisaged in the LOM plan:

•	NW Trend open pit expansion;

•	Underground expansion;

•	Tailings storage using the NW Trend open pit

Coeur has successfully completed permit amendments in the past, including the annual TMA dam raise, which is authorized through the Ontario Ministry of Mines. This authorization is obtained through the submission of a Notice of Material Change to the Ontario Ministry of Mines who approves it as a material change to the authorized Closure Plan.

The operations must obtain an authorization to complete each annual TMA dam raise, which is authorized through the Ontario Ministry of Mines. This authorization is obtained through the submission of a Notice of Material Change to the Ontario Ministry of Mines who approves it as a material change to the authorized Closure Plan.

A Closure Plan Amendment to include the NW Trend open pit and underground changes is expected to be filed in approximately Q4 2026. All permits for storage of tailings in the Northwest Trend open pit are expected in 2029.

17.5	Social Considerations, Plans, Negotiations and Agreements

Coeur is a significant employer in the region and employs most of its staff from the nearby communities. Currently 205 (23%) employees identify as First Nations, and Coeur has entered into formal agreements with communities that are home to 195 of the employees.

Coeur’s Human Rights Policy and Indigenous Peoples Policy set forth the expectation to respect the rights and traditions of Indigenous people where it operates by proactively seeking, engaging, and supporting meaningful dialogue regarding its operations. Coeur, through its New Gold subsidiary, signed Impact Benefit Agreements with the following Indigenous nations:

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•
Seine River First Nation, the Couchiching First Nation, the Naicatchewenin First Nation, the Mitaanjigamiing First Nation, the Rainy River First Nation, the Lac la Croix First Nation (signed June 24, 2013);

•	Rainy River First Nation and Naicatchewenin First Nation (signed October 10, 2014);

•	Metis Nation of Ontario (signed November 25, 2014);

•	Big Grassy River First Nation (signed January 9, 2015);

Table 17‑1:	Key Active Permits and Authorizations

Title	Permit type
Aggregate dewatering outcrop 3 and Roen Pit	Permit to Take Water
Mine dewatering	Permit to Take Water
SAR Eastern Whip-poor-will and Bobolink	Endangered Species Act Permit
Air and noise	Environmental Compliance Approval
Sewage works	Environmental Compliance Approval
Fisheries Act 35(2)(b) Authorization (Offset Plan)	Authorization
Effluent mixing structure & hydrology gauge	Work Permit – Letter of authority
Aggregate resources – Tait Quarry	Aggregate Resources Licence
Aggregate resources – Laydown 4 Quarry	Aggregate Resources Licence
Fish collection permits	Authorization
Wildlife scientific collectors authorization	Authorization
Authorization for wildlife interference	Authorization
Nuclear substance and radiation device	Nuclear Radiation Licence
Electricity wholesaler	Licence
Land use	Permit
Provincial EA commitments	Environmental Assessment
Federal EA commitments	Environmental Assessment
Follow-up monitoring Environmental Assessment commitments	Environmental Assessment
Final Environmental Assessment commitments	Environmental Assessment
Closure plan commitments	Environmental Assessment
Occupancy	Municipal Permit

•	Naotkamegwanning First Nation (signed April 19, 2017);

•	Ojibways of Onigaming First Nation (signed May 24, 2017);

•	Anishinaabeg of Naongashiing First Nation (signed October 21, 2017);

•	Animikee Wa Zhing 37 First Nation (signed February 13, 2018).

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The agreements affirm mutual commitment to the vision of a consent-based, stable, and environmentally responsible relationship regarding Rainy River’s operations and its activities that is respectful of Indigenous title and rights. The agreements identify consent to the project during operations and closure and may consider:

•	Environmental factors;

•	Human resources, employment, and training;

•	Education;

•	Business opportunities;

•	Financial considerations.

Traditional Knowledge and Traditional Land Use studies were conducted in partnership with Indigenous Elders and other knowledge holders in order to better understand traditional practices and environmental knowledge. At the request of Indigenous groups during a pre-start-up site tour, wild rice was planted in two water diversion ponds in 2017. Wild rice has since been growing in the Teeple Diversion Pond.

Traditional Knowledge and Traditional Land Use sessions, held with local Indigenous groups, identified the need to prioritize the inclusion of native species and traditional medicine plant species into closure-plan vegetation studies.

Coeur employs First Nations environmental monitors from two different communities, who participate in the regulatory monitoring program. The monitors provide valued perspective, support to the environmental team, and allow for transparency and visibility with their communities regarding the actions being taken to protect the environment.

17.6	Qualified Person’s Opinion on Adequacy of Current Plans to Address Issues

Based on the information provided to the QP by Coeur, there are no material issues known to the QP that will require mitigation activities or allocation of remediation costs in respect of environmental, permitting, closure or social license considerations.

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18	CAPITAL AND OPERATING COSTS

18.1	Introduction

Capital and operating cost estimates in the current budget cycle are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%. In later years, capital estimates are based on estimated annual operating requirements and are considered as sustaining capital.

18.2	Capital Cost Estimates

18.2.1	Basis of Estimate

Capital costs are based on budget estimates from supplier and contractor quotes, engineering designs, maintenance strategies, production plans, and recent operating history.

Underground development cost and initial infrastructure costs are classified as project capital (growth) or sustaining capital costs. A total of US$147.1 million is included in sustaining capital and US$257.1 million is included in growth capital. The US$24.6 million of underground equipment purchases include mobile equipment, fans, dewatering, and electrical equipment.

A total of US$42.7 million in sustaining capital is estimated for three TMA raises, one raise each year for the next three years, which provides sufficient tailings storage capacity for the LOM. Costs are based on physical material replacement requirements and recent unit cost history.

Physical requirements include the placement of non-acid generating waste rock, till, and the production of crushed waste for dam filter elements. Mining costs related to the incremental hauling of waste for TMA construction are capitalized as TMA capital costs.

Other capital projects include mining, processing, and site infrastructure capital. Mining capital primarily includes planned component replacements for mobile equipment. Processing capital is primarily related to component and equipment replacements and improvement projects. Site infrastructure capital includes water management projects and upgrades to camp and dry facilities.

Underground development makes up approximately 58% of LOM's total capital costs. These costs are estimated from first principles based on mine designs and mining schedules, equipment data, consumables estimates, and labor schedules, benchmarked against recent unit cost history. A further 31% of total capital is related to mining equipment, mine infrastructure and other capital, for which the cost estimate is based on engineered quantities and supplier quotes.

18.2.2	Capital Cost Summary

Total LOM capital is expected to be approximately US$685 million, including US$239 million of sustaining capital and US$446 million of growth capital, as shown in Table 18-1.  Total capital spending significantly declines after three years of the remainder of the LOM plan.

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Table 18‑1:	LOM Capital Cost Estimate (US$ M)

Category	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	Total
Sustaining Capital (US$ millions)
Underground development	19.0	16.7	10.6	14.6	7.7	8.1	9.3	45.5	15.7	—	147.1
Tailings management	21.4	18.6	2.7	—	—	—	—	—	—	—	42.7
Other	30.1	10.1	—	—	4.7	—	1.9	0.9	—	—	47.7
Working capital	(0.1)	0.6	(1.2)	0.1	0.4	0.6	(0.5)	(2.0)	3.8	—	1.8
Total sustaining capital	70.4	46.0	12.1	14.7	12.8	8.7	10.8	44.3	19.5	—	239.3
Growth Capital (US$ millions)
Underground development	42.7	31.7	26.5	50.9	32.0	34.1	39.3	—	—	—	257.1
Underground equipment	8.3	3.6	3.3	3.4	3.0	3.0	—	—	—	—	24.6
Open Pit Stripping	—	76.4	49.7	—	—	—	—	—	—	—	126.0
Other	6.1	2.9	1.8	2.4	1.9	2.0	—	—	—	—	17.1
Working capital	4.3	0.6	10.0	(3.2)	3.4	(0.4)	—	6.6	—	—	21.2
Total growth capital	61.4	115.1	91.3	53.5	40.3	38.6	39.3	6.6	—	—	446.0
Total capital (US$ millions)	131.8	161.2	103.4	68.2	53.0	47.3	50.0	50.9	19.5	—	685.4

Note: Numbers have been rounded.

18.3	Operating Cost Estimates

18.3.1	Basis of Estimate

Operating costs are based on actual costs incurred at the site and current budget and LOM plan. The production plan drove the calculation of the mining and processing costs, as the mining mobile equipment fleet, workforce, contractors, power, and consumables requirements were calculated based on specific consumption rates.

Open-pit and underground mining costs are derived from the production plan and estimates for labour costs, equipment productivity, maintenance costs and diesel and other consumables. Diesel prices are included in the LOM at an average of US$0.83/L. Underground mining costs per tonne mined decrease from 2026 to 2028, while open-pit mining costs averages US$16.01/t until 2029. Open pit costs past production end (2030+) is related to the rehandling of underground tonnes from the portal to the crusher.

Processing costs are driven by tonnes processed, consumption rates and prices for reagents, consumables and electricity, and plant equipment maintenance strategies. Processing costs average US$10.57/t in 2026–2029 with the mill at full capacity. Coeur participates in various programs as a northern Ontario industrial electricity consumer, benefiting from favourable pricing. Electricity prices are included in the LOM at an average of C$0.05/kWh.

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General and administrative costs are primarily driven by the level of mining and processing activities on site. Costs decline during the mine life as mining and processing activities decrease. Such costs include camp costs, maintenance of site infrastructure, human resources, finance, environment, community relations, asset protection and security, safety, information technology, supply chain and site management.

Other operating costs include  stockpile and production inventory adjustments, transport and refining costs, royalties and production taxes.

18.3.2	Operating Cost Summary

The operating cost estimate for the remaining LOM is provided on an annualized and dollar per tonne basis in Table 18‑2.

The LOM operating cost is US$2,673 million, which equates to US$16.01/t mined from the open pit, US$57.08/t mined from underground, and US$61.80/t processed.

Table 18‑2:	LOM Operating Cost Estimate

	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	Total/ Average
Total Operating Costs (US$ millions)
Open-pit mining	140.7	29.1	49.2	58.9	18.1	12.9	9.9	9.8	8.4	7.1	344.1
Underground mining	128.1	135.6	141.1	111.8	136.0	132.9	123.1	117.4	92.5	72.7	1,191.2
Processing	102.9	97.8	97.2	90.8	65.5	27.0	25.7	24.9	25.0	16.1	572.8
G&A	58.2	47.4	34.8	27.9	25.9	23.4	23.8	22.1	21.4	18.4	303.3
Other	25.6	40.0	46.1	38.9	27.0	20.7	19.8	20.2	13.5	9.6	261.2
Total	455.4	349.9	368.3	328.2	272.4	216.9	202.3	194.4	160.8	123.9	2,672.6
Unit Operating Cost (US$/t mined)
Open-pit mining	19.74	8.50	21.79	14.01	—	—	—	—	—	—	16.01
Underground mining	72.72	67.35	62.90	56.41	61.33	59.25	57.93	54.02	37.50	41.44	57.08
Unit Operating Costs (US$/t processed)
Mining	29.30	17.75	20.50	18.97	21.16	65.02	62.57	58.55	40.90	45.52	38.02
Processing	11.21	10.54	10.47	10.09	8.99	12.03	12.10	11.44	10.14	9.19	10.62
G&A	6.34	5.11	3.75	3.10	3.56	10.42	11.19	10.18	8.68	10.46	7.28
Other	2.79	4.31	4.96	4.32	3.70	9.24	9.32	9.29	5.45	5.44	5.88
Total	49.64	37.70	39.67	36.48	37.42	96.70	95.18	89.44	65.18	70.62	61.80

Note: Numbers have been rounded.

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19	ECONOMIC ANALYSIS

19.1	Forward-looking Information

Results of the economic analysis represent forward- looking information that is subject to several known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those presented here.

Other forward-looking statements in this Report include, but are not limited to: statements with respect to future metal prices and concentrate sales contracts; the estimation of mineral reserves and mineral resources; the realization of mineral reserve estimates; the timing and amount of estimated future production; costs of production; capital expenditures; costs and timing of the development of new ore zones; permitting time lines; requirements for additional capital; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims; and, limitations on insurance coverage.

Factors that may cause actual results to differ from forward-looking statements include: actual results of current reclamation activities; results of economic evaluations; changes in Project parameters as mine and process plans continue to be refined, possible variations in mineral reserves, grade or recovery rates; geotechnical considerations during mining; failure of plant, equipment or processes to operate as anticipated; shipping delays and regulations; accidents, labor disputes and other risks of the mining industry; and, delays in obtaining governmental approvals.

19.2	Methodology Used

Coeur records its financial costs on an accrual basis and adheres to U.S. Generally Accepted Accounting Principles (GAAP).

The financial costs used for this analysis are based on the 2026 life of mine budget model, which was built on a zero-based budgeting process that was validated through a historical cost comparison from the previous financial year. Production figures in this Chapter are based on predicted equipment hours and manpower requirements needed to execute the mine plan using actual unit costs, labor rates and may vary from year to year depending on capital and production needs.

Consumables are based upon market projections and contract pricing. Experts and bids are used for capital purchases to ensure that all costs are included in the project to avoid any unbudgeted expenditures.

All financial results are communicated to the site management team. This process results in refinements and agreements as to the validity of the cost, capital, and cash flow results. This is an ongoing process throughout the budget and provides consistency of the results and acceptance of both short- and long-term goals.

Capitalized exploration is determined annually through the corporate office, is discretionary, and therefore not included in the economic analysis. Management fees assessed through the corporate office are not included in the economic analysis.

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19.3	Financial Model Parameters

19.3.1	Mineral Resource, Mineral Reserve, and Mine Life

The mineral resources are discussed in Chapter 11, and the mineral reserves are discussed in Chapter 12.

The mineral reserves support a mine life of 10 years.

19.3.2	Metallurgical Recoveries

Forecast metallurgical recoveries are provided in Chapter 10.

19.3.3	Smelting and Refining Terms

Smelting and refining terms for the doré are outlined in Chapter 16. Smelting and refining costs are defined by contracts with Coeur’s primary refiners and customers.

19.3.4	Metal Prices

The economic model metal price assumptions are outlined in Table 19‑1.

19.3.5	Capital and Operating Costs

Capital and operating cost forecasts price assumptions are outlined in Chapter 18.

Capitalized exploration is determined annually through corporate office and is discretionary and therefore not included in the economic analysis. Management fees assessed through the corporate office are not included in the economic analysis.

19.3.6	Working Capital

Working capital based is based upon historical trends for movement in payables and receivables. This is adjusted year over year for changes in spending levels. Historically the spending levels remain constant on a cost per ton basis. Tax payments are adjusted annually for production and sales of gold and silver. Inventory movement is also adjusted annually for production levels. In future years the working capital is adjusted from recent historical values based upon the timing of the remaining mine life. The timing and annual spending at the Rainy River Operations is very consistent on a per tonne basis, and this analysis is used to support the cash flow movements that create the working capital.

19.3.7	Taxes and Royalties

Royalties are discussed in Chapter 3.7. Royalties included in the cash flow analysis are based upon gold ounces mined or produced depending upon the agreement.

The tax rates used are set by governmental agencies, and Rainy River Operations remains in compliance.

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Table 19‑1:	Metal Price Assumptions

Metal	Unit	2026	2027	2028	2029	2030+
Gold price	US$/oz	4,550	4,000	3,800	3,600	3,100
Silver price	US$/oz	60.00	48.00	44.00	42.00	38.00

Currently, Coeur pays no federal income tax due to historic net operating losses.

19.3.8	Closure Costs and Salvage Value

Closure costs are summarized in Chapter 17.3.

Closure costs are based upon economic review by the Environmental team. The models used are reviewed internally and validated by external auditors. The closure costs are included in the annual budget LOM. This is reviewed by corporate investment teams.

19.3.9	Financing

The economic analysis is based on 100% equity financing and is reported on a 100% project ownership basis.

19.3.10	Inflation

The economic analysis assumes constant prices with no inflationary adjustments.

19.4	Economic Analysis

The NPV at 5% is $2,635 million. As the cash flow is based on existing operations, considerations of payback and internal rate of return are not relevant.

A summary of the financial results is provided in Table 19‑2. An annualized cash flow statement is provided in Table 19‑3.

The active mining operation ceases in 2035; however, closure costs are estimated to be paid out through 2036. For the purposes of the financial model, all costs incurred beyond 2035 are included in the cash flow in the year 2035.

19.5	Sensitivity Analysis

The sensitivity of the Project to changes in metal prices, gold grade, capital costs and operating cost assumptions was tested using a range of 30% above and below the base case values. The NPV sensitivity to these parameters is illustrated in Table 19‑4, with the base case bolded.

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Table 19‑2:	Cashflow Summary Table

Item	Units	Value
Revenue	US$ M	7,800.3
Production costs	US$ M	3,738.5
Exploration	US$ M	24.4
Accretion liability	US$ M	86.9
Total costs and expenses	US$ M	3,849.8
Interest income	US$ M	9.9
Intercompany	US$ M	8.7
EBITDA	US$ M	3,931.8
Depreciation, Depletion, and Amortization	US$ M	2,485.6
Income before taxes	US$ M	1,446.2
Income tax expense (benefit)	US$ M	660.1
Net income	US$ M	786.1
Add back amortization	US$ M	2,485.6
Add back accretion	US$ M	(110.0)
Add back other non-cash items	US$ M	510.4
Operating cash flow before working capital changes	US$ M	3,672.1
Working Capital	US$ M	57.1
Operating cash flow	US$ M	3,729.3
Mining interest	US$ M	(685.4)
Payments on capital leases	US$ M	(3.8)
Total cash flow	US$ M	3,040.0
Free Cash Flow	US$ M	3,043.9
NPV Pre-Tax/After-Tax @5%	US$ M	3,180/2,635.4

Note: AFE = authorization for expenditure; EBITDA = earnings before interest, taxes, depreciation, and amortization.  DDA =  depletion, depreciation and amortization. Numbers have been rounded.

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Table 19‑3:	Cashflow Forecast on Annualized Basis (US$ x 1,000,000)

Item	Units	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035+
Revenue	US$ M	1,620.9	1,171.1	958.0	898.1	694.8	514.3	497.6	506.8	545.8	392.8
Production costs	US$ M	784.0	631.9	535.6	397.3	347.2	254.4	235.9	229.1	181.2	141.8
Exploration	US$ M	13.0	9.8	1.7	—	—	—	—	—	—	—
Accretion liability	US$ M	6.5	6.9	7.3	7.8	8.3	8.8	9.4	10.0	10.6	11.3
Total costs and expenses	US$ M	803.5	648.6	544.6	405.1	355.5	263.2	245.2	239.1	191.9	153.1
Interest income	US$ M	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0
Intercompany	US$ M	1.2	1.1	1.5	0.9	0.7	0.3	0.0	3.0	—	—
EBITDA	US$ M	815.2	520.5	410.9	491.2	337.6	249.8	251.3	263.7	352.9	238.6
Depreciation, Depletion, and Amortization	US$ M	320.9	335.9	382.8	356.5	301.2	220.6	187.1	43.1	182.7	154.8
Income before taxes	US$ M	494.3	184.6	28.1	134.7	36.4	29.3	64.2	220.7	170.2	83.9
Income tax expense (benefit)	US$ M	95.9	138.0	85.4	97.4	56.2	30.7	23.6	36.2	60.1	36.6
Net income	US$ M	398.4	46.6	(57.4)	37.3	(19.8)	(1.4)	40.6	184.5	110.0	47.3
Add back amortization	US$ M	320.9	335.9	382.8	356.5	301.2	220.6	187.1	43.1	182.7	154.8

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Item	Units	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035+
Add back accretion	US$ M	(3.6)	(4.2)	(8.4)	(7.5)	(9.5)	(15.3)	(15.3)	(15.3)	(15.3)	(15.3)
Add back other non-cash items	US$ M	192.0	159.7	74.8	2.4	0.1	0.0	0.0	20.6	20.4	40.4
Operating cash flow before working capital changes	US$ M	907.7	538.0	391.9	388.7	272.0	203.8	212.4	232.8	297.8	227.1
Working Capital	US$ M	80.5	58.5	(56.8)	9.3	1.8	(13.1)	7.6	20.3	21.7	(72.9)
Operating cash flow	US$ M	988.3	596.5	335.1	398.0	273.9	190.8	220.0	253.1	319.5	154.1
Investing activities	US$ M	(131.8)	(161.2)	(103.4)	(68.2)	(53.0)	(47.3)	(50.0)	(50.9)	(19.5)	—
Payments on capital leases	US$ M	(3.8)	—	—	—	—	—	—	—	—	—
Total cash flow	US$ M	852.6	435.3	231.7	329.8	220.9	143.4	170.0	202.2	300.0	154.1
Free Cash Flow	US$ M	856.5	435.3	231.7	329.8	220.9	143.4	170.0	202.2	300.0	154.1

Note:  EBITDA = earnings before interest, taxes, depreciation, and amortization.  DDA = Numbers have been rounded.

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Table 19‑4:	Sensitivity Table (US$ M)

Parameters	-30%	-20%	-10%	-5%	0%	5%	10%	20%	30%
Metal price	700	1,345	1,990	2,313	2,635	2,958	3,281	3,926	4,571
Operating costs	3,611	3,286	2,961	2,798	2,635	2,473	2,310	1,985	1,660
Capital costs	2,817	2,756	2,696	2,666	2,635	2,605	2,575	2,514	2,454
Gold grade	700	1,345	1,990	2,313	2,635	2,958	3,281	3,926	4,571

Note: Numbers have been rounded.

The Project is most sensitive to gold price and gold grade, less sensitive to operating cost increases, and least sensitive to capital expenditure changes.

The primary sensitivity is to the world economy and the effect this has upon gold pricing. Coeur typically ensures that production from the Rainy River Operations is sold in the year that the doré is produced.

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20	ADJACENT PROPERTIES

This Chapter is not relevant to this Report.

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21	OTHER RELEVANT DATA AND INFORMATION

This Chapter is not relevant to this Report.

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22	INTERPRETATION AND CONCLUSIONS

22.1	Introduction

The QPs note the following interpretations and conclusions within their areas of expertise, based on the review of data available for this Report.

22.2	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements

Information provided by Coeur’s legal and tenure experts on the mining tenure held by Coeur supports that Coeur has valid title that is sufficient to support mineral resource and mineral reserve estimates.

Coeur holds sufficient surface rights to support current mining operations and mining of mineral reserves.

Environmental liabilities for the Rainy River Operations are typical of those that would be expected to be associated with a mining operation conducted via open-pit and underground mining methods.

The Qualified Person is not aware of any other significant factors and risks that may affect access, title, or the right or ability to perform the proposed work program on the property that are not discussed in this Report.

22.3	Geology and Mineralization

The understanding of geological controls, geometry, and grade variability of the auriferous VMS system at Rainy River Operations is sufficient to support estimation of mineral resources and mineral reserves. This understanding benefits from production data acquired since mining began in 2017.

The characteristics of the VMS system associated with gold mineralization are well understood and support both the interpretation of mineral resource domains for estimation purposes and exploration concepts for targeting.

Exploration potential exists within the Rainy River deposit area and surrounding property.  Within the mine, exploration potential includes the down-plunge extension of multiple mineralized lenses within the Main Zone, as these zones are all open at depth. Additional in-mine opportunities include testing between known zones for additional mineralization. Beyond the mine, multiple early-stage prospects occur throughout the Rainy River Greenstone Belt, including VMS-style mineralization in the Off Lake area, soil and till anomalies throughout the property, and EM anomalies southeast of the mine.

22.4	Exploration, Drilling, and Sampling

The exploration programs completed by Coeur to date and predecessor companies are appropriate for the mineralization styles.

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The quantity and quality of the lithological, collar and down-hole survey data collected in the exploration program completed are sufficient to support mineral resource estimation. No drilling, sampling, or core recovery issues that could materially affect the accuracy or reliability of the core samples have been identified.

The collected sample data adequately reflect deposit dimensions, true widths of mineralization, and the deposit style.

Sampling is representative of the gold and silver values, reflecting areas of higher and lower grades.

The independent analytical laboratories used by Coeur and predecessor companies, where known, are accredited for selected analytical techniques.

Sample preparation has used procedures and protocols that are/were standard in the industry and has been adequate throughout the history of the Project. Sample analysis uses procedures that are standard in the industry.

The QA/QC programs adequately address issues of precision, accuracy, and contamination, and indicate that the analytical results are adequately accurate, precise, and contamination free to support mineral resource estimation.

The sample preparation, analysis, and security procedures are adequate for use in the estimation of mineral resources.

22.5	Data Verification

The Qualified Person is of the opinion that the quality of the analytical data is sufficiently reliable to support mineral resource estimation without limitation on mineral resource confidence categories.

22.6	Metallurgical Testwork

Metallurgical testwork completed for the Rainy River Operations is considered adequate to characterize the metallurgical behavior of both open-pit and underground ore and to support the derivation of metallurgical recovery factors used in the mineral reserve estimates. The testwork programs, together with multiple years of operating data, demonstrate that the selected processing flowsheet is suitable for the range of ore types currently included in the LOM plan. Grade-recovery models developed for the various ore types provide a reasonable basis for forecasting gold and silver recoveries. No modifications to the existing processing plant are required to achieve these recoveries under the current mine plan.

Metallurgical assumptions are supported by sustained production performance, and no known deleterious elements or processing characteristics have been identified that would be expected to materially affect economic extraction. The primary metallurgical uncertainty relates to natural variability in ore characteristics across different zones, which may result in localized variations in recovery or throughput; however, this variability is considered to be within the range captured by the testwork programs and historical operating data. Overall, no significant metallurgical risks have been identified that would reasonably be expected to materially affect the confidence in the mineral reserve estimates or the projected economic outcomes.

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22.7	Mineral Resource Estimates

The mineral resource estimate is reported using the definitions set out in SK-1300, and is reported exclusive of those mineral resources converted to mineral reserves.

The reference point for the estimate is in situ.

The estimate is current as at December 31, 2025. The estimate was constrained using reasonable prospects of economic extraction that assumed open pit mining and underground mining methods.

Factors that may affect the mineral resource estimates include: metal price and exchange rate assumptions; changes to the assumptions used to generate the gold equivalent grade cut-off grade; changes in local interpretations of mineralization geometry and continuity of mineralized zones; changes to geological and mineralization shape and geological and grade continuity assumptions; density and domain assignments; changes to geotechnical, mining and metallurgical recovery assumptions; changes to the input and design parameter assumptions that pertain to the assumptions for the conceptual pit shell constraining the estimates; and assumptions as to the continued ability to access the site, retain mineral and surface rights titles, maintain environment and other regulatory permits, and maintain the social license to operate.

There are no other environmental, permitting, legal, title, taxation, socioeconomic, marketing, political or other relevant factors known to the Qualified Person that would materially affect the estimation of Mineral Resources that are not discussed in this Report.

22.8	Mineral Reserve Estimates

The mineral reserve estimate is reported using the definitions set out in SK-1300. The reference point for the estimate is the point of delivery to the mill.

The estimate is current as at December 31, 2025.

The Qualified Person is of the opinion that mineral reserves were estimated using industry-accepted practices and are based on conventional open-pit and underground mining assumptions.

Factors that may affect the mineral reserve estimates include variations to the following assumptions: the commodity price; metallurgical recoveries; operating cost estimates, including assumptions as to equipment leasing agreements; geotechnical conditions; hydrogeological conditions; geological and structural interpretations; and the inability to maintain, renew, or obtain environmental and other regulatory permits, to retain mineral and surface right titles, to maintain site access, and to maintain social license to operate. A portion of the reserves are not currently permitted. If the permits are not granted, a portion of the estimated mineral reserves will not be available to mine.

There are no other environmental, legal, title, taxation, socioeconomic, marketing, political or other relevant factors known to the Qualified Person that would materially affect the estimation of mineral reserves that are not discussed in this Report.

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22.9	Mining Methods

Current operations use conventional open-pit truck-and-shovel mining methods and Modified Avoca underground mining methods. Coeur has successfully operated the open-pit and underground mines at Rainy River since 2017 and 2022, respectively.

Phase 4 of the open pit is expected to be completed in 2026. Phase 5 of the open pit is expected to be completed in 2027. NW Trend stripping is planned to commence in 2027 and is expected to extend open pit mining to 2029.

Underground ore production is planned to ramp up to a steady-state capacity of approximately 6,100 t/d by 2027 and extend until the end of 2035.

The planned open-pit and underground mobile equipment fleets are suitable for the selected mining methods. No additional open-pit mining equipment is required to achieve the LOM plan.

Based on current mineral reserves, the Rainy River Operations have a projected mine life of 10 years (2026–2035).

22.10	Recovery Methods

The process plant uses conventional processes and equipment. The plant has been in operation since 2017.

Planned processing rates and metallurgical recoveries are aligned with current plant performance. No modifications are required to the processing plant.

The operation has access to an adequate supply of process water and power to support the LOM plan.

22.11	Infrastructure

Infrastructure required for current mining operations has been constructed and is operational.

Three dam crest raises are planned for the existing tailings management area in 2026, 2027, and 2028. The final crest elevation of 381.5 m is expected to provide sufficient containment for the projected tailings storage requirements and for operational pond volumes, based on current mineral reserve estimates. This includes utilizing the NW Trend pit for in-pit deposition of 7.3 Mt of tailings.

Open-pit Phase 5 and NW Trend operations are not expected to require additional surface facilities. One additional portal at the western side of the mine is planned to support the underground mine.

22.12	Market Studies

The gold-silver doré produced by the Rainy River Operations is readily marketable.

Contract terms are considered to be within industry norms, and typical of similar contracts in Canada.

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Commodity pricing assumptions, marketing assumptions, and current major contract areas are acceptable for use in estimating mineral reserves and in the economic analysis that supports the mineral reserves.

22.13	Environmental, Permitting and Social Considerations

The information provided by Coeur’s environmental experts supports that there are adequate baseline data and ongoing environmental studies to understand potential environmental risks and potential mitigations which may be required.

Coeur submitted an amendment to the Closure Plan in December 2024 that listed an estimated cost of closure of C$136.9 million. This Closure Plan was filed in April 2025, and the surety bond was C$136.9 million. The current financial asset retirement obligation, based on disturbances as of December 31, 2025, is C$151.8 million.

Coeur holds all major permits, authorizations and licenses for mine operations at Rainy River, and has received all the permits and authorizations needed to construct major infrastructure and operate. However, periodic dam raises must be permitted annually.

Environmental liabilities for the Rainy River Operations are typical of those that would be expected to be associated with a mining operation conducted via underground and open-pit mining.

Coeur maintains strong relationships with Indigenous partners and collaborates on environmental and business matters.

Coeur has Impact Benefit Agreements with First Nations in the region, those agreements are in good standing.

The Qualified Person is not aware of any other significant environmental or social factors and risks that may affect access, or the right or ability to perform the proposed work program that are not discussed in this Report.

22.14	Capital Cost Estimates

Capital costs consists mostly of underground development and growth open-pit stripping, related to the Phase 5 and NW Trend. It also comprises TMA raises, overall infrastructure and mobile equipment.

Capital cost estimates are acceptable to support the mineral reserve estimate. The LOM plan estimated total capital cost is US$685 million.

22.15	Operating Cost Estimates

Operating costs are based on actual costs incurred at the site and current budget and LOM plan. The production plan drove the calculation of the mining and processing costs, as the mining mobile equipment fleet, workforce, contractors, power, and consumables requirements were calculated based on specific consumption rates.

Operating cost estimates are acceptable to support the mineral reserve estimate. The LOM plan estimated total operating cost is US$2,673 million, averaging $61.80/t processed.

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22.16	Economic Analysis

The NPV at 5% is $2,635 million. As the cash flow is based on existing operations, considerations of payback and internal rate of return are not relevant.

The Project is most sensitive to gold price and gold grade, less sensitive to operating cost increases, and least sensitive to capital expenditure changes.

22.17	Risks and Opportunities

22.17.1	Risks

Factors that may affect the mineral resource and mineral reserve estimates were identified in Chapter 11.15 and Chapter 12.7 respectively.

Other risks noted include:

•
The mineral reserve estimates are most sensitive to metal prices. Coeur’s current strategy is to sell most of the metal production at spot prices, exposing the company to both positive and negative changes in the market, both of which are outside of the company’s control;

•
Geotechnical and hydrological assumptions used in mine planning are based on historical performance, and to date historical performance has been a reasonable predictor of current conditions. Any changes to the geotechnical and hydrological assumptions could affect mine planning, affect capital cost estimates if any major rehabilitation is required due to a geotechnical or hydrological event, affect operating costs due to mitigation measures that may need to be imposed, and impact the economic analysis that supports the mineral reserve estimates;

•	Additional dilution or ore losses due to overbreak or underbreak from underground stoping;

•	Shortfall of underground workforce due to a lack of human resources in northern Ontario;

•
Maintenance of site water volumes and the TMA construction schedule is contingent on the ability to treat water at forecasted rates. If water treatment does not meet the efficiencies required, additional costs for water treatment or water storage may be required.

22.17.2	Opportunities

Opportunities include:

•	Conversion of some or all of the measured and indicated mineral resources currently reported exclusive of mineral reserves to mineral reserves, with appropriate supporting studies;

•	Upgrade of some or all of the inferred mineral resources to higher-confidence categories, such that such better-confidence material could be used in mineral reserve estimation;

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•
Additional open-pit pushbacks and satellite pits, with the potential to extend open-pit mine life, keep the mill operating at full capacity for longer, and deferring reclaim of the low-grade stockpile;

•	In-pit waste rock and tailings storage.

22.18	Conclusions

Under the assumptions in this Report, the operations evaluated show a positive cash flow over the remaining LOM. The mine plan is achievable under the set of assumptions and parameters used.

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23	RECOMMENDATIONS

The QPs have no material recommendations to make.

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24	REFERENCES

24.1	Bibliography

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AMEC 2013, “Rock Mechanics Underground Mine Design Report, Rainy River Resources Limited Rainy River Feasibility Study”.

AMEC 2014, “Rainy River Project, 2013/2014 Geotechnical Site Investigations, Rainy River, Ontario”, [100126-4000-DT00-STY-0001], 11 July 2014.

AMEC 2014, “Rainy River Project Final Environmental Assessment Report (Environmental Impact Statement) Version 2”, January 2014

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Rainy River Operations Ontario Technical Report Summary

BGC Engineering Inc. 2020, “TMA Stage 1 Raise and Stage 2 Raise – Downstream Buttress Design Update Report – Addendum A: 2020 Raise”, report prepared for New Gold Inc., 11 January 2020.

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Canadian Dam Association (CDA) 2014, “Technical Bulletin: Application of Dam Safety Guidelines to Mining Dams”.

Caracle Creek International Consulting Inc. 2008, Independent Technical Report for the Rainy River Property in North-Western Ontario, Canada prepared for Rainy River Resources Ltd. Public document filed on SEDAR, 30 April 2008.

CIM 2014, CIM Definition Standards for Mineral Resources and Mineral Reserves, prepared by the CIM Standing Committee on Reserve Definitions, adopted by CIM Council on 10 May 2014.

CIM 2019, CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines, prepared by the CIM Mineral Resource and Mineral Reserve Committee, adopted by the CIM Council on 29 November 2019.

Clark, L. and Pakalnis, R. 1997, “An empirical design approach for estimating unplanned dilution from open stope hangingwalls and footwalls”, 99th Annual AGM–CIM conference, Vancouver.

Contango Strategies Ltd. 2019, “Rainy River Mine – Water Treatment Train Design Report, Report. Document #053_719_20B”, prepared for New Gold Inc., July 2019, p. 46.

Duke and Logsdon 2018, “Rainy River Mine 2017 Annual Geochemical Monitoring Report, Technical Memorandum”, prepared by Kate Duke – Duke Hydrochem, LLC and Mark Logson – Geochemica, Inc., March 2018, p. 160.

Duke, C. 2014, Burns Block National Instrument 43-101 Compliant Technical Report, prepared for Bayfield Ventures Corp., Public document filed on SEDAR, 14 January 2014.

Dyke, A.S., Vincent, J.-S., Andrews, J.T., Dredge, L.A. and Cowan, W.R. 1989, The Laurentide Ice Sheet and an introduction to the Quaternary geology of the Canadian Shield, Chapter 3 In Quaternary Geology of Canada and Greenland, (ed.) R.J. Fulton. Geological Survey of Canada, Geology of Canada, No.1 (also Geological Society of America, The Geology of North America, v. K-1), p. 178-189.

Franklin, J.M., Gibson, H.L., Jonasson, I.R., and Galley, A.G. 2005, Volcanogenic massive sulfide deposits in “Economic Geology 100th Anniversary volume”, (ed.) Hedenquist, J.W., Thompson, J.F.H., Goldfarb, R.J., and Richards, J.P., pp. 523-560.

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Rainy River Operations Ontario Technical Report Summary

G Mining Services 2019, “Diluted Block Model for Reconciliation Exercise with Two Levels – August 2019”, memo, 14 August 2019.

G Mining Services 2019, “Rainy River Site Visit Observations - Grade Control”, memo, 1 February 2019.

Geo-Slope International Ltd. 2019, SLOPE/W [Computer Program], Version 10.1.0.18696. Geo‑Slope International Ltd., Calgary, Canada.

Golder Associates Ltd. 2020a, “Detailed Design Report for East Mine Rock Stockpile”, May 8, 2020.

Golder Associates Ltd. 2020b, “Detailed Design Report for Open Pit Overburden Slopes”, July 6, 2020.

Golder Associates Ltd. 2021, “Detailed Design Report for West Mine Rock Stockpile”, December 21, 2021.

Grimstad, E. and Barton, N. 1993, “Updating of the Q-System for NMT”, Proceedings of the International Symposium on Sprayed Concrete - Modern Use of Wet Mix Sprayed Concrete for Underground Support, Fagernes.

Hadjigeorgiou, J., Leclaire, J. & Y. and Potvin, Y. 1995, “An update of the stability graph method of open stope design, 97th Annual General Meeting, CIM, Halifax, Nova Scotia, p. 154-161.

Hannington, M.D., Poulsen, K.H., Thompson, J.F.H., and Sillitoe, R.H. 1999, “Volcanogenic Gold in Massive Sulfide Environment: Reviews in Economic Geology”, v. 8, p. 325-356.

Hrabi, B. and Vos, I. 2010, Rainy River Structural Study Interim Results, Northwestern Ontario. Internal presentation by SRK Consulting (Canada) presented to Rainy River personnel, June 2010.

Huston, David L. 2000, Gold in Volcanic-Hosted Massive Sulfide Deposits: Distribution, Genesis, and Exploration, 2000, p. 401-426.

Johns, G.W. 1988, “Precambrian Geology of the Rainy River area, District of Rainy River, Ontario Geological Survey”, Map P. 3110, scale 1:50,000 in OGS Miscellaneous Paper 137, p. 45-48.

Kaufman, A. and Stoker, P. 2009, Improving quality assurance and quality control practices ‑ Basic Methodology using worked examples, The AusIMM New Leaders’ Conference. Brisbane, Queensland, 29 - 30 April 2009.

Kenny, T. 2016, New Gold Inc., “2016 Silver Recovery Calculations – New Formulas Proposed”, Memo, 21 June 2016.

Klohn Crippen Berger 2021, “Rainy River 3D Groundwater Modelling Report”, [210222R RR 3D Model Report], February 22 2021

Kulhawy, F.H. and Mayne, P.W. 1990, “Manual on Estimating Soil Properties for Foundation Design”, Report No. EL-6800. Electric Power Research Institute, Palo Alto, CA, August 1990.

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Rainy River Operations Ontario Technical Report Summary

Leps, T.M. 1970, Review of the shearing strength of rockfill. J.Soil Mech. Div., ASCE, 96(4), p. 1159-1170.

Long, S.D. Parker, H.M. and Françis-Bongarçon, D. 1997, “Assay quality assurance quality control programme for drilling projects at the prefeasibility to feasibility report level”, Prepared by Mineral Resources Development Inc. (MRDI) August 1997.

Mackie, B., Puritch, E., and Jones, P. 2003, “Rainy River Project, Exploration Summary and Mineral Resource Estimate for the #17 Zone”, prepared for Nuinsco Resources Ltd.

MNDM, 2024, “Ministry of Mines Mining Lands Administration System“, https://www.lioapplications.lrc.gov.on.ca/MLAS/Index.html?viewer=MLAS.MLAS&locale=en-CA

Mercier-Langevin 2005, “Géologie du gisement de sulfurs mass fs volcanogènes aurifères LaRonde, Abitibi, Québec”, Ph.D. thesis, Institut National de la Recherche Scientifique, Centre Eau, Terre, Environnement, Quebec, p. 694.

Mercier-Langevin et al. 2007, “The LaRonde Penna Au-rich volcanogenic massive sulphide deposit, Abitibi greenstone belt, Quebec: Part II”, Lithogeochemistry and paleotectonic setting. Economic Geology 102, p. 611-631.

Mercier-Langevin et al. 2011, “The gold content of volcanogenic massive sulphide deposits”, Mineralium Deposita 46, p. 509-539.

Mercier-Langevin et al. 2015, Precious metal enrichment processes in volcanogenic massive sulphide deposits – A summary of key features, with an emphasis on TGI-4 research contributions, In: Targeted Geoscience Initiative 4: Contributions to the understanding of volcanogenic massive sulphide deposit genesis and exploration methods development, (ed.) J.M. Peter and P. Mercier-Langevin. Geological Survey of Canada, Open File 7853, pp. 117-130.

N Nielsen, E., Ringrose, S., Matile, G.L.D., Groom, H.D., Mihychuck, M.A., and Conley, G.G. 1981, Surficial geological map of Manitoba. Manitoba Energy and Mines, Mineral Resources Division, Geoscientific Map 81-1.

New Gold Inc. 2015, Rainy River QA/QC Report. Internal Report by New Gold Inc.

New Gold Inc. 2018, Technical Report on the Rainy River Mine, NI 43-101 Report Ontario, Canada, 25 July 2018.

New Gold Inc., “ODME Block Model Factor Proposal”, 04 January 2022.

New Gold Inc. 2023, “2023 Photo Updates to Cultural Heritage Project Completion Report Existing Conditions (2013 and 2019)”. August 2023.

New Gold Inc. 2024, “Environmental Assessment Compliance Report Reporting Period January to December 2023. Per Provincial Environmental Assessment Notice of Approval Condition 6 EAB File # EA 05-09-02/EAIMS 13102 and Per Federal Environmental Assessment Decision Statement Condition 2.3” [New Gold 2023 Annual Compliance Report], March 2024

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Rainy River Operations Ontario Technical Report Summary

Nickson, S. D. 1992, “Cablebolt Support Guidelines for Underground Hard Rock Mine Operations”, MASc thesis, University of British Columbia, Vancouver, British Columbia, Canada.

NRMS 2018, “Rainy River Underground Project, Ground Control Management Plan Rev.2”, December 2018.

NRMS 2018, “Rainy River Underground Project, Stope Geotechnics Rev. 2”, January 2018.

Orway Mineral Consultants Canada Ltd 2019, “7237.30-RPT-001 Rev 1 - Rainy River Grinding Circuit Audit Site Trip Report and Modelling”, 3 September 2019.

Pelletier, M. 2016, The Rainy River Gold Deposit, Wabigoon Subprovince, Western Ontario: Style, Geometry, Timing and Structural Controls on Ore Distribution and Grades, Mémoire présenté pour l’obtention du grade de Maȋtre ès sciences (M.Sc.) en sciences de la Terre, Université du Québec, Institut National de la Recherche Scentifique, Centre Eau Terre Environnement, M.Sc. thesis.

Percival, J.A., Sanborn-Barrie, M., Skulski, T., Stott, G.M., Helmstaedt, H., and White, D.J. 2006, “Tectonic evolution of the western Superior Province from NATMAP and Lithoprobe studies”, Canadian Journal of Earth Sciences, v. 43, pp. 1,085–1,117.

Percival, J. A. 2007, Geology and metallogeny of the Superior Province, Canada, In: Goodfellow, W.D., ed., Mineral Deposits of Canada: A Synthesis of Major Deposit-Types, District Metallogeny, the Evolution of Geological Provinces, and Exploration Methods: Geological Association of Canada, Mineral Deposits Division, Special Publication No. 5, p. 903-928

Poulsen, H.K. 2005, Memorandum regarding October, 2005 visit to the Richardson township property, Emo area, northwestern Ontario. Confidential memo prepared for Rainy River Resources Ltd., unpublished report.

Poulsen, H.K. 2006, Memorandum regarding July, 2006 visit to the Richardson township property, Emo area, northwestern Ontario. Confidential memo prepared for Rainy River Resources Ltd., unpublished report.

Added Potvin, Y. 1988, “Empirical Open Stope Design in Canada”, PhD Thesis, University of British Columbia, Vancouver, British Columbia, Canada.

Potvin, Y. and Hadjigeorgiou J. 2001, “The Stability Graph Method for Open-Stope Design, Underground Mining Methods: Engineering Fundamentals and International Case Studies”.

Rankin, L.R. 2013, Structural setting of the Rainy River Au mineralization – NW Ontario, Geointerp confidential report 2013/8 prepared for Rainy River Resources Ltd., unpublished report.

Sanborn-Barrie, M. 1991, Structural geology and tectonic history of the eastern Lake of the Woods greenstone belt, Kenora district, northwestern Ontario. Ontario Geological Survey Open File Report 5773,137 p.

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Rainy River Operations Ontario Technical Report Summary

Siddorn, J. 2007, Structural Investigations, Rainy River Project, Ontario, Canada. Internal presentation by SRK Consulting (Canada) presented to Rainy River personnel, October 2007.

Skempton, A.W. 1954, “The Pore-Pressure Coefficients A and B. Géotechnique”, Vol. 4, No. 4, p. 143-147.

SRK Consulting (Canada) Inc. 2008, Due Diligence Review of the Rainy River Resource Estimate, Ontario, Canada. Project 3CR009.002. Internal Report for Rainy River Resources Ltd.

SRK Consulting (Canada) Inc. 2009, Mineral Resource Evaluation, Rainy River Gold Project, Western Ontario, Canada prepared for Rainy River Resources Ltd. Public document filed on SEDAR, 10 July 2009.

SRK Consulting (Canada) Inc. 2011a, Mineral Resource Evaluation, Rainy River Gold Project, Western Ontario, Canada prepared for Rainy River Resources Ltd. Public document filed on SEDAR, 8 April 2011.

SRK Consulting (Canada) Inc. 2011b, Mineral Resource Evaluation, Rainy River Gold Project, Western Ontario, Canada prepared for Rainy River Resources Ltd., 11 August 2011.

SRK Consulting (Canada) Inc. 2012, Mineral Resource Evaluation, Rainy River Gold Project, Western Ontario, Canada prepared for Rainy River Resources Ltd., 9 April 2012.

SRK Consulting (SRK) 2015, “Rainy River Gold Project 2015 Mineral Resource Update – Lithological Domains”, memorandum prepared for New Gold, 20 August 2015, p. 97.

SRK Consulting (SRK) 2021, “Rainy River Mine – Interim Phase 4 Pit Slope Design Review”, memorandum prepared for New Gold, December 2021, p. 187.

Stark, T.D. and Hussain, M. 2013, “Empirical Correlations: Drained Shear Strength for Slope Stability Analyses”, Journal of Geotechnical and Geoenvironmental Engineering, Vol. 139, No.6, pp. 853-862.

Stoker, P.T. 2006, Newmont Australia technical services sampling notes, AMC report to Australia Technical Services. January 2006, p. 3

Vick, S.G. 1990, “Planning, Design, and Analysis of Tailings Dams”, Vancouver, BC: BiTech Publishers Ltd.

Von Thun and Wiltshire 1983, “Shear Strength of Compacted Cohesive Material Under Earthquake Loading Conditions”, Technical Memorandum No. 222-TS-4.

Wartman, Jakob, M. 2011, “Physical Volcanology and Hydrothermal Alteration of the Rainy River Gold Mine, Northwest Ontario”, 154 pages, http://www.d.umn.edu/geology/research/thesis.html.

Wood Canada Limited 2016, “Rainy River Project, Construction and Operations Phases Geochemical Monitoring Plan”, Version 3, prepared by Amec Foster Wheeler, January 2016, p. 23.

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Wood Canada Limited 2018, “Rainy River Project Annual Groundwater Monitoring Report for 2017”, prepared by Amec Foster Wheeler for New Gold Inc. Project TC111504, March 2018, p. 1,189.

Yang, Kaihui and Scott, Steven D. 2003, Geochemical Relationships of Felsic Magmas to Ore Metals in Massive Sulphide Deposits of the Bathurst Mining Camp, Iberian Pyrite Belt, Hokuroku District, and the Abitibi Belt, 2003, p. 457-478.Yergeau, D. 2015, “Géologie du gisement synvolcanique aurifère atypique Westwood, Abitibi, Québec”; Ph.D. thesis, Institut National de la Recherche Scientifique, centre eau, terre, environnement, Quebec, Quebec, 641 pages.

24.2	Abbreviations and Units of Measure

Abbreviation/Symbol	Definition
'	minutes (geographic)
"	seconds (geographic)
#	number
%	percent
/oz	per troy ounce
/t	per tonne
<	less than
>	greater than
µm	micrometer
AA	atomic absorption spectroscopy
Ag	silver
Au	gold
AuEq	gold equivalent
ft	feet
ft3	cubic foot/cubic feet
g/t	grams per tonne
GPS	global positioning system
ha	hectares
HP	horsepower
HQ	2.5 inch core size
ICP	inductively-couple plasma
ID	inverse distance interpolation; number after indicates the power, e.g.. ID2 indicates inverse distance to the second power.
km	kilometer
kV	kilo volt
kW	kilo watts

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Abbreviation/Symbol	Definition
kWh/t	kilo watts per tonne
lb	pound
Lbs	pounds
LHD	load–haul–dump
LOM	life-of-mine
M	million
m	meter
m3/h	cubic meters per hour
masl	meters above sea level
mesh	size based on the number of openings in one inch of screen
mm	millimeter
Mm3	million cubic meters
Mst/a	million tons per year
Mt	million tonnes
Mt/a	million tonnes per year
MWh	megawatt
NAG	non-acid generating
NN	nearest-neighbor
NPI	net profits interest
NPV	net present value
NSR	net smelter return
º	degrees
ºC	degrees Celcius
OK	ordinary kriging
oz	ounce/ounces (troy ounce)
oz/st	ounces per ton
P.Eng.	Professional Engineer
P.Geo.	Professional Geologist
PAG	potentially acid generating
pH	measure of the acidity or alkalinity of a solution
ppm	parts per million
QA/QC	quality assurance and quality control
QP	Qualified Person
RC	reverse circulation
ROM	run-of-mine
RQD	rock quality designation
SAG	semi-autogenous grind
SMU	selective mining unit

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Abbreviation/Symbol	Definition
SO2	sulphur dioxide
st	ton, meaning US ton (short ton), 2,000 pounds
st/ft3	tons per cubic foot
st/h	tons per hour
t/d	tonnes per day
TMA	tailings management area
UTM	Universal Transverse Mercator
VMS	volcanogenic massive sulphide
WRSF	waste rock storage facility
µ	micron
a	annum
A	ampere
BWi	Bond Work Index
C$	Canadian dollars
cfm	cubic feet per minute
cm	centimetre
cm2	square centimetre
CWi	crusher work index
d	day
F80	80% passing size of the circuit feed, in microns
g	gram
g/L	gram per litre
g/t	gram per tonne
Ga	giga annum (billion years)
ha	hectare
hp	horsepower
k	kilo (thousand)
kg	kilogram
kcfm	thousand cubic feet per minute
km	kilometre
km2	square kilometre
kW	kilowatt
kWh	kilowatt-hour
L	litre
m	metre
M	mega (million)
m2	square metre
m3	cubic metre

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Abbreviation/Symbol	Definition
m3/h	cubic metres per hour
masl	metres above sea level
mg	milligram
mm	millimetre
Mt	million tonnes
MPa	megapascal
MVA	megavolt-amperes
MW	megawatt
MWh	megawatt-hour
oz	troy ounce
P80	80% passing size of the circuit product, in microns
PM	particulate matter
PM2.5	airborne particulate matter smaller than 2.5 µm
ppb	part per billion
ppm	part per million
s	second
t	metric tonnes
tpa	tonnes per year
tpd	tonnes per calendar day
tpod	tonnes per operating day
tph	tonnes per hour
US$	United States dollar
W	watt
wt%	weight percent
3D	three-dimensional
AA	atomic absorption
AEP	annual exceedance probability
Ag	silver
ANFO	ammonium nitrate / fuel oil (explosive)
ARD	acid rock drainage
As	arsenic
Au	gold
AuEq	gold equivalent
Azi.	azimuth
ca.	circa
CIP	carbon in pulp
CMS	cavity-monitoring system
COG	cut-off grade

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Abbreviation/Symbol	Definition
CoV	coefficient of variation
Cu	copper
DH	drill hole
DSO	Deswik Stope Optimizer
ECA	Environmental Compliance Approval
EDF	environmental design flood
EDL	effluent discharge location
ELOS	equivalent linear overbreak slough
EMRS	east mine rock stockpile
EMS	Environmental Management System
EOM	end of mine
EOR	engineer of record
ESS	electrical cutouts
FW	footwall
Fe	iron
GRG	gravity-recoverable gold
FS	Feasibility Study
FOS	factor of safety
G&A	general and administrative
HGO	high-grade ore
HHERA	Human Health and Ecological Risk Assessment
HSRC	Health, Safety and Reclamation Code
HW	hanging wall
ID2	inverse distance weighting to the second power
IDF	inflow design flood
InSAR	interferometric synthetic aperture radar
ITRB	Independent Tailings Review Board
LGO	low-grade ore
LHD	load-haul-dump
LOM	life of mine
LTE	long-term evolution
MAC	Mining Association of Canada
MAG	magnetic
Mg	magnesium
max	maximum
MGO	medium-grade ore
min	minimum
MMI	mobile metal ion

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Rainy River Operations Ontario Technical Report Summary

Abbreviation/Symbol	Definition
MOWL	maximum operating water level
NaCN	cyanide
MR	mining rights
NN	nearest neighbour
NAG	non-acid generating
NOWL	normal operating water level
NPAG	non-potentially acid-generating
NSERC	Natural Sciences and Engineering Research Council
OES	optical emission spectroscopy
OK	ordinary kriging
OMC	Orway Mineral Consultants
OP	open pit
P.Eng.	Professional Engineer
P.Geo.	Professional Geologist
PAG	potentially acid generating
PEA	Preliminary Economic Assessment
PIN	Property Identification Number
PM2.5	fine particulate matter in air that are 2.5 micrometers or less in diameter
PWQO	provincial water quality objectives
QA	quality assurance
QC	quality control
QPO	Qualitative Performance Objective
RC	reverse circulation
ROM	run-of-mine
RSD	relative standard deviation
RQD	rock quality designation
S	sulphur
SABC	semi-autogenous ball-milling-crushing
SAG	semi-autogenous grinding
S-major	semi-major
SMC	semi-autogenous mill comminution
SMU	selective mining unit
SPDC	stockpile pond diversion channel
SPI	SAG Power Index
SR	surface rights
Struct.	structure
SWIR	short-wavelength infrared

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Abbreviation/Symbol	Definition
TARP	Trigger Action Response Plan
TMA	tailings management area
TSM	Towards Sustainable Mining, a standard of the MAC
TSS	total suspended solids
UAV	unmanned aerial vehicle
UG	underground
VFD	variable frequency drive
VMS	volcanogenic massive sulphide
VO	variable orientation
WMP	water management pond
WMRS	west mine rock stockpile
WST	Whiteshell till

24.3	Glossary of Terms

Term	Definition
acid rock drainage/ acid mine drainage	Characterized by low pH, high sulfate, and high iron and other metal species.
amphibolite	A rock composed largely or dominantly of minerals of the amphibole group
ANFO	A free-running explosive used in mine blasting made of 94% prilled aluminum nitrate and 6% No. 3 fuel oil.
aquifer	A geologic formation capable of transmitting significant quantities of groundwater under normal hydraulic gradients.
argillic alteration	Introduces any one of a wide variety of clay minerals, including kaolinite, smectite and illite. Argillic alteration is generally a low temperature event, and some may occur in atmospheric conditions azimuth
The direction of one object from another, usually expressed as an angle in degrees relative to true north. Azimuths are usually measured in the clockwise direction; thus, an azimuth of 90 degrees indicates that the second object is due east of the first.

batholith	A very large igneous intrusion extending deep in the earth's crust
bullion	Unrefined gold and/or silver mixtures that have been melted and cast into a bar or ingot.
calc-alkaline
Rich in alkaline earths (magnesia and calcium oxide) and alkali metals.  The diverse rock types in the calc-alkaline series include volcanic types such as basalt, andesite, dacite, rhyolite, and also their coarser-grained intrusive equivalents (gabbro, diorite, granodiorite, and granite).

carbon-in-column (CIC)	A method of recovering gold and silver from pregnant solution from the heap leaching process by adsorption of the precious metals onto fine carbon suspended by up-flow of solution through a tank.

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Term	Definition
carbon-in-pulp (CIP)
The sequential leach then absorption of gold from ore. During the CIP stage, pulp flows through several agitated tanks where sodium cyanide and oxygen have been added to dissolve gold into solution. In the absorption stage, this solution flows through several agitated tanks containing activated carbon. Gold absorbs onto the activated carbon, which flows countercurrent to the pulp, while screens separate the barren pulp from the gold-loaded carbon comminution/crushing/grinding
Crushing and/or grinding of ore by impact and abrasion. Usually, the word "crushing" is used for dry methods and "grinding" for wet methods. Also, "crushing" usually denotes reducing the size of coarse rock while "grinding" usually refers to the reduction of the fine sizes.

cut-off grade	A grade level below which the material is not “ore” and considered to be uneconomical to mine and process. The minimum grade of ore used to establish reserves.
cyanidation	A method of extracting gold or silver by dissolving it in a weak solution of sodium cyanide.
data verification
The process of confirming that data has been generated with proper procedures, has been accurately transcribed from the original source and is suitable to be used for mineral resource and mineral reserve estimation

density	The mass per unit volume of a substance, commonly expressed in grams/ cubic centimeter.
dilution	Waste of low-grade rock which is unavoidably removed along with the ore in the mining process.
diorite	An intrusive igneous rock formed by the slow cooling underground of magma (molten rock) that has a moderate content of silica and a relatively low content of alkali metals
doré	A bar composed of a mixture of precious metals, typically gold and silver
easement	Areas of land owned by the property owner, but in which other parties, such as utility companies, may have limited rights granted for a specific purpose.
elution	Recovery of the gold from the activated carbon into solution before zinc precipitation or electro-winning.
encumbrance
An interest or partial right in real property which diminished the value of ownership, but does not prevent the transfer of ownership. Mortgages, taxes and judgements are encumbrances known as liens. Restrictions, easements, and reservations are also encumbrances, although not liens.

feasibility study
A feasibility study is a comprehensive technical and economic study of the selected development option for a mineral project, which includes detailed assessments of all applicable modifying factors, as defined by this section, together with any other relevant operational factors, and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is economically viable. The results of the study may serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project.
A feasibility study is more comprehensive, and with a higher degree of accuracy, than a pre-feasibility study. It must contain mining, infrastructure, and process designs completed with sufficient rigor to serve as the basis for an investment decision or to support project financing.

felsic	Silicate minerals, magma, and rocks which are enriched in the lighter elements such as silicon, oxygen, aluminium, sodium, and potassium

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Term	Definition
flowsheet	The sequence of operations, step by step, by which ore is treated in a milling, concentration, or smelting process.
gangue	The fraction of ore rejected as tailing in a separating process. It is usually the valueless portion, but may have some secondary commercial use
granite	A coarse-grained (phaneritic) intrusive igneous rock composed mostly of quartz, alkali feldspar, mica and plagioclase
granodiorite	A coarse-grained (phaneritic) intrusive igneous rock similar to granite, but containing more plagioclase feldspar than orthoclase feldspar
greenschist	A laminated metamorphic rock characterized by muscovite, quartz, and chlorite heap leaching
A process whereby valuable metals, usually gold and silver, are leached from a heap or pad of crushed ore by leaching solutions percolating down through the heap and collected from a sloping, impermeable liner below the pad.

igneous	Rocks or minerals formed by the cooling and hardening of magma or molten lava indicated mineral resource
An indicated mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The term adequate geological evidence means evidence that is sufficient to establish geological and grade or quality continuity with reasonable certainty. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.

inferred mineral resource
An inferred mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The term limited geological evidence means evidence that is only sufficient to establish that geological and grade or quality continuity is more likely than not. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.
A qualified person must have a reasonable expectation that the majority of inferred mineral resources could be upgraded to indicated or measured mineral resources with continued exploration; and should be able to defend the basis of this expectation before his or her peers.

initial assessment
An initial assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The initial assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An initial assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves

internal rate of return (IRR)	The rate of return at which the Net Present Value of a project is zero; the rate at which the present value of cash inflows is equal to the present value of the cash outflows.

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Rainy River Operations Ontario Technical Report Summary

Term	Definition
kinetic	Relating to or resulting from motion
lacustrine	Relating to, formed in, living in, or growing in lakes
Lerchs–Grossmann	An algorithm used to select the optimum design for an open pit mine.
life of mine (LOM)	Number of years that the operation is planning to mine and treat ore, and is taken from the current mine plan based on the current evaluation of ore reserves.
mafic	Felating to, denoting, or containing a group of dark-colored, mainly ferromagnesian minerals such as pyroxene and olivine measured mineral resource
A measured mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The term conclusive geological evidence means evidence that is sufficient to test and confirm geological and grade or quality continuity. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit.

merger	A voluntary combination of two or more companies whereby both stocks are merged into one.
Merrill-Crowe (M-C) circuit
A process which recovers precious metals from solution by first clarifying the solution, then removing the air contained in the clarified solution, and then precipitating the gold and silver from the solution by injecting zinc dust into the solution. The valuable sludge is collected in a filter press for drying and further treatment

metasediment	Sedimentary rock that has undergone metamorphism
mineral reserve
A mineral reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.
The determination that part of a measured or indicated mineral resource is economically mineable must be based on a preliminary feasibility (pre-feasibility) or feasibility study, as defined by this section, conducted by a qualified person applying the modifying factors to indicated or measured mineral resources. Such study must demonstrate that, at the time of reporting, extraction of the mineral reserve is economically viable under reasonable investment and market assumptions. The study must establish a life of mine plan that is technically achievable and economically viable, which will be the basis of determining the mineral reserve.
The term economically viable means that the qualified person has determined, using a discounted cash flow analysis, or has otherwise analytically determined, that extraction of the mineral reserve is economically viable under reasonable investment and market assumptions.
The term investment and market assumptions includes all assumptions made about the prices, exchange rates, interest and discount rates, sales volumes, and costs that are necessary to determine the economic viability of the mineral reserves. The qualified person must use a price for each commodity that provides a reasonable basis for establishing that the project is economically viable.

Effective Date: December 31, 2025	Page 24-17

Rainy River Operations Ontario Technical Report Summary

Term	Definition
mineral resource
A mineral resource is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction.
The term material of economic interest includes mineralization, including dumps and tailings, mineral brines, and other resources extracted on or within the earth’s crust. It does not include oil and gas resources as defined in Regulation S-X (§210.4-10(a)(16)(D) of this chapter), gases (e.g., helium and carbon dioxide), geothermal fields, and water.
When determining the existence of a mineral resource, a qualified person, as defined by this section, must be able to estimate or interpret the location, quantity, grade or quality continuity, and other geological characteristics of the mineral resource from specific geological evidence and knowledge, including sampling; and conclude that there are reasonable prospects for economic extraction of the mineral resource based on an initial assessment, as defined in this section, that he or she conducts by qualitatively applying relevant technical and economic factors likely to influence the prospect of economic extraction.

mining claim	A description by boundaries of real property in which metal ore and/or minerals may be located.
modifying factors
The factors that a qualified person must apply to indicated and measured mineral resources and then evaluate in order to establish the economic viability of mineral reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated mineral resources to proven and probable mineral reserves. These factors include, but are not restricted to: mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project.

monzodiorite	An intrusive rock with a composition intermediate between diorite and monzonite
monzonite	A granular igneous rock composed of plagioclase and orthoclase in about equal quantities
net smelter return royalty (NSR)	A defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of transportation, insurance, and processing costs.
open pit	A mine that is entirely on the surface. Also referred to as open-cut or open-cast mine.
ounce (oz) (troy)	Used in imperial statistics. A kilogram is equal to 32.1507 ounces. A troy ounce is equal to 31.1035 grams.
plant
A group of buildings, and especially to their contained equipment, in which a process or function is carried out; on a mine it will include warehouses, hoisting equipment, compressors, repair shops, offices, mill or concentrator.

potassic alteration	A relatively high temperature type of alteration which results from potassium enrichment. Characterized by biotite, K-feldspar, adularia.

Effective Date: December 31, 2025	Page 24-18

Rainy River Operations Ontario Technical Report Summary

Term	Definition
preliminary feasibility study, pre-feasibility study
A preliminary feasibility study (prefeasibility study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product.
A pre-feasibility study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the indicated and measured mineral resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable probable mineral reserve
A probable mineral reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource. For a probable mineral reserve, the qualified person’s confidence in the results obtained from the application of the modifying factors and in the estimates of tonnage and grade or quality is lower than what is sufficient for a classification as a proven mineral reserve, but is still sufficient to demonstrate that, at the time of reporting, extraction of the mineral reserve is economically viable under reasonable investment and market assumptions. The lower level of confidence is due to higher geologic uncertainty when the qualified person converts an indicated mineral resource to a probable reserve or higher risk in the results of the application of modifying factors at the time when the qualified person converts a measured mineral resource to a probable mineral reserve. A qualified person must classify a measured mineral resource as a probable mineral reserve when his or her confidence in the results obtained from the application of the modifying factors to the measured mineral resource is lower than what is sufficient for a proven mineral reserve.

propylitic	Characteristic greenish colour. Minerals include chlorite, actinolite and epidote. Typically contains the assemblage quartz-chlorite-carbonate proven mineral reserve
A proven mineral reserve is the economically mineable part of a measured mineral resource. For a proven mineral reserve, the qualified person has a high degree of confidence in the results obtained from the application of the modifying factors and in the estimates of tonnage and grade or quality. A proven mineral reserve can only result from conversion of a measured mineral resource.

qualified person
A qualified person is an individual who is a mineral industry professional with at least five years of relevant experience in the type of mineralization and type of deposit under consideration and in the specific type of activity that person is undertaking on behalf of the registrant; and an eligible member or licensee in good standing of a recognized professional organization at the time the technical report is prepared.
For an organization to be a recognized professional organization, it must:
(A)          Be either:
(1)          An organization recognized within the mining industry as a reputable professional association, or
(2)          A board authorized by U.S. federal, state or foreign statute to regulate professionals in the mining, geoscience or related field;
(B)          Admit eligible members primarily on the basis of their academic qualifications and experience;
(C)          Establish and require compliance with professional standards of competence and ethics;
(D)          Require or encourage continuing professional development;
(E)          Have and apply disciplinary powers, including the power to suspend or expel a member regardless of where the member practices or resides; and;
(F)          Provide a public list of members in good standing.

Effective Date: December 31, 2025	Page 24-19

Rainy River Operations Ontario Technical Report Summary

Term	Definition
reclamation	The restoration of a site after mining or exploration activity is completed.
refining
A high temperature process in which impure metal is reacted with flux to reduce the impurities. The metal is collected in a molten layer and the impurities in a slag layer. Refining results in the production of a marketable material.

refractory	Gold mineralization normally requiring more sophisticated processing technology for extraction, such as roasting or autoclaving under pressure.
rheology	The study of the deformation and flow of matter, focusing on the relationships between stress, strain, temperature, and time
rock quality designation (RQD)	A measure of the competency of a rock, determined by the number of fractures in a given length of drill core. For example, a friable ore will have many fractures and a low RQD.
royalty
An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a specific amount per tonne or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

run-of-mine (ROM)
Rehandle where the raw mine ore material is fed into the processing plant’s system, usually the crusher. This is where material that is not direct feed from the mine is stockpiled for later feeding. Run-of-mine relates to the rehandle being for any mine material, regardless of source, before entry into the processing plant’s system.

sanukitoid	Monzodioritic to monzogranitic rocks
stockpile	Large piles of mined or processed materials like ore or coal, stored for later use
strip ratio	The ratio of waste tons to ore tons mined calculated as total tonnes mined less ore tonnes mined divided by ore tonnes mined.
terrane	A fault-bounded area or region with a distinctive stratigraphy, structure, and geological history tholeiite
Fine-grained extrusive igneous rock, a basalt that contains plagioclase feldspar (labradorite), clinopyroxene (augite with pigeonite), and iron ore (magnetite and ilmenite). Tholeiitic lavas often contain glass, but little or no olivine.

till	Unsorted material deposited directly by glacial ice and showing no stratification

Effective Date: December 31, 2025	Page 24-20

Rainy River Operations Ontario Technical Report Summary

Term	Definition
tonalite	Igneous, plutonic (intrusive) rock, of felsic composition, with phaneritic (coarse-grained) texture, consisting of quartz, andesine, and small amounts of orthoclase
transpression	A wrench or transcurrent shear accompanied by horizontal shortening across, and vertical lengthening along, the shear plane
VMS	Stratabound accumulations of sulphide minerals that precipitated at or near the sea floor

Effective Date: December 31, 2025	Page 24-21

Rainy River Operations Ontario Technical Report Summary

25	RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

25.1	Introduction

The QPs fully relied on the registrant for the guidance in the areas noted in the following sub-sections. As the operations have been in production for nine years, under New Gold, now Coeur’s management, the registrant has considerable experience in this area.

The QPs took undertook checks that the information provided by the registrant was suitable to be used in the Report.

25.2	Macroeconomic Trends

•	Information relating to inflation, interest rates, discount rates, taxes.

This information is used in the economic analysis in Chapter 19. It supports the mineral resource estimate in Chapter 11, and the mineral reserve estimate in Chapter 12.

25.3	Markets

•
Information relating to market studies/markets for product, market entry strategies, marketing and sales contracts, product valuation, product specifications, refining and treatment charges, transportation costs, agency relationships, material contracts (e.g. mining, concentrating, smelting, refining, transportation, handling, hedging arrangements, and forward sales contracts), and contract status (in place, renewals).

This information is used when discussing the market, commodity price and contract information in Chapter 16, and in the economic analysis in Chapter 19. It supports the mineral resource estimate in Chapter 11, and the mineral reserve estimate in Chapter 12.

25.4	Legal Matters

•
Information relating to the corporate ownership interest, the mineral tenure (concessions, payments to retain, obligation to meet expenditure/reporting of work conducted), surface rights, water rights (water take allowances), royalties, encumbrances, easements and rights-of-way, violations and fines, permitting requirements, ability to maintain and renew permits

This information is used in support of the property ownership information in Chapter 3, the permitting and closure discussions in Chapter 17, and the economic analysis in Chapter 19. It supports the mineral resource estimate in Chapter 11, and the mineral reserve estimate in Chapter 12.

Effective Date: December 31, 2025	Page 25-1

Rainy River Operations Ontario Technical Report Summary

25.5	Environmental Matters

•
Information relating to baseline and supporting studies for environmental permitting, environmental permitting and monitoring requirements, ability to maintain and renew permits, emissions controls, closure planning, closure and reclamation bonding and bonding requirements, sustainability accommodations, and monitoring for and compliance with requirements relating to protected areas and protected species.

This information is used when discussing property ownership information in Chapter 3, the permitting and closure discussions in Chapter 17, and the economic analysis in Chapter 19. It supports the mineral resource estimate in Chapter 11, and the mineral reserve estimate in Chapter 12.

25.6	Stakeholder Accommodations

•
Information relating to social and stakeholder baseline and supporting studies, relationships with the local ski areas, hiring and training policies for workforce from local communities, partnerships with stakeholders (including national, regional, and state mining associations; trade organizations; fishing organizations; state and local chambers of commerce; economic development organizations; non-government organizations; and, state and federal governments), and the community relations plan.

This information is used in the social and community discussions in Chapter 17, and the economic analysis in Chapter 19. It supports the mineral resource estimate in Chapter 11, and the mineral reserve estimate in Chapter 12.

25.7	Governmental Factors

•	Information relating to taxation and royalty considerations at the Project level, monitoring requirements and monitoring frequency, and bonding requirements.

This information is used in the economic analysis in Chapter 19. It supports the mineral resource estimate in Chapter 11, and the mineral reserve estimate in Chapter 12.

Effective Date: December 31, 2025	Page 25-2

Rainy River Operations Ontario Technical Report Summary

APPENDIX A – UNPATENTED CLAIMS

Tenure ID	Anniversary Date	Tenure Type
100482	26-Jun-2026	Single Cell Mining Claim
100489	11-Jan-2027	Single Cell Mining Claim
100490	11-Jan-2027	Single Cell Mining Claim
100496	27-Oct-2026	Single Cell Mining Claim
100559	02-Dec-2026	Single Cell Mining Claim
100560	02-Dec-2026	Single Cell Mining Claim
100839	15-Oct-2026	Single Cell Mining Claim
100995	26-Oct-2026	Single Cell Mining Claim
101019	28-Jan-2027	Single Cell Mining Claim
101040	13-Feb-2027	Single Cell Mining Claim
101087	26-Oct-2026	Single Cell Mining Claim
101262	26-Jun-2026	Boundary Cell Mining Claim
101271	22-Nov-2026	Single Cell Mining Claim
101300	04-May-2026	Single Cell Mining Claim
101425	15-Oct-2026	Single Cell Mining Claim
101426	22-Nov-2026	Single Cell Mining Claim
101427	22-Nov-2026	Single Cell Mining Claim
101513	06-May-2026	Single Cell Mining Claim
101520	26-Oct-2026	Single Cell Mining Claim
101521	26-Oct-2026	Single Cell Mining Claim
101522	26-Oct-2026	Single Cell Mining Claim
101550	26-Oct-2026	Single Cell Mining Claim
101646	22-Nov-2026	Single Cell Mining Claim
101647	22-Nov-2026	Single Cell Mining Claim
101678	26-Oct-2026	Single Cell Mining Claim
101680	26-Oct-2026	Single Cell Mining Claim
101681	26-Oct-2026	Single Cell Mining Claim
101682	26-Oct-2026	Single Cell Mining Claim
101701	22-Nov-2026	Single Cell Mining Claim
101818	13-Feb-2027	Single Cell Mining Claim
101846	01-Mar-2025	Single Cell Mining Claim
101917	15-Oct-2026	Single Cell Mining Claim
101958	16-May-2026	Single Cell Mining Claim
101980	22-Nov-2026	Single Cell Mining Claim
101995	19-Apr-2026	Single Cell Mining Claim
101996	19-Apr-2026	Single Cell Mining Claim
102013	28-Jan-2027	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
102048	22-Nov-2026	Single Cell Mining Claim
102051	06-May-2026	Single Cell Mining Claim
102052	06-May-2026	Single Cell Mining Claim
102588	26-Oct-2026	Single Cell Mining Claim
102697	11-Jul-2026	Single Cell Mining Claim
102698	11-Jul-2026	Single Cell Mining Claim
102699	04-May-2026	Single Cell Mining Claim
102723	04-Aug-2026	Single Cell Mining Claim
102758	11-Jan-2027	Single Cell Mining Claim
102777	02-Jun-2026	Single Cell Mining Claim
102832	08-May-2026	Single Cell Mining Claim
102833	08-May-2026	Single Cell Mining Claim
102834	11-Jul-2026	Single Cell Mining Claim
102900	02-Jun-2026	Single Cell Mining Claim
102901	11-Jul-2026	Single Cell Mining Claim
102920	25-May-2026	Single Cell Mining Claim
103071	13-Oct-2026	Single Cell Mining Claim
103072	13-Oct-2026	Single Cell Mining Claim
103175	11-Jul-2026	Single Cell Mining Claim
103211	02-Jun-2026	Single Cell Mining Claim
107516	13-Jun-2026	Single Cell Mining Claim
108292	26-Jan-2027	Single Cell Mining Claim
110923	13-Jun-2026	Single Cell Mining Claim
114878	01-Mar-2025	Single Cell Mining Claim
115763	02-Dec-2026	Single Cell Mining Claim
115791	27-Oct-2026	Single Cell Mining Claim
115792	27-Oct-2026	Single Cell Mining Claim
115945	27-Nov-2026	Single Cell Mining Claim
115963	27-Nov-2026	Single Cell Mining Claim
115964	27-Nov-2026	Single Cell Mining Claim
115966	22-Nov-2026	Single Cell Mining Claim
116008	30-Jun-2026	Single Cell Mining Claim
116058	19-Dec-2026	Single Cell Mining Claim
116173	02-Dec-2026	Single Cell Mining Claim
116192	02-Dec-2026	Single Cell Mining Claim
116204	13-Feb-2027	Single Cell Mining Claim
116218	26-Oct-2026	Boundary Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
116219	26-Oct-2026	Single Cell Mining Claim
116551	15-Oct-2026	Single Cell Mining Claim
116748	22-Nov-2026	Single Cell Mining Claim
116749	22-Nov-2026	Single Cell Mining Claim
116846	03-Mar-2025	Single Cell Mining Claim
116852	26-Oct-2026	Single Cell Mining Claim
116853	26-Oct-2026	Single Cell Mining Claim
116871	21-Jun-2026	Single Cell Mining Claim
116873	26-Oct-2026	Single Cell Mining Claim
117119	26-Jun-2026	Single Cell Mining Claim
117133	11-Jan-2027	Single Cell Mining Claim
117150	22-Nov-2026	Single Cell Mining Claim
117158	26-Jan-2027	Single Cell Mining Claim
117159	26-Jan-2027	Single Cell Mining Claim
117160	26-Jan-2027	Single Cell Mining Claim
117166	20-Feb-2027	Single Cell Mining Claim
117167	20-Feb-2027	Single Cell Mining Claim
117293	11-Jul-2026	Single Cell Mining Claim
117294	11-Jul-2026	Single Cell Mining Claim
117295	25-May-2026	Boundary Cell Mining Claim
117397	04-Aug-2026	Boundary Cell Mining Claim
117464	28-Jan-2027	Single Cell Mining Claim
117465	28-Jan-2027	Boundary Cell Mining Claim
117466	28-Jan-2027	Boundary Cell Mining Claim
117749	26-Jun-2026	Boundary Cell Mining Claim
117757	22-Nov-2026	Single Cell Mining Claim
117789	04-May-2026	Single Cell Mining Claim
117903	26-Oct-2026	Boundary Cell Mining Claim
117904	26-Oct-2026	Boundary Cell Mining Claim
117907	26-Oct-2026	Single Cell Mining Claim
118006	02-Jun-2026	Boundary Cell Mining Claim
118007	11-Jul-2026	Single Cell Mining Claim
118008	11-Jul-2026	Single Cell Mining Claim
118009	11-Jul-2026	Single Cell Mining Claim
118010	11-Jul-2026	Single Cell Mining Claim
118011	04-May-2026	Boundary Cell Mining Claim
118012	04-May-2026	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-1

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
118013	04-May-2026	Single Cell Mining Claim
118014	04-May-2026	Single Cell Mining Claim
118036	08-May-2026	Single Cell Mining Claim
118037	08-May-2026	Boundary Cell Mining Claim
118038	08-May-2026	Single Cell Mining Claim
118151	25-May-2026	Single Cell Mining Claim
118152	08-May-2026	Single Cell Mining Claim
118153	02-Jun-2026	Single Cell Mining Claim
118154	02-Jun-2026	Single Cell Mining Claim
118155	11-Jul-2026	Single Cell Mining Claim
118156	11-Jul-2026	Single Cell Mining Claim
118242	02-Dec-2026	Single Cell Mining Claim
118243	02-Dec-2026	Single Cell Mining Claim
120316	15-Oct-2026	Single Cell Mining Claim
120317	15-Oct-2026	Single Cell Mining Claim
120434	03-Mar-2025	Single Cell Mining Claim
120435	03-Mar-2025	Single Cell Mining Claim
120457	22-Nov-2026	Single Cell Mining Claim
121027	19-Dec-2026	Single Cell Mining Claim
121145	06-May-2026	Single Cell Mining Claim
121146	04-May-2026	Single Cell Mining Claim
121677	21-Jun-2026	Single Cell Mining Claim
121678	21-Jun-2026	Single Cell Mining Claim
121684	26-Oct-2026	Single Cell Mining Claim
121685	26-Oct-2026	Single Cell Mining Claim
121758	28-Jan-2027	Single Cell Mining Claim
121759	28-Jan-2027	Single Cell Mining Claim
121761	15-May-2026	Single Cell Mining Claim
122333	02-Dec-2026	Single Cell Mining Claim
122352	26-Jan-2027	Single Cell Mining Claim
122358	26-Oct-2026	Single Cell Mining Claim
122359	26-Oct-2026	Single Cell Mining Claim
122386	13-Feb-2027	Boundary Cell Mining Claim
122387	13-Feb-2027	Single Cell Mining Claim
122388	13-Feb-2027	Single Cell Mining Claim
122483	13-Feb-2027	Single Cell Mining Claim
123755	28-Jan-2027	Boundary Cell Mining Claim
123756	28-Jan-2027	Single Cell Mining Claim
123757	28-Jan-2027	Single Cell Mining Claim
123767	27-Nov-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
123787	22-Nov-2026	Single Cell Mining Claim
124451	26-Oct-2026	Single Cell Mining Claim
125056	11-Jul-2026	Single Cell Mining Claim
125057	04-May-2026	Boundary Cell Mining Claim
125058	04-May-2026	Single Cell Mining Claim
125080	08-May-2026	Single Cell Mining Claim
125082	04-Aug-2026	Single Cell Mining Claim
125083	04-Aug-2026	Single Cell Mining Claim
125113	11-Jan-2027	Single Cell Mining Claim
125128	02-Jun-2026	Single Cell Mining Claim
125129	02-Jun-2026	Boundary Cell Mining Claim
125184	25-May-2026	Single Cell Mining Claim
125185	11-Jul-2026	Single Cell Mining Claim
125186	11-Jul-2026	Single Cell Mining Claim
125187	11-Jul-2026	Boundary Cell Mining Claim
125604	02-Dec-2026	Single Cell Mining Claim
125605	02-Dec-2026	Single Cell Mining Claim
125635	27-Oct-2026	Single Cell Mining Claim
125747	02-Jun-2026	Single Cell Mining Claim
125748	02-Jun-2026	Single Cell Mining Claim
125749	11-Jul-2026	Single Cell Mining Claim
125750	11-Jul-2026	Single Cell Mining Claim
125751	11-Jul-2026	Single Cell Mining Claim
125752	11-Jul-2026	Single Cell Mining Claim
125782	25-May-2026	Single Cell Mining Claim
125783	25-May-2026	Single Cell Mining Claim
125802	02-Dec-2026	Single Cell Mining Claim
126238	03-Mar-2025	Single Cell Mining Claim
126365	25-May-2026	Single Cell Mining Claim
126525	25-May-2026	Boundary Cell Mining Claim
126526	25-May-2026	Single Cell Mining Claim
127048	25-May-2026	Boundary Cell Mining Claim
127049	25-May-2026	Single Cell Mining Claim
127081	02-Jun-2026	Single Cell Mining Claim
127082	02-Jun-2026	Single Cell Mining Claim
127083	11-Jul-2026	Single Cell Mining Claim
128132	02-Dec-2026	Single Cell Mining Claim
128259	16-Jul-2026	Single Cell Mining Claim
128264	01-Mar-2025	Single Cell Mining Claim
128307	22-Nov-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
128314	26-Jan-2027	Single Cell Mining Claim
128932	16-May-2026	Single Cell Mining Claim
128961	27-Nov-2026	Single Cell Mining Claim
128962	27-Nov-2026	Single Cell Mining Claim
128963	22-Nov-2026	Single Cell Mining Claim
128964	03-Mar-2025	Single Cell Mining Claim
129578	06-May-2026	Single Cell Mining Claim
130236	28-Jan-2027	Single Cell Mining Claim
130237	28-Jan-2027	Single Cell Mining Claim
131751	27-Oct-2029	Single Cell Mining Claim
137682	13-Jun-2026	Single Cell Mining Claim
138229	26-Jan-2027	Single Cell Mining Claim
140174	13-Jun-2026	Single Cell Mining Claim
142699	02-Dec-2026	Single Cell Mining Claim
142755	03-Mar-2025	Single Cell Mining Claim
143453	16-Jul-2026	Single Cell Mining Claim
144034	01-Mar-2025	Single Cell Mining Claim
144783	03-Mar-2025	Single Cell Mining Claim
145346	22-Nov-2026	Single Cell Mining Claim
145347	22-Nov-2026	Single Cell Mining Claim
145358	26-Jan-2027	Single Cell Mining Claim
145402	09-Jan-2027	Single Cell Mining Claim
145463	16-May-2026	Boundary Cell Mining Claim
145634	02-Dec-2026	Single Cell Mining Claim
146947	28-Jan-2027	Single Cell Mining Claim
151591	13-Feb-2027	Single Cell Mining Claim
151631	26-Oct-2026	Single Cell Mining Claim
151632	26-Oct-2026	Single Cell Mining Claim
151686	26-Oct-2026	Single Cell Mining Claim
152272	28-Jan-2027	Single Cell Mining Claim
152280	27-Nov-2026	Single Cell Mining Claim
153044	02-Jun-2026	Single Cell Mining Claim
153045	02-Jun-2026	Boundary Cell Mining Claim
153046	02-Jun-2026	Single Cell Mining Claim
153047	02-Jun-2026	Single Cell Mining Claim
153048	11-Jul-2026	Single Cell Mining Claim
153049	11-Jul-2026	Single Cell Mining Claim
153071	02-Jun-2026	Single Cell Mining Claim
153666	25-May-2026	Single Cell Mining Claim
153667	08-May-2026	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-2

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
153668	02-Jun-2026	Single Cell Mining Claim
153722	11-Jul-2026	Single Cell Mining Claim
153747	25-May-2026	Single Cell Mining Claim
154331	02-Jun-2026	Single Cell Mining Claim
154885	02-Dec-2026	Single Cell Mining Claim
154963	04-Aug-2026	Single Cell Mining Claim
154990	11-Jul-2026	Single Cell Mining Claim
154991	11-Jul-2026	Single Cell Mining Claim
154992	11-Jul-2026	Single Cell Mining Claim
155023	02-Jun-2026	Single Cell Mining Claim
156137	01-Mar-2025	Single Cell Mining Claim
157580	11-Jan-2027	Single Cell Mining Claim
157596	26-Jan-2027	Single Cell Mining Claim
157834	13-Jun-2026	Single Cell Mining Claim
158210	16-May-2026	Single Cell Mining Claim
158216	27-Nov-2026	Single Cell Mining Claim
158217	27-Nov-2026	Single Cell Mining Claim
158238	22-Nov-2026	Single Cell Mining Claim
158239	22-Nov-2026	Single Cell Mining Claim
158250	19-Apr-2026	Single Cell Mining Claim
158251	19-Apr-2026	Single Cell Mining Claim
158782	28-Jan-2027	Single Cell Mining Claim
158783	28-Jan-2027	Single Cell Mining Claim
158847	22-Nov-2026	Single Cell Mining Claim
158851	06-May-2026	Single Cell Mining Claim
158852	06-May-2026	Single Cell Mining Claim
158853	06-May-2026	Single Cell Mining Claim
159471	15-Oct-2026	Single Cell Mining Claim
159487	15-Oct-2026	Single Cell Mining Claim
159581	15-Oct-2026	Single Cell Mining Claim
159596	03-Mar-2025	Single Cell Mining Claim
160185	22-Nov-2026	Single Cell Mining Claim
160280	04-May-2026	Single Cell Mining Claim
160805	26-Oct-2026	Single Cell Mining Claim
160806	26-Oct-2026	Single Cell Mining Claim
160807	26-Oct-2026	Single Cell Mining Claim
160828	26-Oct-2026	Single Cell Mining Claim
160946	26-Oct-2026	Single Cell Mining Claim
160947	26-Oct-2026	Single Cell Mining Claim
160948	26-Oct-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
160949	26-Oct-2026	Single Cell Mining Claim
160950	26-Oct-2026	Single Cell Mining Claim
161477	22-Nov-2026	Single Cell Mining Claim
161478	22-Nov-2026	Single Cell Mining Claim
161483	26-Oct-2026	Single Cell Mining Claim
161484	26-Oct-2026	Single Cell Mining Claim
161485	26-Oct-2026	Single Cell Mining Claim
161501	13-Feb-2027	Boundary Cell Mining Claim
161502	26-Oct-2026	Single Cell Mining Claim
161505	13-Feb-2027	Single Cell Mining Claim
161506	13-Feb-2027	Single Cell Mining Claim
161581	13-Feb-2027	Single Cell Mining Claim
161582	13-Feb-2027	Single Cell Mining Claim
161583	13-Feb-2027	Single Cell Mining Claim
161642	13-Mar-2025	Single Cell Mining Claim
161925	27-Oct-2029	Single Cell Mining Claim
162157	01-Mar-2025	Single Cell Mining Claim
163622	22-Nov-2026	Single Cell Mining Claim
163627	26-Jan-2027	Single Cell Mining Claim
163633	20-Feb-2027	Single Cell Mining Claim
164191	15-Oct-2026	Single Cell Mining Claim
164234	16-May-2026	Single Cell Mining Claim
164259	27-Nov-2026	Single Cell Mining Claim
164297	28-Jan-2027	Single Cell Mining Claim
164298	30-Jun-2026	Single Cell Mining Claim
164832	19-Dec-2026	Single Cell Mining Claim
164854	19-Dec-2026	Single Cell Mining Claim
165574	15-Oct-2026	Single Cell Mining Claim
165575	15-Oct-2026	Single Cell Mining Claim
165576	15-Oct-2026	Single Cell Mining Claim
166206	19-Dec-2026	Single Cell Mining Claim
166290	06-May-2026	Single Cell Mining Claim
166299	26-Oct-2026	Single Cell Mining Claim
166325	21-Jun-2026	Single Cell Mining Claim
166941	26-Oct-2026	Single Cell Mining Claim
166942	26-Oct-2026	Single Cell Mining Claim
166945	02-Dec-2026	Single Cell Mining Claim
166946	02-Dec-2026	Single Cell Mining Claim
166947	02-Dec-2026	Single Cell Mining Claim
166964	22-Nov-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
166967	26-Oct-2026	Single Cell Mining Claim
166968	26-Oct-2026	Single Cell Mining Claim
166988	13-Feb-2027	Single Cell Mining Claim
166989	13-Feb-2027	Single Cell Mining Claim
166990	13-Feb-2027	Single Cell Mining Claim
167638	26-Oct-2026	Single Cell Mining Claim
167651	13-Mar-2025	Single Cell Mining Claim
167652	26-Jun-2026	Boundary Cell Mining Claim
167653	28-Jan-2027	Boundary Cell Mining Claim
168190	13-Feb-2027	Single Cell Mining Claim
168222	26-Oct-2026	Single Cell Mining Claim
168873	28-Jan-2027	Single Cell Mining Claim
168893	26-Jun-2026	Single Cell Mining Claim
168930	04-May-2026	Boundary Cell Mining Claim
168931	04-May-2026	Single Cell Mining Claim
169012	13-Feb-2027	Single Cell Mining Claim
169578	26-Oct-2026	Boundary Cell Mining Claim
169579	26-Oct-2026	Boundary Cell Mining Claim
169580	26-Oct-2026	Single Cell Mining Claim
169682	02-Jun-2026	Boundary Cell Mining Claim
169683	02-Jun-2026	Boundary Cell Mining Claim
169685	11-Jul-2026	Single Cell Mining Claim
169686	02-Jun-2026	Single Cell Mining Claim
169687	02-Jun-2026	Single Cell Mining Claim
169688	02-Jun-2026	Single Cell Mining Claim
170225	04-Aug-2026	Boundary Cell Mining Claim
170226	04-Aug-2026	Single Cell Mining Claim
170310	08-May-2026	Single Cell Mining Claim
170311	02-Jun-2026	Single Cell Mining Claim
170312	11-Jul-2026	Single Cell Mining Claim
170374	11-Jul-2026	Single Cell Mining Claim
170892	04-May-2026	Boundary Cell Mining Claim
170905	02-Dec-2026	Single Cell Mining Claim
170973	25-May-2026	Single Cell Mining Claim
171439	02-Dec-2026	Single Cell Mining Claim
171464	27-Oct-2026	Single Cell Mining Claim
171526	02-Dec-2026	Single Cell Mining Claim
171527	02-Dec-2026	Single Cell Mining Claim
171528	02-Dec-2026	Single Cell Mining Claim
171529	02-Dec-2026	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-3

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
171613	11-Jul-2026	Single Cell Mining Claim
171658	02-Jun-2026	Single Cell Mining Claim
172298	28-Jan-2027	Boundary Cell Mining Claim
173073	25-May-2026	Single Cell Mining Claim
173074	25-May-2026	Single Cell Mining Claim
173075	25-May-2026	Single Cell Mining Claim
173093	02-Dec-2026	Single Cell Mining Claim
173749	13-Oct-2026	Single Cell Mining Claim
173841	11-Jul-2026	Single Cell Mining Claim
173855	25-May-2026	Single Cell Mining Claim
173856	25-May-2026	Single Cell Mining Claim
173878	11-Jul-2026	Single Cell Mining Claim
174210	13-Jun-2026	Single Cell Mining Claim
174458	04-Aug-2026	Boundary Cell Mining Claim
177619	30-Jun-2026	Single Cell Mining Claim
177651	19-Dec-2026	Single Cell Mining Claim
177652	19-Dec-2026	Single Cell Mining Claim
177653	19-Dec-2026	Single Cell Mining Claim
177670	02-Dec-2026	Single Cell Mining Claim
177672	22-Nov-2026	Single Cell Mining Claim
177676	06-May-2026	Single Cell Mining Claim
177677	06-May-2026	Single Cell Mining Claim
177678	06-May-2026	Single Cell Mining Claim
178324	15-Oct-2026	Single Cell Mining Claim
178349	15-Oct-2026	Single Cell Mining Claim
178957	27-Nov-2026	Single Cell Mining Claim
179030	19-Dec-2026	Single Cell Mining Claim
179644	27-Nov-2026	Single Cell Mining Claim
179652	26-Oct-2026	Single Cell Mining Claim
179653	26-Oct-2026	Single Cell Mining Claim
179672	21-Jun-2026	Single Cell Mining Claim
179673	21-Jun-2026	Single Cell Mining Claim
179674	26-Oct-2026	Single Cell Mining Claim
179729	15-May-2026	Single Cell Mining Claim
179766	22-Nov-2026	Single Cell Mining Claim
179795	26-Oct-2026	Boundary Cell Mining Claim
180310	26-Oct-2026	Single Cell Mining Claim
180311	26-Oct-2026	Single Cell Mining Claim
180312	26-Oct-2026	Single Cell Mining Claim
180313	02-Dec-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
180331	26-Oct-2026	Single Cell Mining Claim
180332	26-Oct-2026	Single Cell Mining Claim
180333	26-Oct-2026	Single Cell Mining Claim
180352	13-Feb-2027	Single Cell Mining Claim
180367	26-Oct-2026	Single Cell Mining Claim
180368	26-Oct-2026	Single Cell Mining Claim
180429	13-Feb-2027	Single Cell Mining Claim
180430	17-May-2026	Single Cell Mining Claim
180470	28-Jan-2027	Single Cell Mining Claim
180471	28-Jan-2027	Single Cell Mining Claim
180479	28-Jan-2027	Single Cell Mining Claim
180481	17-May-2026	Single Cell Mining Claim
181696	27-Nov-2026	Single Cell Mining Claim
181707	26-Jun-2026	Single Cell Mining Claim
181717	22-Nov-2026	Single Cell Mining Claim
181752	04-May-2026	Single Cell Mining Claim
181753	04-May-2026	Single Cell Mining Claim
182368	26-Oct-2026	Single Cell Mining Claim
182478	02-Jun-2026	Single Cell Mining Claim
182480	11-Jul-2026	Single Cell Mining Claim
182481	11-Jul-2026	Single Cell Mining Claim
182482	02-Jun-2026	Single Cell Mining Claim
182483	04-May-2026	Boundary Cell Mining Claim
182484	04-May-2026	Single Cell Mining Claim
182485	04-May-2026	Single Cell Mining Claim
182487	11-Jul-2026	Single Cell Mining Claim
183125	02-Jun-2026	Single Cell Mining Claim
183126	25-May-2026	Single Cell Mining Claim
183181	11-Jul-2026	Single Cell Mining Claim
183182	11-Jul-2026	Single Cell Mining Claim
183718	27-Oct-2029	Boundary Cell Mining Claim
188419	11-Jul-2026	Single Cell Mining Claim
188483	11-Jan-2027	Single Cell Mining Claim
188484	11-Jan-2027	Single Cell Mining Claim
188504	02-Jun-2026	Single Cell Mining Claim
188505	02-Jun-2026	Single Cell Mining Claim
188555	08-May-2026	Single Cell Mining Claim
188556	08-May-2026	Single Cell Mining Claim
189140	02-Jun-2026	Boundary Cell Mining Claim
189141	11-Jul-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
189142	11-Jul-2026	Single Cell Mining Claim
189210	25-May-2026	Single Cell Mining Claim
189890	11-Jul-2026	Single Cell Mining Claim
189905	02-Jun-2026	Single Cell Mining Claim
190572	28-Jan-2027	Boundary Cell Mining Claim
192182	02-Dec-2026	Single Cell Mining Claim
194225	15-Oct-2026	Single Cell Mining Claim
194849	15-Oct-2026	Single Cell Mining Claim
194851	15-Oct-2026	Single Cell Mining Claim
194959	19-Dec-2026	Single Cell Mining Claim
194960	22-Nov-2026	Single Cell Mining Claim
194969	26-Jun-2026	Single Cell Mining Claim
194970	26-Jun-2026	Single Cell Mining Claim
195264	27-Oct-2029	Boundary Cell Mining Claim
195554	04-May-2026	Single Cell Mining Claim
195555	04-May-2026	Single Cell Mining Claim
196185	22-Nov-2026	Single Cell Mining Claim
196213	26-Oct-2026	Single Cell Mining Claim
196214	02-Dec-2026	Single Cell Mining Claim
196234	26-Oct-2026	Single Cell Mining Claim
196253	26-Oct-2026	Single Cell Mining Claim
196266	26-Oct-2026	Boundary Cell Mining Claim
197525	17-May-2026	Single Cell Mining Claim
197526	13-Feb-2027	Single Cell Mining Claim
197549	26-Oct-2026	Single Cell Mining Claim
197596	13-Feb-2027	Single Cell Mining Claim
197630	26-Oct-2026	Single Cell Mining Claim
198301	27-Nov-2026	Single Cell Mining Claim
200785	02-Dec-2026	Single Cell Mining Claim
200786	02-Dec-2026	Single Cell Mining Claim
202511	13-Jun-2026	Single Cell Mining Claim
202707	03-Mar-2025	Single Cell Mining Claim
202708	03-Mar-2025	Single Cell Mining Claim
203360	16-Jul-2026	Single Cell Mining Claim
203385	26-Jun-2026	Single Cell Mining Claim
203387	01-Mar-2025	Single Cell Mining Claim
203408	22-Nov-2026	Single Cell Mining Claim
203409	22-Nov-2026	Single Cell Mining Claim
203410	22-Nov-2026	Single Cell Mining Claim
203419	26-Jan-2027	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-4

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
203420	26-Jan-2027	Single Cell Mining Claim
203524	16-May-2026	Boundary Cell Mining Claim
204051	22-Nov-2026	Single Cell Mining Claim
204064	25-Sep-2026	Single Cell Mining Claim
204068	19-Apr-2026	Single Cell Mining Claim
204069	19-Apr-2026	Single Cell Mining Claim
204092	28-Jan-2027	Single Cell Mining Claim
204136	19-Dec-2026	Single Cell Mining Claim
204138	15-May-2026	Single Cell Mining Claim
204882	13-Feb-2027	Boundary Cell Mining Claim
204883	13-Feb-2027	Boundary Cell Mining Claim
204884	13-Feb-2027	Single Cell Mining Claim
204968	13-Feb-2027	Single Cell Mining Claim
204969	13-Feb-2027	Single Cell Mining Claim
204970	13-Feb-2027	Single Cell Mining Claim
205006	28-Jan-2027	Single Cell Mining Claim
205007	28-Jan-2027	Single Cell Mining Claim
205008	28-Jan-2027	Single Cell Mining Claim
205379	27-Oct-2029	Single Cell Mining Claim
205583	26-Oct-2026	Single Cell Mining Claim
205627	26-Oct-2026	Single Cell Mining Claim
205628	26-Oct-2026	Single Cell Mining Claim
205708	27-Nov-2026	Single Cell Mining Claim
206230	26-Jan-2027	Single Cell Mining Claim
206367	13-Feb-2027	Boundary Cell Mining Claim
206368	13-Feb-2027	Single Cell Mining Claim
206907	25-May-2026	Single Cell Mining Claim
206991	13-Oct-2026	Single Cell Mining Claim
207632	02-Jun-2026	Single Cell Mining Claim
207633	11-Jul-2026	Single Cell Mining Claim
207634	11-Jul-2026	Single Cell Mining Claim
207635	02-Jun-2026	Single Cell Mining Claim
207636	04-May-2026	Single Cell Mining Claim
207637	04-May-2026	Boundary Cell Mining Claim
207661	08-May-2026	Boundary Cell Mining Claim
207698	11-Jan-2027	Single Cell Mining Claim
207699	11-Jan-2027	Single Cell Mining Claim
207723	02-Jun-2026	Single Cell Mining Claim
207724	02-Jun-2026	Single Cell Mining Claim
207725	02-Jun-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
207726	02-Jun-2026	Boundary Cell Mining Claim
208263	02-Jun-2026	Single Cell Mining Claim
208264	25-May-2026	Single Cell Mining Claim
208265	02-Jun-2026	Single Cell Mining Claim
208266	02-Jun-2026	Single Cell Mining Claim
208267	11-Jul-2026	Single Cell Mining Claim
208268	11-Jul-2026	Single Cell Mining Claim
208269	11-Jul-2026	Single Cell Mining Claim
208326	11-Jul-2026	Single Cell Mining Claim
208327	11-Jul-2026	Single Cell Mining Claim
208328	11-Jul-2026	Single Cell Mining Claim
208343	04-May-2026	Single Cell Mining Claim
208397	25-May-2026	Single Cell Mining Claim
208823	02-Dec-2026	Single Cell Mining Claim
208924	25-May-2026	Single Cell Mining Claim
208940	02-Jun-2026	Single Cell Mining Claim
209063	28-Jan-2027	Single Cell Mining Claim
209412	03-Mar-2025	Single Cell Mining Claim
211476	01-Mar-2025	Single Cell Mining Claim
211499	26-Jan-2027	Single Cell Mining Claim
211513	01-Mar-2025	Single Cell Mining Claim
212121	16-May-2026	Single Cell Mining Claim
212147	27-Nov-2026	Single Cell Mining Claim
212190	19-Apr-2026	Single Cell Mining Claim
212191	28-Jan-2027	Single Cell Mining Claim
212192	28-Jan-2027	Single Cell Mining Claim
212246	28-Jan-2027	Single Cell Mining Claim
212757	22-Nov-2026	Single Cell Mining Claim
212758	03-Mar-2025	Single Cell Mining Claim
212762	06-May-2026	Single Cell Mining Claim
213491	15-Oct-2026	Single Cell Mining Claim
213495	15-Oct-2026	Single Cell Mining Claim
213515	03-Mar-2025	Single Cell Mining Claim
214127	15-Oct-2026	Single Cell Mining Claim
214226	27-Nov-2026	Single Cell Mining Claim
214227	04-May-2026	Single Cell Mining Claim
214228	15-Oct-2026	Single Cell Mining Claim
214229	15-Oct-2026	Single Cell Mining Claim
214254	21-Jun-2026	Single Cell Mining Claim
214255	21-Jun-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
214257	26-Oct-2026	Single Cell Mining Claim
214258	26-Oct-2026	Single Cell Mining Claim
214259	26-Oct-2026	Single Cell Mining Claim
214483	27-Oct-2029	Single Cell Mining Claim
214904	26-Oct-2026	Single Cell Mining Claim
214905	02-Dec-2026	Single Cell Mining Claim
214926	02-Dec-2026	Single Cell Mining Claim
214929	22-Nov-2026	Single Cell Mining Claim
214932	26-Oct-2026	Single Cell Mining Claim
214989	27-Nov-2026	Single Cell Mining Claim
214990	27-Nov-2026	Single Cell Mining Claim
214998	26-Oct-2026	Single Cell Mining Claim
214999	26-Oct-2026	Single Cell Mining Claim
215012	21-Jun-2026	Single Cell Mining Claim
215013	21-Jun-2026	Single Cell Mining Claim
215015	26-Oct-2026	Single Cell Mining Claim
215065	28-Jan-2027	Single Cell Mining Claim
215632	26-Oct-2026	Single Cell Mining Claim
215633	26-Oct-2026	Single Cell Mining Claim
215657	26-Oct-2026	Single Cell Mining Claim
215658	26-Oct-2026	Single Cell Mining Claim
215659	26-Oct-2026	Single Cell Mining Claim
215684	13-Feb-2027	Boundary Cell Mining Claim
215685	13-Feb-2027	Single Cell Mining Claim
215686	13-Feb-2027	Single Cell Mining Claim
215690	13-Feb-2027	Single Cell Mining Claim
215714	26-Oct-2026	Boundary Cell Mining Claim
215784	13-Feb-2027	Single Cell Mining Claim
215785	13-Feb-2027	Single Cell Mining Claim
215786	13-Feb-2027	Single Cell Mining Claim
215787	13-Feb-2027	Boundary Cell Mining Claim
216309	26-Oct-2026	Single Cell Mining Claim
216369	13-Feb-2027	Single Cell Mining Claim
217069	28-Jan-2027	Single Cell Mining Claim
217070	28-Jan-2027	Single Cell Mining Claim
217093	26-Jan-2027	Single Cell Mining Claim
217094	26-Jan-2027	Single Cell Mining Claim
217126	04-May-2026	Single Cell Mining Claim
217694	13-Feb-2027	Single Cell Mining Claim
217764	26-Oct-2026	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-5

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
218105	26-Jan-2027	Single Cell Mining Claim
218374	02-Jun-2026	Single Cell Mining Claim
218375	11-Jul-2026	Single Cell Mining Claim
218376	02-Jun-2026	Single Cell Mining Claim
218377	02-Jun-2026	Single Cell Mining Claim
218378	02-Jun-2026	Single Cell Mining Claim
218396	04-Aug-2026	Single Cell Mining Claim
218397	04-Aug-2026	Single Cell Mining Claim
218398	04-Aug-2026	Single Cell Mining Claim
218486	08-May-2026	Single Cell Mining Claim
218487	08-May-2026	Single Cell Mining Claim
218488	08-May-2026	Single Cell Mining Claim
218490	02-Jun-2026	Single Cell Mining Claim
218491	11-Jul-2026	Boundary Cell Mining Claim
219074	11-Jul-2026	Single Cell Mining Claim
219163	25-May-2026	Single Cell Mining Claim
220352	25-May-2026	Boundary Cell Mining Claim
220428	02-Jun-2026	Single Cell Mining Claim
220896	02-Dec-2026	Single Cell Mining Claim
222989	16-Jul-2026	Single Cell Mining Claim
222990	16-Jul-2026	Single Cell Mining Claim
223521	26-Jun-2026	Single Cell Mining Claim
223522	26-Jun-2026	Single Cell Mining Claim
223548	22-Nov-2026	Single Cell Mining Claim
223549	22-Nov-2026	Single Cell Mining Claim
223550	22-Nov-2026	Single Cell Mining Claim
223559	26-Jan-2027	Single Cell Mining Claim
223567	20-Feb-2027	Single Cell Mining Claim
223675	27-Nov-2026	Single Cell Mining Claim
223676	27-Nov-2026	Single Cell Mining Claim
224177	22-Nov-2026	Single Cell Mining Claim
224178	22-Nov-2026	Single Cell Mining Claim
224179	15-Oct-2026	Single Cell Mining Claim
224258	22-Nov-2026	Single Cell Mining Claim
224260	06-May-2026	Single Cell Mining Claim
224909	15-Oct-2026	Single Cell Mining Claim
225616	22-Nov-2026	Single Cell Mining Claim
225617	22-Nov-2026	Single Cell Mining Claim
225726	26-Oct-2026	Boundary Cell Mining Claim
225813	02-Jun-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
225814	02-Jun-2026	Single Cell Mining Claim
225815	02-Jun-2026	Single Cell Mining Claim
225840	08-May-2026	Single Cell Mining Claim
225841	08-May-2026	Single Cell Mining Claim
226386	11-Jan-2027	Single Cell Mining Claim
226405	02-Jun-2026	Single Cell Mining Claim
226439	08-May-2026	Single Cell Mining Claim
226440	02-Jun-2026	Single Cell Mining Claim
226516	11-Jul-2026	Single Cell Mining Claim
226517	11-Jul-2026	Single Cell Mining Claim
227056	02-Dec-2026	Single Cell Mining Claim
227057	02-Dec-2026	Single Cell Mining Claim
227102	04-May-2026	Single Cell Mining Claim
227400	26-Jan-2027	Single Cell Mining Claim
227625	27-Oct-2026	Single Cell Mining Claim
227626	27-Oct-2026	Single Cell Mining Claim
227627	27-Oct-2026	Single Cell Mining Claim
227684	02-Dec-2026	Single Cell Mining Claim
227685	02-Dec-2026	Single Cell Mining Claim
227780	11-Jul-2026	Single Cell Mining Claim
227781	11-Jul-2026	Single Cell Mining Claim
227795	25-May-2026	Single Cell Mining Claim
227829	11-Jul-2026	Single Cell Mining Claim
228398	28-Jan-2027	Boundary Cell Mining Claim
228399	02-Jun-2026	Single Cell Mining Claim
229466	02-Dec-2026	Single Cell Mining Claim
229584	03-Mar-2025	Single Cell Mining Claim
229585	03-Mar-2025	Single Cell Mining Claim
230274	16-Jul-2026	Single Cell Mining Claim
230295	26-Jun-2026	Single Cell Mining Claim
230301	11-Jan-2027	Single Cell Mining Claim
230302	11-Jan-2027	Single Cell Mining Claim
230883	15-Oct-2026	Single Cell Mining Claim
230884	15-Oct-2026	Single Cell Mining Claim
230923	16-May-2026	Single Cell Mining Claim
230946	27-Nov-2026	Single Cell Mining Claim
230947	27-Nov-2026	Single Cell Mining Claim
230963	25-Sep-2026	Single Cell Mining Claim
230983	28-Jan-2027	Single Cell Mining Claim
230984	28-Jan-2027	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
231544	06-May-2026	Single Cell Mining Claim
232195	15-Oct-2026	Single Cell Mining Claim
232297	15-Oct-2026	Single Cell Mining Claim
232905	22-Nov-2026	Single Cell Mining Claim
232992	06-May-2026	Single Cell Mining Claim
232993	27-Nov-2026	Single Cell Mining Claim
233019	21-Jun-2026	Single Cell Mining Claim
233020	21-Jun-2026	Single Cell Mining Claim
233559	22-Nov-2026	Single Cell Mining Claim
233588	28-Jan-2027	Single Cell Mining Claim
233589	28-Jan-2027	Single Cell Mining Claim
233655	26-Oct-2026	Single Cell Mining Claim
233656	26-Oct-2026	Single Cell Mining Claim
233659	26-Oct-2026	Single Cell Mining Claim
233660	26-Oct-2026	Single Cell Mining Claim
233661	02-Dec-2026	Single Cell Mining Claim
233680	22-Nov-2026	Single Cell Mining Claim
233681	26-Oct-2026	Single Cell Mining Claim
233682	26-Oct-2026	Single Cell Mining Claim
234219	13-Feb-2027	Single Cell Mining Claim
234225	13-Feb-2027	Single Cell Mining Claim
234244	26-Oct-2026	Single Cell Mining Claim
234246	26-Oct-2026	Single Cell Mining Claim
234316	13-Feb-2027	Single Cell Mining Claim
234372	28-Jan-2027	Single Cell Mining Claim
234900	13-Feb-2027	Single Cell Mining Claim
235003	17-May-2026	Single Cell Mining Claim
235669	04-May-2026	Single Cell Mining Claim
238958	13-Jun-2026	Single Cell Mining Claim
240838	02-Dec-2026	Single Cell Mining Claim
241631	28-Jan-2027	Single Cell Mining Claim
241632	28-Jan-2027	Single Cell Mining Claim
248333	02-Dec-2026	Single Cell Mining Claim
248334	02-Dec-2026	Single Cell Mining Claim
249632	28-Jan-2027	Single Cell Mining Claim
251188	27-Oct-2029	Single Cell Mining Claim
251189	27-Oct-2029	Single Cell Mining Claim
257542	01-Mar-2025	Single Cell Mining Claim
258930	16-Jul-2026	Single Cell Mining Claim
259488	26-Jan-2027	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-6

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
259586	16-May-2025	Boundary Cell Mining Claim
259592	27-Nov-2026	Single Cell Mining Claim
260197	22-Nov-2026	Single Cell Mining Claim
261588	26-Jun-2026	Single Cell Mining Claim
262194	26-Oct-2026	Single Cell Mining Claim
262195	26-Oct-2026	Single Cell Mining Claim
262196	26-Oct-2026	Single Cell Mining Claim
262219	21-Jun-2026	Single Cell Mining Claim
262220	26-Oct-2026	Single Cell Mining Claim
262844	22-Nov-2026	Single Cell Mining Claim
262864	26-Oct-2026	Single Cell Mining Claim
262865	26-Oct-2026	Single Cell Mining Claim
262866	26-Oct-2026	Single Cell Mining Claim
262867	02-Dec-2026	Single Cell Mining Claim
262891	26-Oct-2026	Single Cell Mining Claim
262907	13-Feb-2027	Single Cell Mining Claim
262908	13-Feb-2027	Single Cell Mining Claim
262915	13-Feb-2027	Single Cell Mining Claim
263505	13-Feb-2027	Single Cell Mining Claim
263550	28-Jan-2027	Single Cell Mining Claim
263551	28-Jan-2027	Single Cell Mining Claim
263558	28-Jan-2027	Boundary Cell Mining Claim
263585	13-Feb-2027	Single Cell Mining Claim
264293	28-Jan-2027	Boundary Cell Mining Claim
264859	04-May-2026	Single Cell Mining Claim
264921	13-Feb-2027	Single Cell Mining Claim
264922	13-Feb-2027	Single Cell Mining Claim
264986	13-Feb-2027	Single Cell Mining Claim
265589	02-Jun-2026	Single Cell Mining Claim
265590	02-Jun-2026	Single Cell Mining Claim
265591	02-Jun-2026	Single Cell Mining Claim
265593	11-Jul-2026	Single Cell Mining Claim
265594	11-Jul-2026	Single Cell Mining Claim
265595	02-Jun-2026	Single Cell Mining Claim
265596	04-May-2026	Boundary Cell Mining Claim
265597	11-Jul-2026	Single Cell Mining Claim
265628	08-May-2026	Single Cell Mining Claim
265629	04-Aug-2026	Single Cell Mining Claim
265672	02-Jun-2026	Single Cell Mining Claim
266212	02-Jun-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
266213	02-Jun-2026	Single Cell Mining Claim
266214	11-Jul-2026	Single Cell Mining Claim
266215	11-Jul-2026	Single Cell Mining Claim
266293	04-May-2026	Single Cell Mining Claim
266294	04-May-2026	Single Cell Mining Claim
266295	25-May-2026	Single Cell Mining Claim
266844	25-May-2026	Single Cell Mining Claim
266845	25-May-2026	Single Cell Mining Claim
266991	04-Aug-2026	Single Cell Mining Claim
266992	04-Aug-2026	Boundary Cell Mining Claim
266993	04-Aug-2026	Boundary Cell Mining Claim
267413	02-Dec-2026	Single Cell Mining Claim
267529	11-Jul-2026	Single Cell Mining Claim
267530	25-May-2026	Single Cell Mining Claim
267551	25-May-2026	Single Cell Mining Claim
267648	02-Jun-2026	Single Cell Mining Claim
268216	19-Dec-2026	Single Cell Mining Claim
268217	22-Nov-2026	Single Cell Mining Claim
268218	22-Nov-2026	Single Cell Mining Claim
268219	22-Nov-2026	Single Cell Mining Claim
268220	03-Mar-2025	Single Cell Mining Claim
268221	22-Nov-2026	Single Cell Mining Claim
269226	27-Oct-2029	Single Cell Mining Claim
269556	19-Dec-2026	Single Cell Mining Claim
269637	06-May-2026	Single Cell Mining Claim
269638	27-Nov-2026	Single Cell Mining Claim
269648	26-Oct-2026	Single Cell Mining Claim
270177	21-Jun-2026	Single Cell Mining Claim
270244	28-Jan-2027	Single Cell Mining Claim
270246	15-May-2026	Single Cell Mining Claim
270292	22-Nov-2026	Single Cell Mining Claim
270293	22-Nov-2026	Single Cell Mining Claim
270315	26-Oct-2026	Single Cell Mining Claim
270319	26-Oct-2026	Boundary Cell Mining Claim
270320	02-Dec-2026	Single Cell Mining Claim
270335	26-Jan-2027	Single Cell Mining Claim
270336	26-Jan-2027	Single Cell Mining Claim
270341	02-Dec-2026	Single Cell Mining Claim
270343	26-Oct-2026	Single Cell Mining Claim
270871	13-Feb-2027	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
270872	13-Feb-2027	Single Cell Mining Claim
270876	13-Feb-2027	Single Cell Mining Claim
270877	13-Feb-2027	Single Cell Mining Claim
270878	13-Feb-2027	Single Cell Mining Claim
270879	13-Feb-2027	Single Cell Mining Claim
270894	26-Oct-2026	Single Cell Mining Claim
270962	17-May-2026	Single Cell Mining Claim
271013	28-Jan-2027	Single Cell Mining Claim
271578	26-Oct-2026	Single Cell Mining Claim
271658	26-Oct-2026	Single Cell Mining Claim
271659	26-Oct-2026	Single Cell Mining Claim
271660	26-Oct-2026	Single Cell Mining Claim
272327	04-May-2026	Boundary Cell Mining Claim
272901	13-Feb-2027	Single Cell Mining Claim
272956	13-Feb-2027	Single Cell Mining Claim
272960	26-Oct-2026	Boundary Cell Mining Claim
272961	26-Oct-2026	Single Cell Mining Claim
273553	02-Jun-2026	Single Cell Mining Claim
273554	11-Jul-2026	Single Cell Mining Claim
273555	11-Jul-2026	Single Cell Mining Claim
273556	04-May-2026	Boundary Cell Mining Claim
273574	04-Aug-2026	Single Cell Mining Claim
273575	08-May-2026	Boundary Cell Mining Claim
273576	04-Aug-2026	Single Cell Mining Claim
273622	02-Jun-2026	Single Cell Mining Claim
273671	02-Jun-2026	Single Cell Mining Claim
273672	02-Jun-2026	Single Cell Mining Claim
273673	02-Jun-2026	Single Cell Mining Claim
273674	11-Jul-2026	Boundary Cell Mining Claim
273675	11-Jul-2026	Single Cell Mining Claim
273676	11-Jul-2026	Boundary Cell Mining Claim
274237	02-Jun-2026	Single Cell Mining Claim
274240	11-Jul-2026	Single Cell Mining Claim
274241	11-Jul-2026	Single Cell Mining Claim
274261	04-May-2026	Single Cell Mining Claim
274262	25-May-2026	Single Cell Mining Claim
274274	02-Dec-2026	Single Cell Mining Claim
274275	02-Dec-2026	Single Cell Mining Claim
274757	02-Dec-2026	Single Cell Mining Claim
274758	02-Dec-2026	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-7

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
274788	27-Oct-2026	Single Cell Mining Claim
274789	27-Oct-2026	Single Cell Mining Claim
274843	02-Dec-2026	Single Cell Mining Claim
274844	02-Dec-2026	Single Cell Mining Claim
274845	02-Dec-2026	Single Cell Mining Claim
274846	02-Dec-2026	Single Cell Mining Claim
275006	25-May-2026	Boundary Cell Mining Claim
275554	02-Jun-2026	Single Cell Mining Claim
275555	02-Jun-2026	Boundary Cell Mining Claim
275556	11-Jul-2026	Single Cell Mining Claim
276047	01-Mar-2025	Single Cell Mining Claim
277475	01-Mar-2025	Single Cell Mining Claim
277487	26-Jun-2026	Single Cell Mining Claim
277502	11-Jan-2027	Single Cell Mining Claim
277514	22-Nov-2026	Single Cell Mining Claim
277515	22-Nov-2026	Single Cell Mining Claim
277516	22-Nov-2026	Single Cell Mining Claim
277522	26-Jan-2027	Single Cell Mining Claim
277523	26-Jan-2027	Single Cell Mining Claim
277533	20-Feb-2027	Single Cell Mining Claim
278093	15-Oct-2026	Single Cell Mining Claim
278142	16-May-2026	Single Cell Mining Claim
278171	27-Nov-2026	Single Cell Mining Claim
278173	22-Nov-2026	Single Cell Mining Claim
278174	03-Mar-2025	Single Cell Mining Claim
278201	30-Jun-2026	Single Cell Mining Claim
279029	11-Jan-2027	Single Cell Mining Claim
279040	22-Nov-2026	Single Cell Mining Claim
279549	22-Nov-2026	Single Cell Mining Claim
279552	26-Jan-2027	Single Cell Mining Claim
279658	16-May-2026	Boundary Cell Mining Claim
279679	27-Nov-2026	Single Cell Mining Claim
279682	03-Mar-2025	Single Cell Mining Claim
280268	22-Nov-2026	Single Cell Mining Claim
280269	15-May-2026	Single Cell Mining Claim
280270	06-May-2026	Single Cell Mining Claim
280893	15-Oct-2026	Single Cell Mining Claim
281017	15-Oct-2026	Single Cell Mining Claim
281019	15-Oct-2026	Single Cell Mining Claim
281565	27-Nov-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
281645	19-Dec-2026	Single Cell Mining Claim
281646	22-Nov-2026	Single Cell Mining Claim
281647	22-Nov-2026	Single Cell Mining Claim
282246	06-May-2026	Single Cell Mining Claim
282247	27-Nov-2026	Single Cell Mining Claim
282248	15-Oct-2026	Single Cell Mining Claim
282249	15-Oct-2026	Single Cell Mining Claim
282255	26-Oct-2026	Single Cell Mining Claim
282256	26-Oct-2026	Single Cell Mining Claim
282257	26-Oct-2026	Single Cell Mining Claim
282272	21-Jun-2026	Single Cell Mining Claim
282273	21-Jun-2026	Single Cell Mining Claim
282274	21-Jun-2026	Single Cell Mining Claim
282276	26-Oct-2026	Single Cell Mining Claim
282386	22-Nov-2026	Single Cell Mining Claim
282387	22-Nov-2026	Single Cell Mining Claim
282920	26-Oct-2026	Single Cell Mining Claim
282921	26-Oct-2026	Single Cell Mining Claim
282922	26-Oct-2026	Single Cell Mining Claim
282940	26-Jan-2027	Single Cell Mining Claim
282949	22-Nov-2026	Single Cell Mining Claim
282955	26-Oct-2026	Single Cell Mining Claim
283586	17-May-2026	Single Cell Mining Claim
283587	13-Feb-2027	Single Cell Mining Claim
283635	13-Mar-2025	Single Cell Mining Claim
283694	26-Oct-2026	Single Cell Mining Claim
283695	26-Oct-2026	Single Cell Mining Claim
284268	17-May-2026	Single Cell Mining Claim
284376	22-Nov-2026	Single Cell Mining Claim
284377	22-Nov-2026	Single Cell Mining Claim
284378	26-Jan-2027	Single Cell Mining Claim
284411	04-May-2026	Single Cell Mining Claim
284970	13-Feb-2027	Single Cell Mining Claim
285018	26-Oct-2026	Single Cell Mining Claim
285638	02-Jun-2026	Single Cell Mining Claim
285639	04-May-2026	Boundary Cell Mining Claim
285662	08-May-2026	Single Cell Mining Claim
285689	11-Jan-2027	Single Cell Mining Claim
285713	02-Jun-2026	Single Cell Mining Claim
285714	02-Jun-2026	Boundary Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
285763	02-Jun-2026	Single Cell Mining Claim
286030	26-Jan-2027	Single Cell Mining Claim
286348	25-May-2026	Single Cell Mining Claim
286365	02-Dec-2026	Single Cell Mining Claim
286409	25-May-2026	Single Cell Mining Claim
286903	02-Dec-2026	Single Cell Mining Claim
287087	25-May-2026	Single Cell Mining Claim
287549	03-Mar-2025	Single Cell Mining Claim
287550	03-Mar-2025	Single Cell Mining Claim
288151	01-Mar-2025	Single Cell Mining Claim
288873	03-Mar-2025	Single Cell Mining Claim
289621	15-Oct-2026	Single Cell Mining Claim
289632	26-Oct-2026	Boundary Cell Mining Claim
289633	26-Oct-2026	Single Cell Mining Claim
289634	26-Oct-2026	Single Cell Mining Claim
289635	26-Oct-2026	Single Cell Mining Claim
289658	21-Jun-2026	Single Cell Mining Claim
290297	26-Oct-2026	Single Cell Mining Claim
290298	26-Oct-2026	Single Cell Mining Claim
290300	26-Oct-2026	Single Cell Mining Claim
290325	13-Feb-2027	Single Cell Mining Claim
290446	13-Mar-2025	Single Cell Mining Claim
290980	13-Feb-2027	Single Cell Mining Claim
291018	26-Oct-2026	Single Cell Mining Claim
291075	26-Oct-2026	Single Cell Mining Claim
291076	26-Oct-2026	Single Cell Mining Claim
291689	26-Jun-2026	Single Cell Mining Claim
292359	21-Jun-2026	Single Cell Mining Claim
292360	13-Feb-2027	Single Cell Mining Claim
292435	02-Jun-2026	Single Cell Mining Claim
292436	02-Jun-2026	Boundary Cell Mining Claim
292438	11-Jul-2026	Single Cell Mining Claim
292439	11-Jul-2026	Single Cell Mining Claim
292440	11-Jul-2026	Single Cell Mining Claim
292441	04-May-2026	Boundary Cell Mining Claim
292442	11-Jul-2026	Single Cell Mining Claim
292456	04-Aug-2026	Single Cell Mining Claim
293061	02-Jun-2026	Single Cell Mining Claim
293062	02-Jun-2026	Single Cell Mining Claim
293063	11-Jul-2026	Boundary Cell Mining Claim

Effective Date: December 31, 2025	Page 25-8

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
293140	02-Jun-2026	Boundary Cell Mining Claim
293143	11-Jul-2026	Single Cell Mining Claim
293725	25-May-2026	Single Cell Mining Claim
293738	25-May-2026	Single Cell Mining Claim
294051	26-Jan-2027	Single Cell Mining Claim
294224	02-Dec-2026	Single Cell Mining Claim
294288	03-Mar-2025	Single Cell Mining Claim
294396	11-Jul-2026	Single Cell Mining Claim
294434	02-Jun-2026	Single Cell Mining Claim
294435	02-Jun-2026	Single Cell Mining Claim
294501	02-Jun-2026	Single Cell Mining Claim
294896	01-Mar-2025	Single Cell Mining Claim
294897	01-Mar-2025	Single Cell Mining Claim
295630	03-Mar-2025	Single Cell Mining Claim
296316	16-Jul-2026	Single Cell Mining Claim
296857	11-Jan-2027	Single Cell Mining Claim
296866	26-Jan-2027	Single Cell Mining Claim
296873	20-Feb-2027	Single Cell Mining Claim
296979	27-Nov-2026	Single Cell Mining Claim
296982	22-Nov-2026	Single Cell Mining Claim
296983	03-Mar-2025	Single Cell Mining Claim
296992	25-Sep-2026	Single Cell Mining Claim
296996	19-Apr-2026	Single Cell Mining Claim
297524	28-Jan-2027	Single Cell Mining Claim
297585	22-Nov-2026	Single Cell Mining Claim
298203	15-Oct-2026	Single Cell Mining Claim
298224	15-Oct-2026	Single Cell Mining Claim
298930	19-Dec-2026	Single Cell Mining Claim
298931	22-Nov-2026	Single Cell Mining Claim
299839	27-Oct-2029	Single Cell Mining Claim
306216	26-Jan-2027	Single Cell Mining Claim
310722	02-Dec-2026	Single Cell Mining Claim
312710	16-May-2026	Boundary Cell Mining Claim
312743	27-Nov-2026	Single Cell Mining Claim
312744	27-Nov-2026	Single Cell Mining Claim
312747	22-Nov-2026	Single Cell Mining Claim
312755	25-Sep-2026	Single Cell Mining Claim
312756	25-Sep-2026	Single Cell Mining Claim
312759	19-Apr-2026	Single Cell Mining Claim
312775	30-Jun-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
313383	03-Mar-2025	Single Cell Mining Claim
314076	26-Jun-2026	Single Cell Mining Claim
314077	26-Jun-2026	Single Cell Mining Claim
314078	01-Mar-2025	Single Cell Mining Claim
314099	13-Jun-2026	Single Cell Mining Claim
314100	26-Jan-2027	Single Cell Mining Claim
314101	26-Jan-2027	Single Cell Mining Claim
314106	01-Mar-2025	Single Cell Mining Claim
314657	19-Dec-2026	Single Cell Mining Claim
314674	19-Dec-2026	Single Cell Mining Claim
314675	02-Dec-2026	Single Cell Mining Claim
314676	22-Nov-2026	Single Cell Mining Claim
314677	22-Nov-2026	Single Cell Mining Claim
314682	06-May-2026	Single Cell Mining Claim
314683	06-May-2026	Single Cell Mining Claim
314797	15-Oct-2026	Single Cell Mining Claim
314798	15-Oct-2026	Single Cell Mining Claim
314799	15-Oct-2026	Single Cell Mining Claim
320899	26-Jan-2027	Single Cell Mining Claim
320908	22-Nov-2026	Single Cell Mining Claim
320943	04-May-2026	Single Cell Mining Claim
321009	13-Feb-2027	Single Cell Mining Claim
321680	11-Jul-2026	Single Cell Mining Claim
321704	08-May-2026	Single Cell Mining Claim
322254	02-Jun-2026	Single Cell Mining Claim
322255	02-Jun-2026	Single Cell Mining Claim
322256	02-Jun-2026	Single Cell Mining Claim
322309	08-May-2026	Single Cell Mining Claim
322310	11-Jul-2026	Single Cell Mining Claim
322396	04-May-2026	Boundary Cell Mining Claim
322915	02-Dec-2026	Single Cell Mining Claim
322973	25-May-2026	Single Cell Mining Claim
322974	25-May-2026	Single Cell Mining Claim
323074	04-Aug-2026	Boundary Cell Mining Claim
323478	27-Oct-2026	Single Cell Mining Claim
323479	27-Oct-2026	Single Cell Mining Claim
323538	02-Dec-2026	Single Cell Mining Claim
323602	25-May-2026	Single Cell Mining Claim
323643	02-Jun-2026	Boundary Cell Mining Claim
323644	11-Jul-2026	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
326138	22-Nov-2026	Single Cell Mining Claim
326139	22-Nov-2026	Single Cell Mining Claim
326142	26-Jan-2027	Single Cell Mining Claim
326764	27-Nov-2026	Single Cell Mining Claim
326767	22-Nov-2026	Single Cell Mining Claim
326768	22-Nov-2026	Single Cell Mining Claim
326783	25-Sep-2026	Single Cell Mining Claim
326808	28-Jan-2027	Single Cell Mining Claim
326809	30-Jun-2026	Single Cell Mining Claim
326881	22-Nov-2026	Single Cell Mining Claim
326883	06-May-2026	Single Cell Mining Claim
327520	15-Oct-2026	Single Cell Mining Claim
328213	22-Nov-2026	Single Cell Mining Claim
328221	26-Jun-2026	Single Cell Mining Claim
328822	04-May-2026	Single Cell Mining Claim
328831	26-Oct-2026	Single Cell Mining Claim
328856	21-Jun-2026	Single Cell Mining Claim
328857	21-Jun-2026	Single Cell Mining Claim
328860	26-Oct-2026	Single Cell Mining Claim
328861	26-Oct-2026	Single Cell Mining Claim
328862	26-Oct-2026	Single Cell Mining Claim
329433	28-Jan-2027	Single Cell Mining Claim
329434	15-May-2026	Single Cell Mining Claim
329514	26-Oct-2026	Single Cell Mining Claim
329519	26-Oct-2026	Boundary Cell Mining Claim
329520	02-Dec-2026	Single Cell Mining Claim
329521	02-Dec-2026	Single Cell Mining Claim
329522	02-Dec-2026	Single Cell Mining Claim
329538	26-Oct-2026	Single Cell Mining Claim
329540	26-Oct-2026	Single Cell Mining Claim
329563	13-Feb-2027	Boundary Cell Mining Claim
329574	13-Feb-2027	Boundary Cell Mining Claim
329575	13-Feb-2027	Single Cell Mining Claim
329576	13-Feb-2027	Single Cell Mining Claim
329595	26-Oct-2026	Boundary Cell Mining Claim
329596	26-Oct-2026	Single Cell Mining Claim
329597	26-Oct-2026	Single Cell Mining Claim
330170	13-Feb-2027	Single Cell Mining Claim
330189	28-Jan-2027	Single Cell Mining Claim
330207	28-Jan-2027	Single Cell Mining Claim
Effective Date: December 31, 2025	Page 25-9

Rainy River Operations Ontario Technical Report Summary

Tenure ID	Anniversary Date	Tenure Type
330208	26-Oct-2026	Single Cell Mining Claim
330217	28-Jan-2027	Boundary Cell Mining Claim
330231	13-Feb-2027	Single Cell Mining Claim
330833	26-Oct-2026	Single Cell Mining Claim
330834	26-Oct-2026	Single Cell Mining Claim
330940	28-Jan-2027	Boundary Cell Mining Claim
335401	04-Aug-2026	Boundary Cell Mining Claim
335421	11-Jul-2026	Single Cell Mining Claim
335422	11-Jul-2026	Single Cell Mining Claim
335448	02-Jun-2026	Single Cell Mining Claim
335449	02-Jun-2026	Boundary Cell Mining Claim
335469	02-Jun-2026	Single Cell Mining Claim
335470	02-Jun-2026	Boundary Cell Mining Claim
335471	11-Jul-2026	Single Cell Mining Claim
335763	02-Dec-2026	Single Cell Mining Claim
335764	02-Dec-2026	Single Cell Mining Claim
337117	28-Jan-2027	Single Cell Mining Claim
337118	28-Jan-2027	Single Cell Mining Claim
339966	03-Mar-2025	Single Cell Mining Claim
340573	19-Dec-2026	Single Cell Mining Claim
340574	22-Nov-2026	Single Cell Mining Claim
340688	27-Nov-2026	Single Cell Mining Claim
341220	21-Jun-2026	Single Cell Mining Claim
341221	21-Jun-2026	Single Cell Mining Claim
341224	26-Oct-2026	Single Cell Mining Claim
341325	22-Nov-2026	Single Cell Mining Claim
341350	26-Oct-2026	Single Cell Mining Claim
341351	26-Oct-2026	Single Cell Mining Claim
341354	02-Dec-2026	Single Cell Mining Claim
341355	02-Dec-2026	Single Cell Mining Claim
341356	02-Dec-2026	Single Cell Mining Claim
341888	26-Oct-2026	Single Cell Mining Claim
341909	13-Feb-2027	Single Cell Mining Claim
341910	13-Feb-2027	Single Cell Mining Claim
341911	26-Oct-2026	Single Cell Mining Claim
341932	26-Oct-2026	Single Cell Mining Claim
342008	13-Feb-2027	Single Cell Mining Claim
342571	28-Jan-2027	Single Cell Mining Claim
342572	28-Jan-2027	Boundary Cell Mining Claim
342573	28-Jan-2027	Boundary Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
342583	13-Feb-2027	Single Cell Mining Claim
342630	26-Oct-2026	Single Cell Mining Claim
342631	26-Oct-2026	Single Cell Mining Claim
343290	27-Nov-2026	Single Cell Mining Claim
343305	26-Jan-2027	Single Cell Mining Claim
343919	13-Feb-2027	Single Cell Mining Claim
343974	13-Feb-2027	Boundary Cell Mining Claim
344057	11-Jul-2026	Single Cell Mining Claim
344058	02-Jun-2026	Single Cell Mining Claim
344059	02-Jun-2026	Single Cell Mining Claim
344060	04-May-2026	Single Cell Mining Claim
344061	04-May-2026	Single Cell Mining Claim
344062	04-May-2026	Single Cell Mining Claim
344589	08-May-2026	Single Cell Mining Claim
344590	08-May-2026	Boundary Cell Mining Claim
344591	02-Jun-2026	Boundary Cell Mining Claim
344639	02-Jun-2026	Single Cell Mining Claim
344640	02-Jun-2026	Boundary Cell Mining Claim
344689	02-Jun-2026	Single Cell Mining Claim
344690	02-Jun-2026	Single Cell Mining Claim
344935	26-Jan-2027	Single Cell Mining Claim
345265	11-Jul-2026	Single Cell Mining Claim
345266	11-Jul-2026	Single Cell Mining Claim
345286	04-May-2026	Single Cell Mining Claim
345287	04-May-2026	Single Cell Mining Claim
345288	04-May-2026	Single Cell Mining Claim
345289	25-May-2026	Single Cell Mining Claim
345302	02-Dec-2026	Single Cell Mining Claim
345303	02-Dec-2026	Single Cell Mining Claim
345304	02-Dec-2026	Single Cell Mining Claim
345341	25-May-2026	Single Cell Mining Claim
345358	25-May-2026	Single Cell Mining Claim
345359	25-May-2026	Single Cell Mining Claim
535472	28-Nov-2026	Multi-cell Mining Claim
535473	28-Nov-2026	Single Cell Mining Claim
538576	08-Jan-2027	Single Cell Mining Claim
538577	08-Jan-2027	Single Cell Mining Claim
538578	08-Jan-2027	Single Cell Mining Claim
538579	08-Jan-2027	Single Cell Mining Claim
538580	08-Jan-2027	Single Cell Mining Claim
Tenure ID	Anniversary Date	Tenure Type
538581	08-Jan-2027	Single Cell Mining Claim
538582	08-Jan-2027	Single Cell Mining Claim
538583	08-Jan-2027	Single Cell Mining Claim
538584	08-Jan-2027	Single Cell Mining Claim
538585	08-Jan-2027	Single Cell Mining Claim
538586	08-Jan-2027	Single Cell Mining Claim
538587	08-Jan-2027	Single Cell Mining Claim
538588	08-Jan-2027	Single Cell Mining Claim
538589	08-Jan-2027	Single Cell Mining Claim
538590	08-Jan-2027	Single Cell Mining Claim
538591	08-Jan-2027	Single Cell Mining Claim
538592	08-Jan-2027	Single Cell Mining Claim
538593	08-Jan-2027	Single Cell Mining Claim
538594	08-Jan-2027	Single Cell Mining Claim
539565	26-Oct-2026	Single Cell Mining Claim
612706	14-Sep-2026	Single Cell Mining Claim

Effective Date: December 31, 2025	Page 25-10